UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

MISSION WEST PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☒	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

MISSION WEST PROPERTIES, INC.

10050 Bandley Drive

Cupertino, California 95014

Dear Stockholder,

You are cordially invited to attend the Special Meeting of Stockholders (the Special Meeting) of Mission West Properties, Inc., to be held on December 13, 2012, at 10:00 a.m., Pacific Time, at our principal executive offices at 10050 Bandley Drive, Cupertino, California 95014.

The matters to be acted upon at the Special Meeting are described in detail in the following Notice of the Special Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the Special Meeting, your vote is very important, and we encourage you to vote promptly. This will ensure your representation at the Special Meeting. Instructions regarding the methods of voting will be contained on the proxy card that you receive. If you submit proxy voting instructions over the Internet or by telephone or you complete, sign and mail a proxy card, but later decide to attend the Special Meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

The Independent Directors Committee and the Board have unanimously approved and declared advisable and in the best interests of our company and of our stockholders the transactions described in this Proxy Statement.

Sincerely,

Carl E. Berg
Chairman of the Board and Chief Executive Officer

This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about November 28, 2012. The Board of Directors has set the close of business on November 2, 2012, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting and at any postponements or adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for

Mission West Properties, Inc.’s Special Meeting of Stockholders to be held on December 13, 2012.

Mission West Properties, Inc.’s Proxy Statement is available free of charge at the following website: www.missionwest.com.

YOUR VOTE IS IMPORTANT.

PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY.

MISSION WEST PROPERTIES, INC.

10050 Bandley Drive

Cupertino, CA 95014

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 13, 2012

To the Stockholders of Mission West Properties, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the Special Meeting) of Mission West Properties, Inc., a Maryland corporation, will be held at our principal executive offices at 10050 Bandley Drive, Cupertino, California 95014 on December 13, 2012, at 10:00 a.m., Pacific Time, for the following purposes:

1.	to consider and vote on the approval of a recapitalization (the OP Recapitalization) of our operating partnerships (the Operating Partnerships) pursuant to the Asset Alignment and Limited Partnership Conversion Agreement and the Partnership Separation Agreement each dated November 2, 2012 by and among us, each of the Operating Partnerships and the limited partners of the Operating Partnerships (the Recapitalization Agreements). Pursuant to the agreements, following certain sales or transfers of assets among the Operating Partnerships and conversions of ownership interests, we will withdraw as the general partner of, and with respect to any general partner interest and any limited partner interests in, each of the Operating Partnerships, resulting in the non-converting limited partners (the Surviving LPs) having an ownership interest in the remaining Operating Partnerships, and with entities affiliated with Carl E. Berg holding a majority in interest of the interests in the remaining Operating Partnerships;

2.	to consider and vote on the approval of the sale of substantially all of our assets following the OP Recapitalization (the Asset Sale) to M West Holdings, L.P., pursuant to the Agreement of Purchase and Sale and Escrow Instructions dated as of November 2, 2012 (the Sale Agreement);

3.	to consider and vote on the approval of the liquidation and dissolution of our company, subject to and conditioned upon the approval and consummation of the OP Recapitalization and Asset Sale, following the closing of the Asset Sale (the Liquidation);

4.	to consider and vote on a non-binding advisory proposal to approve compensation to certain executive officers in connection with the OP Recapitalization, the Asset Sale and the Liquidation; and

5.	to consider and vote on the approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve any of Proposals 1, 2 or 3.

The Board of Directors (our Board) has set the close of business on November 2, 2012, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting and at any postponements or adjournments thereof.

More information about the OP Recapitalization, the Sale Agreement and Asset Sale, and the Liquidation and the other proposals is contained in the accompanying Proxy Statement and the accompanying Annexes, which we strongly encourage you to read in their entirety. After careful consideration, a committee of our independent directors and our Board has each unanimously approved the OP Recapitalization, the Asset Sale and the Liquidation, and each recommends that stockholders approve the OP Recapitalization, the Asset Sale and the Liquidation.

If the OP Recapitalization, the Asset Sale and the Liquidation are all approved by the stockholders, the Board expects to effect the Liquidation of our company as soon as reasonably practicable after the completion of the OP Recapitalization and the closing of the Asset Sale.

Following completion of the OP Recapitalization and the closing of the Asset Sale, we intend to liquidate after satisfying outstanding debts, applicable taxes and related transaction costs. We currently estimate these transactions will result in a distribution to stockholders in the range of $9.20 to $9.28 per share in cash, although the amount ultimately distributed to stockholders may be below this range. The estimated distribution amount includes the sales proceeds, after liabilities and expenses, and the final 2012 dividend in accordance with statutory REIT distribution requirements.

The closing price of our common stock on November 23, 2012, the most recent practicable trading date prior to mailing this Proxy Statement, was $8.94 per share.

If stockholder approval is not obtained for each of Proposals 1, 2 and 3, none of the OP Recapitalization, the Asset Sale or the Liquidation will occur, and our common stock will continue to be listed and traded on the NASDAQ Stock Market, LLC.

Carl E. Berg, our Chairman and Chief Executive Officer, has agreed to vote any shares of our common stock that he owns in favor of the proposals. As of October 31, 2012, Mr. Berg owned 2,000,000 shares of our common stock, representing approximately 8.8% of the voting power of our common stock.

All of our stockholders are cordially invited to attend the Special Meeting in person. However, to assure your representation at the Special Meeting, please submit your proxy as promptly as possible using one of the following methods: (1) through the Internet, (2) by telephone or (3) by marking, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. Any stockholder attending the Special Meeting may vote in person even if he or she has authorized a proxy to vote his or her shares using the Internet, telephone or proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Raymond V. Marino
Raymond V. Marino Corporate Secretary

Cupertino, California

November 27, 2012

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the transactions disclosed herein, passed upon the merits or fairness of such transactions or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

2

Annex A	–	Opinion of Stifel, Nicolaus & Company, Incorporated

Annex B	–	Agreement of Purchase and Sale and Escrow Instructions dated as of November 2, 2012, by and between Mission West Properties, Inc., a Maryland corporation, and M West Holdings, L.P., a Delaware limited partnership

Annex C	–	Asset Alignment and Limited Partnership Conversion Agreement dated November 2, 2012, by and among Mission West Properties, Inc., a Maryland corporation, Mission West Properties, L.P., Mission West Properties, L.P. I, Mission West Properties, L.P. II, Mission West Properties, L.P. III, Mission West Properties, L.P. IV and Mission West Properties, L.P. V (collectively, the Operating Partnerships) and the limited partners of the Operating Partnerships.

Annex D	–	Partnership Separation Agreement dated November 2, 2012, by and among Mission West Properties, Inc., a Maryland corporation, Mission West Properties, L.P., Mission West Properties, L.P. I, Mission West Properties, L.P. II, Mission West Properties, L.P. III, Mission West Properties, L.P. IV and Mission West Properties, L.P. V (collectively, the Operating Partnerships) and the limited partners of the Operating Partnerships.

Annex E	–	Plan of Liquidation

MISSION WEST PROPERTIES, INC.

10050 Bandley Drive

Cupertino, California 95014

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the Board) of Mission West Properties, Inc., a Maryland corporation, of proxies, in the accompanying form, to be used at the Special Meeting of Stockholders (the Special Meeting) to be held at our principal executive offices at 10050 Bandley Drive, Cupertino, California 95014 on December 13, 2012, at 10:00 a.m., Pacific Time, and any postponements or adjournments thereof.

This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about November 28, 2012.

SUMMARY TERM SHEET

This summary briefly describes information included elsewhere in this Proxy Statement. This summary may not contain all of the information you should consider before voting on Proposals 1, 2, 3, 4 and 5 described in this Proxy Statement. We strongly encourage you to read the entire Proxy Statement carefully, including the attached Annexes. For your convenience, we have included cross references to direct you to a more complete description of the topics in this summary. In this Proxy Statement, “we”, “us”, “our”, “the company”, “our company” and “Mission West” refer to Mission West Properties, Inc., unless the context otherwise requires. We refer to TPG Capital L.P. as “TPG” and Divco West Acquisitions, LLC as “Divco.” We refer to M West Holdings, L.P. as the “Buyer.”

Overview of the Transactions

Our stockholders are being asked to consider and vote on three proposals that, if approved, will result in the liquidation and dissolution of our company. The first proposal is to approve the recapitalization of our six operating partnerships. The second proposal is to approve the sale of substantially all of our assets to a third party following the recapitalization. The third proposal is to approve the liquidation of our company.

The OP Recapitalization (page 56)

In a series of transactions accomplished pursuant to the Asset Alignment and Limited Partnership Conversion Agreement dated November 2, 2012, by and among us, the Operating Partnerships (as defined herein) and the limited partners of the Operating Partnerships (each a Limited Partner, and collectively, the Limited Partners) and the Partnership Separation Agreement dated November 2, 2012, by and among us, the Operating Partnerships and the Limited Partners (collectively, the Recapitalization Agreements), certain of the real estate assets held by our six operating partnerships, Mission West Properties, L.P., Mission West Properties, L.P. I, Mission West Properties, L.P. II, Mission West Properties, L.P. III, Mission West Properties, L.P. IV and Mission West Properties, L.P. V (collectively, the Operating Partnerships), will be sold or transferred among the Operating Partnerships. In addition, certain limited partners of the Operating Partnerships may elect to tender their interests in the Operating Partnerships (the LP Units) pursuant to the Exchange Rights Agreement (as further described herein) and convert their LP Units into cash, shares of our common stock, par value $.001 per share, a combination of cash and stock, or by other means, including promissory notes issued in lieu of shares of common stock, if issuance of shares of common stock would cause us not to satisfy the REIT requirements of the Internal Revenue Code or would cause the tendering Limited Partner to exceed certain restrictions on ownership and transfer contained in our charter. Upon completion of these sales and conversions, we will withdraw as the general partner of each of the Operating Partnerships and with respect to any general partner interests or limited partner interests we hold in the Operating Partnerships and will acquire the exclusive right of possession of the Target Properties and certain other assets and liabilities. In addition, certain Operating Partnerships will retain their remaining assets and liabilities with an approximate net value of $525 million and the non-converting Limited Partners will retain an ownership interest in those Operating Partnerships, of which the Berg Group will hold a majority in interest. The transactions contemplated by the Recapitalization Agreements are referred to as the “OP Recapitalization.” If the OP Recapitalization and Proposals 2 and 3 are approved by our stockholders at the Special Meeting, we expect to consummate the OP Recapitalization as soon as practicable after the Special Meeting and immediately prior to the Asset Sale (as defined below). The “Berg Group” consists of Carl E. Berg, Mission West’s Chairman of the Board and Chief Executive Officer, Clyde J. Berg, Kara Ann Berg, Berg & Berg Enterprises, Inc., Berg & Berg Enterprises, LLC, 1981 Kara Ann Berg Trust, West Coast Venture Capital, Inc., the Carl and Mary Ann Berg Charitable Remainder Trust, the Clyde J. Berg 2011 Charitable Remainder Trust and the Kara Ann Berg 2011 Charitable Remainder Trust.

The Asset Sale (page 69)

Pursuant to the Agreement of Purchase and Sale and Escrow Instructions (the Sale Agreement) dated as of November 2, 2012, by and between us and the Buyer, we have agreed to sell a significant portion of our assets (the Asset Sale) to the Buyer following completion of the OP Recapitalization, subject to stockholder approval. On the closing of the Asset Sale, the Buyer will pay to us approximately $399.6 million in cash (including $20 million in deposits made prior to the closing), plus or minus any proration or adjustment amounts, and assume debt and other obligations totaling approximately $397.9 million. If the OP Recapitalization, the Asset Sale and the Liquidation described below are approved by our stockholders at the Special Meeting, and all of the conditions to closing under the Sale Agreement have been met, we currently expect the Asset Sale to take place by December 27, 2012.

The Liquidation (page 83)

The Board has adopted a plan to liquidate our assets remaining after the completion of the OP Recapitalization and the Asset Sale (the Liquidation and, together with the OP Recapitalization and the Asset Sale, the Transactions). We currently estimate that the Transactions will result in a distribution to stockholders (and any holders of LP Units that elect to redeem their LP Units for common stock) in the range of $9.20 to $9.28 per share in cash, although the amount ultimately distributed to stockholders may be below this range. The estimated distribution amount includes the sales proceeds, after liabilities and expenses, and the final 2012 dividend in accordance with statutory REIT distribution requirements. We intend to complete the Liquidation as soon as practicable after the closing of the Asset Sale.

Independent Directors Committee

Because Carl E. Berg, our Chairman of the Board and Chief Executive Officer, and persons affiliated with Mr. Berg, as well as some of our officers and other members of our Board, have interests in the Transactions (including in the case of Mr. Berg, the Berg Group’s ownership interest in the Operating Partnerships), our Board unanimously delegated to our Independent Directors Committee, which consists entirely of directors who are not officers or employees of our company and who have no economic interest in any of the Transactions (aside from their interest as stockholders of our company), the power and authority to, among other things, explore strategic alternatives available to us, review and evaluate the terms and conditions of any potential strategic transaction and make recommendations to the Board related thereto. The Independent Directors Committee was also given the power to retain and obtain advice from advisors and experts and to take any other actions it deemed to be advisable. No limitations were placed on the authority of the Independent Directors Committee to act on behalf of our holders of the issued and outstanding shares of our common stock who are not Affiliated Stockholders (the

Unaffiliated Stockholders). The term “Affiliated Stockholders” means the Berg Group, holders of our common stock who are affiliated with the Berg Group and our executive officers. The Independent Directors Committee was charged with representing the interests of our Unaffiliated Stockholders and was actively involved in extended and numerous deliberations and negotiations regarding the Transactions on behalf of the Unaffiliated Stockholders. In this capacity, the Independent Directors Committee retained and received advice from Stifel, Nicolaus & Company, Incorporated (Stifel Nicolaus), as independent financial advisor, and Venable LLP (Venable), as independent legal advisor. The members of the Independent Directors Committee are William A. Hasler, Lawrence B. Helzel and Martin S. Roher, all of whom are independent directors of our company. The Independent Directors Committee members received no additional remuneration for their service on the committee, other than their annual director compensation of $25,000 plus $1,500 for attendance (in person or by telephone) at each meeting of the Board and $500 for attendance at each separate committee meeting. The Independent Directors Committee members are not entitled to and will not receive any incentive fee for approving the Transactions. As of November 14, 2012, Mr. Helzel earned $12,500 and each of Mr. Hasler and Mr. Roher earned $12,000 for their service on the Independent Directors Committee.

Reasons for the OP Recapitalization, the Asset Sale and the Liquidation and Factors Considered by the Independent Directors Committee in Determining Fairness (page 31)

In evaluating the Transactions and the other transactions contemplated by the Recapitalization Agreements and the Sale Agreement, the Independent Directors Committee consulted with our senior management, as well as our outside legal counsel and the Independent Directors Committee’s own legal counsel and financial advisor, and considered a number of factors, including the following, among others:

•	as described below “—Background of the Transactions” beginning on page 15, the solicitation process undertaken by our company;

•

the current and historical market prices of shares of our common stock, and the fact that a liquidating distribution of $9.20 per share of our common stock represented a premium of approximately 21.0% over our company’s three-month average closing stock price and a premium of approximately 19.6% over our company’s ten-day average closing stock price prior to December 20, 2011, the day before we announced that our company was exploring strategic alternatives;

•	our company’s future prospects, including market conditions, the future performance of our company’s assets and the potential risks to successful execution of our business strategy; and

•

Stifel Nicolaus’ opinion and financial presentation, dated November 1, 2012, to the Independent Directors Committee as to the fairness, from a financial point of view and as of the date of the opinion, of the proposed per share consideration to be received in the Liquidation by holders of our common stock, other than Affiliated Stockholders, as more fully described below under “The Transactions – Stifel, Nicolaus & Company, Incorporated, Financial Advisor to the Independent Directors Committee”.

See the section entitled “The Transactions – Reasons for the OP Recapitalization, the Asset Sale and the Liquidation and Factors Considered by the Independent Directors Committee in Determining Fairness” on page 31 for further discussion of the Independent Directors Committee’s and the Board’s reasons for the Transactions.)

Reasons for the OP Recapitalization, the Asset Sale and the Liquidation and Factors Considered by the Board in Determining Fairness (page 33)

In evaluating the Transactions and the other transactions contemplated by the Recapitalization Agreements and the Sale Agreement, the Board considered the recommendation of the Independent Directors Committee, consulted with our senior management, as well as our outside legal counsel and considered a number of factors, including the following, among others:

•	the Board’s understanding of the economic conditions in Silicon Valley;

•	the favorability of the Transactions to our stockholders in comparison to other available potential strategic alternatives, including continuing to operate as an independent company;

•	the outcome of the lengthy and extensive bidding process undertaken by management;

•

Stifel Nicolaus’ opinion and financial presentation to the Independent Directors Committee as to the financial fairness of the proposed per share consideration to be received by holders of our common stock, other than Affiliated Stockholders; and

•

the approval and declaration of the Independent Directors Committee finding the Transactions in the best interests of our company and of our stockholders and its recommendation to the Board to approve the Transactions.

See the section entitled “The Transactions – Reasons for the OP Recapitalization, the Asset Sale and the Liquidation and Factors Considered by the Board in Determining Fairness” on page 33 for further discussion of the Independent Directors Committee’s and the Board’s reasons for the Transactions.)

Recommendations of the Independent Directors Committee (page 36)

The Independent Directors Committee unanimously recommends that you vote “FOR” all matters put to a vote at the Special Meeting.

Recommendations of the Board (page 36)

The Board, based on the recommendation of the Independent Directors Committee, unanimously recommends that you vote “FOR” all matters put to a vote at the Special Meeting.

Opinion of Financial Advisor (page 37 and Annex A)

Stifel Nicolaus delivered an opinion to the Independent Directors Committee in connection with the sale of certain properties to the Buyer. The terms and conditions of the Transactions are more fully described in the Sale Agreement and the Recapitalization Agreements (collectively, the Transaction Agreements).

Stifel Nicolaus delivered its opinion to the Independent Directors Committee on November 1, 2012 that, based upon and subject to the factors, considerations, qualifications, limitations and assumptions set forth in the opinion, the consideration to be received in the Transactions pursuant to the Transaction Agreements by the Unaffiliated Stockholders was fair to such holders, from a financial point of view.

The full text of the written opinion of Stifel Nicolaus, dated November 1, 2012, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex A to this Proxy Statement. Our stockholders should read the opinion in its entirety, as well as the section of this Proxy Statement entitled “The Transactions – Opinion of Stifel Nicolaus & Company, Incorporated, Financial Advisor to the Independent Directors Committee” beginning on page 37. Stifel Nicolaus provided its opinion for the information and assistance of the Independent Directors Committee in connection with the Independent Directors Committee’s consideration of the Transactions. Stifel Nicolaus addressed its opinion to the Independent Directors Committee, and its opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Special Meeting with respect to the Transactions or as to any other action that a stockholder should take with respect to the Transactions.

Financing of the Asset Sale (page 43)

The Buyer estimates the total amount of funds required to complete the Asset Sale and related transactions, to be approximately $797 million, which represents the Purchase Price as defined in the Sale Agreement. This amount is expected to be provided through a combination of (1) assumption of existing indebtedness of approximately of $251 million, (2) obtaining new debt financing of approximately $138 million, and (3) equity contributions totaling approximately $408 million by the equity sponsors of the Buyer.

Interests of Management, Directors and Significant Stockholders in the OP Recapitalization, the Asset Sale and the Liquidation (page 45)

In considering the Transactions, you should be aware that some of our stockholders, directors and executive officers have interests in the Transactions that may be different from, or in addition to, your interests as a stockholder generally, including the following:

•

in connection with the OP Recapitalization, certain of the real estate assets held by the Operating Partnerships will be sold or transferred among the Operating Partnerships, and the Berg Group will own substantially all of the LP Units of the remaining Operating Partnerships;

•	as of October 31, 2012, Mr. Berg owned 2,000,000 shares of our common stock, representing approximately 8.8% of the voting power of our outstanding common stock;

•	two of our executive officers will receive compensation in connection with completion of the Transactions; and

•

our directors and executive officers, including Mr. Berg, also will be entitled to receive the same consideration for their shares of our common stock as the Unaffiliated Stockholders in connection with the Liquidation. As of October 31, 2012, our directors and executive officers held 2,371,500 shares of our outstanding common stock and options to purchase 2,039,438 shares of our common stock, which are fully vested and exercisable.

See “The Transaction — Interests of our Directors and Executive Officers in the Transactions” beginning on page 45 and “Proposal 4 — Non-Binding Advisory Vote on Compensation Payments”.

Conditions to Closing of the Asset Sale (page 74)

Mission West’s and the Buyer’s obligations to consummate the Asset Sale as set forth in the Sale Agreement are subject to the satisfaction or waiver of a number of closing conditions. For a detailed description of these conditions, please see “Proposal 2: Asset Sale – Conditions to Closing of the Asset Sale” beginning on page 74.

Termination of the Sale Agreement (page 76)

We and the Buyer may, by mutual written consent, terminate the Sale Agreement and abandon the Asset Sale at any time prior to the closing, and the Buyer may terminate the Sale Agreement at any time on or prior to the business day immediately preceding the date the Special Meeting is held. The Sale Agreement may also be terminated and the Asset Sale abandoned at any time prior to the Closing by either us or the Buyer under certain circumstances.

Termination Fees and Expenses (page 77)

In connection with the termination of the Sale Agreement, we may be required to pay the Buyer a termination fee of up to $14 million or reimburse the Buyer for up to $2.5 million in expenses. Under certain circumstances, the Buyer may be required to forfeit its deposit of up to $20 million upon termination of the Sale Agreement.

No Solicitation of Transactions (page 80)

The Sale Agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving us or our subsidiaries. We may, however, engage in such discussions or negotiations with a third party in response to an unsolicited written acquisition proposal that our Board, acting upon the recommendation of the Independent Directors Committee, determines in good faith (after consultation with outside legal counsel and its financial advisor) constitutes or is reasonably likely to result in a superior proposal and the failure to take such action with respect to such acquisition proposal would be inconsistent with the duties of the Independent Directors Committee under applicable law, subject to certain requirements and limitations specified in the Sale Agreement. The Independent Directors Committee has reserved a similar right to consider a superior proposal as to the OP Recapitalization.

Listing and Trading of Shares (page 86)

As a result of the proposed Transactions, we will cease to be a publicly-traded company. Following the filing of articles of dissolution with, and the acceptance for record by, the State Department of Assessments and Taxation of Maryland, our common stock will cease to be listed and traded on the NASDAQ Stock Market, LLC (NASDAQ), and will cease to be registered under the Securities and Exchange Act of 1934, as amended (the Exchange Act).

Use of Liquidation Proceeds (page 83)

Subject to the payment of the claims of creditors and any necessary reserves for unknown claims, the balance of the net proceeds from the Asset Sale will be available for distribution to our stockholders in the Liquidation. As of the date of this Proxy Statement, the Board expects to distribute, in the form of one or more liquidating distributions, between $9.20 and $9.28 per share in cash to stockholders and certain Limited Partners who elect to convert their LP Units into shares of our common stock as part of the OP Recapitalization.

Liquidation Procedure and Distributions (page 83)

In the event that the Asset Sale is consummated and the Liquidation is approved by our stockholders, our officers will be directed to commence our immediate liquidation. We will cease to carry on our business except to the extent necessary to wind up our company. All cash remaining after the discharge of or after making adequate provision for the discharge of, our debts, obligations and liabilities will be distributed in one or more liquidating distributions on a pro rata basis to stockholders on the record date to be determined by the Board (the Final Record Date). We may elect to transfer all of the cash and other assets to a liquidating trust (the Liquidating Trust) following the closing of the Asset Sale. The Board presently intends to pay an initial distribution to stockholders as soon as practicable following the Asset Sale, provided that at that time the Board is of the opinion that the expected reserve is adequate to provide for our obligations, liabilities (actual and contingent) and expenses. We currently expect a second, and final, distribution to stockholders will be made within approximately 12 months of the initial distribution. There can be no assurances as to the amount of any distribution, if any, or the timing of any distribution.

Certain Material U.S. Federal Income Tax Consequences (page 46)

Please see “The Transactions – Certain Material U.S. Federal Income Tax Consequences of the Transactions”.

We recommend that you consult your personal tax advisor regarding the federal, state, local and foreign tax consequences to you of the proposed OP Recapitalization, Asset Sale and Liquidation.

Appraisal Rights (page 51)

Under Maryland law, stockholders will not be entitled to appraisal rights in connection with the proposed Transactions.

Stockholder Vote Required to Approve Proposals 1, 2, 3, 4 and 5 (page 51)

Once a quorum has been established, each of Proposals 1 (approval of the OP Recapitalization), 2 (approval of the Asset Sale) and 3 (approval of the Liquidation) must be separately approved by the affirmative vote of the holders of shares of our common stock entitled to cast a majority of all of the votes entitled to be cast at the Special Meeting. In addition, Proposal 1 must be approved by the affirmative vote of the holders of shares of common stock entitled to cast a majority of all of the votes entitled to be cast on Proposal 1, disregarding (in the numerator and denominator) votes cast or entitled to be cast by the Buyer, Carl E. Berg, or any person who is a member of the immediate family of Carl E. Berg or any entity which is controlled by Carl E. Berg.

Under our bylaws, Proposals 4 (approval of certain executive compensation) and 5 (approval of adjournment of the Special Meeting, if necessary) require the affirmative vote of a majority of the votes cast at the Special Meeting.

Carl E. Berg, our Chairman of the Board and Chief Executive Officer, beneficially owns an aggregate of 2,000,000 shares, or approximately 8.8%, of our outstanding common stock as of October 31, 2012 and has entered into a voting agreement with the Buyer pursuant to which he has agreed to vote his shares in favor of each of Proposals 1, 2 and 3. The voting agreement terminates upon the termination of the Sale Agreement. No directors or executive officers have indicated a present intention to vote against any of the Proposals.

Where You Can Find More Information (page 100)

You can find more information about us in the periodic reports and other information we file with the Securities and Exchange Commission (SEC). The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, please see the section entitled “Where You Can Find More Information” beginning on page 100.

QUESTIONS AND ANSWERS

The following questions and answers are intended to address briefly some commonly asked questions regarding the Special Meeting, the OP Recapitalization, the Asset Sale and the Liquidation. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this Proxy Statement, the Annexes to this Proxy Statement and the documents referred to in this Proxy Statement, which you should read carefully and in their entirety.

Q.	When and where is the Special Meeting?

A.	The Special Meeting will be held on December 13, 2012 at 10:00 a.m., Pacific Time, at our principal executive offices at 10050 Bandley Drive, Cupertino, California 95014.

Q.	What am I being asked to vote on at the Special Meeting?

A.	Stockholders are being asked:

•

Proposal 1: to consider and vote on the approval of the OP Recapitalization pursuant to the Recapitalization Agreements. Pursuant to the Recapitalization Agreements, following certain sales of assets and conversions of ownership interests, we will withdraw as the general partner of, and with respect to any general partner interests or limited partner interests in, each of the Operating Partnerships, resulting in the Surviving LPs having complete ownership interest in the remaining Operating Partnerships, and with the Berg Group holding a majority in interest of the remaining Operating Partnerships;

•	Proposal 2: to consider and vote on the approval of the Asset Sale;

•	Proposal 3: to consider and vote on the approval of the Liquidation;

•	Proposal 4: to consider and vote, on a non-binding advisory basis, on the approval of certain executive compensation; and

•

Proposal 5: to consider and vote on the approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve any of Proposals 1, 2 and 3.

In the Liquidation, any amounts remaining after payment of liabilities and expenses will be distributed in one or more liquidating distributions to our stockholders. If our stockholders do not approve each of Proposals 1, 2 and 3 described in this Proxy Statement, there will be no liquidating distribution to stockholders and our common stock will continue to be listed on NASDAQ.

Q.	How does the Independent Directors Committee recommend that I vote?

A.	The Independent Directors Committee unanimously recommends that you vote “FOR” each of Proposals 1, 2, 3, 4 and 5.

Q.	How does the Board recommend that I vote?

A.	The Board unanimously recommends that you vote “FOR” each of Proposals 1, 2, 3, 4 and 5.

Q.	Who can vote at the Special Meeting?

A.	The close of business on November 2, 2012, has been set as the record date (the Record Date) for determining the stockholders entitled to receive notice of and to vote at the Special Meeting. As of the Record Date, 22,674,020 shares of our common stock, par value $.001 per share, were outstanding and entitled to vote at the Special Meeting. Holders of common stock outstanding on the Record Date will be entitled to one vote for each share of common stock held.

Q.	What is a quorum?

A.	The presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Special Meeting. For purposes of determining a quorum at the Special Meeting, abstentions and broker non-votes will be treated as present.

In the event that a quorum is not present, or if there are insufficient votes to approve the OP Recapitalization, the Asset Sale or the Liquidation at the time of the Special Meeting, it is expected that the Special Meeting will be adjourned pursuant to Proposal 5 to solicit additional proxies.

Q.	What vote is required to approve Proposals 1, 2, 3 and 4?

A.	Assuming the presence of a quorum, the affirmative vote of the holders of our common stock entitled to cast a majority of all of the votes entitled to be cast on such matters at the Special Meeting is necessary to approve each of Proposals 1, 2 and 3. In addition, Proposal 1 must be approved by the affirmative vote of the holders of shares of our common stock entitled to cast a majority of all of the votes entitled to be cast at the Special Meeting, disregarding (in the numerator and denominator) votes cast or entitled to be cast by the Buyer, Carl E. Berg, or any person who is a member of the immediate family of Carl E. Berg or any entity which is controlled by Carl E. Berg. Broker non-votes, if any, abstentions or failure to submit a proxy or vote in person at the Special Meeting will have the same effect as a vote “AGAINST” each of Proposals 1, 2 and 3. Approval of the advisory vote regarding the compensation of certain executive officers described in Proposal 4 requires the affirmative vote of a majority of the votes cast on the proposal. Broker non-votes, if any, abstentions or failure to submit a proxy or vote in person at the Special Meeting will not affect the result of the vote on Proposal 4.

Q.	What vote of our stockholders is required to approve Proposal 5 to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies?

A.	The affirmative vote of a majority of the votes cast by holders of shares of common stock present in person or by proxy at the Special Meeting is necessary to adjourn the Special Meeting. Abstentions and broker non-votes, if any, will not be counted as votes cast on Proposal 5 and will have no effect on the result of this vote.

Q.	How do I vote?

A.	You may vote your shares at the Special Meeting by telephone, via the Internet, by mail or in person as described below. The Board recommends that you vote by telephone, via the Internet or by mail as it is not practical for most stockholders to attend the Special Meeting. Stockholders holding shares in street name through a bank or broker should follow the instructions on the voting instruction form received from the bank or broker.

•	Voting by Telephone or via the Internet. You can vote over the Internet or by telephone. Please follow the instructions provided on the proxy card or voting instruction card you receive.

•

Voting by Mail. You may vote by dating, signing and returning your proxy card or voting instructions in the enclosed postage-prepaid return envelope or in the envelope provided by your bank or broker, as applicable.

•

Voting at the Special Meeting. You may vote in person at the Special Meeting. If you hold shares of common stock in your name, giving a proxy will not affect your right to vote your shares if you attend the Special Meeting and vote in person. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote at the Special Meeting. Voting by telephone, via the Internet or by mail will not limit your right to vote at the Special Meeting, if you decide to attend in person.

If you return your proxy, but do not mark your voting preferences, the proxy holders will vote your shares “FOR” Proposals 1, 2, 3, 4 and 5. If your shares are held in street name, and you return your signed voting instructions but do not indicate your voting preference for each Proposal on the voting card, your bank or broker will not be able to vote your shares on that Proposal at the Special Meeting.

Q.	How can I change or revoke my vote?

A.	Stockholders may revoke their proxies at any time before they are voted at the Special Meeting in any one of three ways:

•	by sending a properly signed written notice of your revocation to our Corporate Secretary at the address listed on page 1 of this Proxy Statement;

•	by submitting another proxy that is properly signed and bears a later date; or

•	by attending the Special Meeting and voting in person.

If your shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

Attendance at the Special Meeting will not itself revoke a previously submitted proxy.

Q.	If a stockholder gives a proxy, how are the shares of common stock voted?

A.	All proxies will be voted as specified on the proxy cards or voting instructions submitted by stockholders as long as they are properly submitted in accordance with our voting procedures and are received by us before the close of voting at the Special Meeting or any postponement or adjournment thereof. If no choice has been specified, a properly executed and timely proxy will be voted FOR Proposals 1, 2, 3, 4 and 5, which proposals are described in detail elsewhere in this Proxy Statement. If you do not return your voter information card to your broker or, if you do not provide your broker with instructions on how to vote your shares, your broker will not be able to vote your shares at the Special Meeting.

If your shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, in order for your shares to be voted you must provide your broker, dealer, commercial bank, trust company or other nominee with specific voting instructions on Proposals 1, 2, 3, 4 and 5. If you do not provide specific instructions, your shares will not be voted as your broker, dealer, commercial bank, trust company or other nominee does not have discretionary voting power with respect to Proposals 1, 2, 3, 4 and 5.

Q.	Who will cover the cost of the proxy solicitation?

A.	The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by us. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their expenses in forwarding proxy materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile and other electronic means, and personal solicitation by our directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such solicitation. At this time we have not engaged a proxy solicitor, however we may elect to do so in the future. If we do engage a proxy solicitor we will pay the customary costs associated with such engagement.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.	If you hold shares of our common stock in street name and also directly as a record holder or otherwise, you may receive more than one proxy and/or set of voting instructions relating to the Special Meeting. These should each be voted and/or returned separately in accordance with the instructions provided in this Proxy Statement in order to ensure that all of your shares of common stock are voted.

Q.	What happens if I sell my shares of common stock before the Special Meeting?

A.	If you transfer your shares of common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies us in writing of such special arrangements, you will retain your right to vote such shares at the Special Meeting but will transfer the right to receive the consideration to the person to whom you transfer your shares.

Q.	What will I receive if the OP Recapitalization, the Asset Sale and the Liquidation are completed?

A.	Our Board anticipates that each stockholder of record as of a date to be determined by the Board will receive a distribution in the range of $9.20 and $9.28 per share of our common stock. However, there are no assurances as to the amount of the distribution or the timing of any such distribution. The estimated amount of distribution includes the sales proceeds, after liabilities and expenses, and the final 2012 quarterly dividend in accordance with statutory REIT distribution requirements. Only stockholders of record on the Final Record Date will be entitled to a cash distribution.

Q:	When do you expect the Asset Sale and related transactions to be completed?

A.	If stockholder approval is obtained for each of Proposals 1, 2 and 3 the OP Recapitalization is expected to take place as soon as practicable following the Special Meeting, and the closing of the Asset Sale is expected to take place as soon as practicable following the completion of the OP Recapitalization. The Board has not established a firm timetable for the Liquidation and distribution to stockholders, if any, but expects to start the liquidation process as soon as practicable after the closing of the Asset Sale.

Q.	How will the Board use the proceeds from the Asset Sale?

A.	Following the closing of the Asset Sale, the Board plans to complete the Liquidation and distribute to those stockholders who hold shares of our common stock on the Final Record Date the remaining assets after payment of our outstanding debts and other obligations.

Q.	What happens if the OP Recapitalization is not completed?

A.	If stockholders do not approve the OP Recapitalization or the OP Recapitalization is not completed, we will not complete the Asset Sale or the Liquidation. In such event, our common stock will continue to be listed and traded on NASDAQ. The effectiveness of the OP Recapitalization is necessary for the Asset Sale because the Target Properties to be sold to the Buyer will be transferred to us in connection with the OP Recapitalization.

Q.	What happens if the Asset Sale is not completed?

A.	If the Asset Sale is not approved by our stockholders or if the Asset Sale is not completed for any other reason, the OP Recapitalization and the Liquidation will not be completed and stockholders as of the Final Record Date will not receive any payment for their shares of our common stock that they would have received upon completion of the Liquidation. In such event, our common stock will continue to be listed and traded on NASDAQ.

Under	specified circumstances, we may be required to pay to the Buyer a termination fee and/or expense reimbursement, or we may be entitled to retain the deposit made by the Buyer, in connection with the termination of the Sale Agreement.

Q.	What happens if the Liquidation is not approved by stockholders?

A.	If the Liquidation is not approved by our stockholders or if the Liquidation is not completed for any other reason, no liquidating distribution will be paid. In such event, our common stock will continue to be listed and traded on NASDAQ.

Q.	Am I entitled to exercise appraisal rights instead of receiving the consideration from the Liquidation?

A.	Under Maryland law, stockholders will not be entitled to appraisal rights in connection with the OP Recapitalization, the Asset Sale or the Liquidation.

Q.	What do I need to do now?

A.	Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this Proxy Statement and the accompanying annexes, please vote promptly to ensure that your shares are represented at the Special Meeting. If you hold your shares of common stock in your own name as the stockholder of record, please vote your shares of common stock by

•	completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	authorizing a proxy using the telephone number printed on your proxy card; or

•	authorizing a proxy using the Internet voting instructions printed on your proxy card.

If you decide to attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner of stock held in street name, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above voting choices are available to you.

Q.	Should I send in my stock certificates now?

A.	No. You will be sent a letter of transmittal promptly after the Final Record Date for the distribution has been set, describing how you may exchange your shares of common stock for cash. If your shares of common stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your shares of common stock. In order to receive a distribution, you must be a stockholder on the Final Record Date to be established for the distribution. Please do NOT return your stock certificate(s) with your proxy or voting instructions.

Q.	Are there risks regarding any of the proposals?

A.	Yes, please see “Risk Factors and Cautionary Statement Concerning Forward-Looking Information” for the risks related to the OP Recapitalization, the Asset Sale and the Liquidation.

Q.	Who can help answer my other questions?

A.	The information provided above in the summary term sheet and in the “question and answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should carefully read this entire Proxy Statement, including the documents annexed to this Proxy Statement and the documents we refer to in this Proxy Statement. If you have more questions about the Special Meeting or any aspect of the Transactions, you should contact: Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, California 95014, Attention: Corporate Secretary or call us at (408) 725-0700.

THE TRANSACTIONS

The Parties

Mission West Properties, Inc.

Mission West Properties, Inc. acquires, markets, leases, and manages research and development (R&D) properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. As of September 30, 2012, we owned and managed over 101 properties totaling approximately 7.6 million rentable square feet of R&D properties through six limited partnerships, or Operating Partnerships, for which we are the sole general partner. R&D property is designed for research and development and office uses and, in some cases, includes space for light manufacturing operations with loading docks. Microsoft Corporation and Apple, Inc. individually lease in excess of 300,000 rentable square feet from us. For federal income tax purposes we have operated as a self-managed, self-administered and fully integrated Real Estate Investment Trust (REIT) since 1999. Our executive offices are located at 10050 Bandley Drive, Cupertino, California 95014 and our telephone number is (408) 725-0700.

Carl E. Berg

Mr. Berg has served as Chairman of the Board and Chief Executive Officer of Mission West since 1997. Since 1979, Mr. Berg has been a general partner of Berg & Berg Developers, a real estate development company, and has been a director and officer of Berg & Berg Enterprises, Inc., a California corporation (BBE), for approximately the last 20 years. Mr. Berg has been actively engaged in venture capital investments and currently serves as Chairman of the Board of Directors of Valence Technology, Inc., a publicly traded company. Mr. Berg owned approximately 8.8% of our outstanding common stock as of October 31, 2012.

The Berg Group

The “Berg Group” consists of Carl E. Berg, Clyde J. Berg, Kara Ann Berg, Berg & Berg Enterprises, Inc., Berg & Berg Enterprises, LLC, 1981 Kara Ann Berg Trust, West Coast Venture Capital, Inc., the Carl and Mary Ann Berg Charitable Remainder Trust, the Clyde J. Berg 2011 Charitable Remainder Trust and the Kara Ann Berg 2011 Charitable Remainder Trust.

Carl E. Berg, certain members of his family and other affiliates hold a significant interest in our Operating Partnerships and have substantial control rights with respect to our company (the Affiliated Stockholders). For more information, please see “Transactions with Related Person.”

The Buyer

M West Holdings, L.P. (the Buyer) is a Delaware limited partnership that was formed by Divco West Acquisitions, LLC and TPG Capital L.P. for the sole purpose of entering into the Sale Agreement, arranging the related financing transactions and consummating the transactions contemplated by the Sale Agreement. The Buyer has not engaged in any business other than the activities incidental to its formation and in connection with the Asset Sale and other transactions contemplated by the Sale Agreement. The principal executive offices of the Buyer are located at c/o Divco West Real Estate Services, Inc., 575 Market Street, 35th Floor, San Francisco, California 94105, and its telephone number is (415) 284-5700.

The Transactions

OP Recapitalization

On November 2, 2012, we entered into an Asset Alignment and Limited Partnership Conversion Agreement (the Alignment Agreement) with each of our Operating Partnerships and the limited partners (the Limited

Partners) of the Operating Partnerships. Also on November 2, 2012, Mission West, the Operating Partnerships and the Limited Partners entered into a Partnership Separation Agreement (the Separation Agreement). The Alignment Agreement and the Separation Agreement are collectively referred to as the “Recapitalization Agreements.”

Prior to consummating the transactions contemplated by the Recapitalization Agreements, Mission West will remain the general partner of, and continue to own general partnership interests in, each of the Operating Partnerships and members of the Berg Group will continue to hold a majority of the limited partnership interests in the Operating Partnerships. In connection with and prior to the OP Recapitalization, certain Limited Partners may choose to tender their interests in the Operating Partnerships (the LP Units) for shares of our common stock, cash or a combination thereof (in some instances, due to REIT regulations and the restrictions on ownership and transfer contained in our charter, certain Limited Partners may receive promissory notes in lieu of shares of our common stock; the notes will allow for the Limited Partner to participate in the proceeds of the Asset Sale and Liquidation (both as defined herein) in such amounts as if the LP Units had been converted to shares of our common stock). No tenders of LP Units by Limited Partners will be accepted at or after the close of the OP Recapitalization.

Pursuant to the Alignment Agreement, at the closing of the OP Recapitalization, certain of the real estate assets held by one of the Operating Partnerships will be transferred among three other Operating Partnerships in exchange for cash and promissory notes. Immediately upon completion of such transfers in exchange for the full right of possession of certain real property interests (the Target Properties), we will submit our general partner interests and any LP Units we hold for full redemption and cancellation and Limited Partners who choose not to tender their LP Units prior to the close of the OP Recapitalization (the Surviving LPs) will forfeit any rights they have to convert their LP Units into shares of our common stock. In addition, the Operating Partnerships will retain their remaining assets and liabilities with an approximate net value of $525 million, and the non-converting Limited Partners will retain their ownership interests in those Operating Partnerships, of which the Berg Group will hold in excess of 96%. The transactions contemplated by the Recapitalization Agreements are referred to as the “OP Recapitalization.”

In addition, under certain circumstances, we may consider other written, unsolicited transaction proposals received by us prior to the Special Meeting with respect to the properties not being purchased by the Buyer (the Retained Properties), if any such proposal is deemed a “superior proposal” by the Independent Directors Committee. The Board may also change its recommendation to stockholders if it receives a “superior proposal.” There are no termination fees associated with taking such actions, provided that we are able to consummate the Asset Sale pursuant to the terms of the Sale Agreement (as defined below).

Asset Sale

Also on November 2, 2012, Mission West and the Buyer entered into an Agreement of Purchase and Sale and Escrow Instructions (the Sale Agreement), pursuant to which we agreed to sell a significant portion of our assets (the Asset Sale) to the Buyer. The assets to be sold to the Buyer consist of all of the Target Properties and will represent substantially all of our assets following the OP Recapitalization. For a more detailed description of the Target Properties, please see “Proposal 2: Asset Sale – Assets to be Sold” beginning on page 58. On the closing of the Asset Sale, the Buyer will pay to Mission West approximately $399.6 million in cash and assume debt and other obligations totaling approximately $397.9 million to acquire the Target Properties. If the Asset Sale and the OP Recapitalization are approved by our stockholders and satisfaction and/or waiver of the conditions to closing occurs, the closing of the Asset Sale is currently expected to take place by December 27, 2012. Completion of the Asset Sale is contingent upon the consummation of the OP Recapitalization. Each of us and the Buyer has made customary representations and warranties in the Sale Agreement. Completion of the Asset Sale is subject to customary closing conditions including, but not limited to, (1) approval of the Asset Sale by our stockholders, (2) the absence of any order or injunction prohibiting the consummation of the Asset Sale and (3) subject to certain materiality qualifications, the truth and correctness of each party’s representations and warranties at closing. In addition, certain lenders must agree to the Buyer’s assumption of certain loans in connection with the Asset Sale. Each party is permitted to terminate the Sale Agreement under certain circumstances as set forth in the Sale Agreement, including if the closing of the Asset Sale does not occur on or prior to December 27, 2012, and the Buyer may terminate the Sale Agreement at any time on or prior to the business day prior to the Special Meeting for any reason. Upon termination of the Sale Agreement in certain circumstances, we may be required to pay the Buyer expenses of up to $2.5 million or a termination fee of up to $14 million or the Buyer may be required to forfeit certain deposits of up to $20 million. In addition, under certain circumstances as set forth in the Sale Agreement, we may consider other written, unsolicited transaction proposals received by us prior to the Special Meeting, if any such proposal is deemed a “superior proposal” as defined in the Sale Agreement. The Board may also change its recommendation to stockholders if it receives a “superior proposal.” In either event, Mission West would be required to pay the Buyer a termination fee of $14 million and to return the Buyer’s deposit.

Liquidation

Following completion of the OP Recapitalization and the Asset Sale, we will have transferred or disposed of substantially all of our assets and intend to liquidate (the Liquidation) pursuant to the plan of liquidation after satisfying outstanding debts and obligations, applicable taxes and related transaction costs. We currently estimate these transactions will result in a distribution to stockholders (and any holders of LP Units that elect to redeem their LP Units for common stock) in the range of $9.20 to $9.28 per share in cash, although the amount ultimately distributed to stockholders may be below this range. The estimated distribution amount includes the sales proceeds, after liabilities and expenses, and the final 2012 quarterly dividend in accordance with statutory REIT distribution requirements. To the extent they hold shares of our common stock at the time of a distribution, members of the Berg Group and our executive officers will be entitled to receive the same per share distribution as our other stockholders. The OP Recapitalization, the Asset Sale and the Liquidation are referred to as the “Transactions.”

Background of the OP Recapitalization and the Asset Sale

From time to time prior to the date of the Sale Agreement, our Board and members of our management team have considered various strategic opportunities intended to further the development of our business, including informally engaging in preliminary discussions and executing confidentiality agreements with other entities regarding various strategic alternatives, including potential business transactions or combinations.

From March 2011 until October 2011, eight independent parties approached Carl E. Berg, our Chairman of the Board and Chief Executive Officer, about possibly acquiring us or some portion of our properties. During this period of time, although Mr. Berg held discussions with these parties, no formal offers were made by these parties. Mr. Berg updated the Board at various meetings on the status of these discussions.

At a Board meeting held on April 14, 2011, the Board reviewed various strategic options for our business, including these indications of interest, and directed management to continue to evaluate these strategies. The Board continued such review at its meeting on July 13, 2011, and reaffirmed its direction to management.

On May 19, 2011, following the Board’s April meeting, we entered into a confidentiality agreement with, and provided certain confidential information to, Company A. Discussion ensued between Company A and Mr. Berg acting on our behalf. Between July 2011 and late October 2011, we also entered into confidentiality agreements with each of four additional potential buyers, including Divco and TPG.

On August 10, 2011, Divco submitted an unsigned letter to us requesting a sixty-day exclusive negotiation period. We did not execute the letter and advised Divco that the Board was not interested in exclusive negotiations at that time.

By late August 2011, it became apparent that our portfolio of properties did not meet the goals of Company A, and we mutually agreed to discontinue discussions.

On September 18, 2011, Divco submitted an unsigned letter to us again requesting a sixty-day exclusive negotiation period. Once again, we declined to execute the letter.

On September 23, 2011, the Board held a meeting to review the status of discussions with the various potential buyers, the strategic objectives of each party and the company and the various options available to us to maximize value for our stockholders. No conclusions were reached.

During September and October 2011, at the direction of the Board, Mr. Berg continued to have numerous calls and meetings with Divco. Divco had advised us that they were having discussions with TPG about various joint ventures and might consider having them join with Divco for an offer on a portfolio of our properties and asked if Mr. Berg would meet with TPG when he was in New York.

On October 5, 2011, Mr. Berg met in New York with representatives from TPG.

On October 11, 2011, Divco submitted an unsigned proposal to purchase our company and/or our assets and liabilities for $9.50 per share in cash, subject to due diligence. The proposal also called for a forty-five day exclusive negotiation period, as well as a thirty-day period immediately following execution of a definitive agreement during which we would be permitted to solicit superior offers, subject to the right of Divco to match any such superior offer and our agreement to pay a $30 million breakup fee, inclusive of up to $2 million in expense reimbursement, in the event we accepted another offer.

On October 12, 2011, the Board held a meeting at which Mr. Berg reported on his activities since the September Board meeting, his discussions with Divco and TPG, including Divco’s October 11, 2011 proposal, and discussions with several additional potential buyers who had requested that we enter into confidentiality agreements. The Board discussed in detail the Divco offer, including the potential effect of the matching right and breakup fee on the possible interest in the company from other potential buyers. The Board discussed their duties in connection with considering a sale of the company, as well as the fact that Mr. Berg held a significant interest in the company and therefore could be considered an interested party in any proposed transaction. At this time, the existing Independent Directors Committee of the Board of Directors (Independent Directors Committee) consisting of William A. Hasler, Lawrence B. Helzel and Martin S. Roher discussed these developments, stated that they did not consider the company to be for sale at this time but were willing to consider all options for the company, and requested management to keep the Board informed. Mr. Berg informed the Board that he had contacted CBRE to assist in identifying additional qualified prospects that might be interested in a transaction with us. CBRE had advised Mr. Berg that they believed there were approximately one hundred qualified prospects available for a large property portfolio like that of our company. The Independent Directors Committee in discussion with Messrs. Berg and Marino determined that we should explore potential strategic opportunities, and directed management to meet with CBRE and request a proposal for a marketing strategy designed to reach the largest number of potential buyers to evaluate the market. The Independent Directors Committee also instructed Mr. Berg to contact Divco and inform them that we were rejecting their proposal and would instead pursue an open bidding process.

On December 3, 2011, Mr. Berg discussed with the Independent Directors Committee the need to complete a tax analysis before accepting any proposal to sell the properties held by the Operating Partnerships, as it was critical to both us and potential purchasers to fully understand the tax implications of any proposed transaction on us, our stockholders and the holders of the LP Units. Mr. Berg also recommended that we provide a complete bid package to each potential bidder that was willing to sign a confidentiality agreement, including each potential bidder that previously had indicated an interest in pursuing a transaction with us and that was willing to sign a confidentiality agreement. In this regard, Mr. Berg recommended that the Board establish an appropriate data room and that CBRE be engaged to manage that operation as well as the rest of the proposed marketing program for a flat fee of $50,000, with a further fee of $1 million payable only in the event a sale was consummated.

On December 9, 2011, the Board again considered the proposed marketing program, approving the retention of CBRE on the terms identified in the preceding paragraph and approved management’s proposal to hire other third-party advisors to complete the physical and environmental inspections required for the data room at a projected cost of $250,000 to $300,000. The Board directed management to continue working with CBRE. In addition, the Board discussed how we could maximize the profits from existing contractual options to sell certain properties on McCandless Drive in Milpitas, California (the Lots). It was decided to include them in the bidding process and to guarantee any buyer net cash on a certain date so that we could obtain a bid that was close to the full value that would be realized by the company, assuming all such sales were consummated. Our company, using Mr. Berg as guarantor on our behalf, then guaranteed the potential bidders net cash on a certain scheduled date for the $93.88 million in potential sales proceeds for the Lots and included them in the initial bidding process. Ultimately, we removed these Lots from the bidding process and subsequently sold all but one Lot, which now is scheduled to be sold in December 2012. The value of these Lots were included in the original bids, but are excluded from the Purchase Price. A portion of the sales price for these Lots has been distributed as dividends, or used to complete certain asset acquisitions, and the balance has been used for other working capital purposes. From October 6, 2011 through the date of this proxy statement, we distributed an aggregate of $0.74 in dividends per share of common stock or distributions per LP Unit, respectively, in accordance with statutory REIT distribution requirements.

On December 21, 2011, in response to a two-day increase of nearly $0.49 ($7.87 to $8.36) in the closing price of our common stock, the Board directed management to announce the initiation of a process to identify potential qualified buyers for all or part of the company. A press release to that effect was issued by our company on December 21, 2011. In addition, the Board directed management to continue to explore appropriate structures for the sale of the properties held by our Operating Partnerships taking into account the potential value of such sales to both our stockholders and the holders of the LP Units as well as structures that would be appropriate for tax purposes.

On December 29, 2011, we engaged CBRE to act as marketing agent, to make the market aware of our offering (because the sale process at the time was expected to be structured as a stock sale, CBRE could not participate beyond a marketing role as they were not licensed to sell securities). CBRE conducted a broad-based marketing effort using the CBRE database, augmented by leads provided by several third-party brokers. Although authorizing the initiation of such process, the Independent Directors Committee had not yet determined to proceed with a sale of the company or the properties held by the Operating Partnerships.

On December 31, 2011, CBRE provided the Board with a copy of the property book, containing certain financial and property-level information, as well as the ability to access an online data room. Mr. Berg advised the Board that he had reviewed a draft of the CBRE marketing plan and believed the data room as well as the final marketing plan would be ready for consideration by the Board by early January. The Independent Directors Committee accessed the data room prior to its opening and reviewed materials contained therein. The Board also discussed retention of independent counsel.

At a meeting of the Board held on January 4, 2012, the Board determined that the Independent Directors Committee should be responsible for authorizing the initiation of the marketing effort by management and that the Independent Directors Committee should have independent legal counsel to advise it with respect to the independent interests of our company and stockholders in connection with any transaction, due to the potential special interests of the Berg Group in the matter (please see “– Interests of our Directors and Executive Officers in the Transactions”).

At a meeting of the Board held on January 17, 2012, Mr. Berg reported that in early January management had emailed notices to approximately 112 real estate investment trusts (REITs), operating partnerships, investment funds and insurance companies soliciting interest in a potential strategic transaction and offering access to our data room upon delivery of an executed confidentiality agreement. Mr. Berg further reported that to date we had entered into over 50 such confidentiality agreements, and that the data room was near completion. A representative of Venable was present at the meeting at the request of the Independent Directors Committee and advised the Board regarding their duties under Maryland law. The Board unanimously delegated to the Independent Directors Committee the power and authority to, among other things, explore strategic alternatives available to us, review and evaluate the terms and conditions of any potential strategic transaction and make recommendations to the Board related thereto. The Independent Directors Committee was also given the power to retain and obtain advice from advisors and experts and to take any other actions it deemed to be advisable. Encouraged by the report of the enthusiastic response to our initial marketing efforts, the Independent Directors Committee authorized management to move forward with the strategic marketing effort to explore possibilities for the potential sale of our company or all or any part of its assets or Operating Partnerships.

As further described below, the Independent Directors Committee then engaged in an exhaustive process over many months, including over 25 meetings of the Independent Directors Committee, to determine whether it was advisable to engage in a strategic transaction and, if so, to consider the various strategic transactions available to us.

On January 19, 2012, CBRE sent a notice to each party that signed a confidentiality agreement providing access to the data room information and a schedule of dates for bus tours of the properties. CBRE also notified prospective bidders of dates they could self-tour the vacant properties. CBRE continued to request additional information and documents for the data room as they received questions from prospective bidders. CBRE continually notified prospective bidders of updates to the data room, responded to all questions, and set up meetings between management and prospective bidders.

During the balance of January, Mr. Berg, at the direction of the Independent Directors Committee, met with prospective bidders, provided additional information to CBRE and worked with tax and other advisors on the bidding package.

On February 1, 2012, the Board held a meeting at which Mr. Berg updated the Board on the response to the notices we sent to potential bidders in early January.

On February 6, 2012, at a telephonic meeting of the Independent Directors Committee, the Independent Directors Committee retained Venable as independent legal advisor to the Independent Directors Committee. After consideration of their relationships and business interests and other factors deemed relevant in evaluating each member’s independence from us and our management, all members of the Independent Directors Committee confirmed their independence from us and our executive officers. The Independent Directors Committee reviewed our exploration of strategic alternatives to date and discussed retaining an independent financial advisor. Also, Venable reviewed our takeover defenses and the duties of the members of the Independent Directors Committee under applicable law and provided other general advice to the Independent Directors Committee.

On February 14, 2012, based on our discussions with CBRE as to the list of potential bidders, we emailed a bid package for a portfolio of our properties to more than 50 prospective bidders with a request for written or email responses by 5:00 p.m., Pacific Time, on February 22, 2012. This deadline was subsequently extended until 5:00 p.m., Pacific Time, on February 26, 2012. An additional bidder submitted a bid on February 27, 2012, which we also considered.

By February 27, 2012, we had received six bids ranging from $7.50 to $10.07 per share with the four highest bids being reasonably close to one another on both price and terms. We also had received indications from several other potential bidders that they would only be interested in submitting a bid at a price below $9.00 per share. After reviewing the bids, and in light of the fact that our common stock was trading at an average closing price of $10.03 per share for the prior 20-day trading period, the Independent Directors Committee directed management to request that each of the bidders increase its offer price and to determine the most qualified bid. Under the direction of the Independent Directors Committee, we solicited another round of bidding, which resulted in very little change in price and we also requested completion of a questionnaire from the top four bidders exploring their respective ability to close a transaction. Mr. Berg was directed to engage with each bidder to evaluate and report back to the Independent Directors Committee on the terms of each bid and the bidder’s likely ability to close (including access to financing) a transaction.

On March 15, 2012, Mr. Berg informed the Independent Directors Committee that, having engaged with each bidder, and based on the terms of the bids, he believed the Independent Directors Committee should proceed to negotiate with the top four bidders: the Buyer, Company B, Company C and Company D (the Finalists).

On March 16, 2012, the Board, including all members of the Independent Directors Committee, held a telephonic Board meeting to discuss the various bids. Mr. Berg informed the Board that based on his discussions with the bidders, three of the Finalists clearly preferred to buy only a portion of the portfolio of properties held by our Operating Partnerships (Target Properties), specifically excluding (1) the five-building campus located at 1065-1105 La Avenida in Mountain View, California, (2) 1040-1050 La Avenida in Mountain View, California, and (3) 20605-20705 Valley Green Drive, 10500 DeAnza Boulevard and 20400 Mariani Avenue, all located in Cupertino, California (the Excluded Properties). In addition, bidders were asked to provide a separate valuation on our property located at 5300 Hellyer Avenue located in San Jose, California (5300 Hellyer) in order for us to advise our 50% joint venture partner as to the value they would receive in a sale transaction. Mr. Berg proposed that final bid proposals be sent to the Finalists and that they be allowed to bid on the entire portfolio of properties of the company (Option #1) or have the option of purchasing the portfolio of properties held by the Operating Partnerships other than the Excluded Properties (Option #2). Mr. Berg proposed that if Option #2 were selected, the Berg Group would agree to retain the Operating Partnerships with the Excluded Properties in exchange for forfeiting their right to convert certain of their LP Units into shares of our common stock, in an amount equal to $525 million, assuming the Operating Partnerships could obtain a ten-year option with a buyer to purchase certain of the Excluded Properties from the Berg Group in exchange for a loan in an amount in excess of eighty percent (80%) of the purchase price for such properties from the option holder, which loan would be partially guaranteed by the Operating Partnerships or their limited partners (the Berg Proposal). Mr. Berg advised the Independent Directors Committee that if he could not obtain offers at this price, he would reduce his valuation of the Excluded Properties. Meeting separately, the Independent Directors Committee reviewed the proposals and concluded that the two option proposal was the best approach to maximizing value for our stockholders, that Option #2 would include the Berg Proposal. The Independent Directors Committee instructed management to proceed with the process to allow the Finalists to bid in accordance with the two options described above.

On March 22, 2012, we sent new bid proposals to the Finalists giving the bidders the option to bid on Option #1 or Option #2. Bidders were provided an overview of tax protection requirements for the limited partners (the Initial Tax Plan), which included requirements for any purchaser to provide qualified non-recourse debt as well as information that included a structure whereby the bidder was requested to pay for their purchase with a combination of cash and preferred limited partnership interests in the purchasing entity with an 8% annual return (the 8% Preferred LP Units). We asked for final bids to be submitted by 5:00 p.m., Pacific Time, on March 27, 2012. In addition to working with the Finalists, we continued responding to other bidders and told all bidders, including the active bidders from the first round such as Company E, that we would continue accepting bids until we had signed an exclusivity agreement. These bidders were also informed of Option #1 and Option #2. None of these other potential bidders submitted a bid.

Following March 22, 2012, Mr. Berg continued to talk with Company E, encouraging it to make a new proposal. Although Company E was not a Finalist (it was one of the lowest bidders), the Board believed that Company E was financially capable and was the most knowledgeable regarding our portfolio of properties.

On March 23, 2012, the Independent Directors Committee held a telephonic meeting at which it reviewed the status of the bidding process and discussed both the current marketing effort to identify potential qualified buyers for the sale of our company and the potential complexity of a transaction with regard to tax implications for the Berg Group and certain other holders of LP Units. The Independent Directors Committee also reviewed the Board’s consideration of strategic alternatives, including recent discussions on maintaining the status quo and taking our company private, and reviewed the Board’s discussions with management regarding strategic alternatives, including management’s view that it was the right time to consider a sale of our company based on the current commercial R&D real estate market in Silicon Valley, California. Venable reviewed the duties of the members of the Independent Directors Committee under applicable law and provided other general advice to the

Independent Directors Committee. The Independent Directors Committee again discussed hiring an independent financial advisor, the scope of services to be provided by an independent financial advisor to the Independent Directors Committee, fairness opinions and preferred qualifications of such an advisor, including expertise with respect to real estate investment trusts and real estate located in Silicon Valley. The Independent Directors Committee expressed its desire to obtain bids from several qualified investment banking firms to provide advice with respect to the financial terms of a transaction and, as appropriate, a fairness opinion.

By March 27, 2012, we received the first round of new bids from each of the Finalists as follows:

•	Company B indicated an offer of $10.08 per share for the company as a whole.

•

Company C indicated it would purchase either the entire portfolio of properties or the entire portfolio less the Excluded Properties. The offer indicated a total enterprise value of $1.3 billion and allocated $525 million to the Excluded Properties. Based on the assumptions in the final bid proposal regarding debt balances and other obligations, the value per share was approximately $8.84.

•

Company D indicated a willingness to purchase the entire portfolio of properties. The implied purchase price contemplated an offer of $9.15 per share, structured with 8.0% Preferred LP Units, and assumed a cash payment for stockholders and converting limited partners. Company D provided an allocation of its valuation assumptions that included an indicated value for the Excluded Properties of $525 million, dependent on certain of those assumptions.

•

The Buyer offered to purchase the entire portfolio of properties, less the Excluded Properties, for an implied value of $9.00 per share, allocating $4.95 per share for the Excluded Properties and $4.05 per share to the balance of the portfolio.

Between March 27 and April 16, 2012, we continued discussions with the four Finalists to try to improve their bids. On April 8, 2012, we were informed by Company B that it was withdrawing its bid due to the loss of its financial backer. We continued discussions with the three remaining Finalists. After six or more calls and three in-person meetings, however, Company C, the lowest bidder of the Finalists, stated it could not increase its bid. All of the bidders were not sure they could finance the requirement that they provide an unsecured seven-year loan to the Operating Partnerships at no interest, and it became apparent that the initial tax plan would be very difficult, if not impossible, to implement. After discussion with the Independent Directors Committee, an affiliate of Mr. Berg retained Ernst & Young LLP (E&Y) at the company’s expense, to review the potential transactions and marketing strategy and present a plan that involved a real estate transaction and eliminated the requirement to acquire the company, which could have been very cumbersome due to the REIT tax rules which require any potential acquirer of the company as a whole to engage in extensive audits that could delay any transaction. Management believed that the initial tax plan would be extremely difficult to complete, but continued working with the top two bidders to increase their bids which resulted in the following:

•

Company D revised its bid to purchase the entire portfolio, excluding the Excluded Properties, for approximately $4.48 per share. The implied purchase price equaled $9.43 per share (assuming $4.95 per share attributable to the Excluded Properties). The transaction was to be structured with a cash payment for stockholders and converting limited partners with the Berg Group receiving 8.0% Preferred LP Units in lieu of cash. This proposal also stated the per share price would increase (making the same assumptions with respect to the Excluded Properties) to $9.56 per share if the 8.0% Preferred LP Units could be repriced as 7.0% Preferred LP Units (of which 5.0% would be paid annually and 2.0% would accrue). As described below, Stifel Nicolaus, whom the Independent Directors Committee later retained as its financial advisor, contacted Company D on October 22 and 23, 2012 to determine whether the bid submitted on March 27, 2012 was still an active offer to acquire our portfolio of properties and through such conversation clarified the structure of Company D’s bid proposal. It was ultimately determined, through details provided by Company D, that the offer had an implied per share value of less than the Buyer’s offer, when adjusted to account for the company’s operations since the bid was received in order to accurately compare Company D’s bid to the current transactions.

•

The Buyer offered to purchase the entire portfolio, excluding the Excluded Properties and the McCandless land parcels. The implied purchase price equaled $9.75 per share, allocating $4.95 per share to the Excluded Properties, $0.89 per share to the McCandless land parcels, and $3.91 per share to the balance of the portfolio. Included in the Buyer’s bid was a $31.0 million allocation to 5300 Hellyer. The Buyer provided an option whereby 5300 Hellyer could be added to the Excluded Properties at the allocated valuation, an option that was subsequently exercised.

As described in this Proxy Statement, we currently estimate the Transactions will result in a distribution to stockholders in the range of $9.20 to $9.28 per share in cash, although the amount ultimately distributed to stockholders may be below this range.

On March 28, 2012, the Board held a telephonic meeting to discuss the status of the offers. Concurrent therewith, the Independent Directors Committee held a telephonic meeting at which Mr. Berg and Raymond V. Marino, our President and Chief Operating Officer, Bingham McCutchen LLP (Bingham), our outside legal counsel at that time, and Venable were present by invitation of the Independent Directors Committee. Mr. Berg reviewed our marketing efforts to date and discussed the current bids and their respective bidders. The Independent Directors Committee then discussed certain terms of a potential transaction, including, among other things, termination fees, financing contingencies, buyer walk-away rights in the event of destruction or condemnation of properties, and liquidated damages, and discussed with Mr. Berg the possibility of a bid from a party who had yet to indicate an interest to us, which Mr. Berg felt was unlikely given the large number of potential bidders contacted. Bingham provided an overview of the proposed transaction structure and explained that the transaction included a possibility of the Berg Group retaining an interest in certain of our properties and contingent assets and liabilities, including ongoing company litigation, and that Mr. Berg might guarantee existing or new indebtedness on certain properties that might be retained. The Independent Directors Committee questioned Mr. Berg about the proposed transaction structure, then, after further discussion, unanimously directed that management, including Mr. Berg, focus on negotiating with Company B, as the current highest bidder, subject to Mr. Berg confirming, among other things, the strength of Company B’s financing source. The Independent Directors Committee also directed that management should continue to negotiate with the other bidders to ensure that we had as many alternatives as possible in the event that the discussions with Company B were to terminate without a definitive agreement. The Independent Directors Committee then directed Venable to compile a list of recommended investment banking firms in order to assist the Independent Directors Committee in selecting a financial advisor.

Following the March 28th meeting, Mr. Roher and Venable contacted four prospective financial advisors on behalf of the Independent Directors Committee to determine each firm’s willingness to be engaged as a financial advisor to the Independent Directors Committee and requested proposals from each with regard to their qualifications and fees.

On April 10, 2012, the Independent Directors Committee held a telephonic meeting at which they discussed Company B’s withdrawal of its bid due to the loss of its financial backing and the remaining outstanding bids and potential acquirers. The Independent Directors Committee also discussed “going private” transactions and fairness of a transaction to stockholders unaffiliated with any buyer. The Independent Directors Committee determined that, notwithstanding the possibility that a definitive agreement might not be reached with a third-party bidder, the Independent Directors Committee was inclined to engage a financial advisor. Mr. Roher updated the Independent Directors Committee on his conversations with representatives from each of the four financial advisor candidates, and Venable discussed their views of the qualifications of each of the financial advisor candidates and the candidates’ respective proposals to serve as a financial advisor to the Independent Directors Committee. The Independent Directors Committee determined not to take any action with regard to a financial advisor until after the following day’s meeting of the Board, at which the Independent Directors Committee would obtain more information about the status of the bidding process. The Independent Directors Committee also discussed with Venable issues relating to the amount and structure of the financial advisor candidates’ proposed fees.

On April 11, 2012, immediately following the Board meeting, the Independent Directors Committee convened an in-person meeting and discussed the status of the bidding process and the proposed structure of the transaction, including the possibility that Mr. Berg and the Berg Group might purchase our properties that were currently leased to Tenant A and Tenant B (which properties were included in the Excluded Properties), if a potential acquirer of our assets determined to exclude such properties from a transaction. The Independent Directors Committee also noted that they were informed by Mr. Berg that another large portfolio of properties would be coming on the market for sale shortly that could compete with the company’s sale process. The Independent Directors Committee discussed obtaining an independent appraisal of any properties that would be retained by Mr. Berg or the Berg Group and expressed a desire to obtain the advice of a financial advisor as to the merits of obtaining appraisals on any of our other properties. The Independent Directors Committee directed Mr. Roher to contact the financial advisor candidates to inform them of the revised transaction structure and to provide each an opportunity to adjust its proposal, if necessary. The Independent Directors Committee also discussed the qualifications of each of the four financial advisor candidates.

On April 16, 2012, Mr. Berg again advised the Independent Directors Committee that if both Tenant A and Tenant B rejected his proposal for an option to purchase their respective properties that were part of the Excluded Properties, then Mr. Berg reserved his right to adjust his $525 million valuation of the Excluded Properties. The Independent Directors Committee reserved its right to review any valuation at such time.

On April 18, 2012, the Board held a meeting to discuss the withdrawal of one of the Finalists and that two of the other Finalists, including the Buyer, were only interested in acquiring certain of our assets. Immediately following the Board meeting, the Independent Directors Committee convened a telephonic meeting and discussed the bid proposal from the Buyer and the proposed structure of a transaction, as presented at the Board meeting. The Independent Directors Committee discussed potential deal execution risks at length and reconfirmed its desire to obtain advice from a qualified financial advisor, including whether to obtain appraisals on the Excluded Properties and certain other properties held by the Operating Partnerships. The Independent Directors Committee discussed structuring the engagement with a financial advisor so that the company would not be responsible for all of the advisor’s fees in the event that negotiations with the Buyer and all other bidders terminated without a definitive agreement. The Independent Directors Committee discussed at length with Venable what it believed to be the qualifications and reputations of each of the four financial advisor candidates and narrowed down the field of candidates to three. The Independent Directors Committee then directed Mr. Roher and Venable to contact the remaining financial advisor candidates to attempt to negotiate improved pricing as well as to inquire as to each candidate’s anticipated timing to complete its fairness analysis and related work, and then to report back to the Independent Directors Committee on such discussions. After considering all of the bids and the information provided by Mr. Berg, the Independent Directors Committee indicated to the Board that it was in favor of proceeding with contract negotiations on an exclusive basis with the Buyer and instructed Mr. Berg to so proceed. The Independent Directors Committee authorized Mr. Berg to negotiate an exclusivity agreement with the Buyer and to work with company counsel to begin drafting a sale agreement.

Throughout the course of the next three weeks, Mr. Roher and Venable engaged in several further email and telephone communications with each of the three financial advisor candidates, including, among other things, with regard to each candidate’s experience and knowledge of our company and the Silicon Valley real estate market in particular; the assistance the candidate would be prepared to provide to the Independent Directors Committee during its engagement; fees and terms of the engagement; and various other matters.

On April 22, 2012, at the direction of the Independent Directors Committee, we notified the other bidders that another bid had been selected and that contract negotiations had started.

The Independent Directors Committee convened a telephonic meeting on May 8, 2012, by which time one of the three remaining financial advisor candidates had voluntarily removed itself from consideration rather than increase its fee quote to a range that was no longer competitive, which it felt would otherwise be required as a result of the work that is typically required with the proposed structure of the transaction. The other two financial advisor candidates had submitted new bid proposals with improved pricing and terms for the Independent Directors Committee. At the meeting, the Independent Directors Committee reviewed the status of the negotiations with the Buyer thus far, then discussed the remaining two financial advisor candidates’ current proposals. After discussion, the Independent Directors Committee selected Stifel Nicolaus to serve as independent financial advisor to the Independent Directors Committee in connection with its exploration and consideration of strategic alternatives. The Independent Directors Committee based its decision to select Stifel Nicolaus on Stifel Nicolaus’ excellent reputation, knowledge of the company’s real estate, experience in providing fairness opinions, Mr. Roher’s recommendation based on his interaction with representatives of Stifel Nicolaus over the prior several weeks and Stifel Nicolaus’ competitive fee structure. The Independent Directors Committee then discussed with Venable the timing of a financial advisor engagement and determined to refrain from formally engaging Stifel Nicolaus until the Independent Directors Committee had received more information about exclusivity negotiations with the Buyer. The Independent Directors Committee unanimously authorized Mr. Roher to execute an engagement letter with Stifel Nicolaus, subject to review and comment by Venable, if the Buyer executed an exclusivity agreement with us.

During the next two weeks, the Independent Directors Committee and Venable negotiated the terms of an engagement letter with Stifel Nicolaus. On May 22, 2012, the Independent Directors Committee held a telephonic meeting at which it considered the material terms of the engagement letter with Stifel Nicolaus and discussed with Venable the open negotiation and business points with respect to the engagement letter. The issues discussed included, among other things, the scope of Stifel Nicolaus’ engagement, Stifel Nicolaus’ compensation and fee structure, the fairness opinion detailed in Stifel Nicolaus’ engagement letter and Stifel Nicolaus’ expense reimbursement. The Independent Directors Committee also discussed the fairness of the consideration to be received by our Unaffiliated Stockholders relative to the consideration that, based on the current proposed transaction structure, might be received or retained by the Berg Group and certain other holders of limited partnership interests. The Independent Directors Committee also considered obtaining appraisals on other properties retained by the Berg Group in the proposed transaction structure. Venable reviewed with the Independent Directors Committee the standard of conduct applicable to members of the Independent Directors Committee under applicable law in connection with their consideration of a possible change-in-control transaction. The Independent Directors Committee directed Venable to discuss the scope of the proposed fairness opinion with Bingham and report back to the Independent Directors Committee, at which time it would consider whether to approve the other provisions discussed at the meeting.

On May 9, 2012, following preliminary negotiations between the Buyer and us, we entered into an exclusivity agreement for sixty days for negotiation of definitive agreements.

During this period and continuing until execution of the Sale Agreement, the Buyer and its representatives conducted legal, financial and business due diligence on our company including a review of documents and other information in the data room. During that time, multiple in-person and telephonic meetings were held between various representatives of our management and representatives of the Buyer.

On May 31, 2012, the Board held a meeting to discuss the structure of the proposed transactions with our company, the Buyer and the Berg Group. Immediately prior to the meeting of the full Board, the Independent Directors Committee met separately to discuss the remaining open negotiating points on the Independent Directors Committee’s engagement letter with Stifel Nicolaus and reached an agreement with Stifel Nicolaus, who joined the Board meeting by telephone. Also present at the Board meeting were Bingham, Venable and E&Y. E&Y explained the structure of the proposed transactions with our company, the Buyer and the Berg Group and discussed the associated tax-related risks and benefits. Stifel Nicolaus discussed the work that it would be performing in connection with the proposed transactions. At this meeting, it was the sense of the Board, including the Independent Directors Committee, to move forward with the transaction, including drafting and negotiating an agreement with the Buyer and continuing with the work of the Independent Directors Committee and its advisors. The engagement letter between Stifel Nicolaus and the Independent Directors Committee was executed as of June 6, 2012.

Over the next several weeks, based on the data room materials and additional information requested and received from our management and other sources, Stifel Nicolaus began its preliminary financial analysis of our company and the prospective transactions. In addition, Stifel Nicolaus met in person with our management to discuss our operations and business, market trends, management’s forecasts and the marketing and bidding process.

On June 13, 2012, the Independent Directors Committee held a meeting with Stifel Nicolaus and Venable to review the proposals Venable obtained, on behalf of the Independent Directors Committee, from three real estate appraisal firms to provide appraisals on the Retained Properties (the Property Appraisals) and certain of our other properties. The Independent Directors Committee discussed the proposals at length and decided to select Colliers International (Colliers) based on its qualifications, independence from us and our executive officers, reputation, experience in Silicon Valley real estate, ability to complete the Property Appraisals by the desired deadline and proposed fees. Stifel Nicolaus also provided an update to the Independent Directors Committee on its work, including its meetings with management to review the marketing process and the company’s business and operations. Over the course of the next week, Venable, on behalf of the Independent Directors Committee, negotiated the terms of Colliers’s engagement letter, which was executed on June 21, 2012.

On June 15, 2012, the Independent Directors Committee held a meeting at which it reviewed and discussed with Stifel Nicolaus and Venable Unaffiliated Stockholder protections to be considered for possible negotiation and inclusion in the prospective transaction agreements. The Independent Directors Committee discussed at length which protections would be consistent with the proposed transaction structure and advisable to include in an agreement with either the Buyer or the Berg Group.

On June 22, 2012, the Independent Directors Committee met again to review and discuss the process.

On June 22, 2012, we provided the Buyer with an initial draft of a Sale Agreement for their review and negotiation.

On June 26, 2012, we engaged Pillsbury Winthrop Shaw Pittman LLP (Pillsbury) to represent us in connection with the transactions being considered and certain other company legal matters in lieu of Bingham.

On June 26, 2012, the Independent Directors Committee held a meeting with Stifel Nicolaus to review the list of properties to be appraised by Colliers, the Independent Directors Committee’s assessment that the proposed transaction was worth pursuing further for our stockholders, certain Unaffiliated Stockholder protections previously circulated by Venable and the timeline for the transaction. The Independent Directors Committee also informed Stifel Nicolaus of the company’s engagement of Pillsbury as counsel to the company in connection with the proposed transaction.

On July 6, 2012, our exclusivity agreement with the Buyer expired, but the parties continued to negotiate the Sale Agreement.

On July 11, 2012, the Board held a meeting at which Mr. Berg updated the Independent Directors Committee on his discussions with the Buyer, and the Independent Directors Committee provided Mr. Berg direction with respect to the items under discussion. Mr. Berg also updated the Independent Directors Committee on his discussions with Tenants A and B.

On July 14, 2012, we provided the Buyer with a further draft of the Sale Agreement for their review and negotiation.

On July 20, 2012, the Independent Directors Committee received draft Property Appraisals from Colliers. The Independent Directors Committee, Stifel Nicolaus and Venable reviewed the reports over the next several weeks.

On numerous occasions between July 2012 and October 2012, representatives of the company, Pillsbury, Venable, the Buyer and Buyer’s counsel Gibson, Dunn & Crutcher LLP (Gibson) and Skadden, Arps, Slate, Meagher & Flom LLP (Skadden), participated in discussions and exchanged drafts and correspondence negotiating the terms of a possible transaction, focusing primarily on the provisions of the Sale Agreement.

By July 31, 2012, Mr. Berg had been informed by both Tenant A and Tenant B that they were not interested in purchasing their respective buildings that were part of the Retained Properties. Mr. Berg reported these discussions to the Independent Directors Committee.

On August 5, 2012, Mr. Berg notified the Independent Directors Committee that he had adjusted the valuation of the Retained Properties based on his knowledge of market pricing, valuation, market conditions, his discussions with Tenant A and Tenant B, and his review of the Colliers real estate valuations for those assets prepared at the request of the Independent Directors Committee. Mr. Berg informed the Independent Directors Committee that the Berg Group and other limited partners would forfeit their right to convert LP Units into shares of our common stock in an amount equal to $495 million for the Retained Property including $31 million for 5300 Hellyer, which was a total amount that nevertheless exceeded the Independent Directors Committee’s independent third-party valuation by Colliers for the Retained Properties by over $19 million (including 5300 Hellyer, or $14 million without it). This exchange would be effected through the recapitalization of the Operating Partnerships. Mr. Berg and the Independent Directors Committee continued to negotiate the terms of the Berg Proposal while also negotiating with the Buyer the final terms of the Asset Sale.

On August 7, 2012, the Independent Directors Committee met with Venable to discuss Mr. Berg’s reduced valuation on Retained Properties. The Independent Directors Committee discussed Unaffiliated Stockholder protections and their duties under applicable law. The Independent Directors Committee also discussed their negotiating strategy with respect to maximizing the price per share to the Unaffiliated Stockholders in any transaction. The Independent Directors Committee also considered alternatives to the proposed transaction, including recommending that the Board not approve any transaction.

On August 9, 2012, the Independent Directors Committee met with Mr. Berg to discuss the Berg Proposal, including price. The negotiations were characterized by the Independent Directors Committee as vigorous, but did not result in Mr. Berg changing his valuation of the Retained Properties.

At a telephonic meeting of the Independent Directors Committee held on August 10, 2012, the Independent Directors Committee reviewed Mr. Berg’s reduction in his valuation of the Retained Properties again and discussed its position with regard to such reduction. The Independent Directors Committee discussed with Stifel Nicolaus its possible fairness opinion relating to the proposed transactions and the effect of the price reduction on the bidding and sale process, Mr. Berg’s role in the process, changing market conditions and the possible outcome of a remarketing of the Retained Properties. Stifel Nicolaus then reviewed the results of the Colliers appraisals as they related to Mr. Berg’s valuations of the Retained Properties, which appraisals were approximately $19 million (including 5300 Hellyer) below Mr. Berg’s revised valuation on the Retained Properties including 5300 Hellyer. The Independent Directors Committee also considered the possible effect on the value of our company of the contemplated transactions being delayed or ultimately not consummated. Stifel Nicolaus then reviewed its preliminary analysis with respect to the valuation and fairness of the prospective transactions with the Buyer. The Independent Directors Committee discussed obtaining the best possible value for the Unaffiliated Stockholders and discussed its negotiating strategy with respect to its next meeting with Mr. Berg. The Independent Directors Committee then discussed with Venable and Stifel Nicolaus possible alternative transaction structures for Mr. Berg’s prospective transaction with us. The Independent Directors Committee directed Venable to contact Pillsbury to discuss the Independent Directors Committee’s requirements that certain Unaffiliated Stockholder protections were to be included in the draft Sale Agreement between the Buyer and the company, and Stifel Nicolaus advised that it would continue working with our management to update certain information needed for Stifel Nicolaus’ financial analysis. The Independent Directors Committee also directed Venable to contact Colliers to finalize the Property Appraisals.

At a telephonic meeting of the Independent Directors Committee held on September 7, 2012, the Independent Directors Committee, Stifel Nicolaus and Venable further discussed Mr. Berg’s adjustment of his valuation of the Retained Properties. Stifel Nicolaus reviewed its analysis comparing each of the three highest Finalist bids, which Stifel Nicolaus advised included balance sheet and other relevant adjustments to account for the company’s operations and cash flow since the initial bids were received and in order to accurately compare each of the bids to one another. The Independent Directors Committee considered its negotiating strategy with respect to Mr. Berg’s adjusted valuation, then discussed with Stifel Nicolaus and Venable the relative benefits and risks of a de novo remarketing of all of our properties and a remarketing of solely the Retained Properties, including, among other things, the potential risk of the Buyer deciding to terminate negotiations and the potential negative effect on our stockholders should our stock price decline due to failed negotiations. The Independent Directors Committee expressed its concerns that a de novo remarketing would produce a worse result for our Unaffiliated Stockholders. The members of the Independent Directors Committee reviewed with Venable their duties as members of the Independent Directors Committee under applicable law. The Independent Directors Committee directed Stifel Nicolaus to work to finalize its updated bid and valuation analyses and directed Venable to review and discuss with Pillsbury the revised draft Sale Agreement.

On September 13, 2012, the Independent Directors Committee held a telephonic meeting at which the Independent Directors Committee discussed its prior meeting with Mr. Berg, in which the Independent Directors Committee pressed Mr. Berg during an approximately four hour meeting to increase his valuation on the Retained Properties and therefor forfeit a greater number of rights to convert LP Units into shares of our common stock. However, based on several factors, including the negative responses from Tenants A and B to acquire their properties at those values, Tenant B’s lease for in excess of 500,000 square feet was scheduled to expire in August 2014 and the fact that Tenant B was unwilling to engage in lease renewal discussions, as well as the Colliers Property Appraisals indicating that they were worth considerably less than the initial estimates, Mr. Berg declined to do so. The Independent Directors Committee discussed its views of the market conditions for our properties, including its views that substantial submarkets were likely to continue with poor performance and substantial vacancies, and increased development of Class A space in many Silicon Valley submarkets. The Independent Directors Committee expressed their views that it was likely that our public stock price would decline significantly if no strategic transaction was consummated. The Independent Directors Committee then discussed whether the current proposals from the Buyer and the Berg Group were fair to the Unaffiliated Stockholders and constituted the best alternative available for the Unaffiliated Stockholders, considering all of the circumstances, including, among other things, the risks being assumed by Mr. Berg with respect to Tenant B possibly deciding not to renew its lease in 2014. The Independent Directors Committee then discussed with Venable the risks and potential benefits of informing the bidders of the change in assumed value for the Retained Properties. The Independent Directors Committee discussed Mr. Berg’s blocking rights with respect to any sale of the company and the Berg Group’s desired tax structure. The Independent Directors Committee acknowledged that Mr. Berg had verbally presented Company D, the next highest bidder, with the general terms of the real estate transaction and after considering those terms, Company D advised they would not be submitting a new bid. Upon advice from Stifel Nicolaus, the Independent Directors Committee determined that it would schedule a meeting with CBRE to review the marketing process and to further inform themselves of CBRE’s views on the Silicon Valley real estate market and submarkets, including valuation of the Retained Properties. The Independent Directors Committee then discussed the terms of the draft Sale Agreement with the Buyer, including, among other things, the termination fee payable by us and the Buyer’s potential option to terminate the Sale Agreement. The Independent Directors Committee considered the likelihood that an agreement could be reached with the Buyer without such an option. The Independent Directors Committee directed Venable to obtain additional information from the Buyer’s counsel with respect to the ability of Buyer to terminate the Sale Agreement prior to the Stockholder Meeting (Walk Rights) and to attempt to negotiate more favorable window shop, termination fee and Walk Rights provisions in the Sale Agreement. The Independent Directors Committee directed that Venable continue working with Pillsbury on the unresolved issues in the draft Sale Agreement with the Buyer to try to achieve the best outcome for the Unaffiliated Stockholders.

On September 14, 2012, Stifel Nicolaus had a call with Mr. Berg to review certain financial information, which impacted Stifel Nicolaus’ bid analysis.

On September 24, 2012, Venable and Pillsbury held a telephonic meeting with the Buyer’s counsel to discuss open issues in the Sale Agreement with the Buyer, including certain Walk Rights afforded to the Buyer. Counsel for the Buyer explained that the Walk Rights were offered by us as a solution to stalled negotiations related to the Buyer’s insistence on indemnification from the company, which we and the Independent Directors Committee found unacceptable. After this call, principals of the Buyer informed Mr. Berg that without the current Walk Rights afforded to the Buyer in the Sale Agreement, the Buyer would not be willing to enter into an agreement with our company to purchase the Target Properties, and, instead, would terminate negotiations.

On September 25, 2012, Mr. Helzel and Mr. Roher held an in-person meeting with representatives of CBRE and Stifel Nicolaus, with Venable participating by telephone, to discuss the marketing and bidding process for our properties. Mr. Helzel and Mr. Roher also questioned the CBRE representatives about general market conditions for purchasing and leasing Silicon Valley real estate and about sale and lease prospects with regard to our properties in general and, in particular, among others, the Retained Properties. Immediately following this meeting, Mr. Helzel and Mr. Roher met separately with Stifel Nicolaus and Venable to review and consider the information discussed in the meeting with CBRE, including that the CBRE representatives felt that the initial valuation of $525 million by Mr. Berg on the Retained Properties was too high and CBRE’s opinion that a current tenant of a property would be likely to provide the highest valuation for any given property which was a factor in the original valuation by the Berg Group for the Retained Properties. In addition, the continued delay by the City of Mountain View, California, to consider our request for re-zoning of the Tenant B property barred expansion and, therefore, had a negative effect on the value of our land adjacent to such property. On the other hand, since CBRE noted that there had been no material change in the real estate submarkets where the Retained Properties were located during the marketing process through the present timeframe, the Independent Directors Committee could conclude that Company D’s valuation of the Retained Properties would be unchanged. Messrs. Roher and Helzel confirmed their consensus that the Independent Directors Committee should continue to press Mr. Berg to increase his revised valuation on the Retained Properties and for the Independent Directors Committee to authorize Stifel Nicolaus to contact Company D to confirm its bid generally and specifically in regard to the Retained Properties.

On September 27, 2012, the Independent Directors Committee held a telephonic meeting at which Venable updated the Independent Directors Committee on the status of negotiations of the Sale Agreement with the Buyer, including, among other things, the Buyer’s rights to terminate the agreement, the termination fees and the definition of a “superior proposal” for purposes of the no-shop and fiduciary out provisions. The Independent Directors Committee directed Venable to attempt to negotiate amendments to the Walk Rights and other provisions that would be more favorable to the company and our stockholders. The Independent Directors Committee and Stifel Nicolaus discussed Stifel Nicolaus’ financial analysis comparing the last proposals from each of the Finalists, as adjusted to account for the company’s operations since such bids were received, which adjustments were necessary in order to accurately compare each of the bids to one another. Stifel Nicolaus advised the Independent Directors Committee to contact Company D for more information on the terms of its bid and to find out whether its offer was still open. The Independent Directors Committee discussed the risks and benefits of engaging Company D, including the possibility that the Buyer could terminate negotiations and that Mr. Berg (assuming he learned that Company D was no longer interested in a transaction to acquire our properties) could attempt to further lower his valuation on the Retained Properties. At the Independent Directors Committee’s request, Venable reviewed the duties of the members of the Independent Directors Committee under applicable law. The Independent Directors Committee also discussed Mr. Berg’s blocking rights as a controlling stockholder (assuming full conversion of LP Units), and the importance of the Independent Directors Committee exploring all available strategic alternatives, including the possibility of the Independent Directors Committee deciding not to approve a transaction. The Independent Directors Committee also reviewed their meeting with CBRE on September 25 and discussed their conclusions, including that it would be beneficial to contact Company D to confirm its bid to determine whether the Buyer transaction combined with the valuation offered by Mr. Berg on the Retained Properties was superior to Company D’s bid.

On October 2, 2012, Pillsbury, Stifel Nicolaus and Venable held a telephonic meeting with the Buyer’s counsel to discuss the Buyer’s termination rights. Ultimately, the Buyer’s counsel agreed to revise the Buyer’s unqualified right to terminate the agreement so that such right expires prior to the stockholders meeting held to consider and vote upon the proposed transaction, rather than after such meeting.

On October 10, 2012, the Independent Directors Committee met with Mr. Berg to discuss price again. However, Mr. Berg refused to increase his valuation on the Retained Properties. Mr. Berg insisted that he had offered both Tenant A and Tenant B the opportunity to purchase their respective properties, but neither party accepted such offer. Mr. Berg also explained that he did not believe the prior transaction structure would work from a tax planning perspective and could not be completed in time to meet a December 31, 2012 closing date. Mr. Berg noted that he had worked with E&Y on a revised transaction structure to sell all or substantially all of the company’s assets, financed with a loan from the Buyer. The following day, Stifel Nicolaus met telephonically with Mr. Berg to discuss price and other matters, but, again, Mr. Berg would not agree to increase his valuation on the Retained Properties.

On October 10, 15 and 19, 2012, the Board held meetings to discuss the status of the Sale Agreement and Mr. Berg updated the Independent Directors Committee on the remaining open issues. Mr. Berg also discussed the anticipated timing of signing the Sale Agreement. The Independent Directors Committee provided Mr. Berg with direction as to the negotiation of open issues.

At a telephonic meeting of the Independent Directors Committee on October 14, 2012, Stifel Nicolaus recounted the details of its telephonic meeting with Mr. Berg on October 11, 2012. The Independent Directors Committee then discussed with Venable the possible timing of the prospective transactions and the draft Sale Agreement between the Buyer and the company. The Independent Directors Committee directed Stifel Nicolaus and Venable to contact E&Y to clarify the tax implications of the transaction structure proposed by E&Y and the initial transaction structure proposed by Bingham. The Independent Directors Committee felt it needed to better understand whether any transaction to acquire our entire company could be structured to accomplish the Berg Group’s tax planning, including whether Company D’s proposed structure was feasible. Based on this information, the Independent Directors Committee would further consider whether to direct Stifel Nicolaus to contact Company D to clarify whether Company D was in fact still interested in bidding for the company’s assets, and if so to clarify the structure, price and other terms of its bid.

On October 18, 2012, Mr. Berg provided the Independent Directors Committee, Venable and Pillsbury with the first drafts of the Recapitalization Agreements.

On numerous occasions between October 18 and November 1, 2012, with the assistance of Venable and Pillsbury, the Independent Directors Committee negotiated the Recapitalization Agreements with Mr. Berg. In addition, we discussed the Recapitalization Agreements with the Buyer.

On October 19, 2012, the Independent Directors Committee held an in-person meeting with Pillsbury and connected Venable by telephone to review and discuss the draft Sale Agreement between us and the Buyer. After a lengthy discussion, the Independent Directors Committee directed Venable to make certain changes to the Sale Agreement and send the same to Pillsbury for further distribution to the Buyer’s counsel. The Independent Directors Committee then directed Pillsbury to review and revise the draft Recapitalization Agreements and then send the revised Recapitalization Agreements to Venable for its review and comment.

Over the next several days, Stifel Nicolaus, Venable and Pillsbury negotiated with Mr. Berg on the terms and conditions of the draft Recapitalization Agreements, including, among other provisions, the structure of the contemplated transactions, a non-waivable majority-of-the-Unaffiliated Stockholder approval requirement, directors and officers insurance and fiduciary-out provisions that mirrored the Sale Agreement.

On October 20 and 21, 2012, E&Y, Stifel Nicolaus and Venable held two telephonic meetings to review the current and prior proposed transaction structures and to clarify the tax implications of each. It was determined from these conversations that both structures worked from a tax perspective for the Berg Group. On October 21, 2012, the Independent Directors Committee authorized Stifel Nicolaus to contact Company D to confirm its bid, including if Company D was willing to purchase the Retained Properties. On October 22 and 23, 2012, Stifel Nicolaus contacted Company D. As a result of these telephone calls, it became apparent that Company D was only interested in the Target Properties and had assumed the Retained Properties would be sold. Company D confirmed that, while it bid on the entire portfolio, Company D assumed that there would be a pre-sale of the Retained Properties and did not actually desire to purchase the Retained Properties for $525 million. Company D also indicated that the bid increase from $9.15 to $9.43 per share between March 27 and April 16 was reflective, in large part, of certain assumptions regarding the treatment of minority interests in joint venture properties, which Company D believed, based on conversations with Mr. Berg, were necessary for comparability with other bids. Thereafter, and based on its call with Company D, Stifel Nicolaus revised its bid analysis, which, after adjustments to account for the company’s operations since the initial bids were received and in order to accurately compare Company D’s bid to the Buyer transaction, resulted in a re-valuation of the bid by Company D that was less than the Buyer’s bid.

On October 29, 2012, the Board held a meeting at which time Mr. Berg and Pillsbury updated the Board on the status of the negotiations and the various agreements. Immediately following the Board meeting, the Independent Directors Committee met with Venable by telephone to discuss the Recapitalization Agreements. The Independent Directors Committee also discussed whether sale of the company’s assets was the best strategic alternative for the company.

On October 30, 2012, the Independent Directors Committee held a telephonic meeting at which Venable updated the Independent Directors Committee on the status of negotiations concerning the open issues on the draft Recapitalization Agreements. Later that day, company management, including Mr. Berg, Pillsbury, Stifel Nicolaus, Venable and E&Y reviewed the Partnership Separation Agreement and the schedules thereto by telephone.

On October 31, 2012, the Independent Directors Committee held a telephonic meeting with Pillsbury and Venable to review certain open items to the Recapitalization Agreements.

On November 1, 2012, the Independent Directors Committee held a special meeting by videoconference to consider and vote upon the proposed Recapitalization Agreements and the Sale Agreement, which had been reviewed, commented on and negotiated by the Independent Directors Committee in advance of the meeting. At the meeting, at the request of the Independent Directors Committee, Pillsbury provided an update on the status of the prospective sale of our assets, including with regard to the draft transaction agreements. Venable reviewed the duties of the members of the Independent Directors Committee under applicable law. At the request of the Independent Directors Committee, Stifel Nicolaus reviewed in detail its financial analysis of our company and the proposed transactions and discussed the bases for and assumptions in such analyses. Stifel Nicolaus informed the Independent Directors Committee that, subject to review of the final transaction agreements and preparation of Stifel Nicolaus’ final presentation and written opinion, and assuming there were no subsequent material changes in the facts or terms of the transaction agreements that would impact Stifel Nicolaus’ valuation analyses, Stifel Nicolaus would deliver an oral opinion, to be subsequently confirmed in writing, that, based on and subject to the assumptions and limitations contained in its written opinion, as of the date of the meeting, the consideration to be received in the transactions pursuant to the transaction agreements by our common stockholders, other than the Buyer, Mr. Berg or Mr. Berg’s affiliates, was fair to such common stockholders from a financial point of view. The Independent Directors Committee then adjourned the meeting to attempt to resolve the open issues and finalize the draft transaction agreements and planned to reconvene to consider the proposed transactions and final agreements once this was done.

Following the meeting, the Independent Directors Committee negotiated with Mr. Berg on the final open issues in connection with the Recapitalization Agreements. The Independent Directors Committee also discussed with Mr. Berg his opinion on the proposed Asset Sale. After further negotiations and discussions among Pillsbury, Stifel Nicolaus, Venable and Mr. Berg, the Independent Directors Committee held another meeting on November 1,

2012, by telephone. Stifel Nicolaus and Venable discussed with Pillsbury the status of the draft transaction agreements, including the resolution of all open issues. Stifel Nicolaus then reviewed for the Independent Directors Committee Stifel Nicolaus’ draft written fairness opinion and certain revisions to Stifel Nicolaus’ earlier presentation. At the Independent Directors Committee’s invitation, Mr. Berg and Mr. Marino joined the meeting for Pillsbury to review the key terms of, and any changes to, each of the proposed transaction agreements. Mr. Berg, Mr. Marino, Pillsbury and Stifel Nicolaus then left the meeting, after which Venable reviewed with the Independent Directors Committee the protective provisions of the transaction agreements, as well as the Buyer’s termination rights under its draft Sale Agreement with us and the no-shop/window-shop provisions. After further discussion among the Independent Directors Committee and Venable regarding the price and other terms of the transaction agreements, the Independent Directors Committee invited Stifel Nicolaus to rejoin the meeting, at which time Stifel Nicolaus delivered its oral opinion, to be subsequently confirmed in writing, that, subject to the assumptions and limitations contained in the written opinion, as of the date of the meeting, the consideration to be received in the proposed transactions pursuant to the transaction agreements by our common stockholders, other than the Buyer, Mr. Berg or Mr. Berg’s affiliates, was fair to such common stockholders from a financial point of view. Stifel Nicolaus also indicated that, based solely on its review of the Property Appraisals from Colliers, it believed that it would be appropriate for the Independent Directors Committee to conclude that the value being attributed to the Retained Properties as set forth in the Partnership Separation Agreement is reasonable from the perspective of the holders of our shares of common stock other than the Affiliated Stockholders. The full text of the opinion of Stifel Nicolaus, dated as of November 1, 2012, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Stifel Nicolaus in rendering its opinion, is attached as Annex A to this Proxy Statement. Upon further review and after further discussion, the Independent Directors Committee then unanimously determined (i) that the proposed transactions were the best strategic alternative reasonably available to us and were in our best interests, (ii) that the proposed transaction agreements and the transactions contemplated thereby represented the best value and other terms reasonably available to our stockholders, and (iii) to recommend to the Board that the Board approve the proposed transactions on the terms set forth in the transaction agreements and to recommend to our stockholders approval of the proposed transactions.

On November 1, 2012, the Board held a special meeting to consider and vote to approve the proposed Sale Agreement and Recapitalization Agreements that had been provided to the Board in advance of the meeting. The Board discussed with its advisors the Independent Directors Committee’s recommendation to approve the Asset Sale, the Sale Agreement, and the Recapitalization Agreements. Based on the recommendation of the Independent Directors Committee, the Board unanimously (i) approved the OP Recapitalization, the Recapitalization Agreements, the Asset Sale and the Sale Agreement, (ii) determined the OP Recapitalization and the Asset Sale to be advisable and fair to and in the best interests of our Unaffiliated Stockholders, (iii) determined to submit the Recapitalization, as provided in the Recapitalization Agreements and the Asset Sale, as provided in the Sale Agreement, to our stockholders, and (iv) recommended that our stockholders approve the OP Recapitalization, and the Asset Sale.

Following the adjournment of the meeting of the Board on November 1, 2012, we engaged in final discussions with the Buyer and the parties signed the Sale Agreement and the Recapitalization Agreements on November 2, 2012, after the closing of the NASDAQ Stock Market. Shortly thereafter, we issued a news release announcing the signing of the Sale Agreement and the Recapitalization Agreements and filed a current report on Form 8-K dated November 2, 2012.

On November 12, 2012, the Independent Directors Committee unanimously (i) approved the Liquidation and (ii) determined the Liquidation to be advisable and fair to and in the best interests of our Unaffiliated Stockholders. The Independent Directors Committee recommended that the Board approve the Liquidation.

On November 12, 2012, based on the recommendation of the Independent Directors Committee, the Board unanimously (i) approved the Liquidation, (ii) determined the Liquidation to be advisable and fair to and in the best interests of our Unaffiliated Stockholders, (iii) determined to submit the Liquidation to our stockholders, and (iv) recommended that our stockholders approve the Liquidation.

For a discussion of the material factors considered by the Independent Directors Committee and by the Board see “—Reasons for the OP Recapitalization, the Asset Sale and the Liquidation and Factors Considered by the Independent Directors Committee in Determining Fairness” below and “—Reasons for the OP Recapitalization, the Asset Sale and the Liquidation and Factors Considered by the Board in Determining Fairness” below.

Reasons for the OP Recapitalization, the Asset Sale and the Liquidation and Factors Considered by the Independent Directors Committee in Determining Fairness

At a meeting held on November 1, 2012, the Independent Directors Committee unanimously approved and declared advisable and in the best interests of our company and of our stockholders the OP Recapitalization and Asset Sale, on substantially the terms and conditions set forth in the Recapitalization Agreements and the Sale Agreement, and recommended to the Board that it approve the OP Recapitalization, and the Asset Sale. At a meeting held on November 12, 2012, the Independent Directors Committee unanimously approved and declared advisable and in the best interests of our company and of our stockholders the Liquidation (together with the OP Recapitalization and Asset Sale, the Transactions) on substantially the terms and conditions set forth in the plan of liquidation, and recommended to the Board that it approve the Liquidation.

In evaluating the Transactions and the other transactions contemplated by the Recapitalization Agreements and the Sale Agreement, the Independent Directors Committee consulted with our senior management, as well as our outside legal counsel and the Independent Directors Committee’s separate legal counsel and financial advisor, and considered a number of factors, including the following:

•

the Independent Directors Committee’s understanding of our business, operations, financial condition, earnings and prospects, including our prospects as an independent entity, and management’s and the Independent Directors Committee’s views and opinions on the current state of the REIT industry;

•

the Independent Directors Committee’s belief based on its review, with the assistance of its own advisors and our management and our advisors, that the Transactions are more favorable to our stockholders than other potential strategic alternatives available to us, including continuing to operate as an independent company;

•	as described above “—Background of the Transactions” beginning on page 15, the solicitation process undertaken by our company;

•

the Independent Directors Committee’s belief that, in light of the solicitation process conducted at the direction of and in consultation with the Board and the Independent Directors Committee’s knowledge of other participants in the REIT industry, another party would be unlikely to propose an alternative transaction that would be more favorable to us and our stockholders than the Transactions, and the fact that, if such alternative transaction was proposed, it could be pursued subject to the terms of the Sale Agreement as described below;

•

Stifel Nicolaus’ opinion and financial presentation, dated November 1, 2012, to the Independent Directors Committee as to the fairness, from a financial point of view and as of the date of the opinion, of the proposed per share consideration to be received by holders of our common stock, other than Affiliated Stockholders, as more fully described below under “The Transactions – Stifel, Nicolaus & Company, Incorporated, Financial Advisor to the Independent Directors Committee”;

•

Stifel Nicolaus’ belief that, based solely on a review of the Property Appraisals by Colliers with respect to the properties not being purchased by the Buyer (the Retained Properties) and certain other of our properties, it would be appropriate for the Independent Directors Committee to conclude that the value being attributed to the Retained Properties as part of the OP Recapitalization as set forth in the Separation Agreement is reasonable from the perspective of the Unaffiliated Stockholders, as more fully described below under “The Transactions – Stifel, Nicolaus & Company, Incorporated, Financial Advisor to the Independent Directors Committee”;

•

the Independent Directors Committee considered the fact that the Transactions were the product of active negotiations between Mr. Berg and the Buyer and the Independent Directors Committee, which resulted in an 18.5% increase in the consideration for the Target Properties from the Buyer’s initial offer;

•

the current and historical market prices of shares of our common stock, and the fact that a liquidating distribution of $9.20 per share of our common stock represented a premium of approximately 21.0% over our company’s three-month average closing share price and a premium of approximately 19.6% over our company’s ten-day average closing stock price prior to December 20, 2011, the day before we announced that our company was exploring strategic alternatives;

•	the likelihood that the Asset Sale would be completed based on, among other things (not in any relative order of importance):

•	the reputation of the Buyer and its financial sponsors (TPG and Divco), its familiarity with our industry and its demonstrated ability to complete similar transactions; and

•	the Independent Directors Committee’s assessment of the Buyer’s resources and access to capital to fund the consideration contemplated by the Sale Agreement;

•

the terms and conditions of the Recapitalization Agreements and the Sale Agreement, which were reviewed by the Independent Directors Committee with its outside financial and legal advisors, and the fact that such terms were the product of arm’s-length negotiations between the parties;

•

the Board’s ability, under certain circumstances, to (1) withhold, withdraw, qualify or modify its recommendation or (2) cause us to terminate the Sale Agreement in order to enter into an agreement providing for a superior proposal, subject in each case to the payment by us of a termination fee of $14 million to the Buyer, which the Independent Directors Committee concluded was reasonable in the context of termination fees in comparable transactions and in light of the overall terms of the Sale Agreement, including the per share consideration;

•	that no other bidder proposed a cash price in a final bid with the proposed structure that was as high as the consideration offered collectively by the Buyer and the Berg Group in the Transactions;

•

the fact that the consideration to be received by the holders of shares of our common stock in the Liquidation will provide our common stockholders with immediate liquidity and value that is not subject to market fluctuations;

•

the high cost, relative to the size of our company, of maintaining public company status, as well as the substantial amounts of time and attention from members of our senior management necessary to ensure compliance; and

•	our company’s future prospects, including market conditions, the future performance of our company’s assets and the potential risks to successful execution of our business strategy.

The Independent Directors Committee also considered a variety of potentially negative factors in its deliberations concerning the OP Recapitalization, the Recapitalization Agreements, the Asset Sale and the Sale Agreement, including the following (not in any relative order of importance):

•

the OP Recapitalization and the Asset Sale would preclude our stockholders from having the opportunity to participate in the future performance of our assets, our future earnings growth, if any, and future appreciation of the value of our common stock, if any;

•	the fact that the cash distribution would be taxable to our stockholders that are U.S. holders for U.S. federal income tax purposes and may be taxable to our foreign stockholders;

•

the significant costs involved in connection with entering into and consummating the Transactions and the substantial time and effort of our management required to complete the Transactions and related disruptions to the operation of our business;

•

if the Transactions are not consummated, our company would have incurred significant expenses and employees would have expended extensive efforts to complete the Transactions, and, as a result, our company might experience adverse effects on our operating results, ability to attract or retain employees and our general competitive position;

•	the fact that we would be prohibited from affirmatively soliciting acquisition proposals for our company after execution of the Sale Agreement;

•

the fact that Mr. Berg and the Berg Group in the OP Recapitalization have interests in the Asset Sale that are different from, or in addition to, the interests of our stockholders. See “The Transactions—Interests of our Directors and Executive Officers in the Transactions” beginning on page 45;

•	the fact that the Buyer can terminate the Sale Agreement for any reason at any time until the Benchmark Date as defined below;

•

the possibility that the termination fee of $14 million or expense reimbursement of up to $2.5 million payable by us upon termination of the Sale Agreement under certain circumstances could discourage other potential acquirers from making a competing bid to acquire us;

•

the fact that, while we expect that the Asset Sale will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the Asset Sale set forth in the Sale Agreement will be satisfied;

•

the timing risks inherent in the Transactions such that the failure to close the Asset Sale following completion of the OP Recapitalization could result in a loss of our REIT status and adverse tax consequences to our stockholders and to us;

•	the fact that, if the Liquidation does not occur in 2012, the liquidating distribution may be taxed at a higher rate; and

•	the other risks described under “Risk Factors and Cautionary Statement Concerning Forward-Looking Information” beginning on page 97.

The foregoing discussion of the information and factors considered by the Independent Directors Committee is not intended to be exhaustive, but includes the significant factors considered by the Independent Directors Committee in evaluating the Transactions. In view of the variety of factors considered in connection with its evaluation of the Transactions, the Independent Directors Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual members of the Independent Directors Committee may have given different weights to different factors. The Independent Directors Committee did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Independent Directors Committee based its recommendation to the Board on the totality of the information presented.

Reasons for the OP Recapitalization, the Asset Sale and the Liquidation and Factors Considered by the Board in Determining Fairness

At a meeting held on November 1, 2012, the Board unanimously approved and declared advisable and in the best interests of our company and of our stockholders the OP Recapitalization and the Asset Sale, on substantially the terms and conditions set forth in the Recapitalization Agreements and the Sale Agreement, directed that the Asset Sale and the OP Recapitalization be submitted to our stockholders for approval, and recommended that stockholders vote in favor of the approval of the OP Recapitalization and the Asset Sale on substantially the terms and conditions set forth in the Recapitalization Agreements and the Sale Agreement. At a meeting held on November 12, 2012, the Board unanimously approved and declared advisable and in the best interests of our company and of our stockholders the Liquidation on substantially the terms and conditions set forth in the plan of liquidation, and directed that the Liquidation to be submitted to our stockholders for approval, and recommended that stockholders vote in favor of the approval of the Liquidation.

In evaluating the Transactions and the other transactions contemplated by the Recapitalization Agreements and the Sale Agreement, the Board considered the recommendation of the Independent Directors Committee, consulted with our senior management, as well as our outside legal counsel and considered a number of factors, including the following:

•

the Board’s understanding of our business, operations, financial condition, earnings and prospects, including our prospects as an independent entity, and management’s and the Board’s views and opinions on the current state of the REIT industry;

•

the Board’s belief based on its review, with the assistance of management and our advisors, that the Transactions are more favorable to our stockholders than other potential strategic alternatives available to us, including continuing to operate as an independent company;

•	Management’s efforts to find a buyer for our company, including:

•

the fact that, in late 2011, our management began an extensive marketing effort with respect to our real estate portfolio, including an open bidding process where more than 100 REITs, operating partnerships, investment funds and insurance companies were invited to indicate their interest in our company;

•

as a result of those solicitations of interest, we sent bid packages to more than 50 prospective bidders, received six bids and decided to explore the financial strength and ability to close a transaction with four of the bidders;

•

the fact that at least two of the four final bidders preferred to purchase a portion of our properties, as opposed to our entire portfolio, because they determined that certain of the properties were too expensive for the bidders to obtain the necessary return on their investment; and

•	the fact that one of the final bidders lost its financial backing and withdrew from the bidding process;

•

the fact that Mr. Berg and the Berg Group were willing to purchase the properties that were not wanted by certain of the bidders for a price that exceeded the appraised value of the Retained Properties;

•

the Board’s belief that, in light of the solicitation process conducted at the direction of and in consultation with the Board and its and the Independent Directors Committee’s knowledge of other participants in the REIT industry, another party would be unlikely to propose an alternative transaction that would be more favorable to us and our stockholders than the Transactions, and the fact that, if such alternative transaction was proposed, it could be pursued subject to the terms of the Sale Agreement as described below;

•

the receipt by the Independent Directors Committee of Stifel Nicolaus’ opinion and financial presentation, dated November 1, 2012, as to the fairness, from a financial point of view and as of the date of the opinion, of the proposed per share consideration to be received by the Unaffiliated Stockholders, as more fully described below under “The Transactions – Stifel, Nicolaus & Company, Incorporated, Financial Advisor to the Independent Directors Committee”;

•

Stifel Nicolaus’ belief that, based solely on a review of the Property Appraisals it would be appropriate for the Independent Directors Committee to conclude that the value being attributed to the Retained Properties as part of the OP Recapitalization as set forth in the Separation Agreement is reasonable from the perspective of the Unaffiliated Stockholders, as more fully described below under “The Transactions – Stifel, Nicolaus & Company, Incorporated, Financial Advisor to the Independent Directors Committee”;

•	The review by the Independent Directors Committee of the Property Appraisals;

•

the Independent Directors Committee’s unanimous approval of the Transactions and their determination that the Transactions are advisable, fair to and in the best interests of our company and our stockholders, and their recommendation to the Board that the Board approve the Transactions;

•	the likelihood that the Asset Sale would be completed based on, among other things (not in any relative order of importance):

•	the reputation of the Buyer and its financial sponsors, its familiarity with our industry and its demonstrated ability to complete similar transactions; and

•	the Board’s assessment of the Buyer’s resources and access to capital to fund the consideration contemplated by the Sale Agreement;

•

the Board’s ability, under certain circumstances, to (1) withhold, withdraw, qualify or modify its recommendation or (2) cause us to terminate the Sale Agreement in order to enter into an agreement providing for a superior proposal, subject in each case to the payment by us of a termination fee of $14 million to the Buyer, which the Independent Directors Committee concluded was reasonable in the context of termination fees in comparable transactions and in light of the overall terms of the Sale Agreement, including the per share consideration;

•	that no other bidder proposed a cash price in a final bid with the proposed structure that was as high as the consideration offered by the Buyer;

•	the Board’s understanding of economic conditions in Silicon Valley, including:

•

a slow recovery in the real estate market for assets similar to ours that contributed to increased market volatility and diminished expectations for the Silicon Valley economy and the real estate market, in particular;

•	lower demand for manufacturing and R&D properties similar to ours by companies in Silicon Valley;

•	an opportunity to take advantage of the low interest rate environment which has increased capitalization rates and the value of income producing real estate;

•	an opportunity for an adequately capitalized buyer to take advantage of improving market conditions to increase the occupancy of our vacant properties; and

•	the fact that the Transactions are subject to approval by our stockholders, including, with respect to the OP Recapitalization, approval by a majority vote of the Unaffiliated Stockholders.

The Board also considered a variety of potentially negative factors in its deliberations concerning the OP Recapitalization, the Recapitalization Agreements, the Asset Sale and the Sale Agreement, including the following (not in any relative order of importance):

•

the OP Recapitalization and the Asset Sale would preclude our stockholders from having the opportunity to participate in the future performance of our assets, our future earnings growth, if any, and future appreciation of the value of our common stock, if any;

•	the fact that any gain on the cash distribution would be taxable to our stockholders that are U.S. holders for U.S. federal income tax purposes and may be taxable to our foreign stockholders;

•

the significant costs involved in connection with entering into and consummating the Transactions and the substantial time and effort of our management required to complete the Transactions and related disruptions to the operation of our business;

•	the fact that the Buyer can terminate the Sale Agreement for any reason at any time until one business day prior to the date of the Special Meeting;

•	the fact that we would be prohibited from affirmatively soliciting acquisition proposals for our company after execution of the Sale Agreement;

•

the possibility that the termination fee of $14 million or expense reimbursement of up to $2.5 million payable by us upon termination of the Sale Agreement under certain circumstances could discourage other potential acquirers from making a competing bid to acquire us;

•

the fact that Mr. Berg and the Berg Group in the OP Recapitalization have interests in the Asset Sale that are different from, or in addition to, the interests of our stockholders. See “The Transactions—Interests of our Directors and Executive Officers in the Transactions” beginning on page 45;

•

the fact that, while we expect that the Asset Sale will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the Asset Sale set forth in the Sale Agreement will be satisfied;

•

the timing risks inherent in the structure of the Transactions such that the failure to close the Asset Sale following completion of the OP Recapitalization could result in a loss of our REIT status and adverse tax consequences to our stockholders and to us;

•	the fact that, if the Liquidation does not occur in 2012, any gain recognized by a stockholder in connection with the liquidating distribution may be taxed at a higher rate; and

•	the other risks described under “Risk Factors and Cautionary Statement Concerning Forward-Looking Information” beginning on page 97.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes the significant factors considered by the Board in evaluating the Transactions. In view of the variety of factors considered in connection with its evaluation of the Transactions, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented.

Recommendation of the Independent Directors Committee

The Independent Directors Committee unanimously approved the OP Recapitalization, the Asset Sale and the Liquidation, and determined the OP Recapitalization, the Asset Sale and the Liquidation to be advisable and fair to and in the best interests of our company and our stockholders. The Independent Directors Committee unanimously recommended that the Board approve and declare advisable the OP Recapitalization, the Asset Sale and the Liquidation. The Independent Directors Committee considered a number of factors, as more fully described above under “—Reasons for the OP Recapitalization, the Asset Sale and the Liquidation and Factors Considered by the Independent Directors Committee in Determining Fairness,” in determining to recommend that the Board approve the OP Recapitalization, the Asset Sale and the Liquidation.

Recommendation of our Board of Directors

Our Board of Directors (our Board), acting upon the recommendation of the Independent Directors Committee, has unanimously approved the OP Recapitalization, the Recapitalization Agreements, the Asset Sale, the Sale Agreement and the Liquidation, and determined the OP Recapitalization, the Asset Sale and the Liquidation to be advisable and fair to and in the best interests of our Unaffiliated Stockholders. Our Board considered a number of factors, as more fully described under “—Reasons for the OP Recapitalization, the Asset Sale and the Liquidation and Factors Considered by the Board in Determining Fairness,” in determining to submit the OP Recapitalization, the Asset Sale and the Liquidation to our stockholders and recommend that our stockholders approve the OP Recapitalization, the Asset Sale and the Liquidation. The Board unanimously recommends that you vote “FOR” the approval of the OP Recapitalization, the Asset Sale and the Liquidation.

Opinion of Stifel, Nicolaus & Company, Incorporated, Financial Advisor to the Independent Directors Committee

The Independent Directors Committee retained Stifel Nicolaus on June 6, 2012 to provide a fairness opinion and related services in connection with the Transactions contemplated by the Recapitalization Agreements and the Sale Agreement. The Independent Directors Committee selected Stifel Nicolaus based on Stifel Nicolaus’ excellent reputation, knowledge of Silicon Valley real estate, experience in providing fairness opinions, Mr. Roher’s recommendation based on his interaction with representatives of Stifel Nicolaus and Stifel Nicolaus’ competitive fee structure. On November 1, 2012, Stifel Nicolaus delivered its written opinion, dated November 1, 2012, to the Independent Directors Committee that, as of the date of the opinion and subject to and based on the assumptions made, procedures followed, matters considered and limitations of the review undertaken in such opinion, the consideration to be received in the Transactions pursuant to the Recapitalization Agreements and the Sale Agreement by holders of issued and outstanding shares of our common stock who are not Affiliated Stockholders was fair to such holders, from a financial point of view.

The full text of the written opinion of Stifel Nicolaus is attached as Annex A to this Proxy Statement and is incorporated into this document by reference. The summary of Stifel Nicolaus’ fairness opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion. Stockholders are urged to read the opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, other matters considered and limits of the review undertaken by Stifel Nicolaus in connection with such opinion.

The opinion of Stifel Nicolaus is directed to the Independent Directors Committee in connection with its consideration of the financial terms of the Transactions. Stifel Nicolaus’ opinion did not constitute a recommendation to the Independent Directors Committee, the Board or any stockholder as to how the Independent Directors Committee, the Board or such stockholder should vote on the Transactions or to any stockholder as to how any such stockholder should vote at any stockholders’ meeting at which the Transactions are considered or whether or not any stockholder should exercise any dissenters’ or appraisal rights that may be available to such stockholder. Stifel Nicolaus’ opinion does not compare the relative merits of the Transactions with any other alternative transaction or business strategy which may have been available to us and does not address the underlying business decision of the Independent Directors Committee, the Board or us to proceed with the Transactions or any aspect thereof. Stifel Nicolaus was not engaged to assist in, and was not involved in, the sales process, our decision to pursue certain strategic alternatives, or our consideration of transactions other than the Transactions pursuant to the sales process.

Stifel Nicolaus’ opinion is limited to whether the consideration to be received by the holders of the Shares who are not Affiliated Stockholders is fair from a financial point of view. At the direction of the Independent Directors Committee, Stifel Nicolaus did not pass upon the fairness of the consideration to be paid to the Affiliated Stockholders or holders of LP Units. Stifel Nicolaus noted in its opinion that we engaged in a process earlier in 2012 which resulted in the selection of Divco and TPG as the principal purchaser of our assets, and that process included a stated assumption that certain of the Retained Properties, which, in addition to certain other properties, constitute the Retained Properties, would be purchased or retained by the Berg Group at a valuation in excess of the ultimate price being paid by the Berg Group. That process was not reopened after the purchase price initially indicated to be offered by the Berg Group for certain of the Retained Properties was reduced. Further, Stifel Nicolaus’ opinion noted that Mr. Berg and certain affiliated parties and entities have certain approval rights with respect to fundamental corporate actions, including any merger, consolidation or sale of all or substantially all of our assets. In addition, Stifel Nicolaus’ opinion does not consider, address or include: (1) the legal, tax or accounting consequences of the Transactions on Mission West, the Berg Group or the holders of our common stock, including the continuation of statutory REIT qualification requirements; (2) the fairness of the amount or nature of any compensation to any of our officers, directors or employees, or class of such persons, relative to the compensation to the holders of our securities; (3) the fairness of the consideration to be paid to affiliates of the Berg Group or the holders of LP Units; (4) the independent fairness of the component parts of the

Transactions, including, without limitation, the fairness of the Transactions to the Berg Group or fairness of the OP Recapitalization; (5) the risks and attendant costs to us of the Transactions; (6) the risks and attendant impact of a delay in the Liquidation or a need to defer payments to stockholders in connection with the Liquidation; or (7) any advice or opinions provided by any other advisor to us other than Colliers. Furthermore, Stifel Nicolaus did not express any opinion as to the prices, trading range or volume at which our securities will trade following public announcement or consummation of the Transactions.

In connection with its opinion, Stifel Nicolaus, among other things:

•

discussed the Transactions and related matters with the Independent Directors Committee and its counsel and our counsel and reviewed draft copies of the Recapitalization Agreements and the Sale Agreement;

•

reviewed our audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2011 and our unaudited consolidated financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and draft Quarterly Report on Form 10-Q for the quarter ended September 30, 2012;

•	reviewed and discussed with our management certain other information concerning us, our Operating Partnerships and properties;

•

reviewed certain non-publicly available information concerning our company, including internal financial analyses and forecasts prepared by our management, including but not limited to Argus models provided by us and revised to incorporate updated assumptions provided by our management, asset sale forecasts and pro forma balance sheets, and held discussions with our management regarding recent developments;

•	reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that were considered relevant to its analysis;

•	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that were considered relevant to its analysis;

•	reviewed the reported prices and trading activity of our equity securities;

•	reviewed the Property Appraisals;

•	conducted such other financial studies, analyses and investigations and considered such other information that it deemed necessary or appropriate for purposes of its opinion; and

•

took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of our industry generally.

In connection with rendering its opinion, Stifel Nicolaus relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel Nicolaus by or on behalf of the Independent Directors Committee or us, including, but not limited to, the Property Appraisals. Stifel Nicolaus has not assumed any responsibility for independently verifying any of such information or any other information that it reviewed.

With respect to the financial forecasts and projections we supplied to Stifel Nicolaus, including projections in the form of property level operating forecasts and projections relating to the Liquidation and the net cash amount per share available for distribution to our stockholders, Stifel Nicolaus assumed that the forecasts and projections were reasonably prepared on the basis reflecting the best currently available estimates and judgments of our management, and that they provided a reasonable basis upon which Stifel Nicolaus could form its opinion. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic, market and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel Nicolaus relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof. Stifel Nicolaus has further relied upon the assurances by our management that our management is unaware of any facts that would make any of the information provided to Stifel Nicolaus incomplete or misleading. Stifel Nicolaus did not make any independent evaluation, appraisal or physical inspection of our assets or liabilities, the collateral securing any liabilities, or the collectability of amounts due to us.

Stifel Nicolaus’ opinion is necessarily based solely on economic, market, monetary, financial and other conditions as they exist on, and on the information made available to Stifel Nicolaus as of, the date of its opinion. It is understood that subsequent developments may affect the conclusions reached in, or information set forth in, its opinion, and that Stifel Nicolaus does not have any obligation to update, revise or reaffirm its opinion. Stifel Nicolaus assumed that the Transactions will be consummated substantially on the terms and conditions described in the Recapitalization Agreements and the Sale Agreement, without any waiver of material terms or conditions by us or any other party and without any dilution or other adjustment to the consideration, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Transactions will not have an adverse effect on us or the Transactions. In addition, Stifel Nicolaus has assumed that the definitive Recapitalization Agreements and the Sale Agreement would not differ materially from the drafts it reviewed.

The summary set forth below does not purport to be a complete description of the analyses performed by Stifel Nicolaus, but describes, in summary form, the material elements of the presentation that Stifel Nicolaus made to the Independent Directors Committee on November 1, 2012, in connection with Stifel Nicolaus’ fairness opinion.

In accordance with customary investment banking practice, Stifel Nicolaus employed generally accepted valuation methods and financial analyses in reaching its opinion. The following is a summary of the material financial analyses performed by Stifel Nicolaus in arriving at its opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses Stifel Nicolaus employed in reaching its conclusions. Some of the summaries of the financial analyses include information presented in tabular format. In order to understand the financial analyses used by Stifel Nicolaus more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Stifel Nicolaus’ financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel Nicolaus. The summary data set forth below do not represent and should not be viewed by anyone as constituting conclusions reached by Stifel Nicolaus with respect to any of the analyses performed by it in connection with its opinion. Rather, Stifel Nicolaus made its determination as to the fairness to holders of shares of our common stock who are not Affiliated Stockholders of the consideration to be received by such holders, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed. Accordingly, the data included in the summary tables and the corresponding imputed ranges of value for shares of our common stock should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses. Considering the data included in the summary table without considering the full narrative description of all of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the financial analyses performed by Stifel Nicolaus.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 1, 2012 and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

No company or transaction used in any analysis as a comparison is identical to us or the Transactions, and they all differ in material ways. Stifel Nicolaus selected comparable publicly traded companies and publicly announced transactions on the basis of various factors, including the size of the public companies and the similarity of the lines of business to Mission West. Accordingly, an analysis of the results described below is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the comparable companies or transactions to which they are being compared. In addition, because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between our business, operations and prospects and those of the comparable companies analyzed, Stifel Nicolaus believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analyses. Accordingly, Stifel Nicolaus also made qualitative judgments concerning the differences between the characteristics of these transactions (including market conditions, rationale and circumstances surrounding each of the transactions, and the timing, type and size of each of the transactions) and the Transactions that could affect the acquisition value of our company.

In conducting its analysis, Stifel Nicolaus used several methodologies to determine the approximate valuations of our company. These analyses were developed and applied collectively. Consequently, each individual methodology was not given a specific weight, nor can any methodology be viewed individually. Stifel Nicolaus used these analyses to determine the impact of various operating metrics on the implied equity value of our company. Each of these analyses yielded a range of implied equity values, and therefore, such implied equity value ranges developed from these analyses must be viewed collectively and not individually. Unless noted otherwise, all analyses are based on our management’s minimum estimated liquidation value for the consideration, or $9.20 per share.

Summary of Stifel Nicolaus’s Financial Analyses

Net Asset Value Analysis

Using balance sheet estimates as of October 31, 2012 and forward 12-month net operating income projections beginning November 1, 2012, as provided by our management, Stifel Nicolaus calculated a net asset value per share. For this analysis, Stifel Nicolaus classified our properties into three categories: stabilized, lease-up and vacant. Stabilized properties were those greater than 90% leased at the time of analysis and not subject to lease expiration which would bring occupancy levels below 90% during the 12-month forecast period. These properties were valued by applying a capitalization rate, on a property-by-property basis, to the forward 12-month net operating income as projected by our management. The aggregate of the property-by-property valuations imply a range of capitalization rates of 6.6% to 7.2% for the stabilized property category. Lease-up properties were those functional properties with occupancy less than 90% at the time of analysis or for which the property was subject to lease expirations which would bring occupancy levels below 90% during the 12-month forecast period. Lease-up properties were valued by applying value per building square foot to the total building area. The aggregate of the property-by-property valuations imply a range of $91.04 per building square foot to $117.14 per building square foot for the lease-up property category. The developable parcels included vacant properties which were viewed to be functionally obsolete and developable land parcels. Developable parcels were valued by applying a range of values per land square foot, on a property-by-property basis, to the parcel square footage. The aggregate of the property-by-property valuations imply a range of $7.65 per land square foot to $14.25 per land square foot for the developable parcel category. The capitalization rates, values per building square foot and values per land square foot were derived from historical data for comparable sales from published sources, discussions with management, and an evaluation of market data from various market data and brokerage service companies.

The valuation ranges for the three categories were combined to provide a range of values for our real estate holdings. To determine our net asset value Stifel Nicolaus added cash and cash equivalents, notes receivable from asset sales, and investments in unconsolidated joint ventures, and subtracted the minority interest of the consolidated joint ventures, and mortgage notes and other liabilities, inclusive of management’s projection of transaction costs to be incurred. The net asset value was subsequently divided by the total shares of common stock and LP Units outstanding on a fully diluted basis. This analysis indicated a net asset value range of $8.74 to $10.54 per share.

Comparable Company Multiples Analysis

Using publicly available information, Stifel Nicolaus compared our selected financial data with similar data for a select universe of publicly traded companies engaged in businesses viewed by Stifel Nicolaus to be similar to that of our company. The companies selected were

•	DCT Industrial Trust, Inc.

•	Duke Realty Corp.

•	EastGroup Properties Inc.

•	First Industrial Realty Trust

•	Liberty Property Trust

•	PS Business Parks, Inc.

These companies were selected, among other reasons, because of their asset focus, specifically in the office and R&D spaces, asset quality, market capitalization, and capital structure. None of the companies used as part of this analysis were viewed to be identical to us and as such, a complete analysis of the results of the following calculations cannot be limited to a quantitative review. The analysis involves considerations and judgments concerning the differences in the financial and operating characteristics of the companies, among other factors, that could affect the public trading value of the comparable companies and us alike.

Stifel Nicolaus analyzed publicly available financial performance data for the comparable companies listed above. Stifel Nicolaus calculated the 2012 estimated and 2013 estimated trading multiples for “funds from operations” by dividing the closing share prices of the comparable companies on November 1, 2012 by equity analysts’ consensus funds from operations (FFO) estimates for 2012 and 2013. This analysis indicated the following high, mean, median and low multiples for the comparable companies, which implied the following common share prices for our common stock when applied to our 2012 and 2013 FFO estimates, based on management’s projections:

	2012 FFO Multiple	Implied Common Share Price Based on 2012 Consensus FFO	2013 FFO Multiple	Implied Common Share Price Based on 2013 Consensus FFO
High	17.0x	$8.79	16.4x	$9.14
Mean	14.9x	$7.69	13.9x	$7.76
Median	14.5x	$7.51	13.3x	$7.40
Low	13.8x	$7.11	12.6x	$7.03

Historical Stock Price Analysis

Stifel Nicolaus reviewed the historical average daily closing prices of our common stock for the 10-, 30-, 60-, and 90-day periods prior to December 20, 2011, the day on which we publicly announced our intention to explore strategic alternatives. Based on this information, the total consideration represented the following premiums over various trading prices of our common stock:

Premium to Company Stock Price:	Average Stock Price	Consideration Premium
10 Prior Trading Days	$7.69	19.6%
30 Prior Trading Days	$7.62	20.7%
60 Prior Trading Days	$7.60	21.0%
90 Prior Trading Days	$7.59	21.2%

Precedent REIT Transaction Analysis

Using publicly available information, Stifel Nicolaus analyzed select announced transactions across all REIT sectors during the period from March 1, 2007 to December 31, 2011 (there were no relevant REIT sector transactions after December 31, 2011). Specifically, Stifel Nicolaus reviewed the following transactions:

Announcement Date	Acquiror	Target
12/24/2011	Ventas, Inc.	Cogdell Spencer Inc.
2/27/2011	Ventas, Inc.	Nationwide Health Properties, Inc.
3/16/2010	Tiptree Financial Partners, L.P.	Care Investment Trust Inc.
7/23/2007	Liberty Property Trust	Republic Property Trust
6/20/2007	Goldman Sachs Group, Inc.	Equity Inns, Inc.
5/22/2007	Morgan Stanley	Crescent Real Estate Equities Company
4/27/2007	AP AIMCAP Holdings LLC	Eagle Hospitality Properties Trust, Inc.
4/24/2007	J.E. Robert Company, Inc.	Highland Hospitality Corporation
4/15/2007	Apollo Investment Corporation	Innkeepers USA Trust
3/12/2007	Investor group	Spirit Finance Corporation

Stifel Nicolaus analyzed premiums paid relative to the average closing stock price for the periods 10 days, 30 days, 60 days and 90 days prior to announcement for the transactions listed above, which implied the following common share prices when applied to our respective share prices:

	Premium Paid	Implied Per Share Value
High	32.2%	$10.03
Mean	15.2%	$8.79
Low	4.9%	$8.07

Discounted Cash Flow Analysis

Stifel Nicolaus performed a discounted cash flow analysis for us based on projections and assumptions (inclusive of consolidated joint ventures) provided by our management for free cash flow through the period ended October 31, 2016 and net operating income through the period ended October 31, 2017. These projections and assumptions provided by our management were in the form of property level operating forecasts and projections. Stifel Nicolaus calculated a range of terminal values for us at October 31, 2016 by applying a range of capitalization rates from 7.0% to 7.75% to the forward 12-month net operating income through October 31, 2017. The projected annual cash flows and range of terminal values were then discounted to present values using a range of cost of capital discount rates from 9.5% to 11.5% reflecting a weighted average cost of capital calculation using standard valuation techniques. The sum of the present value of future cash flows combined with the terminal value was then added to cash and cash equivalents, the present value of our notes receivable from property sales, land values as concluded in the Property Appraisals, and our equity in unconsolidated joint ventures. From this amount, Stifel Nicolaus reduced the gross value by total debt outstanding pro forma for the period ended October 31, 2012 as provided by our management and divided this figure by the fully diluted shares and LP Units outstanding. This analysis concluded a valuation range of $8.39 per share to $10.12 per share.

Conclusion

Based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of Stifel Nicolaus’ opinion, Stifel Nicolaus was of the opinion that, as of the date of Stifel Nicolaus’ opinion, the consideration to be received in the Transactions pursuant to the Recapitalization Agreements and the Sale Agreement by holders of issued and outstanding shares of our common stock who are not Affiliated Stockholders was fair to such holders, from a financial point of view.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Stifel Nicolaus considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Stifel Nicolaus believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying Stifel Nicolaus’ analyses and opinion; therefore the range of valuations resulting from any particular analysis described above should not be taken to be Stifel Nicolaus’ view of the actual value of our company.

Stifel Nicolaus acted as financial advisor to the Independent Directors Committee and received a fee upon the delivery of its fairness opinion. Pursuant to the terms of Stifel Nicolaus’ engagement letter with the Independent Directors Committee, we agreed to pay Stifel Nicolaus a fee of $500,000, of which $50,000 was due upon execution of the engagement letter, $50,000 was due two weeks after the execution of the engagement letter and the balance was due upon delivery of its opinion. In certain circumstances, we also agreed to pay an additional financial advisory fee payable upon the closing of the Transactions. We have also agreed to reimburse Stifel Nicolaus for certain out-of-pocket expenses incurred by it in connection with its engagement. In addition, we have agreed to indemnify Stifel Nicolaus for certain liabilities relating to or arising out of its engagement. Our Operating Partnerships are co-obligors with respect to our payment obligations to Stifel Nicolaus. During the two years preceding the date of its opinion, no material relationships existed or were mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel Nicolaus and any party to the Transactions. Stifel Nicolaus may seek to provide investment banking services to the Buyer or its affiliates or the Berg Group in the future, for which Stifel Nicolaus would seek customary compensation. In the ordinary course of business, Stifel Nicolaus and its clients may trade our securities and, accordingly, may at any time hold a long or short position in such securities. Stifel Nicolaus’ internal Fairness Opinion Committee approved the issuance of its fairness opinion.

Financing of the Asset Sale

It is estimated that total funds of approximately $797 million, which is the Purchase Price under the Sale Agreement, will be needed by the Buyer to complete the Asset Sale. The Buyer is expected to finance this amount as follows:

•

by assuming existing indebtedness of (1) Mission West Properties, L.P. to Allianz Life Insurance Company of North America (Allianz), in the approximate aggregate amount of $112 million and (2) Mission West Properties, L.P., Mission West Properties, L.P. I and Mission West Properties, L.P. II to Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company and Hartford Life and Accident Insurance Company (collectively, Hartford), in the approximate aggregate amount of $139 million (collectively, the Debt Assumption);

•

obtaining new debt financing originated by Bank of America, of which the approximate principal amount of $138 million will be advanced at the closing of the Asset Sale (the New Debt Financing, and together with the Debt Assumption, the Debt Financing); and

•	funding the $408 million balance through equity contributions by the Buyer’s equity sponsors (the Equity Financing).

The Equity Financing and Debt Financing are subject to certain conditions, including conditions that do not relate directly to the Sale Agreement.

We believe the amounts (1) committed under the commitments for the Equity Financing and New Debt Financing (collectively, the Financing Commitments) and (2) that may be assumed by the Buyer pursuant to the Debt Assumption, with the consent of Allianz and Hartford, will be in the aggregate sufficient to satisfy the aggregate consideration for the Asset Sale together with related expenses, but we cannot assure you of that. Those amounts might be insufficient if, among other things, one or more of the parties to the Financing Commitments fail to fund the committed amounts in breach of such Financing Commitments, if Allianz or Hartford do not consent to the Debt Assumption, as applicable, if Buyer is unable to obtain alternative financing from alternative sources in an amount sufficient to consummate the Asset Sale or if the conditions to such Financing Commitments or Debt Assumption are not met. The Financing Commitments and Debt Assumption are subject to certain conditions, including conditions that do not relate directly to the Sale Agreement.

Prior to the closing of the Asset Sale, we have agreed to use our commercially reasonable efforts to provide to the Buyer, at the Buyer’s sole expense, all cooperation reasonably requested by the Buyer that is customary in connection with the arrangement of the Equity Financing and New Debt Financing or any permitted replacement, amended, modified or alternative financing.

Equity Financing

In connection with the Sale Agreement, the Buyer’s equity sponsors entered into an equity commitment letter agreement with the Buyer, pursuant to which the Buyer’s equity sponsors severally committed to purchase equity securities of the Buyer at or prior to the closing of the Asset Sale in an amount necessary to fund an amount in cash equal to the Purchase Price minus the Debt Financing.

The obligation of the Buyer’s equity sponsors to fund the Equity Commitment is subject to (1) the satisfaction or waiver of all the conditions to the Buyer’s obligations to effectuate the closing of the Asset Sale, (2) the New Debt Financing being funded concurrently in accordance with the terms thereof and (3) the contemporaneous consummation of the closing of the Asset Sale.

The obligation of the Buyer’s equity sponsors to fund the Equity Commitment will terminate automatically and immediately upon the earliest to occur of (a) the valid termination of the Sale Agreement in accordance with its terms, (b) the closing of the Asset Sale, at which time the obligation will be fulfilled, and (c) the Operating Partnerships or any of their affiliates, directly or indirectly, asserting a claim against the Buyer in connection with the Sale Agreement or any of the transactions contemplated thereby.

Debt Financing

New Debt Financing

In connection with the Sale Agreement, TPG Capital, L.P. (TPG) and Divco West Acquisitions, LLC (Divco), on behalf of the Buyer, entered into a debt commitment letter with Bank of America (the Debt Commitment Letter), pursuant to which Bank of America committed to make a senior secured term loan to one or more direct or indirect subsidiaries of a newly created joint venture sponsored by one or more entities affiliated with, advised by or managed by each of TPG and Divco, in an amount of up to approximately $156 million, a portion of which in the approximate aggregate amount of $138 million will be advanced at the closing of the Asset Sale. The New Debt Financing is subject to a due diligence or a “market out” provision, which allows Bank of America not to fund its commitment if it is not satisfied with its due diligence findings with respect to the proposed assets that will form part of its collateral or if certain conditions in the financial markets prevail. As of the date hereof, no alternative financing arrangements or alternative financing plans have been made in the event the New Debt Financing is not available as anticipated.

The provision of the New Debt Financing pursuant to the Debt Commitment Letter is subject to certain customary closing conditions, including, but not limited to:

•	completion of all due diligence with respect to Buyer and property that will secure the loan;

•	receipt of customary property related deliverables;

•	the execution and delivery of definitive documentation with respect to the applicable debt facility consistent with the Debt Commitment Letter; and

•	the absence of a material adverse change in the loan syndication market or a material adverse change in the financial markets which might have a material adverse effect on the loan syndication market.

The final termination date of the Debt Commitment Letter is the earliest of (1) December 31, 2012 (Expiration Date), and (2) the date on which the Debt Commitment Letter is validly terminated in accordance with its terms which includes, without limitation, for breach of the Debt Commitment Letter by TPG and Divco or termination of the Sale Agreement; provided, however, if the closing date set forth in the Sale Agreement is extended, Bank of America has agreed to simultaneously extend the Expiration Date for up to 90 days to such extended closing date.

Debt Assumption

In connection with the Sale Agreement, it is proposed that the Buyer assume the existing indebtedness of Mission West Properties, L.P., Mission West Properties, L.P. I and Mission West Properties, L.P. II to Allianz and Hartford, as applicable. The Buyer has agreed to use commercially reasonable efforts to (1) procure the consent of Allianz and Hartford to the Debt Assumption, and (2) take, or cause to be taken, all actions, and do, or cause to be done, all things necessary to consummate the Debt Assumption. As of the date hereof, no alternative financing arrangements or alternative financing plans have been made in the event the Debt Assumption is not consummated as anticipated.

The consummation of the Debt Assumption is subject to certain customary closing conditions, including, but not limited to:

•	the delivery of customary information regarding the Buyer and its subsidiaries;

•	receipt of customary property related deliverables;

•	Allianz and Hartford being paid for certain fees and expenses;

•

the replacement of the existing guarantor/indemnitor with an entity which is reasonably acceptable to the applicable lenders and unless such entity is the Buyer, acceptable to the Buyer in its sole discretion;

•	the execution and delivery of definitive documentation with respect to the Debt Assumption; and

•	all required payments with respect to the loans being made current.

Interests of our Directors and Executive Officers in the Transactions

Mr. Carl E. Berg, our Chief Executive Officer, is directly and indirectly a Limited Partner. Mr. Clyde J. Berg, Mr. Berg’s brother, and Ms. Kara Ann Berg, Mr. Berg’s daughter, are also Limited Partners, either directly or indirectly. As of October 31, 2012, the Berg Group collectively beneficially owns 75,769,684 LP Units, which represent the right to acquire the same number of shares of our common stock, subject to certain conditions, including restrictions on ownership and transfer contained in our charter.

Berg Group’s Interest in the OP Recapitalization

In connection with the OP Recapitalization, certain of the real estate assets held by our Operating Partnerships will be sold or transferred among the Operating Partnerships and we will withdraw as the general partner of each of the Operating Partnerships. The Limited Partners will be given the option to exchange their LP Units for shares of our common stock and those who do not elect to do so will forfeit this right and will retain their LP Units in the Operating Partnerships. Following the OP Recapitalization, the Berg Group will hold 98.6% of the remaining Operating Partnerships, which will hold properties with an enterprise value of approximately $524.3 million. See “Proposal 1 — Recapitalization of Operating Partnerships”.

Compensation Payments to Executive Officers

Raymond V. Marino, our President and Chief Operating Officer and a member of the Board, and Wayne N. Pham, our Vice President of Finance and Controller, will receive additional compensation upon their termination following completion of the Transactions. Our Compensation Committee, which is comprised of William A. Hasler, Lawrence B. Helzel and Martin S. Roher, has approved an aggregate pool of $1 million for retention and severance payments, of which Mr. Marino will receive a lump sum payment of $500,000 and Mr. Pham will receive a lump sum payment of $138,000. See “Proposal 4 — Non-Binding Advisory Vote on Compensation Payments”.

Stock options

Under our 2004 Equity Incentive Plan, as of October 31, 2012, options to purchase 360,000 shares of our common stock at a weighted average exercise price of $9.12 per share held by certain of our independent directors were vested and outstanding, and options to purchase 1,679,438 shares of our common stock at a weighted average exercise price of $8.29 per share held by certain of our officers and were vested and outstanding. Upon stockholder approval of the Liquidation, the stock incentive plan will terminate and any outstanding options will terminate and be forfeited. Our officers and directors have not informed us whether they intend to exercise any vested options prior to the Liquidation.

Stock ownership

As of October 31, 2012, our executive officers and directors owned a total of 2,371,500 shares of our common stock for which we estimate they will receive distributions of between approximately $21.8 million if the per share distribution is $9.20 per share and $22.0 million if the per share distribution is $9.28 per share in connection with the Liquidation assuming they continue to hold the same number of shares of our common stock on the Final Record Date (as defined below).

Effect on our Common Stock as a Result of the Transactions

Following the Liquidation, our common stock will cease to be listed and traded on NASDAQ and will cease to be registered under the Exchange Act.

Stockholder Distribution

After payment of indebtedness and the costs of operation and professional fees during liquidation and payment of all outstanding liabilities, we expect the total liquidating distributions to our stockholders and any holders of LP Units that elect to redeem their LP Units for common stock to be in a range of $9.20 to $9.28 per share, although the amount of the actual distributions may be less. Unforeseen liabilities asserted during the Liquidation will reduce the amount of the distributions. The estimated distribution amount includes the sales proceeds, after liabilities and expenses, and the final 2012 quarterly dividend in accordance with statutory REIT distribution requirements.

Certain Material U.S. Federal Income Tax Consequences of the Transactions

The following is a general discussion of the material U.S. federal income tax considerations that may be relevant to you as a result of the OP Recapitalization, the Asset Sale and the Liquidation. We did not obtain an opinion of tax counsel with respect to the Transactions. This discussion applies only to stockholders who hold their shares as capital assets (generally property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the Code). This discussion is based on the Code, income tax regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (IRS) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is general in nature and is not exhaustive of all possible tax considerations, nor does the discussion address any state, local or foreign tax considerations or any U.S. tax considerations (e.g., estate or gift tax) other than U.S. federal income tax considerations, that may be applicable to particular holders. This discussion does not address all the tax consequences that may be relevant to a particular holder or to holders subject to special treatment under the Code, such as financial institutions, brokers, dealers in securities and commodities, insurance companies, certain former U.S. citizens or long-term residents, regulated investment companies, real estate investment trusts, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, persons subject to the alternative minimum tax, U.S. persons whose functional currency is not the U.S. dollar, persons that are, or that hold their shares through, partnerships or other pass-through entities, or persons that hold shares as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes. Except as specifically provided below with respect to Non-U.S. Holders (as defined below), the discussion is limited to beneficial owners of our common stock that are U.S. Holders.

The following discussion has no binding effect on the IRS or the courts and assumes that Mission West will liquidate substantially in accordance with the process described under “Proposal 3: The Liquidation.” It is also assumed that all liquidating distributions by us to our stockholders or to the Liquidating Trust will occur, as planned, during 2012, and that a final distribution from the Liquidating Trust to stockholders will occur not later than six months after the Liquidating Trust is established. If the OP Recapitalization, the Asset Sale or creation of the Liquidating Trust is delayed beyond 2012, some of the tax consequences to stockholders may be significantly different and may result in additional tax being payable in respect of the Transactions. No assurances can be given that the tax treatment described herein will remain unchanged at the time of the distributions.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE OP RECAPITALIZATION, THE ASSET SALE AND THE LIQUIDATION.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is

•	a citizen or individual resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in place to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of shares our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold shares of our common stock (and partners in such partnerships) should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

A “Non-U.S. Holder” means any beneficial owner of our common stock that is not a U.S. Holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Consequences of the OP Recapitalization, Asset Sale and Liquidation to Us

We may recognize gain or loss on the redemption of the LP Units in the OP Recapitalization, the sale of our real estate assets in the Asset Sale, and the distribution of our assets and liabilities to the Liquidating Trust in the Liquidation.

We elected to be taxed as a REIT under the Code beginning with our taxable year ended December 31, 1999. We believe that we have been organized and have operated in a manner that will allow us to qualify for taxation as a REIT under the Code commencing with our initial taxable year and continuing through the termination of our company in the Liquidation. If the OP Recapitalization, the Asset Sale and the Liquidation are approved by our stockholders, we expect to carry out the Liquidation in a manner that will allow us to continue to meet the requirements for qualification as a REIT until we have distributed all of our assets to our stockholders, which may include the transfer of assets to a liquidating trust, and terminated the company.

Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, income distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. In any year in which we qualify as a REIT, in general, we will not be subject to U.S. federal income tax on that portion of our net taxable income that we timely distribute to stockholders.

So long as we continue to qualify as a REIT, any net gain from “prohibited transactions” will be subject to a 100% tax. “Prohibited transactions” are sales of property held primarily for sale to customers in the ordinary course of a trade or business. Whether a real estate asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We believe that all of our properties are held for investment and the production of rental income, and that none of the sales of our properties in accordance with the OP Recapitalization or the Asset Sale will constitute a prohibited transaction. There can, however, be no assurances that the IRS will not successfully challenge the characterization of properties we hold for purposes of applying the 100% tax.

For U.S. federal income tax purposes, we will treat the liquidating distributions and any distribution to a liquidating trust as a liquidating distribution of all of our assets and liabilities to our stockholders in exchange for their common stock. Provided that we retain our qualification as a REIT through the completion of the Liquidation and termination of our company, and certain other conditions are met, we generally can deduct such liquidating distributions as a dividends paid deduction against our net taxable income for our taxable year which includes the OP Recapitalization, the Asset Sale and the Liquidation and, therefore, we would not expect to be taxed on any of our income and gains realized from the sale of our assets or ordinary income earned during our taxable year which includes the Liquidation, nor will we be taxed on gains realized upon a liquidating distribution to a liquidating trust. While we expect to continue to qualify as a REIT for the period through the distribution of all of our assets to our stockholders, which includes the transfer of assets to a liquidating trust, no assurance can be given that we will not lose or terminate our status as a REIT as a result of unforeseen circumstances. Should we lose our status as a REIT, either inadvertently or because the Board deems such loss to be in the best interests of our stockholders, we would be taxable as a corporation for U.S. federal income tax purposes and would be liable for federal income taxes at the corporate rate with respect to our entire income from operations and from liquidating sales and distribution of our assets for the taxable year in which our qualification as a REIT terminates and in any subsequent years.

Consequences of the Liquidation to U.S. Holders of Our Common Stock

Liquidating distributions we make will not be dividend income to a U.S. Holder, notwithstanding our company’s treatment of such distributions as dividends for purposes of the dividends paid deduction. Distributions in the Liquidation, including an amount equal to a U.S. Holder’s pro rata share of the fair market value of the assets transferred to a liquidating trust, should first reduce the basis of such holder’s shares, with any excess constituting a capital gain if the shares are held as a capital asset. If the sum of all liquidating distributions is less than the U.S. Holder’s basis in its shares, the difference will constitute a capital loss which is recognized at the time the U.S. Holder receives its final liquidating distribution, which for U.S. federal income tax purposes includes the transfer of assets to a liquidating trust. Gain or loss will be calculated separately for each block of shares, with a block consisting of shares acquired at the same cost in a single transaction. Such gain or loss will constitute long-term capital gain or loss if the U.S. Holder held such shares for more than one year. However, if a U.S. Holder recognizes loss upon the receipt of cash in the Liquidation in exchange for shares that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent such holder received distributions from us which were required to be treated as long-term capital gains. Long-term capital gains of noncorporate taxpayers generally are taxable at a maximum federal income tax rate of 15% through the end of 2012. Capital gains of corporate stockholders generally are taxable at the regular tax rates applicable to corporations. The deductibility of capital losses may be subject to limitations. In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of capital gain realized by a noncorporate stockholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” The treatment of your interest in the Liquidating Trust is described below under “—The Liquidating Trust.”

Consequences of the Liquidation to Non-U.S. Holders of Our Common Stock

The U.S. federal income tax consequences of the Liquidation to a particular non-U.S. Holder will depend on whether the receipt of the liquidating distributions is taxed under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (FIRPTA) governing distributions from REITs, or those applicable generally to non-U.S. persons receiving liquidating distributions. If the FIRPTA provisions governing distributions from REITs apply, for U.S. federal income tax purposes, the Liquidation will be treated as a liquidating distribution from us to our stockholders of the net proceeds from the Asset Sale, with the tax consequences described below under “–Distribution of Gain from the Disposition of U.S. Real Property Interests.” The IRS has taken the position in Notice 2007-55 that the FIRPTA provisions governing distributions from REITs apply to the extent liquidation distributions are attributable to gain from the sale of U.S. real property interests, except where a special exception (the 5% Exception) applies. Non-U.S. Holders should consult their tax advisors regarding the application of those provisions.

Distribution of Gain from the Disposition of U.S. Real Property Interests.

The IRS stated in Notice 2007-55 that it is taking the position that REIT liquidating distributions are subject to tax under Section 897(h)(1) of the Code to the extent attributable to gain from the sale of U.S. real property interests. Thus, under Notice 2007-55, the liquidating distributions received by a non-U.S. Holder are subject to tax under FIRPTA as a distribution to the extent they are attributable to gain from the sale of our U.S. real estate assets in the OP Recapitalization and Asset Sale, unless the “5% Exception” (described below) applies. If the distributions were taxed under FIRPTA, the gain recognized by a non-U.S. Holder generally would be subject to U.S. federal income tax on a net basis to the extent attributable to gain from the sale of our real estate assets, and a corporate non-U.S. Holder could also be subject to the branch profits tax on such FIRPTA gain. On the other hand, if the non-U.S. Holder does not own more than 5% of our common stock at any time during the one-year period ending on the date of the distribution (the 5% Exception), the FIRPTA tax on our gains from the sale of real estate assets would not apply. In that event, the non-U.S. Holder should be taxed as described below under “—Taxation of Liquidating Distributions Under the 5% Exception.”

As described above, IRS Notice 2007-55 takes the position that the receipt of the liquidation proceeds by a non-U.S. Holder not qualifying for the 5% Exception will be treated as a distribution from us to the extent it is attributable to gain from the sale of our U.S. real estate assets in the OP Recapitalization and the Asset Sale. Accordingly, we intend to withhold U.S. federal income tax at a rate of 35% from the portion of the liquidation distributions that are, or are treated as, attributable to gain from the sale of U.S. real property interests and paid to a non-U.S. Holder unless such holder qualifies for the 5% Exception.

A non-U.S. Holder may be entitled to a refund or credit against the holder’s United States tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. Holders should consult their tax advisor regarding withholding tax considerations.

Taxation of Liquidating Distributions Under the 5% Exception. Subject to the discussion of backup withholding and of distribution of gain from the disposition of U.S. real property interests above, the non-U.S. Holder should not be subject to U.S. federal income taxation on any gain from the Liquidation unless: (a) the gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States; (b) the non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the Liquidation and certain other requirements are met; or (c) such common stock constitutes a U.S. real property interest under FIRPTA.

A non-U.S. Holder whose gain is effectively connected with the conduct of a trade or business in the United States will be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. Holder. In addition, a non-U.S. Holder that is a corporation may be subject to the 30% branch profits tax on such effectively connected gain.

A non-U.S. Holder who is an individual present in the United States for 183 days or more in the taxable year of the Liquidation and who meets certain other requirements will be subject to a flat 30% tax on the gain recognized in the Liquidation, which may be offset by United States source capital losses. In addition, the non-U.S. Holder may be subject to applicable alternative minimum taxes.

If a non-U.S. Holder’s common stock constitutes a U.S. real property interest under FIRPTA, such holder will be subject to U.S. federal income tax on the gain recognized in the Liquidation on a net basis in the same manner as a U.S. Holder. A non-U.S. Holder’s common stock generally will not constitute a U.S. real property interest if (1) we are a “domestically controlled qualified investment entity” at the time of the distribution, or (2) the non-U.S. Holder holds, directly and by attribution, 5% or less of the total fair market value of our common stock at all times during the shorter of (a) the five-year period ending with the date of the distribution and (b) the non-U.S. Holder’s holding period for the shares. A “qualified investment entity” includes a REIT. Assuming we qualify as a REIT, we will be a “domestically controlled qualified investment entity” at the time of a liquidating distribution if non-U.S. Holders held directly or indirectly less than 50% in value of our common stock at all times during the five-year period ending with the distribution. We believe that we are a domestically controlled qualified investment entity. Accordingly, we do not currently expect to withhold from liquidating distributions to non-U.S. Holders that satisfy the 5% Exception. However, no assurances can be given that the actual ownership of our common stock has been or will be sufficient for us to qualify as a “domestically controlled qualified investment entity” at the time of any liquidating distribution, or that any other exception from FIRPTA taxation or withholding may apply.

Income Tax Treaties. If a non-U.S. Holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. Holder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. Holders should consult their tax advisor regarding possible relief under an applicable income tax treaty.

Information Reporting and Backup Withholding

Under the Code, a U.S. Holder of our shares may be subject to information reporting on the cash received for the shares, unless an exemption applies. Backup withholding, currently at a rate of 28%, may also apply to payments made in connection with the Liquidation. Backup withholding will not apply, however, to a holder who (a) in the case of a U.S. Holder, furnishes a correct taxpayer identification number and certifies that the holder is not subject to backup withholding on the substitute IRS Form W-9 or successor form, (b) in the case of a non-U.S. Holder, furnishes an applicable IRS Form W-8 or successor form, or (c) is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

The Liquidating Trust

In the event liquidating distributions from our company are transferred to a Liquidating Trust, stockholders will be treated for tax purposes as having received their pro rata share of property transferred to the Liquidating Trust, reduced by the amount of known liabilities assumed by the Liquidating Trust or to which the property transferred is subject. See “Proposal 3: Plan of Liquidation — Liquidating Trust.” The Liquidating Trust itself should not be subject to tax. After formation of a Liquidating Trust, the stockholders must take into account for U.S. federal income tax purposes each year their allocable portion of any income, expense, gain or loss recognized by the Liquidating Trust. As a result of the transfer of property to a Liquidating Trust and the possible receipt of income by the Liquidating Trust, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the Liquidating Trust with which to pay the tax. Any final distribution from a Liquidating Trust to stockholders would not have any further U.S. federal income tax consequences to stockholders.

State and Local Income Tax Consequences

Stockholders may also be subject to liability for state and local taxes with respect to the receipt of liquidating distributions for their shares, as well as their Interests in the Liquidating Trust.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE OP RECAPITALIZATION, THE ASSET SALE AND THE LIQUIDATION AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS, INCLUDING THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Appraisal Rights

Under Maryland law, because our common stock is listed on NASDAQ, holders of shares of our common stock will not be entitled to appraisal rights in connection with the Transactions.

Required Vote

The Board and Independent Directors Committee each unanimously has determined that each of the OP Recapitalization, the Asset Sale and the Liquidation is advisable and in our best interests and the best interests of our stockholders, and has approved, subject to stockholder approval, the OP Recapitalization, the Asset Sale, and the Liquidation. In making its determination that each of these transactions is advisable and in the best interests of us and our stockholders, the Board and Independent Directors Committee considered those factors described in “—Reasons for the OP Recapitalization, the Asset Sale and the Liquidation and Factors the Board Considered in Determining Fairness” and “—Reasons for the OP Recapitalization, the Asset Sale and the Liquidation and Factors the Independent Directors Committee Considered in Determining Fairness”. Under the Maryland General Corporation Law and our charter and bylaws, the affirmative vote of the holders of shares of common stock entitled to cast a majority of all of the votes entitled to be cast on such matters at the Special Meeting is required to approve each of the OP Recapitalization, the Asset Sale and the Liquidation. In addition, pursuant to the Separation Agreement, we must obtain the affirmative vote of the holders of shares of common stock entitled to cast a majority of all of the votes entitled to be cast on the matters at the Special Meeting, disregarding (in the numerator and denominator) votes cast or entitled to be cast by the Buyer, Carl Berg, or any person who is a member of the immediate family of Carl Berg or any entity which is controlled by Carl Berg, to approve the OP Recapitalization. Pursuant to an agreement between Mr. Berg and the Buyer, so long as the Sale Agreement remains in effect, Mr. Berg has agreed to vote his shares of common stock in favor of each of these transactions and against any competing proposals. In the event our stockholders do not approve each of the OP Recapitalization, the Asset Sale and the Liquidation at the Special Meeting, we will not complete any of the Transactions. Unless directed otherwise, the shares represented by the enclosed proxy will be voted “FOR” each of Proposals 1, 2, 3, 4 and 5.

SPECIAL MEETING

We are furnishing this Proxy Statement to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting at 10:00 a.m., Pacific Time, on December 13, 2012, at 10050 Bandley Drive, Cupertino, California 95014. If you plan to attend the Special Meeting, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Stockholders owning stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Special Meeting.

Purpose of the Special Meeting

At the Special Meeting, stockholders will be asked to vote on the following:

•

Proposal 1 — to consider and vote on approval of the recapitalization of our Operating Partnerships (the OP Recapitalization) pursuant to the Asset Alignment and Limited Partnership Conversion Agreement and the Partnership Separation Agreement by and among us, each of our Operating Partnerships and the limited partners of the Operating Partnerships. Pursuant to the agreements, following certain sales of assets and conversions of ownership interests, we will withdraw as the general partner of, and with respect to any limited partnership interests in, each of the Operating Partnerships, resulting in the Surviving LPs having complete ownership interest in the remaining Operating Partnerships, and with entities affiliated with Carl E. Berg holding a majority in interest of the remaining Operating Partnerships;

•

Proposal 2 — to consider and vote on approval of the sale of substantially all of our remaining assets after giving effect to the OP Recapitalization (the Asset Sale) to the Buyer following completion of the OP Recapitalization pursuant to the Sale Agreement;

•

Proposal 3 — to consider and vote on the approval of the liquidation and dissolution of our company following the closing of the OP Recapitalization and the Asset Sale (the Liquidation and, together with the OP Recapitalization and the Asset Sale, the Transactions);

•	Proposal 4 — to consider and vote on a non-binding advisory proposal to approve compensation to certain executive officers in connection with the Transactions; and

•

Proposal 5 — to consider and vote on approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve any of Proposals 1, 2 or 3 (the Adjournment).

Recommendation of our Board and Independent Directors Committee

The Board, after careful consideration and acting on the unanimous recommendation of the Independent Directors Committee composed entirely of independent directors, unanimously deemed it advisable and in our best interests and those of our stockholders that we enter into the Recapitalization Agreements, complete the OP Recapitalization, enter into the Sale Agreement, complete the Asset Sale and complete the Liquidation and has determined that the Sale Agreement and the transactions contemplated by the Sale Agreement, including the Asset Sale and the Liquidation, are advisable, fair to and in our best interests and those of our stockholders and recommended that our stockholders approve the OP Recapitalization, the Asset Sale and the Liquidation at the Special Meeting. The Board recommends that our stockholders vote “FOR” each of Proposal 1, 2, 3, 4 and 5.

Record Date; Stockholders Entitled to Vote; Quorum

The close of business on November 2, 2012, has been set as the record date for determining the stockholders entitled to receive notice of and to vote at the Special Meeting. As of November 2, 2012, 22,674,020 shares of our common stock, par value $.001 per share, were issued and outstanding and entitled to vote at the Special Meeting. Holders of shares of our common stock outstanding as of the close of business on the record date will be entitled to one vote per share of common stock at the Special Meeting on each proposal.

Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker, dealer, commercial bank, trust company or other nominee does not vote on a particular matter because such broker, dealer, commercial bank, trust company or other nominee does not have the discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Brokers, dealers, commercial banks, trust companies and other nominees will not have discretionary voting power with respect to the Proposals to approve the OP Recapitalization, the Asset Sale, the Liquidation or the compensation of certain executive officers. As a result, if you hold shares in street name, it is very important that you provide specific voting instructions on each of the Proposals and promptly return your voting instruction card to your bank or broker.

A quorum will be present at the Special Meeting if the holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date are present, in person or by proxy. In the event that a quorum is not present, or if there are insufficient votes to approve the OP Recapitalization, the Asset Sale or the Liquidation at the time of the Special Meeting, it is expected that the Special Meeting will be postponed or will be adjourned pursuant to Proposal 5 in order to solicit additional proxies.

Vote Required

Assuming the presence of a quorum, the affirmative vote of the holders of shares of common stock entitled to cast a majority of all of the votes entitled to be cast on such matters at the Special Meeting is required to approve each of Proposals 1, 2 and 3. In addition, Proposal 1 must be approved by the affirmative vote of the holders of shares of common stock entitled to cast a majority of all of the votes entitled to be cast at the Special Meeting, disregarding (in the numerator and denominator) votes cast or entitled to be cast by the Buyer, Carl E. Berg, or any person who is a member of the immediate family of Carl E. Berg or any entity which is controlled by Carl E. Berg. Broker non-votes, abstentions or failure to submit a proxy or vote in person at the Special Meeting will have the same effect as a vote “AGAINST” each of Proposals 1, 2 and 3.

Approval of the advisory vote regarding the compensation of certain executive officers described in Proposal 4 requires the affirmative vote of a majority of the votes cast on the proposal. The affirmative vote of a majority of the votes cast, whether in person or by proxy, at the Special Meeting is required to approve Proposal 5. Abstentions and broker non-votes, if any, will not be counted as votes cast on Proposals 4 or 5 and will have no effect on the results of these votes.

Voting by Directors and Executive Officers; Voting Agreement

As of October 31, 2012, our executive officers and directors owned an aggregate of 4,412,500 shares of our common stock, representing approximately 17.85% of the voting power of our common stock. No directors or executive officers have indicated a present intention to vote against any of the Proposals. (See “Security Ownership of Certain Beneficial Owners and Management”)

Pursuant to a voting agreement between Carl E. Berg, our Chairman and Chief Executive Officer, and the Buyer, Mr. Berg has agreed to vote any shares of our common stock that he owns in favor of each of Proposals 1, 2 and 3. As of October 31, 2012, Mr. Berg owned 2,000,000 shares of our common stock, representing approximately 8.8% of the voting power of our outstanding common stock.

Voting Procedures

Ensure that your shares of common stock can be voted at the Special Meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

If your shares of common stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee: check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company or other nominee in order to obtain directions as to how to ensure that your shares of common stock are voted at the Special Meeting.

If your shares of common stock are registered in your name: submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of common stock can be voted at the Special Meeting. Instructions regarding telephone and Internet voting are included on the proxy card.

The failure to vote will have the same effect as a vote against Proposals 1, 2 and 3. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of Proposals 1, 2, 3 and 4 and the proposal to adjourn the Special Meeting, if necessary and appropriate, to solicit additional proxies.

Voting by Proxy or in Person at the Special Meeting

Holders of record can ensure that their shares of common stock are voted at the Special Meeting by completing, signing, dating and delivering the enclosed proxy card in the enclosed postage-paid envelope. Submitting by this method or voting by telephone or the Internet as described below will not affect your right to attend the Special Meeting and to vote in person. If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. Please note, however, that if your shares of common stock are held in “street name” by a broker, dealer, commercial bank, trust company or other nominee and you wish to vote at the Special Meeting, you must bring to the Special Meeting a proxy, executed in your favor, from the record holder of those shares of common stock authorizing you to vote at the Special Meeting.

Revocation of Proxies

Submitting a proxy on the enclosed form does not preclude a stockholder from voting in person at the Special Meeting. Stockholders may revoke their proxies at any time before they are voted at the Special Meeting in any one of three ways:

•	by sending a properly signed written notice of your revocation to our Corporate Secretary at the address listed on page 1 of this Proxy Statement;

•	by submitting another proxy that is properly signed and bears a later date; or

•	by attending the Special Meeting and voting in person.

If your shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

Attendance at the Special Meeting will not itself revoke a previously submitted proxy.

Solicitation of Proxies

This proxy solicitation is being made by us on behalf of the Board and will be paid for by us. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding proxy material to such beneficial owners. At this time we have not engaged a proxy solicitor, however we may do so in the future. If we do engage a proxy solicitor we will pay the customary costs associated with such engagement.

PROPOSAL 1:

RECAPITALIZATION OF OPERATING PARTNERSHIPS

The following is a summary of the material aspects of the OP Recapitalization of our six Operating Partnerships, Mission West Properties, L.P. (MWP0), Mission West Properties, L.P. I (MWP1), Mission West Properties, L.P. II (MWP2), Mission West Properties, L.P. III (MWP3), Mission West Properties, L.P. IV (MWP4) and Mission West Properties, L.P. V (MWP5) (collectively, the Operating Partnerships). However, this summary may not contain all of the information about the OP Recapitalization that is important to you. Therefore we encourage you to carefully read the Recapitalization Agreements included as Annexes C and D to this Proxy Statement for a complete description of the terms of the OP Recapitalization, the rights and obligations of the parties to the Recapitalization Agreements and other information that may be important to you.

The OP Recapitalization

We are the general partner of each of the Operating Partnerships, and members of the Berg Group and certain other persons are the Limited Partners.

The table below sets forth certain information about each of the Operating Partnerships as of October 31, 2012 prior to giving effect to the OP Recapitalization (the amounts shown as Aggregate Value of Other Assets and Liabilities are subject to change up to and until the closing of the OP Recapitalization).

Operating Partnership	Percentage Held by Us	Percentage Held by Berg Group		Percentage Held by Others	Aggregate Value of Properties Held by Operating Partnership(3)	Aggregate Value of Other Assets Held by Operating Partnership	Aggregate Value of Liabilities of Operating Partnership
					(dollars in thousands)
MWP0	25.92%	64.15%		9.93%	$805,973	$91,311	$136,577
MWP1	21.86%	78.14%		—	$158,009	—	$92,527
MWP2	16.32%	83.68%		—	$170,394	—	$226,143
MWP3	12.52%	43.74%		43.74%	$30,183	—	$8,478
MWP4	21.94%	78.06	%(1)	—	$133,950	—	$1,351
MWP5	16.32%	83.68	%(2)	—	—	$46,000	$401

(1)	Includes a 60.13% ownership interest held by the Carl and Mary Ann Berg Charitable Remainder Trust and a 5.56% ownership interest held by the Kara Ann Berg Charitable Remainder Trust.
(2)	Includes a 41.56% ownership interest held by each of the Carl and Mary Ann Berg Charitable Remainder Trust and the Clyde J. Berg 2011 Charitable Remainder Trust (together with the Kara Ann Berg 2011 Charitable Remainder Trust, the Charitable Remainders Trusts).
(3)	Includes the value of both the Retained Properties and Target Properties held by each Operating Partnership prior to the OP Recapitalization, determined as set forth below.

Valuation of the Assets.

We and Mr. Berg (representing a majority in interest of the Limited Partners) have agreed upon the fair value of each real property asset. The value of the Retained Properties is based in part upon independent third party appraisals by Colliers dated June 25 through June 27, 2012. The aggregate value of the Target Properties is based on our arms-length negotiations with the Buyer with respect to the Target Properties. Other assets and liabilities to be transferred to or retained by the Operating Partnerships were valued as shown based on the estimated book value of those assets as of October 31, 2012.

Limited Partnership Unit Conversion.

We, in our capacity as general partner of the Operating Partnerships, have previously entered into an Exchange Rights Agreement dated as of December 29, 1998, as amended (the Exchange Rights Agreement), which gives Limited Partners that are a party thereto the right to tender their LP Units in exchange for newly issued shares of our common stock on a one-for-one basis, cash or a combination of cash and stock, at our election. In connection with the OP Recapitalization and in accordance with the Exchange Rights Agreement, the Limited Partners will be given the opportunity to tender their LP Units for conversion, prior to the closing of the OP Recapitalization (the Conversion). Pursuant to the Exchange Rights Agreement, if the issuance of shares of our common stock or cash in exchange for LP Units would result in any person not satisfying the REIT requirements or cause an exchanging Limited Partner to exceed certain restrictions on ownership and transfer contained in our charter, the Limited Partners have agreed to restructure the exchange of the LP Units so as to provide any such person the same substantive exchange rights, including by issuance of promissory notes in lieu of shares of our common stock, that will allow for those Limited Partners affected to participate in the proceeds of the Asset Sale and the Liquidation in such amounts as if the LP Units had been converted to shares of our common stock on a one-to-one basis. Further, the Limited Partners electing not to tender their LP Units will be asked to forfeit any rights they may have pursuant to the Exchange Rights Agreement upon and after the closing of the Recapitalization and to agree to terminate the Exchange Rights Agreement after the closing of the OP Recapitalization. Immediately prior to the closing of the OP Recapitalization, it is anticipated that 48,504,094 LP Units will be exchanged for the same number of shares of our common stock or promissory notes in lieu thereof, including 1,379,280 LP Units in MWP4 held by members of the Berg Group. In the event holders of more or less than 48,504,094 LP Units tender their interests, the Berg Group has agreed to increase or decrease the number of LP Units members of the Berg Group tender such that the final number of shares of our common stock to be issued is 48,504,094. After the Conversion and the OP Recapitalization, the remaining Limited Partners will own all of the Limited Partnership interests in the Operating Partnerships (the Surviving LPs).

Asset Alignment.

As part of the OP Recapitalization and pursuant to the Alignment Agreement, MWP4 will sell certain real property assets at an agreed upon fair value of approximately $134 million to MWP0, MWP2 and MWP3 in exchange for approximately $15 million in cash and $118 million in promissory notes (the Asset Alignment). Upon the closing of this sale, MWP4 will no longer hold any real property assets and will only hold notes and cash received in the sale.

Separation from the Operating Partnerships.

As part of the OP Recapitalization and immediately after the Asset Alignment, the Operating Partnerships will transfer real property and cash, debt and certain other assets and liabilities to us in exchange for full redemption and cancellation of our general partnership interest in each of the Operating Partnerships and any LP Units we hold, and our resignation as general partner of each of the Operating Partnerships (the Separation). The transfers will occur as set forth below:

MWP0.

MWP0 will transfer certain properties valued at $514,791,629, together with $270,526,757 of debt and other obligations in full redemption and cancellation of all of our ownership interest in MWP0. Following this transfer, the Surviving LPs will own 100% of MWP0.

MWP1.

MWP1 will transfer certain properties valued at $106,208,946, together with $85,814,549 of debt and other obligations, to us in full redemption and cancellation of all of our ownership interest in MWP1. Following this transfer, the Surviving LPs will own 100% of MWP1.

MWP2.

MWP2 will transfer certain properties valued at $146,245,184, together with $155,344,252 of debt and other obligations, to us in full redemption and cancellation of all of our ownership interest in MWP2. Following this transfer, the Surviving LPs will own 100% of MWP2.

MWP3.

MWP3 will transfer certain properties valued at $30,182,184, together with $17,970,892 of debt and other obligations, to us in full redemption and cancellation of all of our ownership interest in MWP3. Following this transfer, the Surviving LPs will own 100% of MWP3.

MWP4.

MWP4 will transfer certain receivables, debt and other obligations at a net value of $132,599,221, to us in full redemption and cancellation of all of our ownership interest in MWP4. Following this transfer, and after the closing of the OP Recapitalization, MWP4 will be dissolved.

MWP5.

MWP5 will transfer certain receivables, debt and other obligations at a net value of $45,598,820, in full redemption and cancellation all of our ownership interest in MWP4. Following this transfer, and after the closing of the OP Recapitalization, MWP5 will be dissolved.

The table below sets forth certain information about each of the Operating Partnerships as of October 31, 2012, on a pro forma basis after giving effect to the OP Recapitalization; the Aggregate Value of Other Assets and Liabilities are subject to change up to and until the closing the OP Recapitalization.

Name of Operating Partnership	Percentage Held by Us	Percentage Held by Berg Group	Percentage Held by Others	Aggregate Value of Properties Held by Operating Partnership	Aggregate Value of Other Assets (including Cash and Notes) Held by Operating Partnership	Aggregate Value of Liabilities (including Notes) of Operating Partnership
				(dollars in thousands)
MWP0	0%	94.5%	5.5%	$425,131	$91,311	—
MWP1	0%	100%	—	$51,800	—	$6,712
MWP2	0%	100%	—	$37,544	—	$84,194
MWP3	0%	100%	—	$13,395	—	$3,902
MWP4	—	—	—	—	—	—
MWP5	—	—	—	—	—	—

If approved, it is intended that the OP Recapitalization will occur immediately prior to the closing of the Asset Sale. Following the OP Recapitalization, we will no longer have any interest in the Operating Partnerships.

Consideration of a Superior Proposal

In addition, under certain circumstances, we may consider other written, unsolicited transaction proposals received by us prior to the Special Meeting with respect to the properties not being purchased by the Buyer (the Retained Properties), if any such proposal is deemed a “superior proposal” by the Independent Directors Committee. The Board may also change its recommendation to stockholders if it receives a “superior proposal.” There are no termination fees associated with taking such actions, provided that we are able to consummate the Asset Sale pursuant to the terms of the Sale Agreement.

The Asset Sale

Subject to stockholder approval, we plan to sell to the Buyer the properties and receivables we acquire in the Separation as a result of the OP Recapitalization and to transfer the assumed debts and obligations. For more information regarding the Asset Sale, see “Proposal 2 — Asset Sale”.

The Appraisals

Selection and Qualifications of Independent Appraiser.

The Independent Directors Committee retained the services of Colliers to appraise the market value of each of the Retained Properties and certain other real estate assets. Colliers is an experienced independent valuation consulting firm that has performed appraisal services for lenders in connection with our properties in the past. The Independent Directors Committee believes that any prior relationship we had with Colliers did not have any impact on its independence in conducting the appraisals related to the Transactions.

Factors Considered.

Colliers performed complete appraisals of the Retained Properties. Colliers has represented that its reports were prepared in conformity with the Appraisal Standards for Federally Related Transactions, as promulgated by the Board of Governors of the Federal Reserve System, the Uniform Standards of Professional Appraisal Practice, as promulgated by the Appraisal Standards Board of the Appraisal Foundation, and the Code of Ethics and Standards of Professional Practice of the Appraisal Institute of Real Estate Appraisers. We furnished Colliers with all of the necessary information requested by them in connection with the appraisals. The appraisals were not conditioned on providing a minimum valuation or a specific valuation. In preparing its valuation of each property, Colliers, among other things:

•	Physically viewed the subject property and its surrounding neighborhood;

•	Reviewed the subject property leasing policies, offered rental concessions, tenant improvement allowances and historical rental rates and occupancy levels, if applicable;

•	Reviewed historical income and expense statements for the subject property, if applicable;

•	Interviewed various city officials, commercial real estate brokers, property owners and managers, as well as other parties;

•	Collected, verified and analyzed market data and other information employed in each of the traditional valuation approaches outlined in the appraisal report; and

•	Communicated the appraisal process, reasoning, analysis and final value conclusions through an appraisal report.

Summary of Approaches and Methodologies Employed.  The following summary describes the approaches and analyses employed by Colliers in preparing the appraisals. Colliers principally relied on two approaches to valuation: (1) the sales comparison approach and (2) the income approach.

The sales comparison approach is based on a comparison of the subject property to similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming no costly delay is encountered in making the substitution. By analyzing all of the sales information collected, the sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers are used to identify market value and price trends. According to Colliers’ appraisal reports, the basic steps of this approach are:

•	Research the competitive market and compile recent comparable sales and offerings;

•	Reduce the sales prices to a common unit of comparison such as price per square foot, effective gross income multiplier, and overall capitalization rate;

•	Analyze the nature and condition of each sale, making logical adjustments for dissimilar characteristics to formulate a value range for the subject property; and

•	Interpret the adjusted sales data and draw a logical value conclusion.

According to Colliers’ appraisal reports: (1) the most widely used and market-oriented unit of comparison for properties such as the Retained Properties other than the 1040-1050 La Avenida Street Property in Mountain View and the 1310-1450 McCandless Drive Property in Milpitas (the McCandless Properties) is the sales price per square foot of building area; (2) the most widely used and market-oriented unit of comparison for sales of commercial sites to be developed similar to the 1040-1050 La Avenida Street Property is the sales price per buildable square foot; and (3) the most widely used and market-oriented unit of comparison for sales of high density residential zoned developments to be developed similar to the McCandless Properties is the sales price per proposed dwelling unit. All comparable sales were analyzed on these bases. For each of its appraisals of each of the Retained Properties other than the 1040-1050 La Avenida Street Property and the McCandless Properties, Colliers researched recent consummated sales of properties considered comparable to and competitive with the subject property from an investment standpoint and, therefore, relevant to the valuation of the subject property. For its appraisal of each of the 1040-1050 La Avenida Street Property and the McCandless Properties, Colliers surveyed land sales of similarly zoned sites located in the subject neighborhood and surrounding areas. Of the land sale transactions and listings uncovered for each of the 1040-1050 La Avenida Street Property and the McCandless Properties, Colliers selected those most comparable to the subject site and adjusted them for the following characteristics:

•	Property rights conveyed,

•	Financing,

•	Conditions of sale,

•	Market conditions (time),

•	Site shape/efficiency,

•	Parcel size and

•	Intended use, for the 1040–1050 La Avenida Street Property, or proposed density (dwelling units per acre), for the McCandless Properties.

The income approach is based on the principle that a property’s value is determined by its anticipated economic benefits. Income capitalization is the method of converting the anticipated economic benefits of owning property into a value estimate. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected to calculate the net operating income.

The direct capitalization and discounted cash-flow analysis (or yield capitalization) are the two most common methods of converting net income into value. In direct capitalization, net operating income is divided by an overall rate extracted directly from market sales to indicate a value. In the direct capitalization method, no allocation between return of capital (or the repayment of the capital investment) and the return on capital (or profit after capital investment is paid back) is made. According to Colliers’ appraisal reports, this valuation technique is most appropriate when analyzing a property with a stable income stream. In the discounted cash-flow analysis, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return). This method reflects changing income streams over a specific investment or holding period. It also separately projects a property’s reversionary value at the end of the holding period. Consequently, the return of and return on capital are estimated separately in this method.

According to Colliers’ appraisal reports, property investors, brokers, and developers state that direct capitalization is the most widely used income approach method by investors when analyzing properties similar to the subject properties. Such properties typically have stable income streams, unlike larger, multi-tenant facilities that reflect periodic vacancy and re-leasing. Therefore, Colliers determined that the direct capitalization technique is the most appropriate income approach method to value the subject properties analyzed using the income approach.

The final step in the appraisal process is the reconciliation of the value indicators into a single value estimate. In the reconciliation, Colliers considered the contribution of each approach with regard to the type of property being appraised, the adequacy and reliability of the data analyzed, and the actions of typical users and investors in the present real estate market. For the appraisals of each of Retained Properties other than the 1040-1050 La Avenida Street Property and the McCandless Properties, Colliers placed most weight on the value conclusions from the income approach and considered the value conclusion from the sales comparison approach to be relevant and useful for valuing the subject property and supportive of the value conclusion from the income approach. For the appraisals of each of the 1040-1050 La Avenida Street Property and the McCandless Properties, Colliers determined that the only applicable valuation technique for the subject sites is the sales comparison approach. For the 1040-1050 La Avenida Street Property, based on its research and highest and best use as improved conclusion cited in its appraisal report, Colliers concluded that a buyer of the subject parcels would purchase them for redevelopment for office use. Therefore, Colliers’ determination of the market value of the subject property includes the market value of the subject site, as if vacant and available for development to its highest and best use, plus demolition costs of the existing subject improvements. For the McCandless Properties, based on the fact that the subject properties sold, or are under contract to be sold, for residential redevelopment, coupled with Colliers’ highest and best use as improved conclusion cited in its appraisal report for the entire property that is the subject of the appraisal, Colliers concluded that a buyer of the subject parcels would purchase them for residential redevelopment. Therefore, Colliers’ determination of the market value of the improved subject sites includes the market value of the improved subject sites, as if vacant and available for development to their highest and best use, using the sales comparison approach and then deducting the demolition costs of the existing subject improvements.

Summary of Independent Appraisals of the Retained Properties.  Colliers performed complete appraisals of the Retained Properties. The appraisal report of the Tenant A Properties was dated June 26, 2012 and indicates that, as of June 26, 2012: (1) the estimated market value of the Mariani Avenue Property was $41,000,000; (2) the estimated market value of the De Anza Boulevard Property was $86,500,000; and (3) the estimated market value of the two Valley Green Drive Properties were $52,200,000. The appraisal report of seven buildings located in Mountain View (the Mountain View Properties) was dated June 27, 2012 and indicates that, as of June 27, 2012: (1) the estimated market value of the 1065-1105 La Avenida Street Property was $264,000,000; and (2) the estimated market value of the 1040-1050 La Avenida Street Property was $5,870,000. The appraisal report of the Hellyer Property in San Jose was dated June 25, 2012 and indicates that, as of June 25, 2012, the estimated market value of the Hellyer Property was $26,000,000. The appraisal report of the Lightpost Way Property in Morgan Hill was dated June 25, 2012 and indicates that, as of June 25, 2012, the estimated market value of the Lightpost Way Property was $14,550,000. The appraisal report of the McCandless Properties was dated June 27, 2012, and indicates that, as of June 27, 2012: the estimated market value of the McCandless Properties was $11,100,000. The summaries set forth below describe the material conclusions reached by Colliers based on the values determined under the valuation approaches used and subject to the assumptions and limitations described below.

The Tenant A Properties.  The following is a summary of the appraisal report of the Tenant A Properties dated June 26, 2012:

Valuation Under Sales Comparison Approach.  Colliers estimated the property value of Tenant A Properties under the sales comparison approach by researching recent consummated sales of properties considered comparable to and competitive with the subject properties from an investment standpoint and, therefore, relevant to the valuation of the subject properties. The sales comparison approach resulted in a valuation conclusion, as of June 26, 2012, of approximately: (1) $40,730,000 for the Mariani Avenue Property; (2) $86,150,000 for the De Anza Boulevard Property; and (3) $52,440,000 for the Valley Green Drive Property.

In reaching a valuation conclusion for the Mariani Avenue Property, Colliers examined and analyzed comparable sales of four properties in the influencing market. The sales reflected per unit unadjusted sales prices ranging from $369.48 to $549.74. After adjustment, the comparable sales illustrated a range from $353.60 to $403.52 per unit. Colliers estimated a value of $380.00 per unit. Because the Mariani Avenue Property was leased at a contract rental rate below Colliers’ market rent conclusion, Colliers calculated and concluded the portion of the contract rent below the market conclusion during the subject lease to equal negative $313,010. This figure was deducted from Colliers’ value conclusion to calculate its as is leased fee market value conclusion. Applying the estimated value per unit to the Mariani Avenue Property’s 107,989 units and deducting for the under-market rent, Colliers’ total value estimate for the Mariani Avenue Property was approximately $40,730,000 as of June 26, 2012.

In reaching a valuation conclusion for the De Anza Boulevard Property, Colliers examined and analyzed comparable sales of four properties in the influencing market. The sales reflected per unit unadjusted sales prices ranging from $369.48 to $549.74. After adjustment, the comparable sales illustrated a range from $367.12 to $529.91 per unit. Colliers estimated a value of $415.00 per unit. Because the De Anza Boulevard Property was leased at a contract rental rate below Colliers’ market rent conclusion, Colliers calculated and concluded the portion of the contract rent below the market conclusion during the subject lease to equal negative $1,418,843. This figure was deducted from Colliers’ value conclusion to calculate its as is leased fee market value conclusion. Applying the estimated value per unit to the De Anza Boulevard Property’s 211,000 units and deducting for the under-market rent, Colliers’ total value estimate for the De Anza Boulevard Property was approximately $86,150,000 as of June 26, 2012.

In reaching a valuation conclusion for the Valley Green Drive Properties, Colliers examined and analyzed comparable sales of four properties in the influencing market. The sales reflected per unit unadjusted sales prices ranging from $369.48 to $549.74. After adjustment, the comparable sales illustrated a range from $348.94 to $479.03 per unit. Colliers estimated a value of $380.00 per unit. Because the Valley Green Drive Properties were leased at a contract rental rate below Colliers’ market rent conclusion, Colliers calculated and concluded the portion of the contract rent below the market conclusion during the subject lease to equal negative $1,524,331. This figure was deducted from Colliers’ value conclusion to calculate its as is leased fee market value conclusion. Applying the estimated value per unit to the Valley Green Drive Properties’ 142,000 units and deducting for the under-market rent, Colliers’ total value estimate for the Valley Green Drive Properties were was approximately $52,440,000 as of June 26, 2012.

Valuation Under Income Approach.  Using the income approach, Colliers performed a direct capitalization analysis to derive a value for the Tenant A Properties. The direct capitalization analysis resulted in a valuation conclusion, as of June 26, 2012, of approximately: (1) $41,020,000 for the Mariani Avenue Property; (2) $86,750,000 for the De Anza Boulevard Property; and (3) $52,110,000 for the Valley Green Drive Property.

The conclusions employed by Colliers to determine the value of the Tenant A Properties as of June 26, 2012 under the income approach using a direct capitalization analysis included:

•

current market rent, on a triple net basis, of (1) $2.20 per square foot per month for the Mariani Avenue Property, (2) $2.40 per square foot per month for the De Anza Boulevard Property and (3) $2.17 per square foot per month for the Valley Green Drive Properties;

•	vacancy factor and collection loss factor of 5.0%;

•	$0.20 per square foot of building area as an appropriate amount for reserves for replacement; and

•	capitalization rate of 6.5%.

Because each of the Tenant A Properties was leased at a contract rental rate below Colliers’ market rent conclusion, Colliers calculated and concluded the portion of the contract rent below the market conclusion during the subject lease to equal: (1) negative $313,010 for the Mariani Avenue Property; (2) negative $1,418,843 for the De Anza Boulevard Property; and (3) negative $1,524,331 for the Valley Green Drive Property. These figures were deducted from Colliers’ applicable value conclusions to calculate the as is leased fee market value conclusions. Using a direct capitalization analysis, Colliers calculated the value of each of the Tenant A Properties by dividing the net operating income (including an allowance for reserves) by the concluded capitalization rate of 6.5% then deducting for the under-market rent. Colliers calculated the value conclusion of the Tenant A Properties under the income approach, as of June 26, 2012, of approximately: (1) $41,020,000 for the Mariani Avenue Property; (2) $86,750,000 for the De Anza Boulevard Property; and (3) $52,110,000 for the Valley Green Drive Properties.

Reconciliation of Values and Conclusion of Appraisal.  For the appraisal of the Tenant A Properties, Colliers placed most weight on the value conclusions from the income approach and considered the value conclusions from the sales comparison approach to be relevant and useful for valuing the subject properties and supportive of the value conclusions from the income approach.

For the Mariani Avenue Property, the sales comparison approach resulted in a value of $40,730,000, and the income approach using a direct capitalization method resulted in a value of $41,020,000. Colliers concluded that the market value of the Mariani Avenue Property as of June 26, 2012 was $41,000,000.

For the De Anza Boulevard Property, the sales comparison approach resulted in a value of $86,150,000, and the income approach using a direct capitalization method resulted in a value of $86,750,000. Colliers concluded that the market value of the De Anza Boulevard Property as of June 26, 2012 was $86,500,000.

For the Valley Green Drive Properties, the sales comparison approach resulted in a value of $52,440,000, and the income approach using a direct capitalization method resulted in a value of $52,110,000. Colliers concluded that the market value of the Valley Green Drive Properties as of June 26, 2012 was $52,200,000.

The Mountain View Properties.  The following is a summary of the appraisal report of the Mountain View Properties dated June 27, 2012:

Valuation Under Sales Comparison Approach.  Colliers estimated the property value of the 1065-1105 La Avenida Street Property under the sales comparison approach by researching recent consummated sales of properties considered comparable to and competitive with the subject properties from an investment standpoint and, therefore, relevant to the valuation of the subject property. Colliers estimated the property value of the 1040-1050 La Avenida Street Property under the sales comparison approach by surveying land sales of similarly zoned sites located in the subject neighborhood and surrounding areas, then selecting those most comparable to the subject site and adjusting them for the following characteristics:

•	Property rights conveyed;

•	Financing;

•	Conditions of sale;

•	Market conditions (time);

•	Site shape/efficiency;

•	Location, access, and exposure;

•	Parcel size; and

•	Intended use.

In its determination of the as is value of the 1040-1050 La Avenida Street Property, Colliers looked at the individual value of each of the subject parcels and the value of the subject parcels as a whole. Based on its research, Colliers concluded that a buyer of these subject parcels would assemble them in order to maximize the market value of the subject site. Therefore, Colliers’ determination of the as is market value of the 1040-1050 La Avenida Street Property includes the market value of the site as if vacant and available for development to its highest and best use less the costs to demolish the existing improvements. The sales comparison approach resulted in a valuation conclusion, as of June 27, 2012, of approximately: (1) $262,430,000 for the 1065-1105 La Avenida Street Property; and (2) $5,870,000 for the 1040-1050 La Avenida Street Property.

In reaching a valuation conclusion for the 1065-1105 La Avenida Street Property, Colliers examined and analyzed comparable sales of five properties in the influencing market. The sales reflected per unit unadjusted sales prices ranging from $283.49 to $511.76. After adjustment, the comparable sales illustrated a range from $473.27 to $607.84 per unit. Colliers estimated a value of $540.00 per unit. Because the 1065-1105 La Avenida Street Property was leased at a contract rental rate below Colliers’ market rent conclusion, Colliers calculated and concluded the portion of the contract rent below the market conclusion during the subject lease to equal negative $16,045,163. This figure was deducted from Colliers’ value conclusion to calculate its as is leased fee market value conclusion. Applying the estimated value per unit to the 1065-1105 La Avenida Street Property’s 515,700 units and deducting for the under-market rent, Colliers’ total value estimate for the 1065-1105 La Avenida Street Property was approximately $262,430,000 as of June 27, 2012.

In reaching a valuation conclusion for the 1040-1050 La Avenida Street Property, Colliers examined and analyzed comparable land sales of four similarly zoned sites in the influencing market. The sales reflected per unit unadjusted sales prices ranging from $110.86 to $121.74. After adjustment, the comparable sales illustrated a range from $138.81 to $150.89 per unit. Colliers estimated a value of $145.00 per unit. Colliers calculated demolition costs of the existing subject improvements to equal $206,770. Applying the estimated value per unit to the 1040-1050 La Avenida Street Property’s 41,942 units and deducting for the concluded demolition costs, Colliers’ total value estimate for the 1040-1050 La Avenida Street Property was approximately $5,870,000 as of June 27, 2012.

Valuation Under Income Approach. Using the income approach, Colliers performed a direct capitalization analysis to derive a value for the 1065-1105 La Avenida Street Property. The direct capitalization analysis resulted in a valuation conclusion of approximately $264,500,000 for the 1065-1105 La Avenida Street Property as of June 27, 2012.

The conclusions employed by Colliers to determine the value of the 1065-1105 La Avenida Street Property as of June 27, 2012 under the income approach using a direct capitalization analysis included:

•	current market rent of $3.00 per square foot per month on a triple net basis;

•	vacancy factor and collection loss factor of 5.0%;

•	$0.20 per square foot of building area as an appropriate amount for reserves for replacement; and

•	capitalization rate of 6.25%.

Because the 1065-1105 La Avenida Street Property was leased at a contract rental rate below Colliers’ market rent conclusion, Colliers calculated and concluded the portion of the contract rent below the market conclusion during the subject lease to equal negative $16,045,163 for the 1065-1105 La Avenida Street Property. This figure was deducted from Colliers’ value conclusion to calculate the as is leased fee market value conclusion. Using a direct capitalization analysis, Colliers calculated the value of the 1065-1105 La Avenida Street Property by dividing the net operating income (including an allowance for reserves) by the concluded capitalization rate of 6.25% then deducting for the under-market rent. Colliers calculated the value conclusion under the income approach of approximately $264,500,000, as of June 27, 2012.

Reconciliation of Values and Conclusion of Appraisal.  For the appraisal of the 1065-1105 La Avenida Street Property, Colliers placed most weight on the value conclusion from the income approach and considered the value conclusion from the sales comparison approach to be relevant and useful for valuing the subject property and supportive of the value conclusion from the income approach.

For the 1065-1105 La Avenida Street Property, the sales comparison approach resulted in a value of $262,430,000, and the income approach using a direct capitalization method resulted in a value of $264,500,000. Colliers concluded that the market value of the 1065-1105 La Avenida Street Property as of June 27, 2012 was $264,000,000.

For the appraisal of the 1040-1050 La Avenida Street Property, Colliers determined that the only applicable valuation technique for the subject sites is the sales comparison approach, which resulted in a value of $5,870,000. Colliers concluded that the market value of the 1040-1050 La Avenida Street Property as of June 27, 2012 was $5,870,000.

The Hellyer Property.  The following is a summary of the appraisal report of the Hellyer Property dated June 25, 2012:

Valuation Under Sales Comparison Approach.  Colliers estimated the property value of the Hellyer Property under the sales comparison approach by researching recent consummated sales of properties considered comparable to and competitive with the subject property from an investment standpoint and, therefore, relevant to the valuation of the subject property. The sales comparison approach resulted in a valuation conclusion of approximately $26,590,000 for the Hellyer Property as of June 25, 2012.

In reaching a valuation conclusion for the Hellyer Property, Colliers examined and analyzed comparable sales of four properties in the influencing market. The sales reflected per unit unadjusted sales prices ranging from $91.15 to $191.10. After adjustment, the comparable sales illustrated a range from $107.50 to $158.35 per unit. Colliers estimated a value of $130.00 per unit. Because the Hellyer Property was leased at a contract rental rate above Colliers’ market rent conclusion, Colliers calculated and concluded the portion of the contract rent exceeding the market conclusion during the subject lease to equal $5,788,210. This figure was added to Colliers’ value conclusion to calculate its as is leased fee market value conclusion. Applying the estimated value per unit to the Hellyer Property’s 160,000 units and adding for the above-market rent, Colliers’ total value estimate for the Hellyer Property was approximately $26,590,000 as of June 25, 2012.

Valuation Under Income Approach.  Using the income approach, Colliers performed a direct capitalization analysis to derive a value for the Hellyer Property. The direct capitalization analysis resulted in a valuation conclusion of approximately $25,910,000 for the Hellyer Property as of June 25, 2012.

The conclusions employed by Colliers to determine the value of the Hellyer Property as of June 25, 2012 under the income approach using a direct capitalization analysis included:

•	current market rent of $0.90 per square foot per month on a triple net basis;

•	vacancy factor and collection loss factor of 5.0%;

•	$0.20 per square foot of building area as an appropriate amount for reserves for replacement; and capitalization rate of 8.0%.

Because the Hellyer Property was leased at a contract rental rate above Colliers’ market rent conclusion, Colliers calculated and concluded the portion of the contract rent exceeding the market conclusion during the subject lease to equal $5,788,210. This figure was added to Colliers’ applicable value conclusions to calculate the as is leased fee market value conclusion. Using a direct capitalization analysis, Colliers calculated the value of the Hellyer Property by dividing the net operating income (including an allowance for reserves) by the concluded capitalization rate of 8.0% then adding for the above-market rent. Colliers calculated the value conclusion of the Hellyer Property under the income approach of approximately $25,910,000 as of June 25, 2012.

Reconciliation of Values and Conclusion of Appraisal.  For the appraisal of the Hellyer Property, Colliers placed most weight on the value conclusion from the income approach and considered the value conclusion from the sales comparison approach to be relevant and useful for valuing the subject property and supportive of the value conclusion from the income approach.

For the Hellyer Property, the sales comparison approach resulted in a value of $26,590,000, and the income approach using a direct capitalization method resulted in a value of $25,910,000. Colliers concluded that the market value of the Hellyer Property as of June 25, 2012 was $26,000,000.

The Lightpost Way Property.  The following is a summary of the appraisal report of the Lightpost Way Property dated June 25, 2012:

Valuation Under Sales Comparison Approach.  Colliers estimated the property value of the Lightpost Way Property under the sales comparison approach by researching recent consummated sales of properties considered comparable to and competitive with the subject property from an investment standpoint and, therefore, relevant to the valuation of the subject property. The sales comparison approach resulted in a valuation conclusion of approximately $14,540,000 for the Lightpost Way Property as of June 25, 2012.

In reaching a valuation conclusion for the Lightpost Way Property, Colliers examined and analyzed comparable sales of four properties in the influencing market. The sales reflected per unit unadjusted sales prices ranging from $61.14 to $103.50. After adjustment, the comparable sales illustrated a range from $85.72 to $102.68 per unit. Colliers estimated a value of $90.00 per unit. Because the Lightpost Way Property was leased at a contract rental rate above Colliers’ market rent conclusion, Colliers calculated and concluded the portion of the contract rent exceeding the market conclusion during the subject lease to equal $538,461. This figure was added to Colliers’ value conclusion to calculate its as is leased fee market value conclusion. Applying the estimated value per unit to the Lightpost Way Property’s 155,520 units and adding for the above-market rent, Colliers’ total value estimate for the Lightpost Way Property was approximately $14,540,000 as of June 25, 2012.

Valuation Under Income Approach.  Using the income approach, Colliers performed a direct capitalization analysis to derive a value for the Lightpost Way Property. The direct capitalization analysis resulted in a valuation conclusion of approximately $14,550,000 for the Lightpost Way Property as of June 25, 2012.

The conclusions employed by Colliers to determine the value of the Lightpost Way Property as of June 25, 2012 under the income approach using a direct capitalization analysis included:

•	current market rent of $0.65 per square foot per month on a triple net basis;

•	vacancy factor and collection loss factor of 5.0%; and

•	capitalization rate of 8.0%.

Because the Lightpost Way Property was leased at a contract rental rate above Colliers’ market rent conclusion, Colliers calculated and concluded the portion of the contract rent exceeding the market conclusion during the subject lease to equal $538,461. This figure was added to Colliers’ applicable value conclusions to calculate the as is leased fee market value conclusion. Using a direct capitalization analysis, Colliers calculated the value of the Lightpost Way Property by dividing the net operating income (including an allowance for reserves) by the concluded capitalization rate of 8.0% then adding for the above-market rent. Colliers calculated the value conclusion of the Lightpost Way Property under the income approach of approximately $14,550,000 as of June 25, 2012.

Reconciliation of Values and Conclusion of Appraisal.  For the appraisal of the Lightpost Way Property, Colliers placed most weight on the value conclusion from the income approach and considered the value conclusion from the sales comparison approach to be relevant and useful for valuing the subject property and supportive of the value conclusion from the income approach.

For the Lightpost Way Property, the sales comparison approach resulted in a value of $14,540,000, and the income approach using a direct capitalization method resulted in a value of $14,550,000. Colliers concluded that the market value of the Lightpost Way Property as of June 25, 2012 was $14,550,000.

The McCandless Properties.  The following is a summary of the appraisal report of the McCandless Properties dated June 27, 2012:

Valuation Under Sales Comparison Approach.  Colliers estimated the property value of the McCandless Properties under the sales comparison approach by surveying land sales of similarly zoned sites located in the subject neighborhood and surrounding areas, then selecting those most comparable to the subject site and adjusting them for the following characteristics:

•	Property rights conveyed;

•	Financing;

•	Conditions of sale;

•	Market conditions (time);

•	Site shape/efficiency;

•	Location, access, and exposure;

•	Parcel size; and

•	Proposed density (dwelling units per acre).

The sales comparison approach resulted in a valuation conclusion, as of June 27, 2012, of approximately $11,100,000 for the McCandless Properties.

In reaching a valuation conclusion for the McCandless Properties, Colliers examined and analyzed comparable land sales of five similarly zoned sites in the influencing market. The sales reflected per unit unadjusted sales prices ranging from $39,534 to $62,526. After adjustment, the comparable sales illustrated a range from $35,580 to $46,894 per unit. Colliers estimated a value of $40,000 per allowable dwelling unit. Colliers calculated demolition costs of the existing subject improvements to equal $506,168. Applying the estimated value per unit to the McCandless Properties’ 291 allowable dwelling units and deducting for the concluded demolition costs, Colliers’ total value estimate for the was approximately $11,100,000 as of June 27, 2012.

Conclusion of Appraisal.  For the appraisal of the McCandless Properties, Colliers determined that the only applicable valuation technique for the subject site is the sales comparison approach, which resulted in a value of approximately $11,100,000. Colliers concluded that the market value of the McCandless Properties as of June 27, 2012 was $11,100,000.

Assumptions and Limiting Conditions of Colliers’ Valuations.  Each of Colliers’ appraisal reports was subject to certain assumptions and limiting conditions including, among others, the following: neither the appraiser nor Colliers was responsible for the accuracy or completeness of information provided by other parties; no survey was made of the property and no liability was assumed in connection with such matters; no responsibility was assumed for legal matters, nor was any opinion rendered as to title; title to each property was assumed to be good, clear and marketable; any existing liens, assessments, bonds or other encumbrances (aside from those specifically noted) were disregarded; each property was appraised as though free and clear, including free and clear of any unrecorded leases, all outstanding mortgages and all bonded indebtedness now on or placed on the property in the future; each opinion of value was only as of the date stated in the applicable appraisal report; responsible ownership and competent management and marketing were assumed; there were no hidden or unapparent conditions of the property, subsoil, or structures that render the property more or less valuable, and no responsibility was assumed for such conditions or for arranging for engineering studies that may be required to discover them; there was full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance was stated, defined, and considered in the appraisal report; all required licenses, certificates of occupancy and other governmental consents have been or can be obtained or renewed for any use on which the value estimate contained in each appraisal report was based; the existence (if any) of potentially hazardous materials used in the construction and maintenance of site improvements or disposed of on the sites were not considered; it was assumed that no soil contamination existed as a result of chemical drainage or leakage in connection with any production operations on or near the properties; the soil was assumed to be of sufficient load bearing capacity for the existing improvements and that no toxic soil contamination was present on the subject sites; no physical analysis of the building or equipment was made by a structural or mechanical engineer, and the conclusions as to condition were based on the appraiser’s observation only; it was assumed that there were no hidden structural defects; any projections of income and expenses appearing in the appraisal reports were intended to represent typical projections made by investors and developers in the current market and no warranty or representation was made that these projections will occur; the forecasted potential gross income referred to in the appraisal reports may be based on lease summaries provided by the property owner or third-parties, and the appraiser did not review lease documents and assumed no responsibility for the authenticity or completeness of lease information provided by others; no responsibility was assumed in the misinterpretation of flood and earthquake zone maps; the estimated value for any fractional interest, when added to the values of all other fractional or partial interests together comprising the whole, should not necessarily be construed as equal to the market value of the fee simple interest, and may be either more or less than such value; and the appraiser has not made a specific compliance survey and analysis of each property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act.

Compensation of Appraiser.  Colliers’ fee for the appraisals of the Retained Properties and certain of our other properties was $67,000. We paid for the costs of the appraisals. Colliers’ fee for the appraisals was not contingent on the approval or completion of the Transactions. Other than the appraisals performed in connection with the Transactions, Colliers has not been engaged by us in the prior five years. Colliers appraised one of our properties in 2009 and 2011 for a lender in connection with financing on the property; however, Colliers was engaged by the lender (and not us) to perform this work. Except as set forth above, during the prior five years, no material relationship has existed between Colliers, on the one hand, and Mission West or any of its affiliates, on the other hand. Mission West believes that its indirect relationship with Colliers had no negative impact on its independence in conducting the appraisals.

Certain Material U.S. Federal Income Tax Consequences of the Transactions

Please see “The Transactions – Certain Material U.S. Federal Income Tax Consequences of the Transactions”.

Required Vote

The affirmative vote of the holders of shares of common stock entitled to cast a majority of all of the votes entitled to be cast on such matters at the Special Meeting is required to approve the OP Recapitalization. In addition, the OP Recapitalization must be approved by the affirmative vote of the holders of shares of common stock entitled to cast a majority of all of the votes entitled to be cast at the Special Meeting, disregarding (in the numerator and denominator) votes cast or entitled to be cast by the Buyer, Carl E. Berg, or any person who is a member of the immediate family of Carl E. Berg or any entity which is controlled by Carl E. Berg. Unless directed otherwise, the shares represented by the enclosed proxy will be voted “FOR” the OP Recapitalization.

The Board of Directors unanimously recommends a vote “FOR” the OP Recapitalization.

PROPOSAL 2:

ASSET SALE

The following is a summary of the material aspects of the sale of substantially all of our assets following the OP Recapitalization to the Buyer. However, this summary may not contain all the information that may be important to you. We encourage you to carefully read the Sale Agreement included as Annex B to this Proxy Statement for a complete description of the terms of the Asset Sale, the rights and obligations of the parties under the Sale Agreement and other information that may be important to you.

General

The Sale Agreement provides that, subject to approval by our stockholders, we will sell substantially all of our assets to the Buyer in return for approximately $399.6 million in cash (including $20 million in deposits made prior to the closing), plus or minus any proration or adjustment amounts, and the assumption by the Buyer of approximately $397.9 million of debt and other obligations (the Purchase Price).

Assets to be Sold

Under the Sale Agreement, in exchange for payment of the Purchase Price, we have agreed to sell, transfer and deliver to the Buyer, and the Buyer has agreed to purchase from us, fee simple or ground leasehold interests in all of the Target Properties (as defined below), together with the improvements thereon, including all rights and privileges related to the Target Properties, including (1) all rights, title and interest in and to any streets, alleys or rights of way which are adjacent to such land, and subsurface and other rights below the Target Properties and any air rights above the Target Properties, (2) all intangible property owned by us including any licenses and permits, or other intangible rights related to the Target Properties and (3) the personal property and leases related to the Target Properties. The Buyer has also agreed to assume certain existing debts and other obligations related to the Target Properties.

The following tables provide a list of the properties to be acquired by the Buyer (the Target Properties):

Improved Properties
Address	City

10401-10411 Bubb Road	Cupertino, CA
10300 Bubb Road	Cupertino, CA
10440 Bubb Road	Cupertino, CA
10450-60 Bubb Road	Cupertino, CA
45365-95 Northport Loop	Fremont, CA
45738 Northport Loop West	Fremont, CA
4050 Starboard Drive	Fremont, CA
3481-3501 W. Warren/46600 Fremont Boulevard	Fremont, CA
2800 Bayview	Fremont, CA
48800 Milmont Drive	Fremont, CA
233 South Hillview Drive	Milpitas, CA
1875 Charleston Road	Mountain View, CA
450 National Avenue	Mountain View, CA
1750 Automation Parkway	San Jose, CA
1756 Automation Parkway	San Jose, CA
1762 Automation Parkway	San Jose, CA
1768 Automation Parkway	San Jose, CA
55 West Trimble/2610 and 2630 Orchard	San Jose, CA
2600-2610 N. First Street/25 E. Trimble	San Jose, CA

Improved Properties
Address	City

75 East Trimble Road	San Jose, CA
2904 Orchard	San Jose, CA
5325 Hellyer Avenue	San Jose, CA
5345 Hellyer Avenue	San Jose, CA
5390-5400 Hellyer Avenue	San Jose, CA
5500-5550 Hellyer Avenue	San Jose, CA
5521 Hellyer Ave	San Jose, CA
5750 Hellyer Avenue	San Jose, CA
5830-5870 Hellyer Avenue	San Jose, CA
845-855 Embedded Way	San Jose, CA
5900 Optical Court	San Jose, CA
5901 Optical Court	San Jose, CA
5921 Optical Court	San Jose, CA
5941-45 Optical Court	San Jose, CA
5961 Optical Court	San Jose, CA
5970 Optical Court	San Jose, CA
5981 Optical Court	San Jose, CA
140 Great Oaks/6781 Via Del Oro	San Jose, CA
150-160 Great Oaks	San Jose, CA
180 Great Oaks/6800-10 Santa Teresa	San Jose, CA
6850 Santa Teresa	San Jose, CA
6541 Via Del Oro	San Jose, CA
6385-87 San Ignacio	San Jose, CA
6311 San Ignacio	San Jose, CA
6321-6325 San Ignacio	San Jose, CA
6331 San Ignacio	San Jose, CA
6341-6371 San Ignacio	San Jose, CA
6320-6360 San Ignacio	San Jose, CA
5705-5725 Silver Creek/5845 Hellyer	San Jose, CA
4750 Patrick Henry Drive	Santa Clara, CA
3520-30 Bassett Street	Santa Clara, CA
3508-10 Bassett Street	Santa Clara, CA
3540-44 Bassett Street	Santa Clara, CA
3550-80 Bassett Street	Santa Clara, CA
2001 Walsh	Santa Clara, CA
2300 Central Expressway	Santa Clara, CA
2220 Central Expressway	Santa Clara, CA
2330 Central Expressway	Santa Clara, CA
2880 Scott Boulevard	Santa Clara, CA
2890 Scott Boulevard	Santa Clara, CA
2770-2800 Scott Boulevard	Santa Clara, CA
2251 Lawson Lane	Santa Clara, CA
3301 Olcott Street	Santa Clara, CA
3236 Scott Boulevard	Santa Clara, CA
1600 Memorex Drive	Santa Clara, CA
1688 Richard Avenue	Santa Clara, CA
1700 Richard Avenue	Santa Clara, CA
255 Caspian Drive	Sunnyvale, CA
1230 Arques	Sunnyvale, CA

Improved Properties
Address	City

1250 Arques	Sunnyvale, CA
1135 Kern Avenue	Sunnyvale, CA
1212 Bordeaux	Sunnyvale, CA

Unimproved Land
Assessor’s Parcel Number	City

726-44-005, 726-32-025, 726-25-061, and more	Morgan Hill, CA
679-01-018	San Jose, CA
679-01-020	San Jose, CA
678-08-057	San Jose, CA
110-33-037	Sunnyvale, CA

Purchase Price and Deposits

Pursuant to the provisions of the Sale Agreement, on November 2, 2012, the Buyer deposited into an escrow account $5 million. If the Buyer does not terminate the Sale Agreement prior to the Benchmark Date (as defined below), the Buyer will deposit into the escrow account an additional $15 million within 2 business days after receiving written notice that our stockholders have approved the Asset Sale.

Representations and Warranties

We made customary representations and warranties in the Sale Agreement that are subject, in some cases, to specified exceptions and qualifications in the Sale Agreement or in the disclosure schedules delivered in connection with the Sale Agreement. These representations and warranties relate to, among other things:

•	the due incorporation, valid existence and good standing of our company;

•	our power and authority to execute, deliver and perform our obligations under the Sale Agreement and, subject to stockholder approval, to consummate the Asset Sale;

•	the due authorization of the Sale Agreement and all agreements, instruments and related documents and the enforceability of the Sale Agreement against us;

•	the approval by the Board of the Sale Agreement and the transactions contemplated by the Sale Agreement;

•	the inapplicability of Maryland takeover defense statutes to the Asset Sale;

•	the required stockholder approval at the Special Meeting;

•

the receipt of an opinion from Stifel Nicolaus that the consideration to be paid to our Unaffiliated Stockholders in connection with the Transactions is fair to such stockholders from a financial point of view;

•	the absence of any written notice from any governmental agency that eminent domain proceedings for the condemnation of all or any portion of the Target Properties is pending or threatened;

•	the absence of any written notice of any threatened or pending governmental action with respect to the Target Properties, including any special assessments, rezoning or moratorium;

•

the absence of violations of, or conflicts with, any written agreement to which we or the fee owner or ground lessee, as applicable, of any Target Property are a party or by which we or the fee owner or ground lessee, as applicable, of any Target Property are bound, or to which the Target Properties are subject, including our organizational or corporate documents or those of any of our subsidiaries and any documents evidencing any debt or other obligations, or to our knowledge, any judgment, order, injunction, decree, regulation, or ruling of any court or governmental agency;

•	the absence of any bankruptcy or related proceedings;

•

the absence of any written notice of any pending or threatened investigations, actions, suits, proceedings or claims before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, that are reasonably likely to adversely affect our ability to consummate the transactions contemplated by the Sale Agreement or to materially adversely affect us or the Target Properties;

•	the absence of written agreements with leasing agents or brokers in connection with the leasing of the Target Properties;

•	the absence of any material default under material agreements relating to the Target Properties that are binding upon the Buyer or the Target Properties after the closing;

•	the absence of any liens, encumbrances, or any other defects in title to the Target Properties;

•

the absence of any notice from a governmental agency of any violation of environmental laws related to the Target Properties or the presence or release of hazardous materials on or from the Target Properties;

•	the absence of undisclosed liabilities.

•

that we are not a “foreign person,” “foreign trust” or “foreign corporation” within the meaning of the United States Foreign Investment in Real Property Tax Act of 1980 and the Internal Revenue Code of 1986, as subsequently amended;

•

that we are not in violation of any applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act and the Patriot Act and to our knowledge, any authorizing statutes, executive orders and regulations administered by the Office of Foreign Asset Control;

•	tenant leases and the rent rolls and the absence of any material default under tenant leases;

•

that we have not received any written notice from any governmental agency with respect to any violation of any applicable governmental law, ordinance, rule or regulation applicable to us or any Target Properties;

•	the payment of taxes and other assessments with respect to the Target Properties; and

•	ground leases and the absence of any default under ground leases.

The Buyer made customary representations and warranties to us in the Sale Agreement that are subject, in some cases, to specified qualifications in the Sale Agreement. These representations and warranties relate to, among other things:

•	the due incorporation, valid existence and good standing of the Buyer;

•	the Buyer’s power and authority to execute, deliver and perform its obligations under the Sale Agreement;

•	the due authorization of the Sale Agreement and all agreements, instruments and related documents and the enforceability of the Sale Agreement against the Buyer;

•

the absence of violations of, or conflicts with, any written agreement to which the Buyer is a party or by which the Buyer is bound or any order or decree that would prevent or materially delay or impede the Asset Sale;

•	the absence of any written notice of any threatened or pending governmental actions that are likely to have a material adverse effect on the Buyer;

•	the absence of any bankruptcy or related proceedings;

•	the sufficiency of the Buyer’s financing to pay the Purchase Price, subject to certain assumptions; and

•	that the Buyer is not in violation of any applicable anti-money laundering laws.

Operations Pending Closing of the Asset Sale

Subject to the terms of the Sale Agreement and unless we have obtained the Buyer’s prior written consent, until the closing we have agreed, among other things:

•	to maintain and to make all repairs and replacements to the Target Properties so as to keep the Target Properties in substantially their present condition, subject to ordinary wear and tear;

•	to continue to operate the Target Properties in a commercially reasonable manner and in accordance with our normal past practices, standards and procedures;

•	not to permit or allow to exist any new encumbrance, charge or lien to be placed or claimed upon the Target Properties;

•	not to:

•	enter into or materially amend, modify, extend, renew or terminate, or apply any security deposits under, any leases applicable to the Target Properties;

•	enter into any other agreement affecting the Target Properties unless the agreement will terminate at or prior to the closing without any payment or cost;

•

sell, convey, assign, transfer, encumber or otherwise dispose of the Target Properties or, from and after the date, which is three days prior to the Special Meeting, make any modifications to the Target Properties; or

•	take any other action which may have an adverse effect on the Target Properties, without the Buyer’s prior written consent.

•

not to remove any personal property, fixtures or equipment located in the Target Properties except as may be required for maintenance, repair and/or replacement or where such removal is commercially reasonable and in the ordinary course of management and operation of the Target Properties;

•	not to take any action adverse to the proposed development of the Target Properties;

•

to cause each party to any debt and other obligations, in such party’s capacity as borrower under the loan documents in connection therewith, to perform its obligations under the loan documents in all material respects;

•

not to take any action (or fail to take any action) that constitutes a material violation or breach of any affirmative or negative covenants under any such loan documents and materially and adversely affects the Buyer’s assumption of debt to be assumed by the Buyer;

•	not to:

•	amend, supplement, terminate, extend or otherwise modify in any material or adverse respect any loan documents or any of the terms or conditions of any debt or other obligations, or

•	request any lender’s approval to take any action that would constitute any matter described in the previous bullet, without the Buyer’s prior written consent;

•	to keep the Buyer reasonably apprised with respect to any material developments relating to the status of the debt and other obligations; and

•	to use diligent, good faith efforts to obtain estoppel certificates from the tenants of the Target Properties in a form and substance acceptable to the Buyer.

Other Covenants

We have also agreed to:

•	seek stockholder approval of the Asset Sale;

•

use reasonable best efforts to obtain all approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any governmental agency or third-party necessary, proper or advisable to consummate the transactions contemplated by the Sale Agreement;

•

cooperate as reasonably required by the Buyer in connection with the Buyer obtaining financing and the assumption by the Buyer of certain loans on terms acceptable to the Buyer, to be secured by any of the Target Properties;

•

take all actions necessary so that we own and can convey to the Buyer at the closing all of the Target Properties free and clear of all liens and encumbrances other than certain permitted encumbrances; and

•	take all actions necessary so that we have title to the Target Properties and can transfer title to the Buyer at the closing, which includes the completion of the OP Recapitalization.

Closing of the Asset Sale

Unless the parties otherwise agree in writing, the closing of the Asset Sale will take place as soon as practicable after approval by our stockholders of the matters to be voted on at the Special Meeting and completion of the OP Recapitalization, and in no event later than December 27, 2012, unless the parties agree in writing or we extend such date until March 27, 2013 as permitted under the Sale Agreement.

Conditions to Closing of the Asset Sale

Our obligation to consummate the Asset Sale is subject to the satisfaction or waiver of the following conditions:

•	the Buyer has performed and complied with in all material respects its obligations under the Sale Agreement;

•	the representations and warranties of the Buyer contained in the Sale Agreement are true and correct in all material respects as of the date of the Sale Agreement and as of the closing;

•	we have obtained stockholder approval of the Asset Sale;

•	there is no injunction that prevents the closing of the Asset Sale;

•	no court or other governmental agency has enacted, promulgated, enforced or entered any order that is in effect and enjoins or otherwise prohibits the closing;

•	the Buyer has executed and delivered to us articles of transfer; and

•

the lenders of the debt to be assumed by the Buyer have approved and fully documented the assumption of the assumed debt by the Buyer in form and substance reasonably acceptable to the Buyer, without any adverse change to the economic or other material terms of the debt, and with any substitute recourse guaranties or environmental indemnities only provided by the Buyer or other entities acceptable to the Buyer in its sole discretion.

The Buyer’s obligation to consummate the Asset Sale is subject to the satisfaction or waiver of the following conditions:

•	a title companies provided for in the Sale Agreement have committed in writing to issue or have issued to the Buyer certain title policies satisfactory to the Buyer;

•	we have performed and complied with in all material respects our obligations under the Sale Agreement, including the completion of the OP Recapitalization;

•

our representations and warranties are true and correct as of the date of the Sale Agreement, and are true and correct in all material respects as of the closing; provided that a failure of a representation or warranty to be true and correct will only be deemed material if, together with all other failures of representations and warranties to be true and correct, there is an effect on the aggregate value of the Target Properties and/or a likely exposure to the owner thereof, including costs and expenses, taken together of $10 million or more;

•	we have delivered possession of the Target Properties to the Buyer free and clear of rights of any parties to possession except for existing tenant leases;

•

we have delivered to the Buyer executed estoppel certificates in form and substance satisfactory to the Buyer from tenants representing at least 80% by square footage of the Target Properties as well as from certain specified tenants;

•	there is no effect or effects that, individually or in the aggregate, have resulted in or would reasonably be expected to result in a material adverse effect as defined in the Sale Agreement;

•	we have terminated any service agreements and other contracts relating to the Target Properties to which we or any fee owner or ground lessee, as applicable, are a party;

•

the lenders of the debt to be assumed by the Buyer have approved and fully documented the assumption of the assumed debt by the Buyer in form and substance reasonably acceptable to the Buyer, without any adverse change to the economic or other material terms of the debt, and with any substitute recourse guaranties or environmental indemnities only provided by the Buyer or other entities acceptable to the Buyer in its sole discretion;

•	all letters of credit in lieu of security deposits have been transferred to the Buyer;

•	we have obtained stockholder approval of the Asset Sale;

•

there is no litigation or dispute threatened in writing or pending arising out of or related to the transactions contemplated by or in connection with the Sale Agreement or which seeks to assert damages or liability relating to consummating the Asset Sale or the Sale Agreement, which the Buyer believes in good faith could have an adverse impact on the Buyer and/or its affiliates or the Target Properties of which the Buyer first obtains actual notice (Post-Stockholder Approval Litigation) after the business day prior to the Special Meeting (as such meeting may be postponed or adjourned pursuant to the Sale Agreement) (the Benchmark Date);

•

there has been no change or development in any litigation or dispute that was threatened in writing or pending prior to the Benchmark Date and about which the Buyer had prior actual notice arising out of or related to the transactions contemplated by or in connection with the Sale Agreement or which seeks to assert damages or liability relating to consummating the same, in either case which the Buyer believes in good faith could have an adverse impact on Buyer and/or its affiliates or the Target Properties (a Post-Stockholder Approval Litigation Update).

•

no court or other governmental agency has enacted, promulgated, enforced or entered any temporary, preliminary or permanent order that is in effect and enjoins or otherwise prohibits consummation of the closing.

•	we have delivered to the Buyer an executed estoppel certificate from the landlord of a specific Target Property; and

•	we have executed and delivered to the Buyer articles of transfer.

Termination of the Sale Agreement

The Buyer may, in its sole and absolute discretion, terminate the Sale Agreement and have its deposit returned to it at any time and for any reason on or prior to the Benchmark Date.

We and the Buyer may, by mutual written consent, terminate the Sale Agreement and abandon the Asset Sale at any time prior to the closing. The Sale Agreement may also be terminated and the Asset Sale abandoned at any time prior to the closing by either us or the Buyer, if:

•

any governmental agency of competent jurisdiction has issued an order permanently restraining, enjoining or otherwise prohibiting the Asset Sale and the order shall have become final and non-appealable;

•

the closing does not occur on or prior to December 27, 2012 (as such date may be extended by us to March 27, 2013 pursuant to the Sale Agreement); provided that our right to terminate will not be available if Buyer exercises its specific performance remedy described below; or

•	we do not receive stockholder approval of the Asset Sale.

The Sale Agreement may also be terminated and the Asset Sale abandoned at any time prior to the closing by us:

•

if all of the Buyer’s closing conditions have been satisfied, other than those conditions that by their terms are to be satisfied at the closing, we have given the Buyer written notice that we are prepared to consummate the Asset Sale, and the Buyer breaches its obligations to consummate the Asset Sale;

•

prior to obtaining stockholder approval, so that we may enter into a definitive agreement providing for a Superior Proposal (as defined below), provided that for such termination to be effective we must have complied with the requirements described under “—No Solicitation of Transactions”, the deposit must be returned to the Buyer and we must pay the Buyer the $14 million termination fee;

•	if the Buyer does not deliver a written waiver with respect to certain due diligence matters on or before 5:00 p.m., Pacific Time on the Benchmark Date;

•

prior to obtaining stockholder approval, if our Board (upon the recommendation of the Independent Directors Committee) makes a change in recommendation, provided that, for such termination to be effective we must have complied with the requirements described under “—No Solicitation of Transactions”, the deposit must be returned to the Buyer and we must pay the Buyer the $14 million termination fee;

•	if we do not receive approval of the OP Recapitalization by a majority vote of our Unaffiliated Stockholders.

The Sale Agreement may also be terminated and the Asset Sale abandoned at any time prior to the closing by the Buyer, if:

•

(1) our Board or any committee of our Board makes a change in recommendation, (2) the Board or any committee has failed to include its recommendation in the Proxy Statement, (3) the Board or any committee formally resolves to take or publicly announces an intention to take any action to make a change in recommendation, or (4) we fail to hold the Special Meeting on or prior to the tenth day prior to December 27, 2012 or, if extended pursuant to the Sale Agreement, March 27, 2013;

•

all of our closing conditions have been satisfied, other than those conditions that by their terms are to be satisfied at the closing, the Buyer has given us written notice that it is prepared, ready, willing and able to consummate the Asset Sale and we breach our obligation to consummate the Asset Sale;

•

we have breached or failed to perform any of our representations, warranties, covenants or agreements set forth in the Sale Agreement, which breach is incapable of being cured by December 27, 2012 (as such date may be extended pursuant to the Sale Agreement);

•

after obtaining stockholder approval, the Buyer receives written notice of any litigation or dispute threatened in writing or pending that may be Post-Stockholder Approval Litigation or a Post-Stockholder Approval Litigation Update;

•	we elect not to cure certain defects contained in the preliminary title report or land title survey for a Target Property; or

•	under certain circumstances, certain Target Properties suffer major damage, condemnation or eminent domain.

For purposes of the Sale Agreement:

•

a “Superior Proposal” means a bona fide written Acquisition Proposal (except that the references therein to “20%” are replaced, in the case of clause (1)(A) thereof, with a reference to “75%,” and in each other case, with a reference to “50%”) made by a third party that the Board (acting upon the recommendation of the Independent Directors Committee), by requisite vote, determines in good faith, after consulting with its outside legal counsel and independent financial advisors, is reasonably likely to be consummated in accordance with its terms and, if consummated, would result in a transaction more favorable to our stockholders from a financial point of view than the Asset Sale, after taking into account all legal, financial, regulatory and other aspects of the proposal as the Board (acting upon the recommendation of the Independent Directors Committee) deems relevant.

•

an “Acquisition Proposal” means: (1) any inquiry, proposal or offer, or indication of interest in making a proposal or offer, made by any person or group of persons prior to receipt of stockholder approval of the Asset Sale (other than a proposal or offer by the Buyer or any of its affiliates) relating to any direct or indirect acquisition (in one or a series of related transactions, including by way of a merger, consolidation, business combination, joint venture, recapitalization, restructuring, liquidation, dissolution or similar transaction) of (A) 20% or more of the Target Properties, (B) 20% or more of our aggregate assets and those of our subsidiaries, or (C) 20% of our outstanding equity securities or business and those of our subsidiaries; (2) any tender offer or exchange offer, as such terms are used in the Exchange Act, that, if consummated, would result in any person or “group” (as defined in the Exchange Act) beneficially owning 20% or more of our outstanding equity securities; or (3) any transaction which is similar in form, substance or purpose to any of the foregoing transactions (other than, in each case, the Buyer’s acquisition of the Target Properties and the OP Recapitalization).

•

a “change in recommendation” means to (1) withdraw, withhold, modify or qualify, or publicly (or privately to any stockholder) propose to withdraw, withhold, modify or qualify, in a manner adverse to the Buyer, the Board’s approval of the Sale Agreement and the Asset Sale or the Board’s recommendation that our stockholders approve the OP Recapitalization, the Asset Sale and the Liquidation or (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal.

Termination Fees

In the event the Sale Agreement is terminated for any reason by either us or the Buyer (other than as a result of the Buyer breaching its obligations to close the Asset Sale (1) when all of the Buyer’s conditions to close have been satisfied (other than those conditions that by their terms are to be satisfied at the closing) and (2) we have given the Buyer written notice that we are prepared to close), any amounts previously deposited into the escrow account will be immediately returned to the Buyer.

If the Sale Agreement is terminated because we fail to obtain (1) stockholder approval of the Transactions or (2) approval of the OP Recapitalization by a majority vote of our Unaffiliated Stockholders, we have agreed to reimburse the Buyer for its out of pocket fees and expenses (including financing fees and expenses), up to $2.5 million, and to return the deposit to the Buyer.

We have agreed to pay the Buyer a termination fee of $14 million and return the deposit to the Buyer if the Sale Agreement is terminated by the Buyer for any of the following reasons:

•

(1) our Board or any committee makes changes in recommendation, (2) our Board or any committee has failed to include its recommendation in the Proxy Statement or (3) our Board or any committee formally resolves to take or publicly announces an intention to take any action to make a change in recommendation;

•

all of our closing conditions have been satisfied, other than those conditions that by their terms are to be satisfied at the closing, the Buyer has given us written notice that it is prepared, ready, willing and able to consummate the Asset Sale and we breach our obligation to consummate the Asset Sale; or

•

we have breached or failed to perform any of our representations, warranties, covenants or agreements set forth in the Sale Agreement, which breach is incapable of being cured by December 27, 2012 (as such date may be extended pursuant to the Sale Agreement), but only if (1) such breach or failure to perform by us was material, intentional and in bad faith and renders the remedy of specific performance unavailable to the Buyer due to an encumbrance on one or more Target Properties or sale or other conveyance of one or more Target Properties or (2) such breach or failure relates solely to our failure to consummate the OP Recapitalization.

We have agreed to pay the Buyer a termination fee of $14 million and return the deposit to the Buyer, if the Sale Agreement is terminated by us:

•	prior to obtaining stockholder approval so that we may enter into a definitive agreement providing for a Superior Proposal;

•	prior to obtaining stockholder approval, if our Board (upon the recommendation of the Independent Directors Committee) makes a change in recommendation.

We have agreed to pay the Buyer a termination fee of $10 million and return the deposit to the Buyer if we fail to hold the Special Meeting to approve the Asset Sale on or prior to the tenth day prior to December 27, 2012 or, if extended pursuant to the Sale Agreement, March 27, 2013.

In the event we terminate the Sale Agreement because the Buyer breaches its obligations to consummate the Asset Sale when (1) all of its closing conditions have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing) and (2) we have given the Buyer written notice that we are prepared to close, then we will retain the deposit and the Buyer will be obligated to reimburse us for the cost of any new surveys of the Target Properties for which we have paid.

Remedies

Our right to retain the amounts deposited by the Buyer under certain circumstances set forth in the Sale Agreement will be the sole and exclusive remedy of us and our subsidiaries and any of our former, current or future directors, officers, partners, managers, members, stockholders or affiliates (Related Parties) against the Buyer or any of its Related Parties for any loss suffered as a result of any breach of any representation, warranty, covenant or obligation in the Sale Agreement, and neither the Buyer nor any of its Related Parties will have any further liability or obligations relating to or arising out of the Sale Agreement including any other remedy at law or equity. We are not entitled to an injunction or injunctions to prevent breaches of the Sale Agreement by the Buyer or to enforce specifically the terms and provisions of the Sale Agreement.

The Buyer’s right to the return of the amounts deposited by the Buyer, along with its right to the receive payment of the applicable termination fee or the Buyer’s expenses, will be, subject to certain rights to equitable relief, including specific performance, described below, the sole and exclusive remedy of the Buyer and its Related Parties against us and any of our Related Parties for any loss suffered as a result of any breach of any representation, warranty, covenant or obligation in the Sale Agreement, and upon payment of such amounts, neither we nor any of our Related Parties will have any further liability or obligations relating to or arising out of the Sale Agreement including any other remedy at law or equity.

The Buyer will be entitled to an injunction or injunctions to prevent breaches of the Sale Agreement and to enforce specifically the terms and provisions thereof; provided, that in the event the Buyer elects to pursue specific performance by us to perform our obligations to consummate the closing under the Sale Agreement, the Buyer will not be entitled to receive the payment of the applicable termination fee or the Buyer’s expenses. The Buyer will not be entitled to such equitable relief if the Sale Agreement is properly terminated by:

•	mutual written consent of us and Buyer;

•

either us or Buyer if any governmental agency of competent jurisdiction has issued an order permanently restraining, enjoining or otherwise prohibiting the Asset Sale and the order has become final and nonappealable;

•	either us or Buyer if we do not receive stockholder approval of the Asset Sale; or

•	us in the circumstances described above in “– Termination of the Sale Agreement”

If the closing under the Sale Agreement has not occurred on or prior to December 27, 2012 (as such date may be extended to March 27, 2013 by us in accordance with the Sale Agreement), the Buyer will have the right to provide written notice to us within four (4) days after such date (Remedy Choice Deadline) that it intends to pursue the remedy of specific performance, which notice will be non-binding on the Buyer. The Buyer will have the right to bring an action seeking specific performance within ten (10) business days thereafter. If the Buyer delivers such notice prior to the Remedy Choice Deadline, any prior termination of the Sale Agreement due to our failure to close prior to December 27, 2012 (or March 27, 2013 if extended) will be automatically revoked and ineffective ab initio, and the Buyer may pursue the remedy of specific performance. No termination of the Sale Agreement will be effective following the Remedy Choice Deadline unless (i) the Buyer has failed to bring an action seeking specific performance within ten (10) business days after delivery of notice of the Buyer’s intention to pursue the remedy of specific performance; (ii) a court has made a final determination that the remedy of specific performance will not be made available to the Buyer; or (iii) the Buyer otherwise consents thereto.

Expenses

Generally, all fees and expenses incurred by the parties to the Sale Agreement must be borne solely by the party that has incurred such fees and expenses.

We have agreed to pay (1) one-half of the escrow holder’s fees in connection with the escrow; (2) all expenses and charges incurred in connection with the discharge of delinquent taxes and assessments, if any, which may be required in order for the title companies provided for in the Sale Agreement to issue the Buyer’s title policy as if they were standard CLTA policies without endorsements; (3) all of the county documentary transfer taxes and one half of the city transfer taxes; (4) the premium for the Buyer’s title policy as if they were CLTA policies without additional endorsements; (5) certain leasing commissions and other related costs not approved in advance by the Buyer; and (6) our usual charges in connection with the transfer of the Target Properties.

The Buyer has agreed to pay (1) one-half of the escrow holder’s fees in connection with the escrow and one half of any city transfer taxes; (2) the Buyer’s usual recording charges in connection with the transfer of the Target Properties; (3) any costs arising out of the issuance by the title companies provided for in the Sale Agreement of the Buyer’s title policy, if applicable, which are in excess of the cost of a comparable, but standard, CLTA policy without endorsements, including applicable incremental costs of co-insurance and/or reinsurance selected by the Buyer; (4) certain leasing commissions and other related costs set forth in the Sale Agreement or otherwise approved in advance by the Buyer; (5) assumption fees and related costs imposed by the holders of the debt to be assumed by the Buyer, capped at the amounts set forth in the Sale Agreement; and (6) the cost of all new surveys of the Target Properties.

In addition, the Buyer has agreed to pay all costs associated with any endorsements to such title policy, including any title insurance costs associated with the assumption of the debt to be assumed by the Buyer.

No Solicitation of Transactions

Under the Sale Agreement, we are subject to customary “no-shop” restrictions on our ability to solicit alternative acquisition proposals from third-parties and to provide information to and engage in discussions with third-parties regarding alternative acquisition proposals. Except as permitted by the terms of the Sale Agreement described below, we have agreed that the Board will not:

•

withdraw, withhold, modify or qualify, or publicly (or privately to any stockholder) propose to withdraw, withhold, modify or qualify, in a manner adverse to the Buyer, the Board’s approval of the Asset Sale or the Board’s recommendation to our stockholders that they should vote in favor of the Asset Sale;

•	approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal; or

•

enter into any acquisition agreement, merger agreement or similar definitive agreement, letter of intent or agreement in principle, or other agreement with respect to any Acquisition Proposal (other than a confidentiality agreement).

We have agreed that we will not, and will not authorize or permit any officer, director, employee or agent or any investment banker, financial advisor, attorney, accountant or other advisor or representative (collectively, Representatives) to, directly or indirectly:

•

solicit, or initiate or knowingly encourage, facilitate or induce, any inquiries, proposals or offers with respect to, or that reasonably may be expected to lead to the submission of, any Acquisition Proposal;

•

participate in any discussions (other than to state that we are not permitted to have discussions in violation of the terms of the Sale Agreement) or negotiations regarding, or that reasonably may be expected to lead to any Acquisition Proposal; or

•	furnish to any person any non-public information with respect to, or provide access to properties or otherwise cooperate with respect to any Acquisition Proposal.

We have also agreed to immediately cease any and all activities, discussions or negotiations with any person with respect to any Acquisition Proposal.

However, at any time prior to the time our stockholders approve the Asset Sale, if we receive an unsolicited written bona fide Acquisition Proposal from any person that did not result from a breach of our obligations under the Sale Agreement, and the Board, acting upon the recommendation of the Independent Directors Committee, determines in good faith after consulting with outside legal counsel and its financial advisor that (1) such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal and (2) the failure to take action with respect to such Acquisition Proposal would be inconsistent with the duties of the members of the Independent Directors Committee under applicable law, we may furnish any non-public information to, or enter into discussions or negotiations with, or provide access to properties to, or otherwise cooperate with, any such person; provided, however, that prior to engaging in such activities, we must notify the Buyer of such activities, and prior to furnishing such non-public information to such person, we must provide the Buyer with any information to be provided to such person which the Buyer has not previously been provided, and we must receive from such person an executed confidentiality agreement.

In addition, we must promptly notify the Buyer (but in no event later than 36 hours following receipt thereof) of:

•	the receipt of any Acquisition Proposal, or any material modification or amendment to any Acquisition Proposal, by us or any Representative;

•	a summary of any documents or agreements provided in contemplation of such Acquisition Proposal (including any amendments, supplements or modifications thereto);

•	the identity of such person or entity making any such Acquisition Proposal; and

•	our intention, if any, to furnish information to, or enter into discussions or negotiations with, such person or entity.

At any time prior to obtaining stockholder approval of the Asset Sale, the Board may make a change in recommendation to our stockholders, if the Board and the Independent Directors Committee determine in good faith, after consultation with their outside legal counsel and financial advisors, that:

•	failure to do so would be inconsistent with the directors’ duties to us under applicable law; and

•

in response to an unsolicited bona fide written Acquisition Proposal (which did not result, directly or indirectly, from a breach of the Sale Agreement), such Acquisition Proposal constitutes a Superior Proposal (after giving effect to all of the adjustments to the terms of the Sale Agreement which may be offered by the Buyer).

In addition, in the second instance, the Board may concurrently terminate the Sale Agreement in order to enter into a binding agreement providing for such Superior Proposal and pay a $14 million termination fee to the Buyer; provided, however, that any change in recommendation to our stockholders or termination of the Sale Agreement pursuant to the second instance may only be taken:

•	after 5:00 p.m., Pacific Time, on the third business day following the Buyer’s receipt of written notice from us that we are prepared to take such action; and

•

if, at the end of such period, the Board and the Independent Directors Committee determine in good faith, after taking into account all amendments or revisions committed to by the Buyer and after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal remains a Superior Proposal, as supplemented by any counterproposal from the Buyer.

Any such written notice must specify the material terms and conditions of such Acquisition Proposal and include a copy of such Acquisition Proposal, identify the person making such Acquisition Proposal and state that the Board otherwise intends to change its recommendation to our stockholders. During such three business day period, the Buyer is entitled to deliver to us one or more counterproposals to such Acquisition Proposal and the Buyer and we will negotiate in good faith in respect of any such counterproposal (to the extent the Buyer desires to negotiate).

Amendment or Modification

The Sale Agreement provides that it may be amended, modified or supplemented at any time and in any and all respects, but only in writing and signed by both us and the Buyer.

Appraisal Rights

Under Maryland law, our stockholders will not be entitled to appraisal rights in connection with the Asset Sale. For more information, please see “The Transactions – Appraisal Rights.”

Certain Material U.S. Federal Income Tax Consequences of the Transactions

Please see “The Transactions – Certain Material U.S. Federal Income Tax Consequences of the Transactions”.

Required Vote

The affirmative vote of the holders of shares of common stock entitled to cast a majority of all of the votes entitled to be cast on such matters at the Special Meeting is required to approve the Asset Sale. Unless directed otherwise, the shares represented by the enclosed proxy will be voted “FOR” the Asset Sale.

The Board of Directors unanimously recommends a vote “FOR” the Asset Sale.

PROPOSAL 3:

THE LIQUIDATION

General

At the Special Meeting, our stockholders will be asked to consider and vote upon a proposal to approve the Liquidation. If our stockholders approve the Liquidation, we will implement the Liquidation as soon as practicable following the consummation of the OP Recapitalization and the Asset Sale. We estimate that, following the Asset Sale, our cash proceeds will be approximately $797.4 million and debts, fees and other expenses will be approximately $347.3 million to $351.2 million. Accordingly, we estimate that there will be approximately $446.2 million to $450.1 million (less potential additional costs of operational and professional fees during liquidation, and less any unforeseen liabilities asserted during liquidation) available for distribution to stockholders in liquidation on a pro rata basis. As of October 31, 2012, 22,674,020 shares of our common stock were issued and outstanding. We expect the Asset Sale and the Liquidation to result in total liquidating distributions to stockholders of between $9.20 and $9.28 per share. We cannot assure you, however, that, as a consequence of the Liquidation, holders of our common stock will receive the estimated amounts or receive aggregate cash distributions per share in excess of the price at which shares of our common stock have recently traded.

The Independent Directors Committee and the Board approved a plan of liquidation to complete the Liquidation. The plan of liquidation authorizes the Board to create a contingency reserve fund for the payment of unknown or contingent liabilities and, if such a contingency reserve fund is created, the final payout of the contingency reserve fund’s unclaimed assets to stockholders may not occur for several months or longer following the filing of our articles of dissolution. We may transfer our assets or the contingency reserve fund to a liquidating trust (the Liquidating Trust). If we transfer our assets to a liquidating trust, our stockholders will receive identical beneficial interests in the liquidating trust. These interests generally will not be transferable. The liquidating trust would be managed by one or more trustees designated by the Independent Directors Committee and would continue the process of paying or providing for payment of our liabilities. Any amounts remaining after payment of our liabilities would be distributed to the holders of beneficial interests in the liquidating trust. To the extent that the amount of the ultimate distribution to stockholders is determined to be impracticable to distribute, such amount may be distributed in accordance with applicable law.

Assuming the closing of the Asset Sale occurs, the Board may transfer our assets to a liquidating trust. Depending on the tax basis for their respective shares of common stock, stockholders may be required to recognize gain for tax purposes upon receipt of distributions in liquidation and upon the transfer of any funds to a liquidating trust. See “—Liquidating Distributions.”

In connection with the Liquidation, we expect to terminate our registration under the Exchange Act, cease filing reports with the SEC, and file articles of dissolution with the State Department of Assessments and Taxation of Maryland (the SDAT) when appropriate.

Liquidation resulting in termination and dissolution of our company requires the affirmative vote of the holders of shares of common stock entitled to cast a majority of all of the votes entitled to be cast, whether in person or by proxy, on the Liquidation at the Special Meeting. The Liquidation will not occur, however, unless the OP Recapitalization and the Asset Sale are also approved and consummated. If the OP Recapitalization and the Asset Sale do not occur, we will not consummate the Liquidation and we will continue as REIT and publicly traded company.

Uses of Liquidation Proceeds

We have summarized below the estimated uses of the cash proceeds we expect to receive in connection with the OP Recapitalization and the Asset Sale. We estimate that our net proceeds will range between approximately $446.2 million and $450.1 million. Our actual uses of these proceeds may vary from those summarized below, depending on the actual closing date of the Asset Sale and the amount needed to pay or provide for our debts, obligations and expenses, including any contingency reserves established to satisfy contingent liabilities.

Uses of OP Recapitalization and Asset Sale Cash Proceeds

(In thousands)

Estimated Range of Cash Proceeds	$797,428	$797,428
Uses of Cash Proceeds:
Debts and other liabilities/obligations, net	(342,666)	(338,786)
Fees and expenses	(8,524)	(8,524)

Subtotal use of proceeds	(351,190)	(347,310)

Estimated range of aggregate liquidating distributions to our stockholders	$446,238	$450,118

Plan of Liquidation

In the event that the OP Recapitalization and the Asset Sale are consummated and the Liquidation is approved by our stockholders, our officers will be directed to commence the Liquidation. We will cease to carry on our business and operations, except to the extent necessary to wind-up our company. Our legal existence will continue to the extent necessary to wind up our affairs until the plan of liquidation described below is completed and articles of dissolution are filed with, and acceptance for record by, the SDAT. The following summary is qualified in its entirety by reference to the plan of liquidation, which we have attached as Annex E to this Proxy Statement and is incorporated by reference into this Proxy Statement. We encourage you to read the plan of liquidation in its entirety.

The officers will proceed as soon as possible to collect or make provision for the collection of all known debts due or owing to us, pay or make provision for the payment of all our known debts, obligations, and liabilities according to their priorities, and give notice to each known creditor of and claimant against us. The officers will be authorized to make adequate provisions for the discharge of our debts, obligations and liabilities. We will indemnify our officers, trustees, employees, agents, and representatives for actions taken in connection with the OP Recapitalization, the Asset Sale, the Liquidation and the winding up of our affairs. Our obligations to indemnify such persons may also be satisfied out of assets of the Liquidating Trust, if established, in connection with the Liquidation.

Assuming that there are no pending legal, administrative or arbitration proceedings by or against us, articles of dissolution will then be filed with the SDAT. When the articles of dissolution have been filed and accepted for record, our status as a corporation will be terminated. Concurrently with termination, we will file appropriate documentation with the SEC to terminate our periodic filing obligations under the Exchange Act. See “—Listing and Trading of Our Common Stock.”

Liquidating Trust

If we establish the Liquidating Trust, prior to the filing of the articles of dissolution, we will distribute pro rata to our stockholders of record as of the Final Record Date (as defined below) beneficial interests in the Liquidating Trust. The purpose of establishing the Liquidating Trust would be to pay any of our remaining liabilities and distribute any remaining assets to holders of the interests in the Liquidating Trust. Approval of the Liquidation will constitute the approval by our stockholders of the establishment of a Liquidating Trust, should we so choose, the Independent Directors Committee’s appointment of one or more individuals, who may or may not be former members of the Board or officers, or corporate persons to act as trustee or trustees and the terms of any declaration of trust adopted by the Board. It is anticipated that interests in a Liquidating Trust will not be freely tradeable; hence, although the recipients of interests will be treated for tax purposes as having received their pro rata share of property transferred to a Liquidating Trust and will thereafter take into account for tax purposes their allocable portion of any income, expense, gain or loss realized by the Liquidating Trust, the recipients of the interests will not realize the value of the interests unless and until the Liquidating Trust distributes cash or other assets to them.

Liquidating Distributions

The Board has not established a firm timetable for distributions to stockholders. If the closing of the Asset Sale takes place, the Board will, subject to the Contingency Reserve, if any, to pay all of our liabilities and obligations, make such distributions as promptly as practicable consistent with maximizing stockholder value.

Assuming consummation of the Asset Sale, we estimate that our cash proceeds will be approximately $797.4 million and debts, fees and other expenses will be approximately $347.3 million to $351.2 million. Accordingly, we estimate that there will be approximately $446.2 million to $450.1 million (less potential additional costs of operational and professional fees during the Liquidation, and less any unforeseen liabilities asserted during the Liquidation) available for distribution to our stockholders in the Liquidation on a pro rata basis. As of October 31, 2012, we had 22,674,020 shares of common stock issued and outstanding. The actual amount and timing of, and final record date for, distributions will be determined by the Board, in its sole discretion, and will depend upon the amounts deemed necessary by the Board to pay or provide for all of our liabilities and obligations. Claims, liabilities and expenses from operations will continue to accrue following approval of the Asset Sale and the Liquidation and closing of the Asset Sale, and we anticipate that expenses for professional fees and other expenses of liquidation will be significant. These expenses will reduce the amount of assets available for ultimate distribution to stockholders. While we do not believe that a precise estimate of those expenses can presently be made, the Board believes that available cash, interest income and the amounts which will be received upon the closing of the Asset Sale will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to stockholders. However, we cannot assure you that the net proceeds of the Asset Sale will be adequate for that purpose and there may not be any remaining funds to distribution to our stockholders.

Although we can provide no assurance, we currently anticipate making one or more liquidating distributions to our stockholders. We intend to make the final liquidating distribution to our stockholders within 12 months after establishing a Liquidating Trust.

The aggregate of all liquidating distributions may be less or more than the amounts we anticipate. The actual amounts and times of payment of the liquidating distributions to be made to you will be determined by either the Board or the trustees of a Liquidating Trust in their discretion. If you transfer your shares prior to the Final Record Date (as described below), the right to receive liquidating distributions will transfer with those shares.

Contingency Reserve

The Board may establish a Contingency Reserve in an amount it believes will be sufficient to operate our company until termination, and that will be sufficient to satisfy our liabilities, expenses and obligations not otherwise paid, provided for or discharged at or immediately after the closing of the Asset Sale. The actual size of the Contingency Reserve, if established, will be based upon estimates and opinions of management derived from review of our estimated operating expenses and liabilities (actual and contingent) and obligations. We cannot assure you that any Contingency Reserve we may establish would be sufficient.

After an initial distribution, if any, is made we expect to transfer any remaining assets (including any remaining Contingency Reserve) to a Liquidating Trust. The sole purpose of the Liquidating Trust, if established, will be to liquidate any remaining assets of ours on terms satisfactory to the liquidating trustees and, after paying any of our remaining liabilities, distribute the proceeds of such assets to our stockholders. The Liquidating Trust will be obligated to pay any of our expenses and liabilities that remain unsatisfied. If the Contingency Reserve transferred to a Liquidating Trust is exhausted, such expenses and liabilities will be satisfied out of the Liquidating Trust’s other unsold assets, if any. If we establish a Liquidating Trust, we expect a final distribution to be made by the Liquidating Trust within 12 months of such date.

In the event we fail to create an adequate Contingency Reserve for payment of our expenses and liabilities, or should any Contingency Reserve and the assets held by a Liquidating Trust be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the payment to creditors of his or her pro rata share of the excess, limited to the amounts theretofore received by the stockholder by way of distributions from us or the Liquidating Trust.

If a court determines at any time that we have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from a Contingency Reserve and the assets of a Liquidating Trust, a creditor could seek an injunction against the making of distributions to stockholders on the ground that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish any cash distributions to be made to stockholders.

Final Record Date

Our stock transfer books will be closed on the close of business on the final record date fixed by the Board for an initial distribution (Final Record Date), and thereafter no further transfers of our common stock will be recorded on our stock transfer books, and no further stock certificates will be issued, other than replacement certificates. It is anticipated that no further trading of our common stock will occur after that date. See “—Listing and Trading of Our Common Stock” below. When making a distribution on or after the Final Record Date, we will require stockholders to surrender certificates representing their shares of common stock in order to receive the distribution. Stockholders should not forward their stock certificates before receiving instructions to do so. All distributions otherwise payable by us or any Liquidating Trust to stockholders who have not surrendered their stock certificates may be held in trust for those stockholders, without interest, until the surrender of their certificates (subject to the requirements of state unclaimed property laws requiring transfer of unclaimed property to the states).

Appraisal Rights

Under Maryland law, our stockholders will not be entitled to appraisal rights in connection with the Liquidation. For more information, please see “The Transactions—Appraisal Rights.”

Certain Material U.S. Federal Income Tax Consequences of the Transactions

Please see “The Transactions—Certain Material U.S. Federal Income Tax Consequences of the Transactions”.

Listing and Trading of Our Common Stock

Following the filing with, and acceptance for record by, the SDAT of articles of dissolution, our shares of common stock will cease to be listed by or traded on NASDAQ and will be deregistered pursuant to the Exchange Act. As a result, there will be no public market for our common stock.

Required Vote

The affirmative vote of the holders of shares of common stock entitled to cast a majority of all of the votes entitled to be cast, whether in person or by proxy, on the Liquidation at the Special Meeting is required to approve the Liquidation. Unless directed otherwise, the shares represented by the enclosed proxy will be voted “FOR” the Liquidation.

The Board of Directors unanimously recommends a vote “FOR” the Liquidation.

PROPOSAL 4

NON-BINDING ADVISORY VOTE ON COMPENSATION PAYMENT

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012 requires that we seek a non-binding advisory vote of our stockholders to approve compensation to executive officers as a result of certain corporate transactions, including the Transactions, as described below. We are asking our stockholders to approve, on a non-binding advisory basis, the compensation payable to certain of our named executive officers in connection with the Transactions. Additional information regarding the compensation payable in connection with the Transactions can be found at “The Transactions — Interests of Our Directors and Executive Officers in the Transactions — Compensation Payments to Executive Officers”.

Our Compensation Committee, which is comprised of William A. Hasler, Lawrence B. Helzel and Martin S. Roher, has approved an aggregate pool of $1 million for retention and severance payments to be paid to certain of our employees, advisors and consultants upon termination of their service to our company. We have agreed to enter into agreements with Raymond V. Marino, our President and Chief Operating Officer, and a member of our Board, and Wayne N. Pham, our Vice President of Finance and Controller, pursuant to which Mr. Marino will receive a lump sum of $500,000, and Mr. Pham will receive a lump sum of $138,000. Our Compensation Committee, in consultation with their advisors and taking into consideration many factors, including, but not limited to: length of service to our company by our executive officers, their contributions to completing the Transactions, that their employment will be terminated following the completion of the Transactions (or soon thereafter), and that the Compensation Committee believes the level of payments are consistent with REIT industry practices for executive officers under similar circumstances, approved the compensation to be paid to certain of our executive officers. The remaining $362,000 will be paid to our non-executive officer employees, advisors and consultants. We assume the completion of the Liquidation will occur within 12 months of the initial distribution to stockholders.

We are asking stockholders to approve the following resolution:

“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the agreements or understandings with and items of compensation payable to certain of our named executive officers that are based on or otherwise relate to the Transactions, as disclosed in the Proxy Statement.”

Required Vote

The affirmative vote of a majority of the votes cast, whether in person or by proxy, on this proposal at the Special Meeting is required to approve this proposal. Unless directed otherwise, the shares represented by the enclosed proxy will be voted “FOR” this proposal.

Approval of this proposal is not a condition to the completion of the Transactions, and the vote with respect to this proposal is advisory only and will not be binding on us. Accordingly, regardless of the outcome of the non-binding advisory vote, we may choose to pay compensation to certain of our named executive officers as described in this Proxy Statement, in connection with the Transactions.

The Board of Directors unanimously recommends a vote “FOR” the compensation payments.

PROPOSAL 5

ADJOURNMENT OF THE SPECIAL MEETING

We may ask our stockholders to vote on a proposal to adjourn the Special Meeting, if necessary, in order to allow for the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Transactions.

Under our bylaws, the affirmative vote of a majority of the votes cast, whether in person or by proxy, at the Special Meeting is required to approve the adjournment of the Special Meeting, if necessary, in order to allow for the solicitation of additional proxies. Unless directed otherwise, the shares represented by the enclosed proxy will be voted “FOR” adjournment of the Special Meeting, if necessary.

The Board of Directors unanimously recommends a vote “FOR” the adjournment proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 31, 2012, concerning the ownership of our common stock by (1) each stockholder of Mission West known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (2) each current member of the Board, (3) each Named Executive Officer as set forth in our Annual Report on Form 10-K/A filed with the SEC on April 27, 2012 and (iv) all of our current directors and executive officers as a group.

We have relied on information supplied by our officers, directors and certain stockholders and information contained in filings with the SEC.

Name and Address(14)	Number of Shares of Common Stock Beneficially Owned(1)		Percent of All Shares of Common Stock	Number of LP Units		Percent of All Shares of Common Stock (Assuming Exchange of Holder’s LP Units)(2)	Percent of All Shares of Common Stock/LP Units(1)(2)
Named Executive Officers:
Carl E. Berg	2,000,000		8.09%	43,080,597	(3)(10)	68.56%	42.82%
Chairman of the Board, Chief Executive Officer and Director
Raymond V. Marino	1,291,000	(4)	5.22%	—		5.22%	1.20%
President, Chief Operating Officer and Director
Wayne N. Pham	475,000	(5)	1.92%	—		1.92%	*
Vice President of Finance and Controller

Directors:
William A. Hasler	147,000	(6)	*	—		*	*
Lawrence B. Helzel	319,500	(7)	1.29%	—		1.29%	*
Martin S. Roher	180,000	(8)	*	—		*	*

5% Stockholders:
BlackRock, Inc.	1,509,785	(12)	6.11%	—		6.11%	1.41%
40 East 52nd Street New York, NY 10022
Ingalls & Snyder, LLC	1,764,610	(13)	7.14%	—		7.14%	1.64%
61 Broadway New York, NY 10006
Clyde J. Berg	—		*	43,478,470	(9)(10)	65.72%	41.30%
Berg & Berg Enterprises, Inc. (10)	—		*	10,789,383		32.24%	10.25%
Thelmer G. Aalgaard	—		*	1,849,505		7.54%	1.76%
All Directors and Officers as a group (6 persons)	4,412,500	(11)	17.85%	43,080,597	(3)	70.05%	44.25%

*	Less than 1%.
(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (SEC), which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and include securities which such person has the right to acquire within 60 days of October 31, 2012. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Common stock percentage ownership interest calculations are based on 22,674,020 shares outstanding as of October 31, 2012, and exclude all shares of our common stock issuable upon the exercise of outstanding options other than the shares so issuable within 60 days under options held by the named person. Common stock/LP Units percentage ownership interest calculations are based on 105,286,035 shares of our common stock and LP Units exchangeable for shares of common stock as of October 31, 2012.
(2)	Assumes LP Units are exchanged for shares of our common stock without regard to (1) whether such LP Units may be exchanged for shares of common stock within 60 days of October 31, 2012, and (2) certain restrictions on ownership and transfer contained in our charter, including the overall ownership limit of 20% applicable to all members of the Berg Group by agreement with us.
(3)	Includes LP Units in which Mr. Carl E. Berg has a pecuniary interest because of his status as a Limited Partner. Also includes an additional 10,789,383, 196,428 and 169,131 shares of our common stock held by or issuable on exchange of LP Units beneficially owned by Berg & Berg Enterprises, Inc., Berg & Berg Enterprises, LLC and West Coast Venture Capital, Inc., respectively. Mr. Berg disclaims beneficial interest in any shares or LP Units deemed beneficially owned by Kara Ann Berg, his adult daughter, and the 1981 Kara Ann Berg Trust.
(4)	Includes 1,221,000 shares of our common stock subject to options exercisable within 60 days of October 31, 2012.
(5)	Includes 460,000 shares of our common stock subject to options exercisable within 60 days of October 31, 2012.
(6)	Includes 135,000 shares of our common stock subject to options exercisable within 60 days of October 31, 2012.
(7)	Includes 135,000 shares of our common stock subject to options exercisable within 60 days of October 31, 2012.
(8)	Includes 90,000 shares of our common stock subject to options exercisable within 60 days of October 31, 2012.
(9)	Includes LP Units in which Mr. Clyde J. Berg has a pecuniary interest because of his status as a Limited Partner. Also includes LP Units held by Mr. Berg as trustee of the 1981 Kara Ann Berg Trust and an additional 10,789,383 shares of our common stock held by or issuable on exchange of LP Units beneficially owned by Berg & Berg Enterprises, Inc. This does not include any common stock deemed beneficially owned by Sonya L. Berg and Sherri L. Berg, his adult daughters, as to which he disclaims beneficial ownership.
(10)	Carl E. Berg is an executive officer and director and Clyde J. Berg is a director of Berg & Berg Enterprises, Inc. With members of their immediate families, the Messrs. Berg beneficially own, directly and indirectly, all of the LP Units of Berg & Berg Enterprises, Inc. Amounts are reported separately based on the Schedule 13G/A filed with the SEC on behalf of certain members of the Berg Group under common control reporting shared voting and dispositive power for 75,769,684 LP Units representing the right to acquire the same number of shares of common stock, subject to certain conditions, including ownership limits.
(11)	Officers and directors include Carl E. Berg, Raymond V. Marino, Wayne N. Pham, William A. Hasler, Lawrence B. Helzel and Martin S. Roher. See Notes 3 through 8.
(12)	Represents the number of shares of our common stock beneficially owned as reported on Schedule 13G/A filed with the SEC on February 13, 2012, by BlackRock, Inc. The Schedule 13G/A indicates that the reporting entity is a parent holding company and has sole voting and dispositive power for the number of shares of our common stock listed above.
(13)	Represents the number of shares of our common stock beneficially owned as reported on Schedule 13G/A filed with the SEC on February 7, 2012, by Ingalls & Snyder, LLC. The Schedule 13G/A indicates that the reporting entity is a registered broker or dealer and investment advisor and has shared dispositive power for the number of shares of common stock listed above.
(14)	Unless otherwise indicated, the address for each of the person listed is c/o Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, CA 95014.

TRANSACTIONS WITH RELATED PERSON

Property Acquisitions and Financial Transactions between Us and the Berg Group

In the past, including fiscal year 2011, we have entered into agreements and engaged in transactions with Carl E. Berg and with other members of the Berg Group. All such transactions and agreements must be approved by the independent directors of our Board. Our independent directors are responsible for reviewing, evaluating and authorizing action with respect to any transaction between us and any member of the Berg Group.

Formation of Mission West

Through a series of transactions in 1997 and 1998, we became the vehicle for substantially all of the Silicon Valley R&D property activities of the Berg Group, which includes Mr. Berg, his brother Clyde J. Berg, members of their families and a number of entities in which they have controlling or substantial ownership interests. We own these former Berg Group properties, as well as the rest of the Berg Group’s properties, through the Operating Partnerships, of which we are the sole general partner. Through various property acquisition agreements with the Berg Group, we have the right to purchase, on pre-negotiated terms, R&D and other types of office and light industrial properties that the Berg Group develops in the future in the states of California, Oregon and Washington. Since September 1998, we have acquired a total of approximately 3.4 million rentable square feet of R&D buildings under the Berg Land Holdings Option Agreement and the Pending Projects Acquisition Agreement, both of which have expired. The total cost of these properties was approximately $510 million. The Operating Partnerships issued a total of 28,510,261 LP Units and assumed debt totaling approximately $232 million to acquire the properties. The last acquisition transaction with the Berg Group occurred in February 2012.

The following transactions with the Berg Group occurred or effected our operations or financial condition in fiscal year 2011:

Property Acquisitions from the Berg Group

On February 1, 2012, we acquired three vacant R&D buildings located at 5901, 5921 and 5961 Optical Court in San Jose, California, from the Berg Group consisting of approximately 202,500 rentable square feet for a total purchase price of $18 million. We also acquired approximately ten acres of raw land at Hellyer Avenue and Embedded Way for approximately $5.3 million and nine acres of raw land at Hellyer Avenue and Piercy Road for approximately $4.9 million from the Berg Group. The combined purchase price for the three R&D buildings and raw land totaled approximately $28.2 million. We acquired these properties by offsetting the purchase price with approximately $9.2 million, the amount the Berg Group owed to our company from the outcome of the Hellyer Avenue Limited Partnership litigation and approximately $7.5 million, the amount the Berg Group was obligated to pay toward the construction of an R&D building in connection with our 2001 acquisition of 245 Caspian Drive in Sunnyvale, California. We issued an unsecured short-term note payable for the remaining amount of approximately $11.5 million with an interest rate of LIBOR plus 1.75%, which was due July 15, 2012. As of September 30, 2012, the note payable and accrued interest had been fully repaid. The transaction was approved by our independent directors.

In December 2011, upon approval of our independent directors, we effected a division of two of the Operating Partnerships to create new holding vehicles for certain of the properties of each of such Operating Partnerships. In the first operating partnership division transaction, MWP1 formed a new Delaware limited partnership, MWP4, to which it contributed two buildings leased to Apple, Inc., a 211,000 square foot building located at 10050 N. De Anza Boulevard, Cupertino, California and a 105,000 square foot building located at 20400 Mariani Avenue, Cupertino, California. The terms of the MWP4’s limited partnership agreement were made substantially identical to the terms of the limited partnership agreement of MWP1, and the relative interests of our company as general partner and of Carl Berg, Clyde Berg and Kara Berg as the limited partners in both Operating Partnerships remained the same. The total number of LP Units in the two Operating Partnerships after the division transaction was the same as the total number of outstanding LP Units of MWP1 prior to the division. To effectuate that, the number of LP Units of MWP1 equal to the number of new LP Units issued by MWP4 were canceled, and such number of MWP4 Units were issued in substitution for the former LP Units in a transaction in which no consideration was paid by the distributee partners. In the second operating partnership division transaction, MWP2 created a new Delaware limited partnership, MWP5, to which it contributed a property consisting of 148,600 square feet of improvements located in three buildings at the corner of Montague and Trade Zone Milpitas, California and unimproved Parcels 4, 5, 9, 10, 11, 12 and 13 of McCandless Technology Park, Milpitas, California, and distributed new LP Units of MWP5 to us and to Carl Berg and Clyde Berg as the limited partners of MWP2 in the same relative percentages as their ownership interests in MWP2. The total number of LP Units of these two Operating Partnerships outstanding after the division transaction was the same as the total number of LP Units of MWP2 outstanding prior to the division. To effectuate that, the same number of MWP2 LP Units as the new LP Units issued by MWP5 were canceled, and such number of MWP5 LP Units were issued in substitution for the former LP Units in a transaction in which no consideration was paid by the distributee partners. The terms of the MWP5 limited partnership agreement are substantially identical to the terms of the limited partnership agreement of MWP2. We are the sole general partner of each of the new Operating Partnerships. The capitalization, properties, liabilities and respective interests of our company and the Operating Partnerships as a whole have remained the same following the operating partnership division transactions as they were prior to them, except that some properties formerly held in the name of MWP1 are held in the name of MWP4, some properties formerly held in the name of MWP2 are held in the name of MWP5, and neither of the two new partnerships have any mortgage debt. The Operating Partnerships MWP0 and MWP3 were unaffected by the transactions. There was no issuance of common stock associated with these transactions, and the total number of LP Units outstanding was the same immediately before and after the transactions.

Transfer of Interest to Berg Group in Consolidated Joint Venture.

In July 2000, the Hellyer Avenue Limited Partnership (Hellyer LP) was formally organized as a California limited partnership between MWP0, of which we are the managing general partner, and Republic Properties Corporation (RPC), an unaffiliated third-party, as a general partner and limited partner. MWP0 was designated as the managing general partner of Hellyer LP. For a 50% ownership interest in Hellyer LP, RPC agreed to cause Stellex Microwave Systems, Inc. (Stellex) to provide a 15-year lease on an approximate 160,000 square foot R&D building to be constructed by BBE on land owned by another Berg Group member.

As part of the transaction, MWP0 acquired the underlying land pursuant to the Berg Land Holdings Option Agreement for a price of $5.7 million by issuing 659,223 LP Units to the Berg Group entity that owned the property. Further, under the terms of the Hellyer LP partnership agreement, MWP0 then contributed the land to the partnership at an agreed value of $9.6 million which amount was to be amortized and paid to MWP0 in the form of income and cash flow preferences. The transaction was reviewed and approved by our independent directors.

In connection with the transaction, BBE built and paid for all improvements on the land. The total cost of the R&D building, exclusive of specified tenant improvements obligations, was approximately $11.4 million. Hellyer LP issued a note for the amount of those construction costs to BBE, which note was secured by the buildings.

Because RPC’s interest in Hellyer LP was attributable solely to its commitment to obtain Stellex as a tenant for the property, the partnership agreement provided that if a payment default occurred within the first five years of the Stellex lease, RPC would lose 100% of its interest in the partnership, and if a payment default occurred during the second five year period under the lease, RPC would lose 50% of its interest in Hellyer LP.

Pursuant to RPC’s commitment to Hellyer LP, Stellex executed a lease agreement obligating Stellex, among other things, to pay monthly rent starting at $1.60 per square foot on a triple net basis for 15 years and to reimburse BBE for the tenant improvement obligations, which ultimately totaled approximately $10.5 million.

Under the lease terms, Stellex was obligated to reimburse BBE in full for the tenant improvement costs no later than August 25, 2000. Several days before the due date, representatives of Stellex met with our representatives and informed them that Stellex could not pay the balance due BBE. Stellex requested that we immediately draw down the letter of credit as a result of a default on the tenant improvement payment required under the lease.

On September 1, 2000, MWP0, as the general partner of Hellyer LP, ceased all allocations of income and cash flow to RPC and exercised the right under the partnership agreement to cancel RPC’s entire interest in the partnership. Following discussions with and approval by our independent directors, we authorized the transfer of RPC’s interest in Hellyer LP to BBE. Under the Berg Land Holdings Option Agreement and the Acquisition Agreement dated as of May 14, 1998, our independent directors had the right, but not the obligation, to reacquire the property interest and the related distributions related to the property interest at any time. The transfer was effective as of September 1, 2000.

Stellex filed for bankruptcy protection on September 12, 2000. On November 20, 2000, RPC filed suit in the Circuit Court of Maryland for Baltimore City to recover past distributions and its interest in the Hellyer LP., and we counter-sued on behalf of MWP0 and itself in the Superior Court of California for the County of Santa Clara in February 2001. In January 2002, Stellex was acquired out of bankruptcy by a division of Tyco Corporation. In connection with the acquisition of Stellex, the purchaser assumed the lease with Hellyer LP, agreed to comply with all terms of the lease and reimbursed BBE for the tenant improvements, as required under the lease agreement and the Bankruptcy Court order.

Since the inception of Hellyer LP, we have accounted for the properties owned by the partnership on a consolidated basis, with reductions for the noncontrolling interest held by the noncontrolling partner (first RPC and then BBE). In each period, we have accrued amounts payable by Hellyer LP to the noncontrolling interest partner, including BBE, prior to payment. Through December 31, 2011, accumulated cash flow distributions from Hellyer LP totaling approximately $7.9 million were accrued, of which $7.9 million was distributed to BBE, which has been classified on our consolidated balance sheets as an account receivable from BBE with an offsetting account payable to RPC. We did not object to that proposed classification.

Pursuant to the final nonappealable judgment of the superior court in the Mission West Properties, L.P. v. Republic Properties Corporation, RPC was reinstated as a partner in the Hellyer LP as of September 1, 2000, with the right to the return of all distributions paid to BBE on account of that interest since that date. Because RPC’s interest in the Hellyer LP had been transferred to BBE and past distributions from profits had been paid to BBE, we accrued approximately $1.3 million in interest receivable due from BBE, a total of approximately $9.2 million, consisting of the aggregate distributions and accrued interest, became payable by BBE to us. In February 2012, upon approval by our independent directors, the entire amount was applied as a partial offset by us of the purchase price for properties acquired from the Berg Group.

Berg Obligations to Complete Future Improvements and Building in Connection with Certain Acquisitions from the Berg Group under the Berg Land Holdings Option Agreement

The Berg Group has an approximately $7.5 million obligation to us to complete an approximately 75,000 to 90,000 rentable square foot building in connection with our 2001 acquisition of 245 Caspian in Sunnyvale, California, which consisted of approximately three acres of unimproved land zoned for commercial development. In February 2012, upon approval by our independent directors, we applied the amount of that obligation towards the purchase price for properties acquired from the Berg Group.

Berg Controlled Entities have Financial Interests in Certain Tenants that Lease Space from Us

During the nine months ended September 30, 2012, Carl E. Berg or entities controlled by Mr. Berg held financial interests in several companies that lease space from the Operating Partnerships, which include companies where Mr. Berg has a greater than 10% ownership interest. These related tenants contributed approximately $1.1 million in rental income for the nine months ended September 30, 2012.

Leasing and Overhead Reimbursements Provided by Berg Controlled Entity

We currently lease office space owned by BBE. Rental amounts and overhead reimbursements paid to BBE were approximately $0.09 million for the nine months ended September 30, 2012.

Related Party Debt

As of September 30, 2012, debt in the amount of approximately $6.7 million was due the Berg Group under a mortgage note established May 15, 2000 in connection with the acquisition of a 50% interest in Hellyer Avenue Limited Partnership, the obligor under the mortgage note. The mortgage note bears interest at 7.65%, and is due in ten years with principal payments amortized over 20 years. In the fourth quarter of 2008, Mission West and the Berg Group agreed to extend the loan maturity date to June 2013. Interest expense incurred in connection with the Berg Group mortgage note was approximately $0.4 million for the nine months ended September 30, 2012.

During the first nine months of 2012, we issued three short-term notes payable to the Berg Group in connection with property acquisitions and quarterly dividend distributions. The interest rate on the three notes was LIBOR plus 1.75%. The aggregate loan amount totaled approximately $26.3 million. In 2011, we repaid approximately $26.3 million to the Berg Group, which also included accrued interest.

If we are unable to repay our debt to the Berg Group when due, the Berg Group could take action to enforce our payment obligations. Potential actions by the Berg Group to enforce these obligations could result in the foreclosure in one or more of our properties and a reduction in the amount of cash distributions to our stockholders. In turn, if we fail to meet the minimum distributions test because of a loan default or another reason, we could lose our REIT classification for federal income tax purposes.

Contractual and Other Control Arrangements

Special Board of Directors Voting Provisions

Our charter and bylaws provide substantial control rights for the Berg Group. These rights include a requirement that Carl E. Berg or his designee as director approve certain fundamental corporate actions, including amendments to our charter and bylaws and any merger, consolidation or sale of all or substantially all of our assets. In addition, the bylaws provide that a quorum necessary to hold a valid meeting of our Board must include Mr. Berg or his designee. The rights described in the two preceding sentences apply only as long as the Berg Group members and their affiliates, other than Mission West and our Operating Partnerships, beneficially own, in the aggregate, at least 15% of the outstanding shares of our common stock on a fully diluted basis. In addition, directors representing more than 75% of the entire Board must approve other significant transactions, such as incurring debt above certain amounts, acquiring assets and conducting business other than through our Operating Partnerships.

Board of Directors Representation

The Berg Group members have the right to designate two of the director nominees submitted by the Board to stockholders for election, as long as the Berg Group members and their affiliates, other than Mission West and our Operating Partnerships, beneficially own, in the aggregate, at least 15% of the outstanding shares of our common stock on a fully diluted basis. If the fully diluted ownership of the Berg Group members and their affiliates is less than 15% but is at least 10%, the Berg Group members have the right to designate one of the director nominees submitted by the Board to stockholders for election. The right to designate director nominees affords the Berg Group substantial control and influence over our management and direction.

Substantial Ownership Interest

The Berg Group currently owns LP Units representing approximately 72% of the equity interests in our Operating Partnerships. The LP Units may be converted into shares of common stock, subject to limitations set forth in the charter (including an overall 20% ownership limitation for the Berg Group), and other agreements with the Berg Group. Upon conversion these shares would represent voting control of Mission West. The Berg Group’s ability to exchange its LP Units for common stock permits it to exert substantial influence over our management and direction.

Limited Partner Approval Rights.  Mr. Berg and other limited partners of our Operating Partnerships, including other members of the Berg Group, may restrict our operations and activities through rights provided under the terms of the Amended and Restated Agreement of Limited Partnership (or Agreement of Limited Partnership for MWP4 and MWP5) which governs each of our Operating Partnerships and our legal relationship to each operating partnership as its general partner. Matters requiring approval of the holders of a majority of the LP Units, which necessarily would include the Berg Group, include:

•

(i) the amendment, modification or termination of any of our Operating Partnership Agreements; (ii) the transfer of any general partnership interest in our Operating Partnerships, including, with certain exceptions, transfers attendant to any merger, consolidation or liquidation of Mission West; (iii) the admission of any additional or substitute general partners in our Operating Partnerships; (iv) any other change of control of our Operating Partnerships; (v) a general assignment for the benefit of creditors or the appointment of a custodian, receiver or trustee of any of the assets of our Operating Partnerships; and (vi) the institution of any bankruptcy proceeding for any Operating Partnership.

In addition, as long as the Berg Group members and their affiliates beneficially own, in the aggregate, at least 15% of the outstanding shares of our common stock on a fully diluted basis, the consent of the limited partners holding the right to vote a majority of the total number of LP Units outstanding is also required with respect to:

•

(i) the sale or other transfer of all or substantially all of the assets of the Operating Partnerships and certain mergers and business combinations resulting in the complete disposition of all LP Units; (ii) the issuance of limited partnership interests senior to the LP Units as to distributions, assets and voting; and (iii) the liquidation of the Operating Partnerships.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is listed on NASDAQ and trades under the symbol “MSW.” The closing price of our common stock on November 23, 2012, the most recent practicable trading date prior to mailing this Proxy Statement, was $8.94 per share. The closing high and low price per share of common stock as reported on NASDAQ during each quarter of 2012, 2011 and 2010 were as follows:

2012	High	Low
1st Quarter	$10.45	$8.89
2nd Quarter	$10.01	$8.01
3rd Quarter	$8.78	$8.65
4th Quarter (through November 23, 2012)	$9.01	$8.15

2011
1st Quarter	$6.96	$6.47
2nd Quarter	$8.80	$6.42
3rd Quarter	$8.83	$6.91
4th Quarter	$9.11	$7.00

2010
1st Quarter	$7.74	$6.47
2nd Quarter	$7.74	$6.50
3rd Quarter	$7.15	$6.50
4th Quarter	$7.12	$6.50

There were approximately 118 registered holders of our common stock as of October 31, 2012.

DIVIDENDS

We declared and paid dividends in each quarter of 2012, 2011 and 2010. If the Asset Sale and the Liquidation are not consummated, we expect to pay our last quarterly dividend for 2012. The following tables provide information with respect to quarterly dividends:

	2012
	Record Date	Payment Date	Dividend Per Share
1st Quarter	03/28/12	04/05/12	$0.22
2nd Quarter	06/27/12	07/05/12	0.13
3rd Quarter	09/28/12	10/04/12	0.13

Total			$0.48

	2011
	Record Date	Payment Date	Dividend Per Share
1st Quarter	03/31/11	04/07/11	$0.13
2nd Quarter	06/30/11	07/07/11	0.13
3rd Quarter	09/30/11	10/06/11	0.13
4th Quarter	12/30/11	01/05/12	0.13

Total			$0.52

	2010
	Record Date	Payment Date	Dividend Per Share
1st Quarter	04/02/10	04/08/10	$0.15
2nd Quarter	06/30/10	07/08/10	0.15
3rd Quarter	09/30/10	10/07/10	0.15
4th Quarter	12/30/10	01/06/11	0.15

Total			$0.60

The declaration and payment of dividends and distributions will continue to be determined by the Board in light of conditions then existing, including our earnings, financial condition, capital requirements, debt service requirements and other factors.

For 2011, we have characterized 95.4% taxable ordinary income and 4.6% long-term capital gain (unaudited). For 2010, we have characterized 83.7% taxable ordinary income and 16.3% long-term capital gain (unaudited).

RISK FACTORS AND CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement includes “forward-looking statements” that reflect our current views as to our financial condition, results of operations, plans, objectives, future performance, business, and the expected completion and timing of the Transactions and other information relating to the Transactions. These statements can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “may,” “strategy,” “will” and “continue” or similar words.

You should be aware that forward-looking statements involve known and unknown risks and uncertainties. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained in this Proxy Statement, the risk factors set forth below could cause actual results to differ materially from those discussed in the forward-looking statements. We believe the forward-looking statements in this Proxy Statement are reasonable; however, there is no assurance that the actions, events or results of the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations or financial condition or on the Transactions. In light of the significant uncertainties inherent in the forward-looking statements contained or incorporated by reference herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date of this Proxy Statement. We cannot guarantee any future results, levels of activity, performance or achievements.

Set forth below are various risks related to the proposed Transactions. The following is not intended to be an exhaustive list of the risks related to the Transactions and should be read in conjunction with the other information in this Proxy Statement.

Our business may be harmed if the Transactions disrupt the operation of our business.

Whether or not the Transactions are completed, they may disrupt our business and may result in a disruption of our relationships with our business partners and tenants, additional expenditures required to complete the Transactions and the diversion of management’s attention from our day-to-day business, any of which may have an adverse effect on our business.

The failure to complete the Transactions may result in a decrease in the market value of our common stock.

The Transactions are subject to a number of contingencies, including approval by our stockholders and other closing conditions. We cannot predict whether we will succeed in obtaining the approval of our stockholders, or that the OP Recapitalization and the conditions to closing the Asset Sale will be satisfied. As a result, we cannot assure you that the Transactions will be completed. If the OP Recapitalization or the Asset Sale are not completed for any reason, including if our stockholders fail to approve the Transactions at the Special Meeting, the market price of our common stock may decline.

We cannot be sure if or when the Transactions will be completed.

The consummation of the Transactions is subject to the satisfaction of various conditions and termination rights, many of which are beyond our control, including the approval of the Transactions by our stockholders, a termination right by either party if the Asset Sale is not completed by December 27, 2012 and a right of the Buyer to terminate the Sale Agreement for any reason at any time prior to the business day prior to the Special Meeting. We cannot guarantee that we will be able to satisfy the closing conditions set forth in the Sale Agreement. If we are unable to satisfy the closing conditions in the Sale Agreement or if we are unable to complete the OP Recapitalization, the Buyer will not be obligated to complete the Asset Sale and we may be obligated to pay the Buyer a termination fee of $14 million or expense reimbursement of up to $2.5 million.

If our stockholders do not approve each of the OP Recapitalization, the Asset Sale and the Liquidation, or the OP Recapitalization is not completed or the Sale Agreement is otherwise terminated, we may seek another strategic transaction, including the sale of all or part of our business. Although we have had such discussions with various parties in the past, none of these parties may now have an interest in a strategic transaction with us or on terms that are acceptable to us.

We will incur significant expenses in connection with the Transactions, whether or not we complete them, and in certain circumstances be required to pay a fee to the Buyer if the Asset Sale is terminated.

We expect to incur significant expenses related to the Transactions. These expenses include, but are not limited to, financial advisory, legal and accounting fees and expenses, employee expenses, filing fees, printing expenses, and other related expenses. In addition, if the Asset Sale is not approved by our stockholders and the Sale Agreement is terminated, we are required to reimburse the Buyer up to $2.5 million for expenses. If the Sale Agreement is terminated for certain other reasons, including to accept a superior proposal, we may be required to pay the Buyer a termination fee of $14 million.

We cannot be certain of the amount of the distribution to our stockholders under the plan of liquidation.

Our current estimate is that there will be between $9.20 to $9.28 in cash per share of our common stock available for distribution over time to our stockholders. However, we cannot be certain of the amount available for distribution to our stockholders pursuant to the plan of liquidation.

Our status as a REIT may be uncertain as a result of the Transactions, and if we fail to qualify as a REIT, we may be subject to corporate income taxes.

To maintain our status as a REIT we must, among other things, continue to derive income from qualified sources, principally rent from real property and gains from the sale or exchange of real estate assets. Given the changes in the nature of our assets that will result from the OP Recapitalization and the Asset Sale, and the need to retain certain assets to meet our liabilities, we cannot assure you that we will continue to meet the REIT qualifications tests through the completion of the Liquidation. If we fail to qualify as a REIT, either inadvertently or because our Board determines that the failure to qualify as a REIT is in our best interests, we would be taxed as a corporation for federal income tax purposes and would be liable for federal income taxes at the corporate rate with respect to our income from operations for the taxable year in which our qualification as a REIT terminates and in any subsequent years.

If the contingency reserve to be established by our Board to cover certain of our liabilities and expenses not paid immediately after the closing of the Asset Sale is not sufficient, stockholders may have to return a portion of any distributions made to them in the Liquidation for the benefit of our creditors.

Our Board intends to establish a contingency reserve with a portion of the proceeds of the Asset Sale to fund our operations until our dissolution, and any of our liabilities and expense obligations not paid immediately after the closing of the Asset Sale. We expect to distribute any remaining amounts to our stockholders in one or more distributions. However, if the contingency reserve is exceeded by the amount ultimately payable in respect of expenses and liabilities, stockholders could be liable for their pro rata share of the excess, limited to the amounts received by stockholders in distributions from us.

We will continue to incur claims, liabilities and expenses that will reduce the amount available for distribution to our stockholders.

Claims, liabilities and expenses from operations (including, but not limited to, operating costs such as salaries, directors’ fees, directors’ and officers’ insurance, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred as we seek to close the Asset Sale and wind down operations in dissolution. These expenses will reduce the amount of assets available for ultimate distribution to stockholders. If we are unable to access income from the properties we acquire in the OP Recapitalization to help satisfy any such debts or claims and the available cash and amounts received on the sale of assets are not adequate to provide for our obligations, liabilities, expenses and claims, we may not be able to distribute meaningful, or any, amounts to our stockholders.

Our stock transfer books will close on the date we file the articles of dissolution with the SDAT, after which we will discontinue recording transfers of shares of our common stock.

We intend to close our stock transfer books and discontinue recording transfers of shares of our common stock at the close of business on the date we file the articles of dissolution with the SDAT. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books and accordingly any market for our shares of common stock will cease. The proportionate interests of all stockholders will be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after the Final Record Date, any distributions made by us will be made solely to stockholders of record on the Final Record Date.

Approval of the Transactions may lead to stockholder litigation which could result in substantial costs, distract our management and prevent us from completing the Transactions.

Historically, extraordinary corporate actions by a company, such as those which comprise the Transactions, often lead to securities class action lawsuits being filed against that company. We may become involved in this type of litigation as a result of the proposed Transactions. As of the date of this Proxy Statement no such lawsuits were pending. However, if such a lawsuit is filed against us, the litigation is likely to be expensive and, even if we ultimately prevail, the process will divert management’s attention from closing the Transactions and otherwise operating our business. If we do not prevail in such a lawsuit, we may be liable for damages. We cannot predict the amount of any such damages or the amounts incurred in connection with defending any such lawsuits, however, if applicable, any such damages and costs may be significant. In addition, any such lawsuits may prevent us from closing the Asset Sale, which could result in the Buyer terminating the Sale Agreement and require that we return to the Buyer its deposit.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

As a result of the proposed OP Recapitalization, Asset Sale and Liquidation, we did not hold an Annual Meeting of Stockholders in 2012. However, in the event these transactions are not approved by our stockholders or otherwise abandoned, we plan to hold an Annual Meeting of Stockholders as soon as reasonably practicable following any such event. If we do hold an Annual Meeting of Stockholders, to be considered for inclusion in our proxy card and proxy statement relating to the Annual Meeting of Stockholders, proposals subject to SEC Rule 14a-8 must be received at our principal office a reasonable time before the company begins to print and send its proxy materials.

In addition, if you desire to bring other business, including director nominations, at any such Annual Meeting that will not be included in our proxy card and proxy statement, your notice must be delivered to us no earlier than the close of business on the 90th day prior to such annual meeting, and no later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by us.

For additional requirements, a stockholder should refer to our bylaws, Article II, Section 12, “Nominations and Proposals by Stockholders,” a current copy of which may be obtained from our Secretary. If we do not receive timely notice pursuant to our bylaws, any proposal may be excluded from consideration at the Annual Meeting.

All stockholder proposals should be addressed to the attention of the Secretary at our principal office.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The SEC’s website is http://www.sec.gov. The information on the SEC’s website is not part of this Proxy Statement, and any references to this website or any other website are inactive textual references only.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Raymond V. Marino
Raymond V. Marino
Corporate Secretary

Cupertino, California

November 27, 2012

Annex A

November 1, 2012

Independent Directors Committee of the Board of Directors

Mission West Properties, Inc.

10050 Bandley Drive

Cupertino, CA 95014

Members of the Special Committee:

Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus” or “we”) has been advised that Mission West Properties, Inc. (“MSW” or the “Company”) is considering entering into an Agreement of Purchase and Sale and Escrow Instructions (the “Agreement”), pursuant to which certain properties will be sold (the “Divco Transaction”) to M West Holdings, L.P., a joint venture formed by Divco West Acquisitions, LLC and TPG Global, LLC (“Divco/TPG”). In addition, and as part of the overall transaction being submitted to the shareholders of the Company for their approval, the real estate assets of the Company not being purchased by Divco/TPG (the “Retained Properties”) and other certain assets and liabilities will be retained (the “Retained Properties Transaction”) by Carl Berg and certain affiliated parties (together and including their limited partners the “Berg Entities”), and the Company will be liquidated. The Divco Transaction, the Retained Properties Transaction and the liquidation are hereinafter referred to as the Transaction. If the Transaction is completed, holders of the issued and outstanding shares of Company Common Stock, $0.001 par value per share (the “Shares”), are estimated by management of the Company to receive one or more liquidation payments and future dividend payments aggregating not less than $9.20 in cash per Share (the “Consideration”). Management’s estimate is based, among other considerations, on their pro forma balance sheet prepared as of October 31, 2012. The terms and conditions of the Transaction are more fully described in the Agreement and in the Partnership Separation Agreement by and among the Company, the operating partnerships and the limited partners of the operating partnerships, the Asset Alignment and Limited Partnership Conversion Agreement by and among the Company, the operating partnerships and the limited partners of the operating partnerships, the Supplemental Agreement by and among the Company, the operating partnerships, the limited partners of the operating partnerships and certain directors of the Company and the Voting Agreement by and among Divco/TPG and certain Company stockholders, each as entered into in connection with the Transaction (collectively, the “Transaction Agreements”).

STIFEL, NICOLAUS & COMPANY, INCORPORATED

ONE SOUTH STREET I BALTIMORE. MARYLAND 21202 I (800) 974-6582 I WWW.STIFEL.C

Independent Directors Committee of the Board of Directors - Mission West Properties, Inc.

November 1, 2012

The Independent Directors Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has requested Stifel Nicolaus’ opinion (the “Opinion”), as investment bankers, as to the fairness, from a financial point of view, as of the date of this letter of the Consideration to be received by the holders of the Shares other than the Berg Entities, holders who are affiliated with the Berg Entities and executive officers of the Company (together the “Affiliated Stockholders”) in the Transaction pursuant to the Transaction Agreements.

In rendering our Opinion, we have, among other things:

(i)	discussed the Transaction and related matters with you, your counsel and counsel to the Company and reviewed draft copies of the Transaction Agreements;

(ii)	reviewed the audited consolidated financial statements of the Company contained in its Annual Reports on Form 10-K for the three years ended December 31, 2011 and unaudited consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and a draft Quarterly Report on Form 10-Q for the quarter ended September 30, 2012;

(iii)	reviewed and discussed with the Company’s management certain other information concerning the Company, its operating partnerships and properties;

(iv)	reviewed certain non-publicly available information concerning the Company, including internal financial analyses and forecasts prepared by its management, including but not limited to Argus models provided by the Company and revised to incorporate updated assumptions provided by management of the Company, asset sale forecasts and pro forma balance sheets, and held discussions with the Company’s management regarding recent developments;

(v)	reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our analysis;

(vi)	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;

(vii)	reviewed the reported prices and trading activity of the equity securities of the Company;

(viii)	reviewed property appraisal reports by Colliers International with respect to the Retained Properties and certain other properties of the Company (the “Property Appraisals”);

Independent Directors Committee of the Board of Directors - Mission West Properties, Inc.

November 1, 2012

(ix)	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion; and

(x)	taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the Company’s industry generally.

In connection with rendering our Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel Nicolaus by or on behalf of the Committee or the Company, including, but not limited to, the Property Appraisals. Stifel Nicolaus has not assumed any responsibility for independently verifying any of such information or any other information that was reviewed by Stifel Nicolaus. We have further relied upon the assurances by the management of the Company that management is unaware of any facts that would make any of the information provided to us inaccurate, incomplete or misleading. With respect to the financial forecasts and projections supplied to us by the Company, including projections relating to the liquidation of the Company and the net cash amount per share available for distribution to shareholders of the Company, we have assumed that the forecasts and projections were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic, market and competitive conditions. With your consent, Stifel Nicolaus has relied on this projected information without independent verification or analysis and does not in any respect assume any responsibility for the accuracy or completeness thereof. In connection with our review, we have not been requested to make, nor have we made, an independent evaluation, appraisal or physical inspection of the Company’s assets or liabilities, the collateral securing any liabilities, or the collectability of amounts due the Company.

We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Transaction will be satisfied and not waived. In addition, we have assumed that the definitive Transaction Agreements will not differ materially from the drafts we reviewed. We have also assumed that the Transaction will be consummated substantially on the terms and conditions described in the Transaction Agreements, without any waiver of material terms or conditions by the Company or any other party and without any dilution or other adjustment to the Consideration, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Transaction will not have an adverse effect on the Company or the Transaction. We have assumed that the Transaction will be consummated in a manner that

Independent Directors Committee of the Board of Directors - Mission West Properties, Inc.

November 1, 2012

complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further assumed that the Company and the Committee have relied upon the advice of their counsel, independent accountants and other advisors (other than Stifel Nicolaus) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, the Transaction and the Transaction Agreements.

Our Opinion is limited to whether the Consideration to be received by the holders of the Shares who are not Affiliated Stockholders is fair from a financial point of view, solely as of the date hereof and for purposes of this Opinion. At the direction of the Committee, we have not passed upon the fairness of the consideration to be paid to the Affiliated Stockholders or holders of units of the operating partnerships. We note that the Company engaged in a process earlier this year which resulted in the selection of Divco/TPG as the principal purchaser of the assets of the Company, and that process included a stated assumption that certain excluded properties (the “Excluded Properties”), which, in addition to certain other properties, constitute the Retained Properties, would be purchased or retained by the Berg Entities at a valuation in excess of the ultimate price being paid by the Berg Entities. That process was not reopened after the purchase price initially indicated to be offered by the Berg Entities for the Excluded Properties was reduced. Further, in connection with the delivery of our Opinion, we note that Carl Berg and certain affiliated parties and entities have certain approval rights with respect to fundamental corporate actions, including any merger, consolidation or sale of all or substantially all of the Company’s assets. In addition, our Opinion does not consider, address or include: (i) the legal, tax or accounting consequences of the Transaction on the Company, the Berg Entities or the holders of Company Common Stock, including the continuation of statutory REIT qualification requirements; (ii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company’s securities; (iii) the fairness of the consideration to be paid to affiliates of the Berg Entities or the holders of units of the operating partnerships; (iv) the independent fairness of the component parts of the Transaction, including, without limitation, the fairness of the Transaction to the Berg Entities or fairness of the Retained Properties Transaction; (v) the risks and attendant costs to the Company of the Transaction; (vi) the risks and attendant impact of a delay in the liquidation or a need to defer payments to shareholders in connection with the liquidation; or (vii) any advice or opinions provided by any other advisor to the Company other than Colliers International. Furthermore, we do not express any opinion as to the prices, trading range or volume at which the Company’s securities will trade following public announcement or consummation of the Transaction.

Our Opinion is necessarily based solely on economic, market, monetary, financial and other conditions as they exist on, and on the information made available to us as of, the date of our Opinion. It is understood that subsequent developments may affect the conclusions reached in the Opinion or information set forth in our Opinion and that Stifel Nicolaus does not have, and

Independent Directors Committee of the Board of Directors - Mission West Properties, Inc.

November 1, 2012

does not assume, any obligation to update, revise or reaffirm our Opinion. All descriptions in our Opinion to the terms of the Transaction are qualified in their entirety by reference to the drafts of the Transaction Agreements that were made available to us. Our Opinion is solely directed to the Committee for its information and assistance in connection with its consideration of the financial terms of the Transaction. Our Opinion does not constitute a recommendation to the Committee, the Board or any shareholder of the Company as to how the Committee, the Board or such shareholder should vote on the Transaction or to any shareholder of the Company as to how any such shareholder should vote at any shareholders’ meeting at which the Transaction is considered or whether or not any shareholder should exercise any dissenters’ or appraisal rights that may be available to such shareholder. In addition, our Opinion does not compare the relative merits of the Transaction with any other alternative transaction or business strategy which may have been available to the Company and does not address the underlying business decision of the Committee, the Board or the Company to proceed with the Transaction or any aspect thereof. Our engagement has been limited to providing an opinion with respect to the fairness of the Consideration to be received by holders of the Shares other than the Affiliated Stockholders and certain advisory services provided to the Committee. We were not engaged to assist in, and were not involved in, the sales process, the Company’s decision to pursue its strategic alternatives, or its consideration of transactions other than the Transaction pursuant to the sales process.

Stifel Nicolaus, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We will receive a fee for the delivery of the Opinion. We will also receive a fee relating to the advisory services provided to the Committee. The latter fee is contingent upon consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. There are no material relationships that existed during the two years prior to the date of this Opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel Nicolaus and any party to the Transaction. Stifel Nicolaus may seek to provide investment banking services to Divco/TPG or its affiliates or to the Berg Entities in the future, for which we would seek customary compensation. In the ordinary course of business, Stifel Nicolaus may trade the Company’s securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

While we are not opining as to the independent fairness of the component parts of the Transaction, we have reviewed the Property Appraisals, including the appraisals of the properties being retained as part of the Retained Properties Transaction, in order to provide the opinion set forth in the last paragraph of this letter. In this regard, and based solely on this review, we believe it would be appropriate for the Committee to conclude that the value being attributed to the Retained Properties as part of the Retained Properties Transaction as set forth in the

Independent Directors Committee of the Board of Directors - Mission West Properties, Inc.

November 1, 2012

Partnership Separation Agreement is reasonable from the perspective of the holders of the Shares who are not Affiliated Stockholders.

Stifel Nicolaus’ Fairness Opinion Committee has approved the issuance of this Opinion. Our Opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel Nicolaus be made, nor shall our Opinion be used for any other purposes, without our prior written consent, except in accordance with the terms and conditions of our engagement letter agreement with the Company.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received in the Transaction pursuant to the Transaction Agreements by holders of the Shares who are not Affiliated Stockholders is fair to such holders of Shares, from a financial point of view.

Very truly yours,

/s/ Stifel, Nicolaus & Company, Inc.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

Annex B

AGREEMENT OF PURCHASE AND SALE

AND ESCROW INSTRUCTIONS

by and between

MISSION WEST PROPERTIES, INC.

as Seller

and

M WEST HOLDINGS, L.P.

as Buyer

dated as of

November 2, 2012

B-i

B-ii

B-iii

B-iv

LIST OF EXHIBITS AND SCHEDULES

B-v

AGREEMENT OF PURCHASE AND SALE

AND ESCROW INSTRUCTIONS

THIS AGREEMENT OF PURCHASE AND SALE AND ESCROW INSTRUCTIONS (this “Agreement”) is made as of November 2, 2012, by and between Mission West Properties, Inc., a Maryland Corporation (“Seller”), and M West Holdings, L.P., a Delaware limited partnership (“Buyer”).

RECITALS

A. WHEREAS, Buyer wishes to acquire certain improved and other unimproved real estate for commercial development in Silicon Valley and has made a written proposal to Seller to acquire the properties that are listed on Exhibit A hereto (the “Target Properties” and each individually, a “Target Property”) which constitute, or may constitute, substantially all of the assets of Seller;

B. WHEREAS, the Board of Directors of Seller (the “Seller Board”), upon the unanimous recommendation of the Independent Directors Committee, has approved this Agreement and has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Seller and its stockholders, on the terms and subject to the conditions set forth herein, and accordingly, has provided the Board Approval (as defined below);

C. WHEREAS, the parties wish to effect a sale and purchase of the Target Properties between Seller and Buyer;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

AGREEMENT

1. Certain Basic Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

1.1 “Acceptable Survey” means, with respect to any Target Property encumbered by Assumed Debt, an Existing Survey that is sufficient to permit the Title Company to issue at Closing Buyer’s Title Policy consistent with the Survey Requirements and containing the Required Endorsements.

1.2 “Acquisition Proposal” means: (i) any inquiry, proposal or offer, or indication of interest in making a proposal or offer, made by any person or group of persons prior to receipt of the Maryland Law Vote (other than a proposal or offer by Buyer or any of its Affiliates) relating to any direct or indirect acquisition (in one or a series of related transactions, including by way of a merger, consolidation, business combination, joint venture, recapitalization, restructuring, liquidation, dissolution or similar transaction) of (A) 20% or more of the Target Properties, (B) 20% or more of the aggregate assets of Seller and its Subsidiaries, or (C) 20% of the outstanding equity securities or business of Seller and its Subsidiaries; (ii) any tender offer or exchange offer, as such terms are used in the Exchange Act (as defined herein), that, if consummated, would result in any person or “group” (as defined in the Exchange Act) beneficially owning 20% or more of the outstanding equity securities of Seller; or (iii) any transaction which is similar in form, substance or purpose to any of the foregoing transactions (other than, in each case, Buyer’s acquisition of the Target Properties and the other transactions and agreements).

1.3 “Additional Deposit” means the sum of Fifteen Million and No/100 Dollars ($15,000,000.00).

1.4 “Affiliate” or “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

1.5 “Assumed Debt” means the Debt and Other Obligations owing to Hartford Life Insurance Company, Hartford Life and Accident Insurance Company, Hartford Life and Annuity Insurance Company (collectively “Hartford”) and Allianz Life Insurance Company of North America (“Allianz”).

1.6 “Benchmark Date” means the Business Day prior to the Business Day on which the Seller Stockholder Meeting is scheduled to be held, whether originally scheduled or by reason of postponement, or by reason of adjournment of the then-scheduled Seller Stockholder Meeting to a date which is more than five (5) days after the originally established Benchmark Date, at which the Maryland Law Vote is expected to be obtained, which Seller Stockholder Meeting shall be no earlier than the fortieth (40th) day after the effectiveness of this Agreement, and no later than ten (10) days prior to the Outside Closing Date; provided, however, that Seller shall have provided written notice to Buyer not less than ten (10) Business Days prior to the date on which such Seller Stockholder Meeting is scheduled (the “Original Meeting Date”), and written notice of the date to which such Seller Stockholder Meeting is adjourned or postponed (the “New Meeting Date”) not less than three (3) Business Days prior to the New Meeting Date, or if the New Meeting Date is within three (3) Business Days of the Original Meeting Date, then as soon as reasonably practicable, and; provided further, that the Benchmark Date may be changed as set forth in Section 4.4.

1.7 “Board Approval” means the Seller Board, by resolutions duly adopted by the requisite vote provided for in the Charter and Bylaws of Seller for any sale of all or substantially all of the assets of Seller, at a meeting duly called and held and at which the quorum, and the individual directors, provided for in the Charter and Bylaws of Seller was present and acting throughout, has, upon recommendation of the Independent Directors Committee: (a) determined that this Agreement and the transactions in connection herewith are fair to and in the best interests of Seller and its stockholders; (b) authorized and approved this Agreement and the performance by Seller of its obligations hereunder and under any other transactions and agreements; (c) declared the sale of the Target Properties to Buyer substantially in accordance with the terms of the Agreement and the other constituent agreements to be advisable and in the best interests of Seller and its stockholders; (d) directed that the sale of the Target Properties to Buyer substantially upon the terms and conditions set forth in this Agreement and the other constituent agreements be submitted for consideration by the stockholders of Seller at a special meeting of such stockholders called for such purpose in accordance with Section 3-105 and other applicable sections of the Maryland General Corporation Law (the “MGCL”); (e) subject to Section 31, determined to recommend that the stockholders of Seller approve this Agreement, the sale of the Target Properties to Buyer contemplated hereby and the other agreements (the “Seller Recommendation”); and (f) exempted the sale of the Target Properties to Buyer pursuant to this Agreement and the other transactions and agreements or required in connection therewith, and the other agreements and any business combination between Seller and Buyer or any other person from the provisions of Subtitle 6 of Title 3 of the MGCL.

1.8 “Business Day” means any day other than a Saturday or Sunday or legal holiday in the State of California.

1.9 “Buyer’s Address” means

c/o TPG Capital, L.P.

888 7th Avenue, Suite 3800

New York, New York 10019

Attn: Avi Banyasz

Telephone No.: (212) 601-4706

Telecopy No.:

Email: abanyasz@tpg.com

and:

DivcoWest

575 Market Street, 35th Floor

San Francisco, California 94105

Attn: Sam Hamilton

Telephone No.: (415) 284-5712

Telecopy No.: (415) 284-5812

Email: shamilton@divcowest.com

With copies to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn:	Harvey Uris

 Kenneth Wolff

 Vered Rabia

Telephone No.: (212) 735-3000

Telecopy No.: (212) 735-2000

Email: Harvey.uris@skadden.com; kenneth.wolff@skadden.com;

vered.rabia@skadden.com

And:

Gibson, Dunn & Crutcher LLP

2029 Century Park East

Los Angeles, California 90067

Attn: Jesse Sharf

Telephone No.: (310) 552-8512

Telecopy No.: (213) 229-6638

Email: jsharf@gibsondunn.com

1.10 “Bylaws” means the Bylaws of Seller as currently in effect consisting of Amended and Restated Bylaws dated as of December 18, 2007.

1.11 “Charter” means the corporate charter of Seller as currently in effect including the Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland on November 23, 1998.

1.12 “Closing Date” or “Closing” means the date which is ten (10) days after the date on which the Maryland Law Vote has been obtained, provided that all conditions to closing contained in this Agreement for Buyer’s benefit shall have been satisfied, or waived in writing by Buyer, or some combination thereof, but in any event no later than 12:00p.m., Pacific Time on the Outside Closing Date unless Buyer and Seller otherwise agree in writing; provided, further that Buyer and Seller agree to endeavor to use commercially reasonable efforts to attempt to close in less than ten (10) days after the Maryland Law Vote if and to the extent reasonably practicable.

1.13 “Debt and Other Obligations” Buyer shall at the Closing (i) assume existing debt to Hartford and Allianz, and prepay in full existing debt to Northwestern Mutual Life Insurance Company in accordance with the Northwestern Mutual Payoff Letter(s) (collectively, “Debt”), and (ii) assume or pay in cash other obligations

(collectively, “Other Obligations”) for a total amount (inclusive of (i) and (ii)) of Three Hundred Ninety-Seven Million Eight Hundred Sixty-Seven Thousand Three Hundred Twenty-Six Dollars ($397,867,326), as described on Exhibit B, as part of Buyer’s financial obligations to Seller under this Agreement.

1.14 “Deposit” means, collectively, the Initial Deposit and, if applicable, the Additional Deposit, together with all interest accrued thereon.

1.15 “Environmental Laws” means any federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, and other authority, existing now or in the future, which classify, regulate, list or define Hazardous Materials.

1.16 “Escrow Holder” or “Title Company” means First American Title Insurance Company, provided, however, that for purpose of the definition of Title Company, the definition shall also include those title insurance companies listed on Schedule 1 attached hereto, who shall have committed to provide co-insurance or re-insurance, as selected by Buyer, in an amount not to exceed 40% in value of the Target Properties; provided, however, obtaining such co-insurance or re-insurance shall not be a closing condition or delay the Closing in any manner.

1.17 “Escrow Holder’s Address” means:

First American Title Insurance Company

1737 North First Street, Suite 100

San Jose, CA 95112

Attention: Liz Zankich, Sr. Escrow Officer

Telecopy No.: (408) 451-3424

Telephone No.: (408) 559-7989

Email: lzankich@firstam.com

1.18 “Existing Survey” means any survey listed on lines 60-89 of Schedule 2 attached hereto.

1.19 “Governmental Agency” means any local, county, state and federal governmental agencies, authorities, regulatory bodies, courts or tribunals, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof.

1.20 “Ground Leased Target Property” means the Target Property identified as such on Exhibit A and having a street address of 1875 Charleston, Mountain View, California.

1.21 “Hazardous Materials” means any toxic or hazardous substance, material or waste or any pollutant or contaminant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations promulgated thereto: (a) any “hazardous substance” within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq. or the California Hazardous Substance Account Act, Cal. Health and Safety Code § 25300 et seq. or the Porter Cologne Water Quality Act, Cal. Water Code § 13000 et seq. or the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq.; (b) any “hazardous waste” within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; (c) any “pesticide” or “economic poison” as defined in California Food and Agricultural Code § 12753 and any regulations promulgated in connection therewith; or (d) any other substance, chemical, waste, toxicant, pollutant, pesticide or contaminant regulated by any federal, state or local law, statute, rule, regulation or ordinance for the protection of health or the environment, including, without limitation, methane and any petroleum products or fractions thereof.

1.22 “Improvements” means the buildings, improvements and structures located on the Land, but shall expressly exclude any fixtures owned by any tenant under any Tenant Lease.

1.23 “Independent Directors Committee” means the duly appointed committee of the Seller’s Board, the members of which are William A. Hasler, Lawrence B. Helzel and Martin S. Roher.

1.24 “Initial Deposit” means the sum of Five Million and No/100 Dollars ($5,000,000.00).

1.25 “Land” means those certain parcels of land and appurtenances thereto more particularly described on Exhibits A-1 through A-59 attached hereto (to the extent any legal descriptions of the land need to be updated after Buyer’s review of the title and survey results, Buyer and Seller agree to cooperate to make any revisions to Exhibit A-1 through A-59 as are reasonably necessary), including Seller’s right, title and interest, if any, in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent to such parcels of land.

1.26 “Law” means any federal, state, municipal or local statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order of any Governmental Agency or stock exchange.

1.27 “Lease and Related Costs” means all leasing commissions or other related costs expended by Seller after March 15, 2012 for either renewing existing leases or leasing vacant properties, which Buyer shall at the time of the Closing (as defined herein) either pay in cash to Seller or assume, if not paid by Seller, which shall include those costs (i) set forth on Schedule 1.27 and (ii) that are approved by Buyer in advance in writing.

1.28 “Licenses and Permits” means, collectively, all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any Governmental Agency in connection with the Target Property and Improvements, together with all renewals and modifications thereof, in each case to the extent transferable.

1.29 “Majority-of-the-Disinterested Vote” means the affirmative vote of the holders of Shares entitled to cast a majority of all of the votes entitled to be cast on the transactions at the Seller Stockholder Meeting duly called and held for such purpose, disregarding (in the numerator and denominator) votes cast or entitled to be cast by the following holders: (i) Buyer; (ii) Carl E. Berg; or (iii) any person who is a member of the immediate family of Carl E. Berg or any entity which is controlled by Carl E. Berg.

1.30 “Maryland Law Vote” means the approval of the sale of the Target Properties to Buyer as contemplated hereby and the other transactions required for consummation of the sale of the Target Properties by Seller to Buyer by the stockholders of Seller, by the vote required under the Charter and Bylaws and the MGCL, to approve the sale or transfer of all or substantially all of the assets of Seller, which is the affirmative vote of the holders of Shares entitled to cast a majority of all of the votes entitled to be cast on such matter at a stockholders meeting duly called and held for such purpose.

1.31 “Material Adverse Effect” means any state of facts, change, development, event, effect, condition, occurrence, action or omission (each, an “Effect”) that, individually or in the aggregate when taken with all other such facts, changes, developments, events, effects, conditions, occurrences, actions or omissions, have had or would reasonably be expected to have a material adverse effect on the Target Properties, taken as a whole, or on the ownership or operation thereof, provided, however, that no Effect (either alone or in combination) resulting from any of the following shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur: (i) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world in which Seller and its Subsidiaries conduct business, or conditions in the global economy generally; (ii) general market conditions (or changes in such general market conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world in which Seller conducts business, including (A) changes in interest rates in the United States or any other country or region in the world in which Seller conduct business and changes in exchange rates for the currencies of any such countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world in which Seller and its Subsidiaries conduct business; (iii) general market conditions (or changes in such general market conditions) in the industries in which Seller conducts business; (iv) acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world; (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters in the United States or any other country or region in the world; or (vi) any changes in applicable law (or the interpretation thereof) or changes in U.S. Generally Accepted Accounting Principles (“GAAP”) or other applicable accounting standards (or the interpretation thereof), in each case enacted or arising after the date hereof, except in the case of clause (i), (ii) or (iii) to the extent such conditions or changes would have or would reasonably be expected to have a material disproportionate adverse effect on the Target Properties, taken as a whole, relative to comparable properties.

1.32 “New Survey” means an ALTA/ASCM land title survey with respect to a Target Property complying with the requirements set forth on Exhibit P.

1.33 “Northwestern Mutual Payoff Letter(s)” means one or more payoff letters with respect to all outstanding indebtedness owed to Northwestern Mutual Life Insurance Company copies of which are attached hereto as Exhibit K.

1.34 “Order” means any injunction, order, writ, judgment, decree, ruling or other legal restraint or prohibition enacted, issued, promulgated, enforced or entered by any Governmental Agency.

1.35 “Outside Closing Date” means December 27, 2012 unless extended by Seller as provided in Section 10.3(e).

1.36 “Person” or “person” means an individual, corporation, partnership, limited partnership, limited liability company, joint venture syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, including any Governmental Agency.

1.37 “Personal Property” means, in respect of any Target Property, all of the right, title and interest of Seller in and to the tangible personal property which is located at and used solely in connection with the Target Property as of the Closing Date.

1.38 “Property” means the Target Property, together with the related Personal Property, the Tenant Leases (together with any guaranties thereof and letters of credit and/or other security posted as security for obligations thereunder) and to the extent transferable, all of Seller’s right, title, and interest in and to all tangible and intangible assets of any nature relating solely to the Property, including without limitation, (a) all warranties upon the Improvements or the Personal Property, (b) rights to any plans, specifications, engineering studies, reports, drawings, and prints relating to the construction, reconstruction, modification and alteration of Improvements, (c) all works of art, graphic designs and other intellectual or intangible property used by Seller in connection with the Property, including any trade name associated with the Improvements, (d) the Licenses and Permits, (e) the name “Mission West Properties” and any variants thereof and similar business or trade names, to the extent transferable; provided, however, Seller makes no representations or warranties whatsoever regarding the name “Mission West Properties” or any similar business or trade name, and (f) any websites or other intellectual property of Seller, to the extent transferable.

1.39 “Property Owner” means the fee owner of any Target Property.

1.40 “Rent Roll” means those certain rent rolls listing the Tenant Leases for each of the Target Properties, and showing certain information with respect thereto, as set forth on Exhibit L-1 attached hereto.

1.41 “Required Endorsements” means with respect to Buyer’s Title Policy, the absence of a general survey exception, the inclusion of a land same as survey endorsement, the inclusion of an access endorsement, the inclusion of a zoning endorsement including parking, and insuring against any changes in the state of facts shown since the date of the Existing Survey.

1.42 “Required Estoppel Tenants” means those tenants at Target Properties specified on Exhibit D-1 attached hereto.

1.43 “SEC” means the U.S. Securities and Exchange Commission.

1.44 “Seller’s Address” means:

Mission West Properties, Inc.

10050 Bandley Drive

Cupertino, California 95014

Attention: Mr. Carl Berg

Telecopy No.: (408) 725-1626

Telephone No.: (408) 725-0700

Email: ceb@missionwest.com

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, California 94304

Attention: Allison Leopold Tilley

Telecopy No: (650) 233-4545

Telephone No.: (650) 233-4500

Email: Allison@pillsburylaw.com; Jorge@pillsburylaw.com

1.45 “Seller’s Knowledge” and words of similar import mean, and shall be limited to, the current, actual (as distinguished from implied, imputed or constructive) knowledge of Carl E. Berg, Seller’s Chairman and Chief Executive Officer, or Raymond V. Marino, Seller’s President and Chief Operating Officer, taking into account such inquiry or investigation performed by such persons in the ordinary course, and taking into account such delivered notices as have been addressed to the Seller and its applicable affiliates.

1.46 “Seller’s Termination Fee” means the sum of Fourteen Million Dollars ($14,000,000).

1.47 “Shares” means the issued and outstanding shares of common stock, par value $0.001 per share, of Seller.

1.48 “Subsidiary” or “subsidiary” of the Seller or any other person means: a corporation, limited liability company, partnership, joint venture, trust or other entity or organization of which: (a) such party or any other subsidiary of such party is a general partner; (b) voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is held by such party or by any one or more of such party’s subsidiaries; or (c) at least 50% of the equity interests is controlled by such party.

1.49 “Superior Proposal” means a bona fide written Acquisition Proposal (except that the references therein to “20%” shall be replaced, in the case of clause (i)(A) thereof, with a reference to “75%,” and in each other case, with a reference to “50%”) made by a third party that the Seller Board (acting upon the recommendation of the Independent Directors Committee), by requisite vote, determines in good faith, after consulting with its outside legal counsel and independent financial advisors, is reasonably likely to be consummated in accordance with its terms and, if consummated, would result in a transaction more favorable to the holders of Shares from a financial point of view than the transactions contemplated hereby, after taking into account all legal, financial, regulatory and other aspects of the proposal as the Seller Board (acting upon the recommendation of the Independent Directors Committee) deems relevant.

1.50 “Survey Requirements” means, with respect to any Target Property with respect to which an Existing Survey is an Acceptable Survey: (i) the Existing Survey is an accurate survey of the subject Target Property in all material respects; and (ii) there are no matters adverse to the subject Target Property’s access, ingress and egress, current or intended use, orientation and location of Improvements, encroachments, parking, other physical conditions not disclosed by the applicable PTR and related exception documents (including matters adversely impacting the current use of the subject Target Property) that are not set forth on such Existing Survey and that have a material adverse effect on the utility or value of the subject Target Property.

1.51 “Taxes” means any and all taxes, charges, fees, levies and other assessments, including income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and similar charges in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority.

1.52 “Tenant Lease” means any leases, occupancy agreements or other agreements for the use and occupancy of the Target Properties, together with any amendments or modifications thereto.

2. Sale of Target Properties: Purchase Price

2.1 Sale of Target Properties . Subject to the terms, covenants and conditions of this Agreement, in exchange for payment of the Purchase Price, as provided herein, Seller shall at the Closing sell, transfer and deliver to Buyer, and Buyer shall purchase from Seller, fee simple interests in all of the Land comprising the Target Properties together with the Improvements thereon, including, without limitation, (a) all rights, privileges, servitudes, and other appurtenances related thereto, including, without limitation, all right, title and interest of Seller, if any, in and to any streets, alleys or rights of way which are adjacent to such land, and subsurface and other rights below such land and any air rights above such land, if any, (b) all intangible property owned by Seller including, without limitation, any Licenses and Permits, or other intangible rights related to the land if any, (c) the Personal Property, appurtenances, if any, Tenant Leases and Debt and Other Obligations, and (d) without duplication, the Property.

2.2 Purchase Price.

2.2.1 Buyer shall pay to Seller an amount equal to the sum of Seven Hundred Ninety-Seven Million Four Hundred Twenty-Eight Thousand Four Hundred Ninety-One Dollars ($797,428,491), which is comprised of Three Hundred Ninety-Nine Million Five Hundred Sixty-One Thousand One Hundred Sixty-Five Dollars ($399,561,165) in cash and the assumption of Debt and Other Obligations totaling Three Hundred Ninety-Seven Million Eight Hundred Sixty-Seven Thousand Three Hundred Twenty-Six Dollars ($397,867,326) (the “Purchase Price”), subject to adjustment as set forth in Section 2.2.2.

2.2.2 Notwithstanding the foregoing, the Purchase Price shall be adjusted if required due to (x) removal of any Target Property(ies) as a result of Casualty or Condemnation in accordance with Section 7, or (y) by mutual agreement of Buyer and Seller.

2.3 Deposit

2.3.1 The Deposit shall be payable as follows: Within two (2) Business Days after the mutual execution of this Agreement, Buyer shall deposit the Initial Deposit in Escrow, in the form of a wire transfer. In the event Buyer does not deposit the Initial Deposit in Escrow within such two (2) Business Day period, this Agreement shall be deemed terminated.

2.3.2 If Buyer shall have delivered the DD Waiver Notice on or prior to the Benchmark Date and the Maryland Law Vote is obtained prior to the date which is on or before five (5) days after the Benchmark Date, or, if later, the date to which the Seller Stockholder Meeting has been postponed or adjourned pursuant to the terms hereof, Seller shall notify Buyer in writing that the Maryland Law Vote has been obtained and Buyer shall within two (2) Business Days of such written notice, deposit the Additional Deposit in Escrow, in the form of a wire transfer. Notwithstanding anything to the contrary provided for herein, Buyer shall have the right in its sole and absolute discretion to terminate this Agreement and receive a return of the Deposit at any time, for any or no reason, on or prior to the Benchmark Date.

2.3.3 The Deposit shall be held by Escrow Holder and applied towards the Purchase Price at the Closing or otherwise applied in accordance with the terms of this Agreement. In the event Escrow fails to close solely because of a default by Buyer under this Agreement, provided that Seller is not in default under this Agreement and all conditions in Section 3.3 to Buyer’s obligation to close under this Agreement that can be met as of the date of such default and other than those conditions that by their terms are to be satisfied at the Closing are otherwise satisfied, the Deposit shall be retained by Seller as Liquidated Damages in accordance with Section 11.1. The Deposit made by Buyer shall be returned to Buyer if Buyer is not, at the time of termination of this Agreement, in default of its obligation to consummate the Closing and as a result of Seller’s failure to perform its obligations hereunder, or the failure of any condition to Buyer’s obligation to close under this Agreement to be satisfied not due to any action of Buyer, the Closing does not occur, or any termination of this Agreement pursuant to Section 2.3.2, 3.3.11, 4.1, 7 or 10 (other than pursuant to Section 10.1(c)(i)).

2.3.4 Buyer shall deposit into Escrow an amount (the “Cash Balance”), in immediately available federal funds equal to the Purchase Price minus the Deposit and minus the Debt and Other Obligations and which amount shall be decreased by the amount of any credits due Buyer, and increased by the amount of any items chargeable to Buyer, under Section 3.10 in this Agreement. Buyer shall deposit or cause to be deposited the Cash Balance into Escrow in the form of immediately available federal funds no later than one (1) Business Day before the Closing Date.

2.4 Interest. All funds received from or for the account of Buyer shall be deposited by Escrow Holder in an interest-bearing account with a federally insured state or national bank located in California. All interest accrued on the Deposit shall inure to the benefit of the party that becomes entitled to the Deposit.

3. Escrow; Closing Conditions; Pre-Closing Covenants.

3.1 Escrow. Upon the execution of this Agreement by Buyer and Seller, and the acceptance of this Agreement by Escrow Holder in writing, this Agreement shall constitute the joint escrow instructions of Buyer and Seller to Escrow Holder to open an escrow, with Escrow No. 519868 (“Escrow”) for the consummation of the sale of the Target Properties to Buyer pursuant to the terms of this Agreement. Upon Escrow Holder’s receipt of the Initial Deposit and Escrow Holder’s written acceptance of this Agreement, Escrow Holder is authorized and directed to act in accordance with the terms of this Agreement. Buyer and Seller shall execute Escrow Holder’s general escrow instructions upon request; provided, however, that if there is any conflict or inconsistency between such general escrow instructions and this Agreement, this Agreement shall control. Upon the Closing, Escrow Holder shall pay any sum owed to Seller with immediately available federal funds.

3.2 Closing Date. The Escrow shall close on the Closing Date, provided that all conditions to the Closing set forth in this Agreement have been satisfied or waived in writing by the party intended to be benefited thereby.

3.3 Buyer’s Conditions to Closing. The obligations of Buyer to consummate the transactions provided for herein are subject to and contingent upon the satisfaction of the following conditions or the waiver of the same by Buyer in writing:

3.3.1 Title Policy. The Title Company’s commitment to issue or the issuance of the Buyer’s Title Policy complying with the requirements of Section 3.5.2 and Section 3.5.3 below.

3.3.2 Covenants. Seller having performed and complied with in all material respects all agreements and covenants required hereby to be performed or complied with by Seller prior to or at the Closing, including without limitation, the Seller providing fee simple title to all of the Target Properties, other than Target Properties subject to ground leases. Buyer shall have received a certificate validly executed and signed on behalf of Seller by an executive officer of Seller to such effect.

3.3.3 Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and correct as of the date made, and true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing (or in the case of representations or warranties that specifically address matters only as of a particular date, as of such date); provided that, for purposes of this Section 3.3.3, a failure of a representation or warranty to be true and correct shall only be deemed material if, together with all other failures of representations and warranties to be true and correct, there is an effect on the aggregate value of the Target Properties and/or a likely exposure to the owner thereof, including without limitation costs and expenses, taken together of Ten Million Dollars ($10,000,000) or more. Buyer shall have received a certificate validly executed and signed on behalf of Seller by an executive officer of Seller to such effect.

3.3.4 Delivery and Possession. Seller shall deliver possession of the Target Properties to Buyer at the Closing free and clear of rights of any parties to possession except for the existing Tenant Leases.

3.3.5 Estoppel Certificates. Seller shall deliver to Buyer executed Acceptable Estoppel Certificates, as set forth in Exhibit D, from (i) tenants representing at least eighty percent (80%) by square footage of the Target Properties and (ii) the Required Estoppel Tenants (the “Required Threshold”).

3.3.6 Material Adverse Effect. There shall not have occurred any Effect or Effects that, individually or in the aggregate, have resulted in or would reasonably be expected to result in a Material Adverse Effect.

3.3.7 Service Agreements. Seller shall have terminated any service agreements and other contracts, including without limitation any and all property management agreements, relating to the Target Properties to which Seller or any Subsidiary of Seller is a party.

3.3.8 Loan Assumptions; Northwestern Mutual Payoff Letters. Hartford and Allianz shall have approved and fully documented an assumption of the Assumed Debt by Buyer’s designee(s) (which designee(s) may be one or more special purpose entities designated to hold the applicable Target Property(ies)), in form and substance reasonably acceptable to Buyer, without any adverse change to the economic or other material terms of such Debt, and with any substitute recourse guaranties or environmental indemnities only provided by Buyer or other entities acceptable to Buyer in its sole discretion (a “Loan Assumption”). In connection with any Loan Assumption, Buyer shall only be responsible for the costs and expenses set forth on Schedule 3 attached hereto. The Northwestern Mutual Payoff Letters shall remain in full force and effect, and Northwestern Mutual shall have accepted payment in full of such loans in the amount specified in the Northwestern Mutual Payoff Letters, without any additional prepayment premium, penalty or other costs.

3.3.9 Security Deposits. Any letters of credit in lieu of security deposits shall have been transferred to Buyer as set forth in Section 3.7.10 below.

3.3.10 Stockholder Approval. The Maryland Law Vote shall have been received.

3.3.11 Litigation. (i) There shall be no litigation or dispute threatened in writing or pending before or after the Benchmark Date by any Person arising out of or related to the transactions contemplated hereby or in connection herewith (including under any other transactions and agreements), or which seeks to assert damages or liability relating to consummating the same, in either case which Buyer believes in good faith could have an adverse impact on Buyer and/or its Affiliates or the Target Properties, of which Buyer first obtains actual notice after the Benchmark Date (a “Post-Benchmark Date Litigation”), and (ii) there shall be no change or development in any litigation or dispute that was threatened in writing or pending prior to the Benchmark Date and about which Buyer obtained actual notice prior to the Benchmark Date by any Person arising out of or related to the transactions contemplated hereby or in connection herewith (including the other transactions and agreements which are necessary to consummate the transactions contemplated hereby) or which seeks to assert damages or liability relating to consummating the same, in either case which Buyer believes in good faith could have an adverse impact on Buyer and/or its Affiliates or the Target Properties (a “Post-Benchmark Date Litigation Update”). By way of example and not of limitation, those changes in litigation or disputes referred to in clause (ii) above which Buyer could consider adverse to Buyer and/or any of its Affiliates or the Target Properties may include, but are not limited to, (A) the addition of named plaintiffs to existing litigation (even if in replacement of “John Doe” plaintiffs) relating to or otherwise affecting Buyer and/or its Affiliates or the Target Properties, (B) the addition of new causes of action to existing litigation (even if in replacement of generic causes of action), or amendments to causes of action in existing litigation relating to or otherwise affecting Buyer and/or its Affiliates or the Target Properties, and (C) adverse developments (including those made known through discovery) in existing litigation, in each case to the extent different from the facts actually known to Buyer on the Benchmark Date which Buyer believes in good faith could have an adverse impact on Buyer and/or its Affiliates or the Target Properties. If, after the Benchmark Date, Buyer shall receive actual written notice of any litigation or dispute threatened in writing or pending that may be Post-Benchmark Date Litigation or a Post-Benchmark Date Litigation Update, Buyer shall, within three (3) Business Days after receipt of such actual notice, notify Seller whether (i) Buyer waives its right to consider such litigation or dispute threatened in writing or pending to be Post-Benchmark Date Litigation or a Post-Benchmark Date Litigation Update, subject to clause (ii) of the first sentence of this Section 3.3.11; or (ii) Buyer considers such litigation or dispute threatened in writing or pending to be Post-Benchmark Date Litigation or a Post-Benchmark Date Litigation Update and elects to terminate this Agreement, whereupon the Deposit shall be returned to Buyer, and thereafter neither party will have any further rights or obligations hereunder, except for any obligations that expressly survive termination.

3.3.12 Order. No court or other Governmental Agency of competent jurisdiction shall have enacted, promulgated, enforced or entered any Order (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits consummation of the Closing.

3.3.13 Ground Lease Estoppel Certificate. Seller shall deliver to Buyer an executed estoppel certificate from the landlord of the Ground Leased Target Property substantially in the form attached hereto as Exhibit O or in the form expressly required under the ground lease relating to the Ground Leased Target Property.

3.3.14 Articles of Transfer. Seller shall have executed and delivered to Buyer Articles of Transfer substantially in the form attached hereto as Exhibit N (the “Articles of Transfer”).

3.4 Seller’s Conditions to Closing. The obligations of Seller to consummate the transactions provided for herein are subject to and contingent upon the satisfaction of the following conditions or the waiver of the same by Seller in writing:

3.4.1 Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date made and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing (or in the case of representations or warranties that specifically address matters only as of a particular date, as of such date). Seller shall have received a certificate validly executed and signed on behalf of Buyer by an executive officer of Buyer to that effect.

3.4.2 Covenants. Buyer shall have performed and complied with in all material respects all agreements and covenants required hereby to be performed or complied with by Buyer prior to or at the Closing. Seller shall have received a certificate validly executed and signed on behalf of Buyer by an executive officer of Buyer to that effect.

3.4.3 Stockholder Approval. The Maryland Law Vote shall have been received.

3.4.4 Litigation. No Person shall have obtained any injunction which prevents Closing of the sale of the Target Properties.

3.4.5 Order. No court or other Governmental Agency of competent jurisdiction shall have enacted, promulgated, enforced or entered any Order (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits consummation of the transactions contemplated hereby.

3.4.6 Articles of Transfer. Buyer shall have executed and delivered Articles of Transfer.

3.4.7 Loan Assumptions; Northwestern Mutual Payoff Letters. Hartford and Allianz shall have approved and fully documented the Loan Assumption. In connection with any Loan Assumption, Buyer shall be responsible for the costs and expenses as required by either lender. The Northwestern Mutual Payoff Letters shall remain in full force and effect, and Northwestern Mutual shall have accepted payment in full of such loans in the amount specified in the Northwestern Mutual Payoff Letters, without any additional prepayment premium, penalty or other costs, subject to Buyer taking no action that results in any changes to the lender agreements.

With respect to the conditions set forth in Section 3.4.4 and 3.4.5, Seller shall be obligated to use commercially reasonable diligent efforts to seek to have any such injunction or Order (other than a final, non-appealable Order) lifted prior to the Outside Closing Date and shall not be permitted, prior to the Outside Closing Date, to terminate this Agreement or fail to close hereunder solely by reason of such conditions not having been satisfied.

3.5 Title and Title Insurance.

3.5.1 Conveyance Documents. At the Closing, Seller shall convey title to the Target Properties (other than the Ground Leased Target Property) to Buyer by individual grant deeds in the form of Exhibit C attached hereto (“Deed”), and Seller shall convey title to the Ground Leased Target Property by an assignment of ground lease in the form of Exhibit C-1 attached hereto (“GL Assignment”).

3.5.2 Buyer’s Title Policy. At the Closing, Escrow Holder shall cause the Title Company to issue to Buyer a 2006 form ALTA Extended Coverage Owner’s Policy of Title Insurance on each of the Target Properties (“Buyer’s Title Policy”) which:

1. shall be written with liability insurance coverage in the amount of the Purchase Price for such property, with at least 60% coverage from First American and such co-insurance and/or re-insurance, as selected by Buyer; and

2. shall insure title to the Target Properties, to be vested in Buyer, subject only to the following exceptions (“Permitted Exceptions”): (i) general and special real property taxes and assessments for the current fiscal year, a lien not yet due and payable, (ii) the exceptions approved by Buyer pursuant to Section 4 below; (iii) the Assumed Debt assumed by Buyer as part of the Purchase Price and (iv) any exceptions directly or indirectly caused by Buyer, provided, however, that exceptions created by the city in which such property is located or any other Governmental Agency without Buyer’s concurrence or approval which result from Buyer’s entitlement activities shall be considered exceptions directly or indirectly caused by Buyer.

3.5.3 ALTA Policy. Buyer has required that each Buyer’s Title Policy be a 2006 form ALTA Extended Coverage Owner’s Policy of Title Insurance. Buyer shall pay for the increased cost of such policy over the cost of an otherwise identical, but standard, CLTA policy without endorsements, and for the cost of any other increase in the amount or scope of title insurance if Buyer elects to increase the amount or scope of title insurance coverage provided in Buyer’s Title Policy, including such co-insurance and/or re-insurance as determined by Buyer, which co-insurance and/or re-insurance shall not materially delay the Closing Date.

3.6 Closing Costs and Charges.

3.6.1 Seller’s Costs. Seller shall pay (a) one-half ( 1/2) of Escrow Holder’s fees in connection with the Escrow; (b) all expenses and charges incurred in connection with the discharge of delinquent taxes and assessments, if any, which may be required in order for the Title Company to issue Buyer’s Title Policy as if they were standard CLTA policies without endorsements; (c) all of the County documentary transfer taxes and one half (1/2) of the city transfer taxes; (d) the premium for Buyer’s Title Policy as if they were CLTA policies without additional endorsements; (e) Lease and Related Costs not approved in advance by Buyer; and (f) usual Seller charges in connection with the transfer of the Target Properties.

3.6.2 Buyer’s Costs. Buyer shall pay: (a) one-half ( 1/2) of the Escrow Holder’s fees in connection with the Escrow and one half ( 1/2) of any city transfer taxes; (b) usual Buyer’s recording charges in connection with the transfer of the Target Properties; (c) any costs arising out of the issuance by the Title Company of the Buyer’s Title Policy, if applicable, which are in excess of the cost of a comparable, but standard, CLTA policy without endorsements, including applicable incremental costs of co-insurance and/or reinsurance selected by Buyer; (d) Lease and Related Costs set forth on Schedule 1.27 or otherwise approved in advance by Buyer; (e) assumption fees and related costs imposed by the holders of the Assumed Debt assumed by Buyer pursuant to the terms hereof, capped at the amounts shown on Schedule 3; and (f) the cost of all New Surveys. In addition, Buyer shall pay all costs associated with any endorsements to such title policy, including any title insurance costs associated with the assumption of the Assumed Debt.

3.6.3 Other Costs. All other costs, if any, shall be apportioned in the customary manner for real property transactions in the applicable county where a Target Property is located.

3.7 Deposit of Documents and Funds by Seller. Not later than three (3) Business Days prior to the Closing Date, Seller shall deposit the following items into Escrow, each of which shall be duly executed and acknowledged by Seller where appropriate:

3.7.1 The Deed;

3.7.2 The GL Assignment;

3.7.3 The General Assignment in the form of Exhibit E;

3.7.4 The Certification of Non-Foreign Status in the form of Exhibit F (the “Certification”);

3.7.5 An FTB Form 593-C (the “593-C”);

3.7.6 The Assignment and Assumption of Leases with respect to all Tenant Leases (the “Assignment of Leases”) in the form attached hereto as Exhibit G;

3.7.7 Notices to each tenant at each Target Property, signed by Seller, that shall disclose that such Target Property has been sold to Buyer, and that after Closing, all rents and other amounts payable should be payable to Buyer or Buyer’s designee (the “Tenant Notice Letters”) in the form attached hereto as Exhibit H;

3.7.8 Seller shall deliver to Buyer a set of keys for each Target Property on the Closing Date (this may be accomplished outside of escrow) to the extent such keys are in Seller’s possession;

3.7.9 The Closing Statement described in Section 3.10 herein, setting forth, inter alia, the closing adjustments and material monetary terms of the transaction contemplated hereby, which shall be subject to adjustment in order to effectuate the provisions of Sections 3.10, 3.10.1, 3.10.2, 3.10.3 and 3.10.4 hereof.

3.7.10 If applicable, with respect to any security deposits which are in the form of letters of credit, Seller shall, if the same are assignable, (a) (i) deliver to Buyer at the Closing such letters of credit and (ii) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require to effect assignment thereof, and (b) reasonably cooperate with Buyer at Buyer’s request to change to Buyer the named beneficiary under such letters of credit which are not assignable, and if Seller is unable to do so then Seller shall cooperate with Buyer in making any draw under any such letter of credit, which Seller reasonably believes is permitted thereunder and, to the extent permitted thereunder, shall remit to Buyer any funds so collected;

3.7.11 A date down certificate confirming that Seller’s representations and warranties contained in this Agreement remain true and correct in all material respects (consistent with Section 3.3.3), subject to the limitations on survival contained in Section 8, or stating any changes thereto, provided that Buyer may object to any changes noted (the “Seller Date-Down Certificate”);

3.7.12 Original Acceptable Estoppel Certificates executed by tenants meeting the Required Threshold; and

3.7.13 Other documents that may reasonably be required by Escrow Holder to complete the Closing in accordance with this Agreement.

3.8 Deposit of Documents and Funds by Buyer. Not later than one (1) Business Day prior to the Closing Date, Buyer shall deposit the following items into Escrow each of which shall be duly executed and acknowledged by Buyer where appropriate:

3.8.1 The Cash Balance;

3.8.2 All other funds and documents as may reasonably be required by Escrow Holder to close the Escrow in accordance with this Agreement;

3.8.3 The Assignment of Leases in the form attached hereto as Exhibit G;

3.8.4 The Tenant Notice Letter in the form attached hereto as Exhibit H; and

3.8.5 A date down certificate confirming that Buyer’s representations and warranties contained in this Agreement remain true and correct in all material respects, subject to the limitations on survival contained in Section 9, or stating any changes thereto, provided that Seller may object to any changes noted.

3.9 Delivery of Documents and Funds at Closing. Provided that all conditions to closing set forth in this Agreement have been satisfied or, as to any condition not satisfied, waived by the party intended to be benefited thereby, on the Closing Date, Escrow Holder shall conduct the closing by recording or distributing the following documents and funds in the following manner:

3.9.1 Recorded Documents. Record the Deeds in the official records of the county in which the Target Properties are located;

3.9.2 Buyer’s Documents. Deliver to Buyer: (a) the original Buyer’s Title Policy; (b) the original Certification; (c) the original 593-C; (d) an original counterpart of the General Assignment executed by Seller; (e) a copy of the Deeds, conformed with applicable recording information; (f) the Assignment of Leases; (g) the Tenant Notice Letters; (h) the Seller Date-Down Certificate; (i) the Acceptable Estoppel Certificates; and (j) the Closing Statement;

3.9.3 Seller’s Documents. Deliver to Seller a copy of every document delivered to Buyer; and

3.9.4 Purchase Price. Deliver to Seller the Cash Balance, the Deposit and such other funds, if any, as may be due to Seller by reason of credits under this Agreement.

3.10 Prorations and Adjustments. Seller and Buyer agree to adjust, as of 11:59 p.m., Pacific Time on the day immediately preceding the Closing Date in accordance with the applicable provisions of this Section 3.10, the following (collectively, the “Proration Items”): real estate and personal property taxes and assessments, utility bills (except as hereinafter provided), collected Rents and operating expenses payable by the Seller with respect to the Target Properties. Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including 11:59 p.m., Pacific Time on the day immediately preceding the Closing Date, and Buyer will be charged and credited for all of the Proration Items relating to the period after the Closing Date. Such estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Buyer at least three (3) Business Days prior to the Closing Date for any revisions necessary to effectuate the provisions of this Section 3.10, and Sections 3.10.1, 3.10.2, 3.10.3, 3.10.4 and 3.10.5 (the “Closing Statement”), which Closing Statement shall be based on, and be consistent with, the Pro Forma Closing Statement. The Closing Statement, once agreed upon, shall be signed by Buyer and Seller and delivered to the Escrow Agent for purposes of making the proration adjustment at Closing, which shall be final and binding upon Buyer and Seller. If the actual amounts of the Proration Items are not known as of the Closing Date, the prorations will be made at Closing on the basis of the best evidence then available as mutually agreed upon by Buyer and Seller. No prorations will be made in relation to insurance premiums, and Seller’s insurance policies will not be assigned to Buyer. Final readings and final billings for utilities will be made if possible as of the Closing Date, in which event no proration will be made at Closing with respect to utility bills. Seller will be entitled to all deposits presently in effect with the utility providers, and Buyer will be obligated to make its own arrangements for future deposits with the utility providers. Notwithstanding anything to the contrary contained herein, no prorations shall be made with respect to any items contracted for directly by a tenant, and for which a tenant is 100% directly responsible, unless the landlord has responsibility if the tenant does not pay the same, under a Tenant Lease (e.g., under a “triple net” lease). Seller shall deliver to Buyer a pro forma estimated proration statement not less than ten (10) days prior to the date scheduled for the Seller Stockholder Meeting, showing pro forma prorations as of the end of the preceding calendar month. Seller and Buyer shall endeavor to agree on the form and methodology utilized in preparing the pro forma estimated proration statement prior to the Business Day which is two (2) Business Days preceding the date scheduled for the Seller Stockholder Meeting (as so agreed upon, the “Pro Forma Closing Statement”).

3.10.1 Taxes. Escrow Holder shall prorate real property taxes and assessments on the Target Properties as of the Closing for the current fiscal year, based on the most current official real property tax information available from the County Assessor’s office where the Target Properties are located or other assessing authorities. If real property tax and assessment figures for the current fiscal year are not available, real property taxes shall be prorated based on 102% of the real property taxes for the previous fiscal year. Seller shall pay any real property taxes attributable to the period of Seller’s ownership of the Target Properties. Seller reserves the right to meet with governmental officials and to contest any reassessment concerning or affecting Seller’s obligations under this Section 3.10.1. Real estate taxes, unmetered water and sewer charges and any and all other municipal or governmental assessments of any and every nature levied or imposed upon the Property in respect of the current fiscal year of the applicable taxing authority in which the Closing Date occurs (the “Current Tax Year”), shall be apportioned on a per diem basis based upon the number of days in the Current Tax Year prior to the Closing Date (which shall be allocated to Seller) and the number of days in the Current Tax Year on and after the Closing Date (which shall be allocated to Buyer). If the Closing shall occur before the tax rate for the Current Tax Year is fixed, the apportionment of real estate taxes shall be upon the basis of the tax rate for the next preceding fiscal period applied to the latest assessed valuation. Promptly after the new tax rate is fixed for the fiscal period in which the Closing takes place, the apportionment of real estate taxes shall be recomputed. Upon the Closing Date and subject to the adjustment provided above, Buyer shall be responsible for real estate taxes and assessments levied or imposed upon the Property payable in respect of the Current Tax Year and all periods after the Current Tax Year. In no event shall Seller be charged with or be responsible for any increase in the real estate taxes or assessments levied or imposed upon the Property resulting from the transfer of the Property herein contemplated or from any improvements made or leases entered into at any time or for any reason. In the event that any assessments levied or imposed upon the Property are payable in installments, the installment for the Current Tax Year shall be prorated in the manner set forth above and Buyer hereby assumes the obligation to pay any such installments due on and after the Closing Date. If any proceedings for the reduction of the assessed valuation of a Target Property (“Tax Proceedings”) relating to any tax years ending prior to the tax year in which the Closing occurs are pending at the time of the Closing, Seller shall have the right to continue to prosecute and/or settle the same, and any refunds paid or credits made for any period(s) prior to Buyer's ownership of the Property shall be retained in full by Seller (subject to the rights, if any, of tenants thereto).

3.10.2 Rent. Buyer will receive a credit on the Closing Statement for the prorated amount (as of 11:59 p.m., Pacific Time of the day immediately preceding the Closing Date) of all Rents previously paid to or collected by Seller and attributable to any period following Closing. Rents are “Delinquent” when they were due prior to the Closing Date, and payment thereof has not been made on or before the Closing Date. Delinquent Rents will not be prorated. All sums collected by Buyer from and after Closing from each Tenant will be applied first to current amounts owed by Tenant to Buyer and then to Delinquent Rents owed by such Tenant to Seller. Buyer agrees that any sums due Seller will be promptly remitted to Seller. Buyer shall have the exclusive right to collect any sums due Seller from Tenants under the Leases, provided that Buyer shall use commercially reasonable and diligent efforts to collect any Delinquent Rents.

3.10.3 Additional Rent. All Additional Rents (as defined below) which have been received in respect to the month in which the Closing Date occurs (the “Current Month”) shall be prorated as of the Closing Date. Such Additional Rents for the Current Month which have been received as of the Closing Date shall be prorated on a per diem basis based upon the number of days in the Current Month prior to, but not including, the Closing Date (which shall be allocated to Seller) and the number of days in the Current Month from and after the Closing Date (which shall be allocated to Buyer). In addition, Seller shall be credited on the Closing Date with their share of rents and other tenant charges and Additional Rents for the Current Month and for all periods prior to the Current Month which have not been received as of the Closing Date. Buyer shall be solely responsible, after the Closing Date, for collecting unpaid Additional Rents. At least five (5) business days prior to the Closing Date, Seller shall cause to be prepared and delivered to Buyer a reconciliation (“Additional Rents Reconciliation”) of (i) actual operating and similar expenses of the Property upon which Additional Rents are based (“Additional Rent Expenses”) for the period commencing on January 1, 2012 and ending on the last day of the Current Month (“Additional Rents Reconciliation Period”), it being understood that certain Additional Rents Expenses for the Additional Rents Reconciliation Period, if not based on actual amounts (such as certain operating expenses for the Current Month), may be reasonably estimated by Seller; and (ii) Additional Rents collected by Seller for that portion of the Additional Rents Reconciliation Period prior to the Current Month and Additional Rents payable for the Current Month. Any amount shown to be owed by Seller to the tenants of the Property under the Additional Rents Reconciliation shall be credited to Buyer at the Closing, and any amounts shown to be owed to Seller by tenants of the Property under the Additional Rents Reconciliation shall be credited to Seller at the Closing. For purposes of this Section 3.10.3, “Additional Rents” shall mean any and all amounts due from Tenants for Operating Expenses and any other tenant charges other than Rents. Notwithstanding the foregoing, amounts payable by lessees in respect of overtime heat, air conditioning or other utilities or services, freight elevator charges, supplemental water, HVAC and condenser charges, services or repairs and labor costs associated therewith, above standard cleaning and all other items which are payable to Seller as reimbursement or payment for above standard overtime services, whether pursuant to such Tenant’s Lease or pursuant to a separate agreement with Seller, shall not be adjusted, and shall belong to the party furnishing such utilities, labor or services to such lessee.

3.10.4 Utilities and Other Expenses. If Seller is paying (or is responsible for paying) utilities for any Target Properties, Seller shall notify all water, gas, electric and other utility companies servicing the Target Properties (collectively, “Utility Companies”) of the sale of the Target Properties to Buyer and shall request that all Utility Companies send Seller a final bill for the period ending on the last day prior to the Closing. Buyer shall notify all Utility Companies servicing the Target Properties that, as of the Closing, Buyer will own the Target Properties and that all utility bills for the period commencing on the Closing shall be sent to Buyer. Notwithstanding the foregoing, Seller shall not be required to take any actions under this Section 3.10.4 that are not permitted under any lease. Buyer and Seller shall apportion charges and fees due under contracts for the supply to the Target Properties of heat, water, steam, electric power, gas and any other utilities, and telephone, if any, in respect of the billing period of the related service provider in which the Closing Date occurs (the “Current Billing Period”) on a per diem basis based upon the number of days in the Current Billing Period prior to the Closing Date (which shall be allocated to Seller) and the number of days in the Current Billing Period on and after the Closing Date (which shall be allocated to Buyer) and assuming that all charges are incurred uniformly during the Current Billing Period (it being agreed that all deposits, if any, made by Seller as security under any such public service contracts shall be credited to Seller if such amounts remain on deposit after the Closing for the benefit of Buyer; provided, however, that Seller shall be entitled in its sole discretion to receive a refund of such security deposits directly from any such service provider without credit to Buyer). Calculations hereunder shall be based upon the most recent invoice rendered to Seller by the applicable service provider and, after an actual bill covering the period ending on the Closing Date is received, the apportionment of such charges hereunder shall be recomputed. The provisions of this Section 3.10.4 shall survive the Closing. In connection with such proration, it shall be presumed that utility charges were uniformly incurred during the billing period.

3.10.5 Prorations. All prorations shall be made as of the Closing on the basis of the actual days of the month in which the Closing occurs.

3.11 Operations Prior to Closing.

3.11.1 Between the date of the execution of this Agreement and the Closing Date, Seller, in accordance with its normal practices and procedures, will continue to maintain and to make all repairs and replacements to the Target Property so as to keep the Target Property in substantially its present condition, subject to ordinary wear and tear. Seller will continue to operate the Target Property in a commercially reasonable manner and in accordance with its normal past practices, standards and procedures from the date hereof through the Closing Date. Seller will not permit or suffer to exist any new encumbrance, charge or lien to be placed or claimed upon the Target Property unless such encumbrance, charge or lien has been approved in writing by Buyer or will be removed prior to the Closing Date.

3.11.2 Between the date of the execution of this Agreement and the Closing Date, without Buyer’s written consent, which will not be unreasonably withheld or delayed (such reasonableness requirement to apply only in the case of clauses (a) or (b) hereof), Seller: will not (a) enter into or materially amend, modify, extend, renew or terminate, or apply any security deposits under, any leases, (b) enter into any other agreement affecting the Target Property unless the same will terminate as of the Closing Date without charge, cost, penalty or premium, (c) sell, convey, assign, transfer, encumber or otherwise dispose of the Target Property or (i) prior to date which is two (2) Business Days prior to the Benchmark Date, make any material modifications to the Target Property, or (ii) on or after the date which is two (2) Business Days prior to the Benchmark Date, make any modifications to the Target Property, and (d) take any other action which may have an adverse effect upon the Target Property. Buyer’s approval of any such items will be deemed given with respect to any request described in clauses (a) or (b) hereof if Buyer has not disapproved the item within three (3) Business Days of request for approval by Seller accompanied by all information reasonably necessary for Buyer to make an informed decision regarding the matter proposed to be approved. Any disapproval by Buyer shall be in writing and shall specify the reasonable grounds for disapproval.

3.11.3 Between the date of the execution of this Agreement and the Closing Date, Seller shall not remove any personal property, fixtures or equipment located in the Target Property except as may be required for maintenance, repair and/or replacement or where such removal is commercially reasonable and in the ordinary course of management and operation of the Target Property. All replacements shall be (a) completed free and clear of any liens and encumbrances, (b) of quality at least equal to the replaced items and (c) deemed included in the sale, without additional cost or expense to Buyer.

3.11.4 Seller shall not take any action adverse to the proposed development of the Target Properties, including, without limitation, the granting of any easements or other interest in and to the Target Properties, without the prior written consent of Buyer, which may be withheld by Buyer in its sole and absolute discretion.

3.11.5 Seller shall cause each party to any Debt and Other Obligations, in such party’s capacity as “Borrower” under the loan documents in connection therewith (“Borrower”), to perform its obligations under the such loan documents in all material respects; to not take any action (or fail to take any action) which, with or without the benefit of any notice or cure rights provided for under the applicable loan documents, constitutes a material violation or breach by Borrower of any of its affirmative or negative covenants under such loan documents and materially and adversely affects Buyer’s assumption of the Assumed Debt as described in Section 3.3.8 hereof or the right to prepay the Northwestern Mutual Life Insurance Company Loan in accordance with the Northwestern Mutual Payoff Letters; to not, without Buyer’s prior written consent, in Buyer’s sole and absolute discretion, (x) amend, supplement, terminate, extend or otherwise modify in any material or adverse respect any loan documents or any of the terms or conditions of any Debt or Other Obligations, or (y) request any lender’s approval to take any action that, if consented to by such lender and taken by Borrower, would constitute any matter described in the foregoing clause; and keep Buyer reasonably apprised with respect to any material developments relating to the status of the Debt and Other Obligations, and shall, promptly following request by Buyer, provide to Buyer a written update as to Borrower’s dealings with the lender regarding Buyer’s pursuit of approval for the assumption of the Debt and Other Obligations.

3.11.6 Seller shall use diligent, good faith efforts to obtain estoppel certificates from the Tenants of the Target Properties in the form of Exhibit D attached hereto. A copy of each executed estoppel certificate received by Seller from a Tenant shall be delivered by Seller to Buyer promptly after Seller receives such estoppel certificate from the applicable Tenant. An executed estoppel certificate that (a) is in substantially the prescribed form attached hereto as Exhibit D or which is in the form expressly required under an applicable Tenant Lease, (b) is not dated more than thirty (30) days prior to the Maryland Law Vote (but in any case not more than forty-five (45) days prior to the Closing), (c) includes as an attachment thereto all documentation comprising the Tenant Lease, which is identical to the applicable Tenant Lease for such Tenant delivered to Buyer by Seller, (d) is consistent with the Rent Roll and (e) does not show any material adverse impacts on the applicable Target Property or Tenant Lease and otherwise meets the requirements of this Section 3.11.6 is hereinafter referred to as an “Acceptable Estoppel Certificate”. Buyer may object to any estoppel certificate which is not an Acceptable Estoppel Certificate or which discloses any fact which contradicts a material term of the applicable Tenant Lease or any representations or warranties of Seller made herein; provided, however, if Buyer does not object within five (5) Business Days of receipt of the estoppel certificate such estoppel certificate shall be deemed an Acceptable Estoppel Certificate.

3.11.7 Notwithstanding the foregoing, nothing herein shall prevent Seller from operating, managing, maintaining, selling or taking any other action with respect to Seller’s properties that are not Target Properties.

4. Due Diligence.

4.1 Preliminary Title Report; Surveys. Seller has prior to execution of this Agreement delivered to Buyer or caused Escrow Holder to deliver to Buyer and Seller the following: (collectively, “PTR”) (i) a current preliminary title report for the Target Properties issued by the Title Company showing the current state of the title of the Target Properties, dated no earlier than ninety (90) days prior to the date of this Agreement; (ii) legible copies of all underlying title exceptions referenced in the aforementioned title report; and (iii) a map or plat of the Target Properties, with all determinable easements and other title exceptions disclosed in such title report plotted thereon. Buyer shall have the right, at any time on or before (i) thirty (30) days after the effective date of this Agreement, with respect to any Target Property with respect to which a New Survey is delivered to Buyer on or prior to the date that is seven (7) days after the effective date of this Agreement; (ii) forty five (45) days after the effective date of this Agreement, with respect to any Target Property which is not covered by clause (i), immediately above, and for which a New Survey is delivered to Buyer more than ten (10) days prior to the end of such forty five (45) day period; or (iii) on a Target Property-by-Target Property basis, if a New Survey for a particular Target Property has not been received more than ten (10) days prior to the end of such forty five (45) day period, ten (10) days after the applicable New Survey has been received (such period or periods, as applicable, with respect to the applicable Target Property(ies), the “Title/Survey Evaluation Period”) to notify

Seller, in writing, of Buyer’s objection to any exceptions contained in the PTR and/or in such New Survey (hereinafter referred to as “Title/Survey Defects”). Promptly following the execution and delivery of this Agreement, if Seller has not already done so, Seller shall order a New Survey for each Target Property on Schedule 2, at its sole cost and expense. Notwithstanding the above, Buyer shall reimburse Seller for all New Surveys on Schedule 2, lines 60-89 unless this Agreement is terminated pursuant to Section 10.1(c)(ii) or (iv), or Section 10.1(d)(i), (ii) or (iii), and Buyer shall reimburse Seller for all other New Surveys upon Closing or if this Agreement is terminated by Seller pursuant to Section 10.1(c)(i).

Upon Seller’s receipt of notification of any Title/Survey Defects from Buyer prior to the end of the applicable Title/Survey Evaluation Period for the applicable Target Property, Seller shall have ten (10) Business Days within which to elect, by written notice to Buyer, to remove or delete from the title to be conveyed to Buyer (in a manner acceptable to Buyer, in Buyer’s sole and absolute discretion) any Title/Survey Defects objected to by Buyer. If Seller so elects to cure any such Title/Survey Defects, Seller shall use commercially reasonable efforts to cure the same at Seller’s sole cost and expense prior to the Close of Escrow and such Title/Survey Defects shall not constitute Permitted Exceptions. If Seller does not elect to cure such Title/Survey Defects, Seller shall notify Buyer thereof in writing within the applicable ten (10) Business Day period, and Buyer may elect on or before the later to occur of (i) the expiration of the applicable Title/Survey Evaluation Period or (ii) five (5) days after the end of the applicable ten (10) Business Day period, to either waive its objections and proceed with the purchase of the Target Properties pursuant to the terms of this Agreement or terminate this Agreement and all of its obligations, in which event Buyer shall be entitled to the prompt return of the Deposit. If Buyer fails to make such election on or before the expiration of the later to occur of (i) the expiration of the applicable Title/Survey Evaluation Period or (ii) five (5) days after the end of the applicable ten (10) Business Day period, then Buyer shall be deemed to have elected to terminate this Agreement. Notwithstanding the foregoing, Seller hereby agrees that on or before the Closing under this Agreement: (i) Seller shall remove, or cause to be removed, from the condition of title to the Target Properties, at no cost to Buyer, (A) all monetary liens and encumbrances currently existing on the Target Properties, other than non-delinquent real property taxes and assessments and other than the Assumed Debt, (B) all material liens and encumbrances created by or as a result of Seller’s activities after the date hereof, and (C) any such material liens or encumbrances, suffered by Seller or assumed by Seller after the date hereof; (ii) Seller shall be responsible for all yield maintenance, prepayment penalties and/or any other similar fees and charges required by any lender to remove existing financing encumbrances; and (iii) Seller shall have no right to decline to remove same pursuant to the foregoing. Upon the issuance of any amendment or supplement to the PTR which adds additional exceptions as a result of actions of Seller after the Title/Survey Evaluation Period, the foregoing right of review and approval and termination provisions shall also apply to said amendment or supplement (provided that the period for Buyer to review such amendment or supplement shall be the later of the expiration of the applicable Title/Survey Evaluation Period or ten (10) Business Days from the receipt of the amendment or supplement caused as a result of actions of Seller after the Title/Survey Evaluation Period) and Escrow shall be deemed extended by the amount of time necessary to allow such review and approval in the manner set forth above.

4.2 Due Diligence Items. Buyer shall have the right to review, in its sole and absolute discretion, among other things, those due diligence items in Seller’s possession or control identified in Exhibit I, of which true and complete copies have been provided to Buyer from Seller through the CBRE website or by electronic mail exchanged between Buyer and Seller or their Representatives (such due diligence items, the “Due Diligence Items”). The Due Diligence Items include, without limitation, the following to the extent applicable: (a) any Tenant Leases in Seller’s possession; (b) any other agreements, documents or information that bind the Target Properties and materially affect its operation or use; and (c) all plans, documents, agreements and other records of any governmental entities, districts and utilities regarding the Target Properties or otherwise impacting, restricting, or affecting the use of the Target Properties (the “Governmental Records”). Seller acknowledges that Buyer may desire to discuss or otherwise inquire about the Governmental Records with various governmental entities and utilities and the other Due Diligence Items with third parties. In this regard, Buyer is permitted under this Agreement to contact all necessary third parties and discuss with such third parties the Governmental Records and other Due Diligence Items. Except as set forth in Section 8 hereof, each of the Due

Diligence Items delivered to Buyer by Seller was obtained from a third party, and Seller makes no representation or warranty as to the accuracy or completeness of any Due Diligence Item.

4.3 Right of Entry.

4.3.1 If necessary in order to comply with Section 5.4, Buyer and its agents, employees, consultants and contractors shall have the right to enter the Target Properties, at Buyer’s risk, to conduct physical inspections, and to perform such soil, engineering, geologic and other tests and inspections, as Buyer shall deem suitable, subject to the rights of the tenants under the applicable lease; provided, however, that: (i) Buyer shall give Seller reasonable prior notice of such tests and inspections (including the name of Buyer’s consultant and a description of the tests and inspections to be performed on the Target Properties); and (ii) in no event shall Buyer perform any invasive testing of the soil or groundwater or Improvements in, on or under the Target Properties without the prior written consent of Seller, which shall not be unreasonably withheld, delayed or conditioned, provided further that it shall not be unreasonable for Seller to withhold its consent to any invasive testing of the soil or groundwater or Improvements for the presence of Hazardous Materials unless a phase I environmental site assessment discloses the need or desire for such invasive testing. If Seller reasonably disapproves of a consultant or testing method, Buyer may propose alternative consultants or testing methods or terminate this Agreement. Prior to Closing, Buyer shall keep confidential any information regarding the Target Properties contained in the reports for the tests and inspections described above and shall not disclose such information to any third party (other than consultants or attorneys engaged to review such reports) except as required by law or court order or in connection with the enforcement of its rights under this Agreement. Unless this Agreement shall have been terminated in accordance with the terms hereof, during the term of this Agreement and following Closing, Seller shall keep confidential any information regarding the Target Properties contained in the reports for the tests and inspections described above and shall not disclose such information to any third party (other than consultants or attorneys engaged to review such reports) except as required by law or court order. Seller’s obligation under the preceding sentence shall survive the Closing. Upon the completion of such tests and inspections, Buyer shall promptly restore the Target Properties to substantially the condition they were in prior to such tests and inspections. Buyer shall indemnify, defend and hold Seller harmless from any liabilities, costs, claims, losses or damages, including attorneys’ fees and costs, arising out of or in connection with the activities of Buyer, its agents, employees, consultants or contractors on or about the Target Properties prior to the Closing or termination of this Agreement, except to the extent such liabilities, costs, claims, losses or damages, arise from Seller’s breach of this Agreement or Seller’s gross negligence or intentional misconduct or the mere discovery of an existing condition with respect to the Target Properties. This indemnification shall survive the termination of this Agreement or the Closing, as applicable.

4.3.2 Buyer shall maintain, and shall ensure that the contractors, agents and third parties under Buyer’s control maintain, commercial general liability insurance from a licensed insurance company insuring Buyer and its representatives against any liability arising out of any entry or inspections of the Target Properties pursuant to the provisions hereof. Such insurance maintained by Buyer (and Buyer’s agents) shall be in the amount of not less than Two Million Dollars ($2,000,000) combined single limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. Any insurance policy maintained by Buyer (and Buyer’s agents) shall: (i) insure the contractual liability of Buyer covering Seller; (ii) name Seller (and its successors and assigns) as an additional insured; (iii) contain a cross-liability provision; (iv) contain a provision that the insurance provided by Buyer hereunder shall be primary and noncontributing with any other insurance available to Seller; and (v) be in form and substance adequate to insure against all liability of Buyer and its agents arising out of any entry or inspections of the Target Properties pursuant to the provisions of this section. Buyer shall provide Seller with evidence of such insurance coverage prior to any entry or inspection of the Target Properties.

4.4 Due Diligence Period. Buyer shall have the right, for any or no reason, including without limitation based on the conduct of its due diligence and/or review of the Due Diligence Items contemplated by Section 4.2, on or prior to the Benchmark Date, to terminate this Agreement. If Buyer fails, for any or no reason, to waive such termination right by giving Seller and Escrow Agent written notice of such waiver (the “DD Waiver Notice”) on or before 5:00 p.m., Pacific Time on the Benchmark Date, then this Agreement shall be deemed terminated as of the Benchmark Date except for those obligations which expressly survive the termination of this Agreement. Notwithstanding anything to the contrary contained herein, any DD Waiver Notice shall be automatically revoked if the Seller Stockholder Meeting at which the stockholder vote with respect to the Maryland Law Vote is scheduled to occur is postponed or adjourned prior to the Maryland Law Vote having been obtained, to more than five (5) days beyond the Benchmark Date, and the Benchmark Date shall thereafter be the Business Day preceding the Business Day on which the Seller Stockholder Meeting is then scheduled to be held by reason of such postponement or adjournment at which the Maryland Law Vote is expected to be obtained.

5. Additional Agreements.

5.1 Preparation of the Proxy Statement; Stockholders Meeting.

(a) As promptly as practicable following the date of this Agreement (and in any event within ten (10) days after the execution of this Agreement), Seller shall prepare (with the assistance of Buyer) and file with the SEC a preliminary proxy statement (together with the letters to stockholders, notices of meeting and forms of proxies to be distributed in connection therewith and any schedule required to be filed with the SEC in connection therewith) for the Seller Stockholder Meeting to be held for the purposes of considering and taking action upon this Agreement and the transactions contemplated hereby and in connection herewith (including under any other transactions or agreements). Seller shall use its reasonable best efforts to cause the preliminary proxy statement to be cleared with the SEC as promptly as practicable after such filing and shall file the definitive proxy statement promptly following such clearance. Seller will cause the definitive proxy statement to be mailed to Seller’s stockholders as promptly as practicable after such filing. Buyer shall furnish all information concerning Buyer and its affiliates to Seller as may be reasonably requested and that is legally required for inclusion in the proxy statement in connection with the preparation, filing and distribution of the proxy statement. Seller shall promptly notify Buyer (and provide Buyer a copy thereof) upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the proxy statement. Seller shall use reasonable best efforts to respond (with the assistance of Buyer) as promptly as practicable to any comments of the SEC with respect to the proxy statement. Notwithstanding the foregoing, prior to filing or mailing the proxy statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Seller shall provide Buyer an opportunity to review and comment on such document or response (including the proposed final version of such document or response.

(b) Seller agrees that the proxy statement (together with its related filings and schedules) will comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that none of the information included or incorporated by reference in the proxy statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date the proxy statement is filed with the SEC or mailed to the stockholders of Seller or at the time of the stockholders meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by Seller with respect to statements made in the proxy statement based on information supplied in writing by or on behalf of Buyer for inclusion or incorporation for reference therein. Buyer agrees that none of such Buyer information will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date the proxy statement is filed with the SEC or mailed to the stockholders of Seller or at the time of the stockholders meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) Seller shall as soon as reasonably practicable after the date hereof, take all action necessary in accordance with the MGCL and the Charter and Bylaws, to duly call, give notice of, and following the mailing of the proxy statement, convene and hold a meeting of its stockholders (the “Seller Stockholder Meeting”) to be held as soon as reasonably practicable (and in any event within thirty (30) days) after such mailing for the purpose of seeking to obtain the Maryland Law Vote in connection with the approval of this Agreement and the transactions contemplated hereby and in connection herewith (including under any other transactions and agreements); provided, however, the Seller Stockholder Meeting shall not be scheduled to be held prior to the forty-fifth (45th) day after the effectiveness of this Agreement, nor later than ten (10) days prior to the Outside Closing Date. Except in the event of a Change in Recommendation permitted by Sections 31(c) and 31(d), the proxy statement shall include the Seller Recommendation and the Seller shall use reasonable best efforts to (i) solicit from its stockholders proxies in favor of the approval of the sale of the Target Properties to Buyer and the other transactions contemplated hereby and in connection herewith (including under any other transactions and agreements) and (ii) take all other actions necessary or advisable to secure the required Maryland Law Vote.

5.2 Approvals. Subject to the terms and conditions of this Agreement, Seller and Buyer shall, and Seller shall cause its Subsidiaries to, cooperate, including by providing such assistance and information as is reasonably requested by the other party, and use reasonable best efforts to obtain all approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any Governmental Agency or third party necessary, proper or advisable to consummate the transactions contemplated hereby and to preserve all rights of and benefits to Seller and Buyer thereunder. Buyer shall use commercially reasonable efforts to procure the consent of the holders of the Assumed Debt to the assumption thereof by Buyer’s assignees/designees, and Buyer shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary to assume the Debt and Other Obligations and Seller shall, and shall cause its Subsidiaries to, cooperate, including promptly and fully providing all information and preparing all Seller documentation necessary to effect such assumption and to obtain financing to be secured by Target Properties, as reasonably required by Buyer, it being understood that obtaining financing secured by Target Properties other than the assumption of the Assumed Debt shall not be a condition to the Closing.

5.3 Target Properties. Seller shall, and shall cause its Subsidiaries to, take all actions necessary and proper so that Seller shall, immediately prior to Closing, without triggering or otherwise causing any default under any Debt and Other Obligations to be assumed by Buyer, own all of the Target Properties free and clear of all liens and encumbrances other than Permitted Encumbrances. Seller shall, and shall cause its Subsidiaries to, consummate all of the transactions necessary for the consummation of the transactions contemplated hereby to be consummated on the Closing Date, including under any other transactions or agreements. Without limiting the foregoing, Seller shall, and shall cause its Subsidiaries to, take all actions necessary and proper so that Seller shall have title to, and shall transfer (on the terms and subject to the conditions set forth in this Agreement) the Target Properties to Buyer promptly following the receipt of the Maryland Law Vote, as and when required by the terms hereof.

5.4 Financing. Prior to the Closing Date, Seller shall use its commercially reasonable efforts to provide to Buyer, and shall cause each of its Subsidiaries to use its commercially reasonable efforts to provide, and shall use its commercially reasonable efforts to cause its Representatives, including legal and accounting, to provide, in each case at Buyer’s sole expense, all cooperation reasonably requested by Buyer that is customary in connection with the arrangement of the Financing or any permitted replacement, amended, modified or alternative financing (collectively with the Financing, the “Available Financing,” it being understood that for purposes of this Section 5.4, for the avoidance of doubt, Available Financing shall include any incurrence of loans contemplated by the Debt Term Sheet), including without limitation, the submission to Tenants of the forms of Subordination, Non-Disturbance and Attornment Agreements provided by lenders providing Debt Financing and/or Assumed Debt and forwarded to Seller by Buyer, and reasonable cooperation in seeking to obtain same from Tenants, and the submission to the ground lessor of the Ground Leased Target Property of the ground lessor’s estoppel certificate and agreement in the form attached hereto as Exhibit O, and reasonable cooperation in seeking to obtain same from such ground lessor. Buyer shall use commercially reasonable efforts to notify Seller of any material changes to the Financing as provided in Section 9(g) promptly after Buyer has received written notice thereof.

5.5 Further Assurances; Cooperation. Buyer and Seller shall, and Seller shall cause its Subsidiaries to, cooperate and, at the request of the other party hereto, prepare, execute, deliver and/or file such other papers, instruments, notices, petitions, statements, registrations, submissions of information, applications and other documents as the other party or Title Company may reasonably request and do and perform such other acts and things (including all action reasonably necessary to seek and obtain any and all consents, waivers and approvals of any Governmental Agency or third party required or advisable in connection with the transactions contemplated hereby) as may be necessary or desirable for effecting completely, in the most expeditious manner reasonably practicable, the consummation of this Agreement and the transactions contemplated hereby. Buyer and Seller shall, and Seller shall cause its Subsidiaries to, use their respective commercially reasonable efforts to promptly cause the conditions set forth in Sections 3.3 and 3.4 to be satisfied, where the satisfaction of such conditions depends on action or forbearance from action by such party.

6. Commissions. Buyer and Seller each represents and warrants to the other that, except for obligations related to Lease and Related Costs, Stifel, Nicolaus & Company, Incorporated (“Stifel”) (for Seller) and as set forth below, no person or entity can properly claim a right to any commission, finder’s fee or brokerage fee arising out of the transactions contemplated by this Agreement. Buyer and Seller shall each indemnify and hold the other party harmless from and against any and all liabilities, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in connection with claims for any such commissions, finders’ fees or brokerage fees arising out of conduct of the indemnifying party or any inaccuracy of the foregoing representation and/or warranty by the indemnifying party. Seller has agreed to pay a marketing fee to CBRE, and shall defend, indemnify and hold Buyer harmless from and against any claim made by CBRE or its affiliates related to a commission or other compensation arising out of the transactions contemplated hereby (but not with respect to any Lease and Related Costs).

7. Damage or Destruction: Condemnation.

7.1 Minor Damage. Except as expressly set forth in Sections 7.2 and 7.3 below, if, prior to the Closing, some or all of the Target Properties are damaged by fire or other casualty, then Buyer shall have the right at Closing to receive a credit against the Purchase Price in the amount of the deductible plus the cost to repair any uninsured damage, plus all insurance proceeds received by Seller as a result of such loss, or an assignment of Seller’s rights to such insurance proceeds, and this Agreement shall continue in full force and effect with no reduction in the Purchase Price and Seller shall have no further liability or obligation to repair such damage or to replace the damaged Target Properties.

7.2 Major Damage—Few Buildings Affected. If, prior to the Closing, four (4) or fewer of the Target Properties, or Target Properties having an aggregate Purchase Price of less than Twenty-Five Million Dollars ($25,000,000) (as determined by Buyer in good faith), are Materially Damaged by fire or other casualty, and in either case, Section 7.3 below does not apply, then Buyer shall have the option, exercisable by written notice delivered to Seller within ten (10) days after the date of such damage is reported to Buyer, either (i) to receive the amount of the deductible plus the cost to repair any uninsured damage, plus all insurance proceeds received by Seller as a result of such loss, or an assignment of Seller’s rights to such insurance proceeds, and this Agreement shall continue in full force and effect with no reduction in the Purchase Price and Seller shall have no further liability or obligation to repair such damage or to replace the damaged Target Properties, or (ii) to terminate this Agreement solely with respect to such damaged Target Properties (in which event such damaged Target Properties shall be deleted from the term “Target Properties,” as more particularly set forth on Exhibit A, the Purchase Price shall be reduced by the portion thereof allocated to such damaged Target Properties (as determined by Buyer in good faith) and this Agreement shall remain in full force and effect with respect to the balance of the Target Properties). If Buyer fails to notify Seller in writing within such ten (10) day period of Buyer’s intention to terminate this Agreement with respect to such damaged Target Properties, then Buyer shall be deemed to have elected option (i), and Buyer and Seller shall proceed to Closing in accordance with the terms and conditions of this Agreement. In the event that one or more of the Target Properties as to which a fire or other casualty has occurred are intended to be included within a Loan Assumption, Buyer and the applicable lender shall negotiate in good faith in an attempt to reach a mutually acceptable result with respect to such Target

Properties; provided, however, if Buyer and such lender are not able to reach a mutually acceptable result with respect to such Target Properties, then the same shall, unless waived by Buyer in its sole and absolute discretion, constitute a failure of the condition set forth in Section 3.3.8. For purposes of this Section 7.2 and Section 7.3, “Materially Damaged” shall mean that an affected Target Property has incurred damage (a) the cost of which to repair equals or exceeds the lesser of $2,000,000 and 10% of the Purchase Price allocated to such Target Property (as determined by Buyer in good faith), (b) which gives tenants occupying more than 10% of the rentable square footage of such Target Property the right to terminate their leases, (c) which adversely affects that value of such Target Property by more than $2,000,000, or (d) which materially impairs access to or parking at such Target Property.

7.3 Major Damage—Many Buildings Affected. If, prior to the Closing, more than four (4) of the Target Properties or Target Properties having an aggregate Purchase Price of equal to or greater than Twenty-Five Million Dollars ($25,000,000) (as determined by Buyer in good faith), are Materially Damaged by fire or other casualty, then Buyer shall have the option, exercisable by written notice delivered to Seller within ten (10) days after the date such damage is reported to Buyer, either (i) to receive the amount of the deductible plus the cost to repair any uninsured damage, plus all insurance proceeds received by Seller as a result of such loss, or an assignment of Seller’s rights to such insurance proceeds, and this Agreement shall continue in full force and effect with no reduction in the Purchase Price and Seller shall have no further liability or obligation to repair such damage or to replace the damaged Target Properties, or (ii) to terminate this Agreement. If Buyer elects to terminate this Agreement, Buyer shall give notice to Seller thereof, the Deposit shall be returned to Buyer, and thereafter neither party will have any further rights or obligations hereunder, except for any obligations that expressly survive termination. If Buyer fails to notify Seller in writing within such ten (10) day period of Buyer’s intention to terminate this Agreement, then Buyer shall be deemed to have elected option (i), and Buyer and Seller shall proceed to Closing in accordance with the terms and conditions of this Agreement. In the event that one or more of the Target Properties as to which a fire or other casualty has occurred are intended to be included within a Loan Assumption, Buyer and the applicable lender shall negotiate in good faith in an attempt to reach a mutually acceptable result with respect to such Target Properties; provided, however, if Buyer and such lender are not able to reach a mutually acceptable result with respect to such Target Properties, then the same shall, unless waived by Buyer in its sole and absolute discretion, constitute a failure of the condition set forth in Section 3.3.8.

7.4 Condemnation and Eminent Domain—Few Buildings Affected. In the event that any condemnation proceedings are instituted, or notice of intent to condemn is given, with respect to any material portion of four (4) or fewer of the Target Properties or which would materially impair access to such Target Properties, then Buyer shall have the option, exercisable by written notice delivered to Seller within ten (10) days after the date of such institution or notice, either to terminate this Agreement solely with respect to such condemned Target Properties (in which event such condemned Target Properties shall be deleted from the term “Target Properties,” as more particularly set forth on Exhibit A, the Purchase Price shall be reduced by the portion thereof allocated to such condemned Target Properties (as determined by Buyer in good faith) and this Agreement shall remain in full force and effect with respect to the balance of the Target Properties), or to consummate the purchase of the Target Properties without reduction of the Purchase Price, in which event the right to collect any condemnation award or compensation for such condemnation shall be assigned by Seller to Buyer at Closing. Failure to give written notice of Buyer’s election within such ten (10) day period shall be deemed an election by Buyer to proceed to Closing. In the event that one or more of the Target Properties as to which a condemnation has occurred are intended to be included within a Loan Assumption, Buyer and the applicable lender shall negotiate in good faith in an attempt to reach a mutually acceptable result with respect to such Target Properties; provided, however, if Buyer and such lender are not able to reach a mutually acceptable result with respect to such Target Properties, then the same shall, unless waived by Buyer in its sole and absolute discretion, constitute a failure of the condition set forth in Section 3.3.8. In the event that any condemnation proceedings are instituted, or notice of intent to condemn is given, with respect to any Target Properties and which is not described in this Section 7.4 or Section 7.5, then the right to collect any condemnation award or compensation for such condemnation shall be assigned by Seller to Buyer at Closing.

7.5 Condemnation and Eminent Domain—Many Buildings Affected. In the event that any condemnation proceedings are instituted, or notice of intent to condemn is given, with respect to any material portion of more than four (4) of the Target Properties or which would materially impair access to such Target Properties, then Buyer shall have the option, exercisable by written notice delivered to Seller within ten (10) days after the date of such institution or notice, either to terminate this Agreement and receive the return of the Deposit, in which case the parties shall have no further rights or obligations under this Agreement, except for any obligations that expressly survive termination, or to consummate the purchase of the Target Properties without reduction of the Purchase Price, in which event the right to collect any condemnation award or compensation for such condemnation shall be assigned by Seller to Buyer at Closing. Failure to give written notice of Buyer’s election within such ten (10) day period shall be deemed an election by Buyer to proceed to Closing. In the event that one or more of the Target Properties as to which a condemnation has occurred are intended to be included within a Loan Assumption, Buyer and the applicable lender shall negotiate in good faith in an attempt to reach a mutually acceptable result with respect to such Target Properties; provided, however, if Buyer and such lender are not able to reach a mutually acceptable result with respect to such Target Properties, then the same shall, unless waived by Buyer in its sole and absolute discretion, constitute a failure of the condition set forth in Section 3.3.8.

7.6 Termination. Upon termination of this Agreement as a result of damage, destruction or condemnation pursuant to Section 7 or Section 10.1(d)(iv): (a) Buyer shall return to Seller all Due Diligence Items in Buyer’s possession relating to the Target Properties; (b) except as otherwise expressly set forth herein, the respective obligations of Buyer and Seller under this Agreement shall terminate; (c) the Deposit shall be returned to Buyer; and (d) the parties shall have no further liability to one another whatsoever, including for any Seller’s Termination Fee, except as otherwise provided herein.

8. Seller’s Representations and Warranties.

It is expressly understood and agreed that all liability of Seller for breach of the representations and warranties contained in this Section 8 shall terminate upon the earlier of (a) the Closing Date, or (b) the date upon which this Agreement terminates. Except as set forth on Schedule 8.1, Seller represents and warrants to Buyer that as of the date of this Agreement:

(a) Seller is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Maryland, and to the extent required to be so qualified, is qualified to transact business in the State of California;

(b) Seller has the full power and authority to execute, deliver and perform its obligations under this Agreement, and subject to receipt of the Maryland Law Vote, to consummate the sale of the Target Properties to Buyer as contemplated by this Agreement;

(c) This Agreement and all agreements, instruments and documents herein provided to be executed by Seller are, and as of the Closing will be, duly authorized, executed and delivered by, and, assuming this Agreement is a legal, valid and binding obligation of Buyer, are and will be binding upon and enforceable against, Seller, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and similar laws affecting creditors’ rights generally and by general principles of equity;

(d) The Board Approval has been duly obtained. No takeover laws or statutes (including Subtitles 6 and 7 of Title 3 of the MGCL or any other “business combination”, “control share acquisition”, “fair price”, “moratorium” or similar anti-takeover laws) apply to this Agreement, the sale of the Target Properties to Buyer or the other agreements and transactions contemplated hereby and in connection herewith, including under any other transactions and agreements. No other consent, waiver, approval, authorization or other corporate proceedings on the part of the Seller, its Subsidiaries or any other Person are necessary to authorize the execution and delivery of this Agreement or to consummate the sale of the Target Properties (other than, with respect to the consummation of the sale of the Target Properties, the receipt of the Maryland Law Vote). The Board Approval remains unmodified and in full force and effect;

(e) The Maryland Law Vote is the only vote of holders of Shares that is required by Maryland law to approve and adopt the transfer of the Target Properties to Buyer pursuant to this Agreement and the transactions contemplated hereby and in connection herewith, including under any other transactions and agreements. Seller has delivered to Buyer true, correct and complete copies of all agreements entered into by Seller and/or its Subsidiaries relating to the transactions contemplated in connection herewith, including under any other transactions and agreements, and such agreements have not been amended in a manner adverse to Buyer. Except for the Maryland Law Vote, all consents and approvals of Seller’s Subsidiaries, and holders of equity interests therein, necessary for the consummation of the transactions contemplated hereby and in connection herewith, including under any other transactions and agreements, have been received and remain in full force and effect;

(f) The Seller Board and Independent Directors Committee have received the written opinion of Stifel on or prior to the date of this Agreement, to the effect that, as of the date of such opinion and subject to the factors, qualifications and assumptions set forth in such opinion, the consideration to be paid to the stockholders of Seller (in their capacity as such) who are not affiliated stockholders (as defined therein), in connection with the transactions is fair to the stockholders of Seller from a financial point of view;

(g) Neither Seller nor any of Seller’s Subsidiaries has received written notice from any Governmental Agency that eminent domain proceedings for the condemnation of all or any portion of the Target Properties are pending and, to Seller’s Knowledge, no such proceedings are pending or threatened;

(h) Neither Seller nor any of Seller’s Subsidiaries has received written notice of, and Seller has no knowledge of, any threatened in writing or pending governmental action with respect to the Target Properties, including any special assessments, rezoning or moratorium with respect to the Target Properties;

(i) Neither the execution or delivery of this Agreement and the instruments to be executed or delivered by Seller pursuant to this Agreement nor the consummation of the transactions contemplated herein (i) conflict with, or result in a material breach of, or constitute a material default under, any written agreement to which Seller or any Property Owner (or Target Property) is a party or by which Seller or any Property Owner is bound, including any organizational or corporate documents of Seller and Seller’s Subsidiaries or any Property Owner and any documents evidencing any Debt or Other Obligations, or (ii) to Seller’s Knowledge, violate any judgment, order, injunction, decree, regulation, or ruling of any court of Governmental Agency;

(j) Neither Seller nor any of Seller’s Subsidiaries has: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets; (iv) suffered the attachment or other judicial seizure of all or substantially all of Seller’s assets; or (v) admitted in writing its inability to pay its debts as they become due;

(k) As of the date hereof, none of Seller or any of its Subsidiaries has received written notice of, and Seller has no Knowledge of, any pending or threatened, investigations, actions, suits, proceedings or claims, whether at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, that are reasonably likely to adversely affect the ability to consummate the transactions contemplated hereby or to materially adversely affect Seller or the Target Properties (it being understood for purposes of this Section 8.1(k) that which is reasonably likely to materially adversely affect Seller or the Target Properties would not necessarily be reasonably likely to have a Material Adverse Effect), except as set forth on Exhibit J;

(l) There are no written agreements that Seller or any Property Owner has entered into with any leasing agent or broker in connection with the leasing of the Target Properties, except for Lease and Related Costs;

(m) None of Seller, any Subsidiary nor, to Seller’s Knowledge, any other party to any material agreement or Contract relating to or affecting the Target Properties, which agreement will be binding upon Buyer or the Target Properties after the Closing, is in material default under such agreement or Contract;

(n) To Seller’s Knowledge, there are no liens, encumbrances, or any other defect in title to the Target Properties which is not shown on the PTR;

(o) Seller has no Knowledge, and has not received, nor has any Subsidiary received, any notice from a Governmental Agency, of any violation of Environmental Laws related to the Target Properties or the presence or release of Hazardous Materials on or from the Target Properties, except as identified by the environmental reports prepared by EMG;

(p) The outstanding Debt and Other Obligations are itemized on Exhibit B, and all of the documents evidencing, securing or otherwise affecting the Assumed Debt, if any, are as set forth on Exhibit B. There are no other documents, instruments or agreements evidencing, securing or otherwise affecting the Assumed Debt except as set forth on Exhibit B;

(q) Seller is not a “foreign person,” “foreign trust” or “foreign corporation” within the meaning of the United States Foreign Investment in Real Property Tax Act of 1980 and the Internal Revenue Code of 1986, as subsequently amended; and

(r) Seller is not in violation of any applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act (the “Patriot Act”), and to Seller’s Knowledge, other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations, and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance. Neither (i) Seller, any Affiliate of Seller nor any Person controlled by Seller; nor (ii) to the best of knowledge of Seller, after making due inquiry, any Person who owns a controlling interest in or otherwise controls Seller; nor (iii) to the best of knowledge of Seller, after making due inquiry if Seller is a privately held entity, any Person otherwise having a direct or indirect beneficial interest (other than with respect to an interest in a publicly traded entity) in Seller; nor (iv) any Person for whom Seller is acting as agent or nominee in connection with this investment, is a country, territory, Person, organization, or entity named on an OFAC List, nor is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC.

(s) As of the date hereof, the List of Tenant Leases set forth on Exhibit L-1 attached hereto constitutes a complete and accurate list, in all material respects, of all Tenant Leases; copies of all Tenant Leases made available to Buyer are true, correct and complete in all material respects; neither Seller nor any Subsidiary has given any written notice to any Tenant of a material default under its Tenant Lease which default has not been cured prior to the date hereof; the List of Security Deposits as set forth on Exhibit L-2 attached hereto lists all security deposits made by Tenants which have not been applied in accordance with the terms of the applicable Tenant Lease, including an indication as to which of such security deposits are in the form of letters of credit or otherwise not in the form of cash. The Rent Roll was prepared in the ordinary course of Seller’s business and to Seller’s Knowledge, is accurate and complete in all material respects.

(t) As of the date hereof, Seller has not received any written notice from any Governmental Agency respecting any violation of any applicable governmental law, ordinance, rule or regulation applicable to Seller, any Subsidiary, any Target Property, or any part thereof, by reason of a violation of any applicable federal, state, county or municipal law, code, rule, or regulation, which (i) has not been either cured or removed (or shall be cured or removed prior to the Closing) or otherwise disclosed to Buyer and (ii) materially and adversely affects the value of the Target Property.

(u) To Seller’s Knowledge, Seller has provided Buyer with copies of all Contracts affecting the Target Properties that will remain in effect following the Closing, and such copies are true, correct and complete.

(v) All Taxes and other assessments which are due and owing with respect to any Target Properties are paid current to date, and no such Taxes or other assessments are delinquent.

(w) With respect to the Ground Leased Target Property, Seller represents and warrants as follows: Seller has provided to Buyer a true, correct and complete copy of the ground lease and all amendments and supplements thereto. Neither Seller nor the applicable Subsidiary has given or received any written notice of default under the ground lease documents, and to Seller’s Knowledge, neither party is in default under the ground lease documents nor is there any event, with the giving of notice and passage of any applicable grace or cure periods, which could give rise to a default under the ground lease documents.

9. Buyer’s Representations and Warranties. It is expressly understood and agreed that the representations and warranties contained in this Section 9 shall terminate upon the earlier of (a) the Closing Date, or (b) the date upon which this Agreement terminates. Buyer represents and warrants to Seller that as of the date of this Agreement:

(a) Buyer is duly organized, validly existing, and in good standing under the laws of the state of its formation;

(b) Buyer has the full power and authority to execute, deliver and perform Buyer’s obligations under this Agreement;

(c) This Agreement and all agreements, instruments and documents herein provided to be executed by Buyer are, and as of the Closing will be, duly authorized, executed and delivered by and, assuming this Agreement is a legal, valid and binding obligation of Seller, are and will be binding upon and enforceable against Buyer, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and similar laws affecting creditors’ rights generally and by general principles of equity;

(d) The execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder will not conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which it is bound, or any order or decree applicable to Buyer, except for any such conflict, breach or default which would not prevent, materially delay or materially impede the consummation of the transactions contemplated hereby;

(e) As of the date hereof, Buyer has received no written notice of any pending or threatened investigations, actions, suits, proceedings or claims, whether at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign that are likely to have a material adverse effect on Buyer; and

(f) Buyer has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Buyer’s creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of Buyer’s assets; (iv) suffered the attachment or other judicial seizure of all or substantially all of Buyer’s assets; or (v) admitted in writing its inability to pay its debts as they become due;

(g) Buyer has delivered to Seller true, correct and complete copies, as of the date of this Agreement, of (i) executed commitment letters (the “Equity Funding Letters”) from the members of Buyer to invest, in each case subject to the terms and conditions therein, cash in the aggregate amount calculated in accordance therewith (being collectively referred to as the “Equity Financing”) and (ii) term sheets from the financial institutions identified therein (the “Debt Term Sheet” and, together with the Equity Funding Letters, the “Financing Letters”) to provide, subject to the terms and conditions therein, debt financing in the amounts set forth therein (being collectively referred to as the “Debt Financing”, and together with the Equity Financing collectively referred to as the “Financing”). As of the date hereof, none of the Financing Letters has been amended or modified, no such amendment or modification is contemplated, and the respective obligations and commitments contained in such letters have not been withdrawn or rescinded in any respect. Buyer has fully paid any and all commitment fees or other fees in connection with the Financing Letters that are payable on or prior to the date hereof. Assuming (i) the Financing is funded in accordance with the Equity Funding Letters and the Debt Term Sheet, as applicable, (ii) the accuracy of the representations and warranties set forth in Section 8 and (iii) performance by Seller of its obligations under Section 3.11, as of the date hereof, the net proceeds contemplated by the Financing Letters will, together with the Assumed Debt and Other Obligations contemplated by this Agreement, in the aggregate be sufficient for Buyer to pay the aggregate Purchase Price (and any repayment or refinancing of debt contemplated by this Agreement or the Financing Letters) and any other amounts required to be paid in connection with the consummation of the transactions contemplated hereby and to pay all related fees and expenses. The Financing Letters are in full force and effect as of the date hereof. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Buyer or, to the knowledge of Buyer, any other parties thereto, under the Financing Letters; provided that Buyer is not making any representation or warranty regarding the effect of the inaccuracy of the representations and warranties in Section 8. As of the date of this Agreement, Buyer does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to Buyer on the date of the Closing; provided that Buyer is not making any representation regarding the accuracy of the representations and warranties set forth in Section 8, or compliance by Seller of its obligations hereunder.

(h) To Buyer’s Knowledge, it is in compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order. To Buyer’s Knowledge, it is not on the SDN list published by the United States Treasury Department’s Office of Foreign Assets Control and is not a person otherwise identified by government or legal authority as a person with whom a U.S. person is prohibited from transacting business.

10. TERMINATION

10.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the sale of Target Properties contemplated herein may be abandoned at any time prior to the Closing:

(a) By the mutual written consent of Buyer and Seller.

(b) By either of Seller or Buyer:

(i) if any Governmental Agency of competent jurisdiction shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the Transactions and such Order shall have become final and non-appealable;

(ii) without affecting the rights of Buyer under Section 10.3(g) due to a Buyer right to terminate this Agreement pursuant to Section 10.1(d)(ii), if the transactions contemplated by this Agreement shall not have been consummated by the Outside Closing Date; or

(iii) if the Maryland Law Vote shall not have been obtained at the Seller Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof.

(c) By Seller:

(i) if (A) all of the conditions set forth in Section 3.3 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing), (B) Seller has given Buyer written notice that it is prepared to consummate the transactions contemplated by this Agreement, and (C) Buyer breaches its obligations to consummate the transactions contemplated by this Agreement;

(ii) prior to the Maryland Law Vote, so that Seller may enter into a definitive agreement providing for a Superior Proposal, provided that for such termination to be effective Seller shall have complied with Section 31, the Deposit shall have been returned to Buyer, and Seller shall have paid to Buyer the Seller’s Termination Fee in accordance with Section 10.3;

(iii) if Buyer does not deliver the DD Waiver Notice on or before 5:00 p.m., Pacific Time on the Benchmark Date or in the event the Buyer does not deposit the Additional Deposit in Escrow as required under Section 2.3.2 hereof;

(iv) prior to the Maryland Law Vote, if the Seller Board (upon the recommendation of the Independent Directors Committee) makes a Change in Recommendation, provided that for such termination to be effective Seller shall have complied with Section 31, the Deposit shall have been returned to Buyer, and Seller shall have paid to Buyer the Seller’s Termination Fee in accordance with Section 10.3; or

(v) if the Majority-of-the-Disinterested Vote that is required by any other transactions and agreements in connection with the sale of the Target Properties shall not have been obtained at the Seller Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof.

(d) By Buyer:

(i) if (A) the Seller Board or any committee makes a Change in Recommendation, (B) the Seller Board or any committee thereof shall have failed to include the Seller Recommendation in the proxy statement distributed to stockholders (including any amendments or supplements thereto), (C) the Seller Board or any committee thereof formally resolves to take or publicly announces an intention to take any of the actions in foregoing clauses (A) or (B), or (D) Seller fails to hold the Seller Stockholder Meeting, at which the stockholders of Seller at such meeting vote on the matters described in the definition of Maryland Law Vote, on or prior to the tenth (10th) day prior to the Outside Closing Date;

(ii) if (A) all of the conditions set forth in Section 3.4 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing), (B) Buyer has given Seller written notice that it is prepared, ready, willing and able to consummate the transactions contemplated by this Agreement, and (C) Seller breaches its obligations hereunder to consummate the transactions contemplated by this Agreement;

(iii) if Seller shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Sections 3.3.2 or 3.3.3 and (B) is incapable of being cured by Seller by the Outside Closing Date (as the same may be extended); or

(iv) in accordance with Sections 2.3.2, 3.3.11, 4.1 or 7.

10.2 Effect of Termination. In the event of the termination of this Agreement by either Buyer or Seller as provided in Section 10.1, written notice thereof shall forthwith be given by the terminating party to the other party specifying the provision hereof pursuant to which such termination is made. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall be terminated and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Buyer or Seller, other than Sections 10.2, 10.3, 11, 12, 13, 14, 15, 16, 17, 19, 20, 21 and 26, which provisions shall survive such termination; provided, however, that nothing in this Section 10.2 shall relieve any party from liability for any fraud.

10.3 Termination Fee; Expenses.

(a) Except as otherwise provided in Section 3.6 and this Section 10.3, all fees and expenses incurred by the parties hereto shall be borne solely by the party that has incurred such fees and expenses. Notwithstanding anything in this Agreement to the contrary, the Deposit shall be immediately returned to Buyer following termination of this Agreement pursuant to Section 10.1 (other than Section 10.1(c)(i)).

(b) In the event that this Agreement is terminated pursuant to Section 10.1(b)(iii) or 10.1(c)(v), then Seller shall pay to Buyer within forty-eight (48) hours of Buyer submitting reasonably documented expenses, all out of pocket fees and expenses (including financing fees and expenses), subject to a maximum limitation of

$2,500,000 (“Buyer Expenses”) incurred by Buyer and its Affiliates in connection with this Agreement and the transactions contemplated hereby, payable by wire transfer of same day funds.

(c) In the event this Agreement is terminated (1) by Buyer pursuant to (i) Section 10.1(d)(i)(A), (B) or (C); (ii) Section 10.1(d)(ii); or (iii) Section 10.1(d)(iii) (as to Section 10.1(d)(iii) only, if, and only if, either (x) such breach or failure to perform by Seller was material, intentional and in bad faith and renders the remedy of specific performance unavailable to Buyer due to an encumbrance on one or more Target Properties or sale or other conveyance of one or more Target Properties, or (y) such breach or failure relates solely to Seller’s and/or its Subsidiaries’ or Affiliates’ failure to consummate the transactions contemplated under any other transactions and agreements); or (2) by Seller pursuant to Section 10.1(c)(ii) or 10.1(c)(iv), then Seller shall pay Buyer, on the date of termination, the Seller’s Termination Fee, payable by wire transfer of same day funds.

(d) In the event this Agreement is terminated by Seller pursuant to Section 10.1(c)(i), then Seller shall retain the Deposit and Buyer shall be additionally be obligated to pay to reimburse to Seller the cost of any New Surveys for which Seller has paid.

(e) If this Agreement is terminated pursuant to Section 10.1(d)(i)(D), then Seller shall pay to Buyer, within two (2) Business Days after such termination, $10,000,000.00 in immediately available funds by wire transfer to Buyer’s account (the “Termination Fee”). Notwithstanding the previous sentence, if, at least two (2) Business Days prior to the date on which Buyer may send a notice to terminate this Agreement pursuant to Section 10.1(d)(i)(D) (such date which is two (2) Business Days prior is referred to as the “Extension Date”), Seller delivers written notice to Buyer that Seller elects to extend the Outside Closing Date until March 27, 2013, then (i) the Outside Closing Date shall be March 27, 2013, and (ii) Seller’s obligation to pay the Termination Fee shall be deferred as provided in the balance of this sentence, provided that if this Agreement is subsequently terminated pursuant to Section 10.1(d)(i)(D) (taking into account the new Outside Closing Date), then Seller shall pay to Buyer the Termination Fee within two (2) Business Days after such termination, in immediately available funds by wire transfer to Buyer’s account. At such time as the matters described in the definition of Maryland Law Vote have been voted on by the stockholders of Seller at the Seller Stockholder Meeting duly convened therefor or any adjournment or postponement thereof prior to the date which is ten (10) days prior to the then applicable Outside Closing Date, Seller shall have no further obligation to pay the Termination Fee regardless of how the stockholders voted their shares on any matter to be voted upon at such Seller Stockholder Meeting.

(f) Notwithstanding anything in this Agreement to the contrary, each party’s right to retain or obtain the return of the Deposit, as applicable (and in the case of Buyer, the additional rights to receive payment of the Seller’s Termination Fee, the Termination Fee or Buyer Expenses, as applicable, and to specific performance solely as provided in Section 10.3(g)), shall be the sole and exclusive remedy of such party and its Subsidiaries and any of their respective former, current or future directors, officers, partners, managers, members, stockholders or Affiliates (“Related Party”) against the other party or any Related Party of such party for any loss suffered as a result of any breach of any representation, warranty, covenant or obligation in this Agreement by the other party, and none of such party or its Related Party shall have any further liability or obligations relating to or arising out of this Agreement including any other remedy at law or equity, and provided further, that in the event the Buyer receives the Seller’s Termination Fee, in the circumstances provided under Section 10.3(c), the Termination Fee, in the circumstances provided under Section 10.3(e), or Buyer Expenses in the circumstances provided under Section 10.3(b), it shall not also be entitled to specific performance. Notwithstanding anything else set forth in this Agreement, in the event Buyer receives (i) the Seller’s Termination Fee, it shall not be entitled to either of the Termination Fee or the Buyer Expenses, or (ii) the Termination Fee, it shall not be entitled to either of the Seller’s Termination Fee or the Buyer Expenses, or (iii) the Buyer Expenses, it shall not be entitled to either of the Termination Fee or the Seller’s Termination Fee. The parties acknowledge that the agreements contained in this Section 10.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement.

(g) The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed by Seller in accordance with the terms hereof and that, prior to the effective termination of this Agreement pursuant to Section 10.1 (other than pursuant to a proper termination under Section 10.1(a), 10.1(b)(i), 10.1(b)(iii), or 10.1(c)), Buyer shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Seller or to enforce specifically the terms and provisions of this Agreement; provided, that in the event Buyer elects to pursue specific performance by Seller of its obligations to consummate the Closing, the Buyer shall not be entitled to receive the Seller’s Termination Fee or Buyer Expenses, as applicable. If the Closing does not occur on or prior to the Outside Closing Date, Buyer shall have the right to provide written notice to Seller prior to 11:59 p.m. on the date that is four (4) days after the Outside Closing Date (the “Remedy Choice Deadline”) that it intends to pursue the remedy of specific performance, which notice shall be non-binding on Buyer. Buyer shall have the right to bring an action seeking specific performance within ten (10) Business Days thereafter. If Buyer delivers such notice prior to the Remedy Choice Deadline, any prior termination of this Agreement pursuant to Section 10.1(b)(ii) shall be automatically revoked and ineffective ab initio, and this Agreement shall be deemed fully reinstated and in full force and effect, so as to allow Buyer to pursue the remedy of specific performance. No termination of this Agreement shall be effective following the Remedy Choice Deadline unless (i) Buyer shall have failed to bring an action seeking specific performance within ten (10) Business Days after delivery of notice of Buyer’s intention to pursue the remedy of specific performance; (ii) a court of competent jurisdiction has made a final determination that the remedy of specific performance will not be made available to Buyer; or (iii) Buyer otherwise consents thereto; provided, however, that the original termination under Section 10.1(b)(ii) shall be deemed effective if Buyer does not bring such action within such ten (10) Business Day period. The parties acknowledge that the Seller shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Buyer or to enforce specifically the terms and provisions of this Agreement and that the Seller’s sole and exclusive remedy hereunder shall be the remedy set forth in Sections 10.1(c)(i) and 10.3(d). This Section 10.3(g) shall survive any termination of this Agreement.

10.4 Procedure for Termination. In order to be effective, a termination of this Agreement by Buyer or Seller pursuant to Section 10.1 shall require action by the investment committee governing Buyer or the Seller Board (upon the recommendation of the Independent Directors Committee), respectively.

11. LIQUIDATED DAMAGES

11.1 “LIQUIDATED DAMAGES” – DEPOSIT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF THE SALE OF THE TARGET PROPERTIES TO BUYER IS NOT CONSUMMATED SOLELY DUE TO BUYER DEFAULT AND SELLER TERMINATES THIS AGREEMENT IN ACCORDANCE WITH SECTION 10.1(C)(I) AS A RESULT THEREOF, SELLER SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS SELLER’S LIQUIDATED DAMAGES. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER’S FAILURE TO CONSUMMATE THE PURCHASE OF THE TARGET PROPERTIES PURSUANT TO AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE, AND SELLER’S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER AND ANY BUYER RELATED PARTY IN THE EVENT OF FAILURE TO CLOSE RESULTING FROM BUYER’S DEFAULT SHALL BE LIMITED TO SUCH AMOUNT AND SELLER SHALL HAVE NO RIGHT TO ANY ACTION FOR SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS AGREEMENT IN CONSIDERATION OF THE PAYMENT OF LIQUIDATED DAMAGES PURSUANT TO THIS SECTION 11.1, SELLER WILL BE DEEMED TO HAVE WAIVED ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY INCLUDING ANY RIGHT SELLER MAY HAVE PURSUANT TO SECTION 1680 OR SECTION 3389 OF THE CALIFORNIA CIVIL CODE RELATING TO BUYER’S DEFAULT RESULTING IN ESCROW NOT CLOSING AS PROVIDED UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS

PROVISION SHALL NOT LIMIT SELLER’S EXPRESS RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES IN THE EVENT OF ANY DISPUTE, NOR WAIVE OR AFFECT SELLER’S RIGHTS AND BUYER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677. NOTWITHSTANDING THE FOREGOING, IN THE EVENT OF A DISPUTE AS TO SELLER’S RECEIPT OF THE DEPOSIT, NOTHING CONTAINED HEREIN SHALL LIMIT SELLER’S RIGHT TO RESOLVE SUCH DISPUTE IN REGARD TO THE RECOVERY OF THE DEPOSIT.

THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION 11.1.

/s/ CEB	/s/ SH
SELLER’S INITIALS	BUYER’S INITIALS

11.1.1 “LIQUIDATED DAMAGES” – SELLER’S TERMINATION FEE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF THE SALE OF THE TARGET PROPERTIES TO BUYER IS NOT CONSUMMATED SOLELY DUE TO THE MATTERS OBLIGATING SELLER TO PAY THE SELLER’S TERMINATION FEE PURSUANT TO SECTION 10.3, SELLER SHALL IMMEDIATELY PAY THE SELLER’S TERMINATION FEE WHICH WILL AUTOMATICALLY BECOME DUE AND PAYABLE TO BUYER AS BUYER’S LIQUIDATED DAMAGES, AND THE DEPOSIT SHALL BE RETURNED TO BUYER. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY BUYER AS A RESULT OF SELLER’S FAILURE TO COMPLETE THE SALE OF THE TARGET PROPERTIES PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH BUYER WILL INCUR AS A RESULT OF SUCH FAILURE, AND BUYER’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO THE MATTERS GIVING RISE TO THE PAYMENT OF SELLER’S TERMINATION FEE OR ANY OTHER TERMINATION OF THIS AGREEMENT SHALL BE LIMITED TO SUCH AMOUNT EXCEPT WHEN BUYER IS ENTITLED TO SEEK SPECIFIC PERFORMANCE IN LIEU THEREOF AS SET FORTH IN SECTION 10, OR BUYER EXPENSES AS SET FORTH IN SECTION 11.1.2, OR THE TERMINATION FEE AS SET FORTH IN SECTION 11.1.3, PROVIDED FURTHER THAT SELLER ACTUALLY PAYS THE SELLER’S TERMINATION FEE TO BUYER AND THE DEPOSIT IS RETURNED TO BUYER IN ACCORDANCE WITH THE TERMS OF THIS SECTION 11.1.1. IN CONSIDERATION OF THE PAYMENT OF LIQUIDATED DAMAGES PURSUANT TO THIS SECTION 11.1.1 AND EXCEPT WHEN BUYER IS ENTITLED TO SEEK SPECIFIC PERFORMANCE IN LIEU THEREOF AS OTHERWISE PROVIDED IN THIS AGREEMENT, BUYER WILL BE DEEMED TO HAVE WAIVED ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY INCLUDING ANY RIGHT BUYER MAY HAVE PURSUANT TO SECTION 1680 OR SECTION 3389 OF THE CALIFORNIA CIVIL CODE RELATING TO THE MATTERS GIVING RISE TO THE PAYMENT OF SELLER’S TERMINATION FEE WHICH RESULTS IN THE ESCROW NOT CLOSING AS PROVIDED UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT LIMIT BUYER’S RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES IN THE EVENT OF ANY DISPUTE, NOR WAIVE OR AFFECT BUYER’S EXPRESS NON-MONETARY RIGHTS UNDER OTHER SECTIONS OF THIS AGREEMENT WHICH PURPORT TO SURVIVE THE TERMINATION OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO BUYER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677. NOTWITHSTANDING

THE FOREGOING, IN THE EVENT OF A DISPUTE AS TO BUYER’S RECEIPT OF THE SELLER’S TERMINATION FEE, NOTHING CONTAINED HEREIN SHALL LIMIT BUYER’S RIGHT TO RESOLVE SUCH DISPUTE IN REGARD TO THE RECOVERY OF THE SELLER’S TERMINATION FEE. PROMPTLY FOLLOWING SELLER’S PAYMENT OF THE SELLER’S TERMINATION FEE, BUYER WILL DELIVER COPIES (HARD AND ELECTRONIC COPIES) OF ALL THIRD PARTY REPORTS OBTAINED BY BUYER IN CONNECTION WITH THE TARGET PROPERTIES, INCLUDING BUT NOT LIMITED TO: ANALYSES, ASSESSMENTS, APPRAISALS, EVALUATIONS, RENDERINGS, PLANS, SCHEMATICS, PHOTOGRAPHS, ETC. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION 11.1.1.

/s/ CEB	/s/ SH
SELLER’S INITIALS	BUYER’S INITIALS

11.1.2 “LIQUIDATED DAMAGES” – BUYER’S EXPENSE REIMBURSEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF THE SALE OF THE TARGET PROPERTIES TO BUYER IS NOT CONSUMMATED SOLELY AS A RESULT OF SELLER NOT RECEIVING THE MARYLAND LAW VOTE FOR THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR SELLER NOT RECEIVING THE MARYLAND LAW VOTE OR THE MAJORITY-OF-THE-DISINTERESTED VOTE UNDER ANY OTHER TRANSACTIONS AND AGREEMENTS IN CONNECTION WITH THE SALE OF THE TARGET PROPERTIES, AND SELLER IS OBLIGATED TO PAY BUYER EXPENSES PURSUANT TO SECTION 10.3, SELLER SHALL IMMEDIATELY PAY THE BUYER EXPENSES WHICH WILL AUTOMATICALLY BECOME DUE AND PAYABLE TO BUYER AS BUYER’S LIQUIDATED DAMAGES, AND THE DEPOSIT SHALL BE RETURNED TO BUYER. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY BUYER AS A RESULT OF SELLER’S FAILURE TO COMPLETE THE SALE OF THE TARGET PROPERTIES PURSUANT TO THIS AGREEMENT AS A RESULT OF SELLER NOT RECEIVING THE MARYLAND LAW VOTE FOR THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR SELLER NOT RECEIVING THE MARYLAND LAW VOTE OR THE MAJORITY-OF-THE-DISINTERESTED VOTE UNDER ANY OTHER TRANSACTIONS AND AGREEMENTS IN CONNECTION WITH THE SALE OF THE TARGET PROPERTIES, AND SELLER IS OBLIGATED TO PAY BUYER EXPENSES PURSUANT TO SECTION 10.3, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH BUYER WILL INCUR AS A RESULT OF SUCH FAILURE, AND BUYER’S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF FAILURE TO CLOSE RESULTING FROM SELLER NOT RECEIVING THE MARYLAND LAW VOTE FOR THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR SELLER NOT RECEIVING THE MARYLAND LAW VOTE OR THE MAJORITY-OF-THE-DISINTERESTED VOTE UNDER ANY OTHER TRANSACTIONS AND AGREEMENTS IN CONNECTION WITH THE SALE OF THE TARGET PROPERTIES, AND SELLER IS OBLIGATED TO PAY BUYER EXPENSES PURSUANT TO SECTION 10.3, SHALL BE LIMITED TO SUCH AMOUNT. IN CONSIDERATION OF THE PAYMENT OF LIQUIDATED DAMAGES PURSUANT TO THIS SECTION 11.1.2 AND EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, BUYER WILL BE DEEMED TO HAVE WAIVED ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY INCLUDING ANY RIGHT BUYER MAY HAVE PURSUANT TO SECTION 1680 OR SECTION 3389 OF THE CALIFORNIA CIVIL CODE RELATING TO SELLER NOT RECEIVING THE MARYLAND LAW VOTE FOR THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR SELLER NOT RECEIVING THE MARYLAND LAW VOTE OR THE MAJORITY-OF-THE-DISINTERESTED VOTE FOR UNDER ANY OTHER TRANSACTIONS AND AGREEMENTS IN CONNECTION WITH THE SALE OF THE TARGET PROPERTIES, AND SELLER IS OBLIGATED TO PAY BUYER EXPENSES PURSUANT TO SECTION 10.3, RESULTING IN ESCROW NOT CLOSING AS PROVIDED UNDER THIS AGREEMENT; PROVIDED,

HOWEVER, THAT THIS PROVISION SHALL NOT LIMIT BUYER’S RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES IN THE EVENT OF ANY DISPUTE, NOR WAIVE OR AFFECT BUYER’S RIGHTS UNDER OTHER SECTIONS OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO BUYER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677. NOTWITHSTANDING THE FOREGOING, IN THE EVENT OF A DISPUTE AS TO BUYER’S RECEIPT OF THE BUYER EXPENSES, NOTHING CONTAINED HEREIN SHALL LIMIT BUYER’S RIGHT TO RESOLVE SUCH DISPUTE IN REGARD TO THE RECOVERY OF THE BUYER EXPENSES. IMMEDIATELY FOLLOWING SELLER’S PAYMENT OF THE BUYER EXPENSES, BUYER WILL DELIVER COPIES (HARD AND ELECTRONIC COPIES) OF ALL THIRD PARTY REPORTS OBTAINED BY BUYER IN CONNECTION WITH THE TARGET PROPERTIES, INCLUDING BUT NOT LIMITED TO: ANALYSES, ASSESSMENTS, APPRAISALS, EVALUATIONS, RENDERINGS, PLANS, SCHEMATICS, PHOTOGRAPHS, ETC. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION 11.1.2.

/s/ CEB	/s/ SH
SELLER’S INITIALS	BUYER’S INITIALS

11.1.3 “LIQUIDATED DAMAGES” – TERMINATION FEE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF THE SALE OF THE TARGET PROPERTIES TO BUYER IS NOT CONSUMMATED SOLELY DUE TO THE MATTERS OBLIGATING SELLER TO PAY THE TERMINATION FEE PURSUANT TO SECTION 10.3(e), SELLER SHALL PAY THE TERMINATION FEE WITHIN TWO (2) BUSINESS DAYS OF TERMINATION AS SET FORTH IN SUCH SECTION 10.3(e), WHICH WILL AUTOMATICALLY BECOME DUE AND PAYABLE TO BUYER AS BUYER’S LIQUIDATED DAMAGES, AND THE DEPOSIT SHALL BE RETURNED TO BUYER. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY BUYER AS A RESULT OF SELLER’S FAILURE TO COMPLETE THE SALE OF THE TARGET PROPERTIES PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH BUYER WILL INCUR AS A RESULT OF SUCH FAILURE, AND BUYER’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO THE MATTERS GIVING RISE TO THE PAYMENT OF THE TERMINATION FEE OR ANY OTHER TERMINATION OF THIS AGREEMENT SHALL BE LIMITED TO SUCH AMOUNT EXCEPT WHEN BUYER IS ENTITLED TO SEEK SPECIFIC PERFORMANCE IN LIEU THEREOF AS SET FORTH IN SECTION 10, OR BUYER EXPENSES AS SET FORTH IN SECTION 11.1.2, OR THE SELLER’S TERMINATION FEE AS SET FORTH IN SECTION 11.1.1, PROVIDED FURTHER THAT SELLER ACTUALLY PAYS THE TERMINATION FEE TO BUYER AND THE DEPOSIT IS RETURNED TO BUYER IN ACCORDANCE WITH THE TERMS OF THIS SECTION 11.1.3. IN CONSIDERATION OF THE PAYMENT OF LIQUIDATED DAMAGES PURSUANT TO THIS SECTION 11.1.3 AND EXCEPT WHEN BUYER IS ENTITLED TO SEEK SPECIFIC PERFORMANCE IN LIEU THEREOF AS OTHERWISE PROVIDED IN THIS AGREEMENT, BUYER WILL BE DEEMED TO HAVE WAIVED ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY INCLUDING ANY RIGHT BUYER MAY HAVE PURSUANT TO SECTION 1680 OR SECTION 3389 OF THE CALIFORNIA CIVIL CODE RELATING TO THE MATTERS GIVING RISE TO THE PAYMENT OF THE TERMINATION FEE WHICH RESULTS IN THE ESCROW NOT CLOSING AS PROVIDED UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT LIMIT BUYER’S RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES IN THE EVENT OF ANY DISPUTE, NOR WAIVE OR AFFECT BUYER’S EXPRESS NON-MONETARY RIGHTS UNDER OTHER SECTIONS OF THIS AGREEMENT WHICH PURPORT TO SURVIVE THE TERMINATION OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF

SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO BUYER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677. NOTWITHSTANDING THE FOREGOING, IN THE EVENT OF A DISPUTE AS TO BUYER’S RECEIPT OF THE TERMINATION FEE, NOTHING CONTAINED HEREIN SHALL LIMIT BUYER’S RIGHT TO RESOLVE SUCH DISPUTE IN REGARD TO THE RECOVERY OF THE TERMINATION FEE. PROMPTLY FOLLOWING SELLER’S PAYMENT OF THE TERMINATION FEE, BUYER WILL DELIVER COPIES (HARD AND ELECTRONIC COPIES) OF ALL THIRD PARTY REPORTS OBTAINED BY BUYER IN CONNECTION WITH THE TARGET PROPERTIES, INCLUDING BUT NOT LIMITED TO ANALYSES, ASSESSMENTS, APPRAISALS, EVALUATIONS, RENDERINGS, PLANS, SCHEMATICS, PHOTOGRAPHS, ETC. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION 11.1.3.

/s/ CEB	/s/ SH
SELLER’S INITIALS	BUYER’S INITIALS

11.2 No Contesting Liquidated Damages. As material consideration to each party’s agreement to the Liquidated Damages provisions stated above, each party hereby agrees to waive any and all rights whatsoever to contest the validity of the liquidated damage provisions in Sections 11.1, 11.1.1, 11.1.2 and 11.1.3 for any reason whatsoever, including, but not limited to, that any such provision was unreasonable under circumstances existing at the time this Agreement was made.

11.3 Waiver of Trial by Jury. To the extent permitted by applicable law, Seller and Buyer hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action, or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, or incidental to, the dealings of the parties hereto with respect to this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the extent permitted by applicable law, Seller and Buyer hereby agree that any such claim, demand, action, cause of action, or proceeding shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this Section with any court as written evidence of the consent of the other party or parties hereto to waiver of its or their right to trial by jury.

12. Attorneys’ Fees. If any action or proceeding is commenced by either party to enforce their rights under this Agreement or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in addition to any other relief awarded by the court.

13. Notices. All notices, demands, approvals, and other communications provided for in this Agreement shall be in writing and shall be effective upon the earliest of the following to occur: (a) when delivered to the recipient; (b) one (1) Business Day after deposit with a nationally recognized overnight-guaranteed delivery service; (c) upon facsimile transmission, with a hard copy mailed the same day (except that if the date of such transmission is not a Business Day, then such notice shall be deemed to be given on the first Business Day following such transmission); or (d) three (3) Business Days after deposit in a sealed envelope in the United States mail, postage prepaid by registered or certified mail, return receipt requested, addressed to the recipient as set forth herein. All notices to Seller shall be sent to Seller’s Address. All notices to Buyer shall be sent to Buyer’s Address. All notices to Escrow Holder shall be sent to Escrow Holder’s Address. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next Business Day immediately following such Saturday, Sunday or legal holiday. The foregoing addresses may be changed by written notice given in accordance with this Section.

14.	Amendment; Complete Agreement; Assignment.

(a) All amendments and supplements to this Agreement must be in writing and executed by Buyer and Seller. This Agreement, together with any written agreements between the parties hereto which amends this Agreement, contains the entire agreement and understanding between Buyer and Seller concerning the subject matter of this Agreement and supersedes all prior agreements, terms, understandings, conditions, representations and warranties, whether written or oral, made by Buyer or Seller concerning the Target Properties or the other matters which are the subject of this Agreement.

(b) This Agreement has been drafted through a joint effort of the parties and their counsel and, therefore, shall not be construed in favor of or against either of the parties as a result of the identity of the drafter of any provisions.

(c) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other party, except that Buyer may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to one or more Affiliates, but no such assignment shall relieve Buyer of any of its obligations hereunder and provided further that any such assignment shall not delay Closing beyond the Outside Closing Date.

15. Governing Law and Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, except as to matters relating to the internal actions and affairs of Seller (including the powers, rights, duties and obligations of the directors, officers and stockholders) to which Maryland Law would apply, which shall be governed by and interpreted in accordance with the laws of the State of Maryland. Any legal proceeding between Buyer and Seller shall take place in Santa Clara County, California.

16. Severability. If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement (including the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable) shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

17. Counterparts, Headings and Defined Terms. This Agreement may be executed in counterparts (including facsimile or electronic counterparts), each of which shall be an original, but all of which together shall constitute one agreement. The headings to sections of this Agreement, are for convenient reference only and shall not be used in interpreting this Agreement.

18. Time of the Essence. Time is of the essence for purposes of this Agreement.

19. Waiver. At any time prior to the Closing Date, Seller and Buyer, may (a) extend the time for the performance of any obligation or other act of the other party, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of the other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by Seller and Buyer. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

20. Third Parties. This Agreement is entered into for the sole benefit of Buyer and Seller and their respective permitted successors and assigns. No party other than Buyer and Seller and such permitted successors and assigns shall have any right of action under or rights or remedies by reason of this Agreement.

21. Independent Counsel. Buyer and Seller each acknowledge that: (i) they have been represented by independent counsel in connection with this Agreement; (ii) they have executed this Agreement with the advice of such counsel; and (iii) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel.

22. Condition of Target Properties. Subject to the express representations, warranties and covenants of Seller in this Agreement, Buyer represents and warrants that Buyer shall have inspected and conducted tests and studies of the Target Properties, and that Buyer shall become familiar with the general condition of the Target Properties. Buyer understands and acknowledges that the Target Properties may be subject to earthquake, fire, floods, erosion, high water table, dangerous soil conditions, Hazardous Materials and similar occurrences that may alter its condition or affect its suitability for any proposed use. Except as provided herein, Seller shall have no responsibility or liability with respect to any such occurrence. Subject to the representations, warranties and covenants of Seller in this Agreement, Buyer represents and warrants that Buyer is acting, and will act only, upon information obtained by Buyer directly from Buyer’s own inspection of the Target Properties and as otherwise provided in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the suitability or lack of suitability of the Target Properties for any proposed or intended use, or availability or lack of availability of (a) permits or approvals of governmental or regulatory authorities or (b) easements, licenses or other rights with respect to any such proposed or intended use of the Target Properties shall not affect the rights or obligations of Buyer hereunder.

23. Target Properties “AS IS”.

23.1 AS IS CONDITION. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 8 HEREIN AND IN THE DEEDS, SELLER (A) HAS NOT MADE, (B) DOES NOT MAKE, (C) SHALL NOT, BY THE EXECUTION AND DELIVERY OF ANY DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION WITH CLOSING, MAKE AND (D) SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (I) THE VALUE OF THE TARGET PROPERTIES; (II) THE INCOME TO BE DERIVED FROM THE TARGET PROPERTIES; (III) THE SUITABILITY OF THE TARGET PROPERTIES FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE TARGET PROPERTIES; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE TARGET PROPERTIES; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE TARGET PROPERTIES; (VI) THE NATURE, QUALITY OR CONDITION OF THE TARGET PROPERTIES, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY THEREOF; (VII) THE COMPLIANCE OF OR BY THE TARGET PROPERTIES OR THEIR OPERATION CONSISTENT WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AGENCY OR BODY; (VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE TARGET PROPERTIES; (IX) THE TARGET PROPERTIES’ COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, CALIFORNIA HEALTH AND SAFETY CODE, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE TARGET PROPERTIES;

(XI) THE CONTENT, COMPLETENESS OR ACCURACY OF THE DUE DILIGENCE MATERIALS OR PRELIMINARY REPORT REGARDING TITLE TO THE TARGET PROPERTIES; (XII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE TARGET PROPERTIES, INCLUDING, WITHOUT LIMITATION, ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER; (XIII) THE CONFORMITY OF THE TARGET PROPERTIES TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) ADEQUACY OR SUFFICIENCY OF ANY UNDERSHORING OF THE TARGET PROPERTIES; (XV) ADEQUACY OR SUFFICIENCY OF ANY DRAINAGE OF THE TARGET PROPERTIES; (XVI) THE FACT THAT ALL OR A PORTION OF THE TARGET PROPERTIES MAY OR MAY NOT BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE TARGET PROPERTIES; OR (XVIII) WITH RESPECT TO ANY OTHER MATTER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE TARGET PROPERTIES AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE TARGET PROPERTIES, EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND THE DEEDS, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE TARGET PROPERTIES AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE TARGET PROPERTIES WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE TARGET PROPERTIES, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, SERVANT OR OTHER PERSON. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE TARGET PROPERTIES AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS AND SUBJECT TO ALL DEFECTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN. BUYER REPRESENTS, WARRANTS AND COVENANTS TO SELLER THAT, EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND IN THE DEEDS, BUYER IS RELYING SOLELY UPON BUYER’S OWN INVESTIGATION OF THE TARGET PROPERTIES.

/s/ CEB	/s/ SH
SELLER’S INITIALS	BUYER’S INITIALS

23.2 Release. Except for the express representations and warranties expressly set forth in this Agreement, Buyer shall rely solely upon Buyer’s own knowledge of the Target Properties based on its investigation of the Target Properties and its own inspection of the Target Properties in determining the condition of the Target Properties. Except for any claims arising from Seller’s fraud, Buyer hereby waives its right to recover from and fully and irrevocably releases Seller and its respective members, employees, officers, directors, partners, stockholders, in-house counsel, affiliates, parent, and subsidiaries (“Released Parties”) from any and all claims that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action to the extent arising from or related to any condition of the Target Properties, affecting the Target Properties, or any portion thereof, including without limitation actions based on federal or state common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Target Properties are or may be subject pertaining to environmental condition or Hazardous Materials. This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s release to Seller. Buyer specifically waives the provision of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

In this connection and to the fullest extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses.

Seller and Buyer have each initialed this Section 23 to further indicate their awareness and acceptance of each and every provision hereof.

/s/ CEB	/s/ SH
SELLER’S INITIALS	BUYER’S INITIALS

24. No Reservation of Target Properties. The preparation and/or delivery of unsigned drafts of this Agreement shall not create any legally binding rights in the Target Properties or obligations of the parties, and Buyer and Seller acknowledge that this Agreement shall be of no effect until it is duly executed by both Buyer and Seller.

25. Section and Exhibit. Each reference to a Section or Exhibit in this Agreement shall mean the sections of this Agreement and the exhibit attached to this Agreement, unless the context requires otherwise. Each such exhibit is incorporated herein by this reference.

26. Duty of Confidentiality. Buyer and Seller represent and warrant that each shall keep all business terms of this transaction confidential and will not disclose any such information to any person or entity without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that either party may disclose such information without the express prior written approval by the other party to: (i) those (a) actual and prospective partners of Buyer, (b) actual and prospective co-investors of Buyer, (c) actual and prospective lenders of Buyer, including in connection with the Loan Assumptions, and (d) Affiliates, consultants, attorneys, employees and agents of Buyer and/or any of the persons described in clauses (a) through (c) hereof, who are actively and directly participating in the evaluation of the Target Properties, negotiation of this Agreement or the appraisal, investigation or investment in or financing of the purchase or construction of the Target Properties; (ii) governmental, administrative, regulatory or judicial authorities in the investigation of the feasibility of Buyer’s acquisition of the Target Properties, the compliance of the Target Properties with applicable law or regulation or in connection with Buyer’s entitlement activities; or (iii) other any Governmental Agencies as required by law.

27. Business Day. If the Closing Date or the day for performance of any act required under this Agreement falls on a Saturday, Sunday or legal holiday, then the Closing Date or the day for such performance, as the case may be, shall be the next following regular Business Day.

28. No Joint Venture. The relationship of Seller and Buyer hereunder is and will be that of seller and buyer, and none of the provisions of this Agreement are intended to create any relationship other than seller and buyer. No agency, partnership, joint venture or other relationship is intended hereby, and neither party shall be deemed the agent, servant, employee, partner or joint venturer of the other party.

29. Sales, Use, Privilege Taxes. Notwithstanding any other provisions of this Agreement, except for Section 3.10 and 3.10.1, after the Closing, Buyer shall be liable for and shall pay all Taxes or assessments, including, but not limited to, sales, use, intangibles, privilege, personal property, real property (subject to prorations as provided in Section 3.10 and 3.10.1), or other taxes or assessments resulting from or assessed with respect to the Target Properties or any of the transactions contemplated by this Agreement. Buyer hereby agrees to hold Seller harmless from, and agrees to indemnify, protect and defend Seller against, any and all claims by anyone at any time regarding any such Taxes or assessments.

30. Press Release. Within one Business Day of the date hereof Seller and Buyer shall jointly issue a press release with respect to the execution of this Agreement in the form attached hereto as Exhibit M.

31. No Solicitation of Transactions.

(a) Except as expressly permitted in this Section 31(a), Seller shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director, employee or agent or any investment banker, financial advisor, attorney, accountant or other advisor or representative of the Seller or any of its Subsidiaries (collectively, the “Representatives”) to, directly or indirectly; (i) solicit, or initiate or knowingly encourage, facilitate or induce, any inquiries, proposals or offers with respect to, or that reasonably may be expected to lead to the submission of, any Acquisition Proposal; or (ii) participate in any discussions (other than to state that Seller is not permitted to have discussions in violation of the terms of this Agreement) or negotiations regarding, or that reasonably may be expected to lead to, or furnish to any person any non-public information with respect to, or provide access to properties or otherwise cooperate with respect to, any Acquisition Proposal. Without limiting the foregoing, Seller shall be responsible for any failure on the part of its Representatives to comply with this Section 31; provided, however, that notwithstanding the foregoing, Buyer and Seller acknowledge and hereby agree that any violation of the restrictions set forth in this Section 31 by any employee of Seller (other than a director or officer of Seller) shall be deemed to be a breach of this Section 31 by Seller only if and to the extent that Seller has knowingly approved, authorized or consented or acquiesced to the action constituting such violation or failed to use its commercially reasonable efforts to prevent such action from occurring or continuing. Notwithstanding anything to the contrary in this Section 31, nothing contained in this Agreement shall prohibit Seller from, at any time prior to receipt of the Maryland Law Vote, furnishing any information to, or entering into or participating in discussions or negotiations with, or providing access to properties to, or otherwise cooperating with, any person that makes a bona fide Acquisition Proposal in writing after the date hereof that was not solicited and did not result, directly or indirectly, from a breach of this Section 31 if (i) prior thereto the Board, acting upon the recommendation of the Independent Directors Committee, by the requisite vote determines in good faith after consulting with outside legal counsel and its financial advisor that (A) such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal and (B) the failure to take action with respect to such Acquisition Proposal would be inconsistent with the duties of the members of the Independent Directors Committee under applicable law; (ii) prior to furnishing such non-public information to, or entering into discussions or negotiations with, or providing access to properties to, or otherwise cooperating with, such person, Seller notifies Buyer that it is furnishing information to, or entering into discussions or negotiations with, or providing access to properties to, or otherwise cooperating with, such person; and (iii) prior to furnishing such non-public information to such person, Seller (A) provides Buyer with any information to be provided to such person which Buyer has not previously been provided, and (B) receives from such person an executed confidentiality agreement no less restrictive to such third party than the confidentiality agreement previously entered into by the Buyer and Seller (it being understood, however, that such confidentiality agreement need not contain a standstill agreement) (the “Confidentiality Agreement”). Seller will not release any person from any standstill agreement or similar obligation to Seller, except where the failure to take such action would be inconsistent with the duties of the members of the Seller’s Board under applicable law.

(b) In addition to its other obligations set forth in this Section 31, Seller shall provide prompt (but in no event later than 36 hours following receipt thereof) oral and written notice to Buyer of (i) the receipt of any Acquisition Proposal, or any material modification or amendment to any Acquisition Proposal, by Seller or any Representative; (ii) a summary of any documents or agreements provided in contemplation of such Acquisition

Proposal (including any amendments, supplements or modifications thereto); (iii) the identity of such person or entity making any such Acquisition Proposal and (iv) Seller’s intention, if any, to furnish information to, or enter into discussions or negotiations with, such Person or entity. Without limiting the foregoing, Seller shall keep Buyer reasonably informed in all material respects of the status and details (including any change to the material terms and conditions) of any such Acquisition Proposal. Seller shall not, enter into any Confidentiality Agreement with any Person subsequent to the date hereof which prohibits Seller from providing such information to Buyer.

(c) Except as set forth in this Section 31(c), neither the Seller Board nor any committee thereof shall: (i) withdraw, withhold, modify or qualify, or publicly (or privately to any shareholder) propose to withdraw, withhold, modify or qualify, in a manner adverse to Buyer, the Board Approval or the Seller Recommendation; (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal (any action described in clause (i) or (ii) being referred to as a “Change in Recommendation”) or (iii) enter into any acquisition agreement, merger agreement or similar definitive agreement, letter of intent or agreement in principle, or other agreement with respect to any Acquisition Proposal (other than a Confidentiality Agreement). Notwithstanding the foregoing, at any time prior to receipt of the Maryland Law Vote, (x) if the Seller Board and the Independent Directors Committee by the requisite vote determines in good faith, after consultation with their outside legal counsel and financial advisor(s), that the failure to do so would be inconsistent with the directors’ duties to Seller under applicable law, then the Seller Board may effect a Change in Recommendation, and (y) if, in response to an unsolicited bona fide written Acquisition Proposal (which did not result, directly or indirectly, from a breach of this Section 31), the Seller Board and the Independent Directors Committee by the requisite vote determines in good faith, after consultation with their outside legal counsel and financial advisor(s), that such Acquisition Proposal constitutes a Superior Proposal (after giving effect to all of the adjustments to the terms of this Agreement which may be offered by Buyer), Seller Board may effect a Change in Recommendation and concurrently terminate this Agreement in order to enter into a binding agreement providing for such Superior Proposal and pay the fee set forth in and in accordance with Section 10.3; provided, however, that such actions described in clause (y) of this Section 31(c) may only be taken (I) at a time that is after 5:00 p.m., Pacific Time, on the third (3rd) Business Day following Buyer’s receipt of written notice from Seller (including the information described below) that Seller is prepared to take such action (which notice shall not itself constitute a Change in Recommendation), and (II) if, at the end of such period, the Seller Board and the Independent Directors Committee by the requisite vote determines in good faith, after taking into account all amendments or revisions committed to by Buyer and after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal remains a Superior Proposal, as supplemented by any Counterproposal (as defined herein). Any such written notice shall specify the material terms and conditions of such the applicable Acquisition Proposal and include a copy of such Acquisition Proposal, identify the person making such Acquisition Proposal and state that the Seller Board otherwise intends to make a Change in Recommendation (subject to compliance with this subsection (c)). During such three (3) Business Day period, Buyer shall be entitled to deliver to Seller one or more counterproposals to such Acquisition Proposal (a “Counterproposal”) and Buyer and Seller shall negotiate in good faith in respect of any such Counterproposal (to the extent Buyer desires to negotiate). Any amendment to the financial terms or any other material amendment to any material term of an Acquisition Proposal which amendment affects the determination of whether the Acquisition Proposal is a Superior Proposal to any Counterproposal shall be treated as a new Acquisition Proposal for the purposes of this Section 31(c) (requiring a new written notice by Seller and a new three (3) Business Day period; provided, however, that after two consecutive three (3) Business Day periods, the written notice period shall be reduced to one (1) Business Day).

(d) Nothing contained in this Agreement shall prevent Seller or the Seller Board from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act; provided that any disclosure other than a “stop, look and listen” letter or similar communication of the type contemplated by 14d-9(f) under the Exchange Act, an express rejection of any applicable Acquisition Proposal or an express reaffirmation of the Seller Recommendation shall be deemed a Change in Recommendation (including for purposes of Section 10.1(d)(i)) and shall be subject to Section 31(c).

(e) Nothing contained in this Agreement shall prevent or restrict Seller or the Seller Board from amending, modifying, altering or taking any other action with respect to any other transactions or agreements, provided that such amendments, modifications, alterations or other actions do not adversely impact Buyer, including by limiting Seller’s ability to perform its obligations hereunder or by reducing the likelihood of Seller obtaining any of the votes contemplated hereby.

(f) Upon execution of this Agreement, Seller and its Subsidiaries shall, and Seller and its Subsidiaries shall cause each of its Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to an Acquisition Proposal by or on behalf of Seller or any of its Subsidiaries or Representatives.

IN WITNESS WHEREOF, Buyer and Seller do hereby execute this Agreement as of the date first written above.

SELLER:

MISSION WEST PROPERTIES, INC.

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer
Date:

BUYER:

M WEST HOLDINGS, L.P.

By: M West GP, LLC, its general partner

By:	/s/ Samuel Hamilton
Name:	Samuel Hamilton
Title:	Authorized Representative
Date:	11/2/12

ACCEPTANCE BY ESCROW HOLDER

Escrow Holder acknowledges receipt of the foregoing Agreement and accepts the instructions contained therein.

Dated: 11-6, 2012

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ LIZ ZANKICH
Name:	Liz Zankich
Title:	Sr. Escrow Officer

EXHIBIT LIST

EXHIBIT A	Target Properties Listing

EXHIBIT A-1 THROUGH A-59	Legal Descriptions for Target Properties

EXHIBIT B	Debt and Other Obligations

EXHIBIT C	Deed

EXHIBIT C-1	Assignment of Ground Lease

EXHIBIT D	Form of Estoppel Certificate

EXHIBIT D-1	Required Estoppel Tenants

EXHIBIT E	General Assignment

EXHIBIT F	Non-Foreign Certificate

EXHIBIT G	Assignment of Leases

EXHIBIT H	Tenant Notice Letter

EXHIBIT I	Due Diligence Items

EXHIBIT J	Seller’s Threatened or Pending Litigation

EXHIBIT K	Northwestern Mutual Payoff Letter

EXHIBIT L-1	Tenant Leases and Rent Rolls

EXHIBIT L-2	Security Deposits

EXHIBIT M	Form of Press Release

EXHIBIT N	Form of Articles of Transfer

EXHIBIT O	Form of Ground Lease Estoppel Certificate

EXHIBIT P	New Survey Requirements

EXHIBIT A

TARGET PROPERTIES LISTING

EXHIBITS A-1 THROUGH A-59

LEGAL DESCRIPTION FOR TARGET PROPERTIES

[PLEASE SEE ATTACHED]

EXHIBIT B

DEBT AND OTHER OBLIGATIONS

EXHIBIT C

DEED

EXHIBIT C-1

ASSIGNMENT OF GROUND LEASE

EXHIBIT D

FORM OF ESTOPPEL CERTIFICATE

EXHIBIT D-1

REQUIRED ESTOPPEL TENANTS

EXHIBIT E

GENERAL ASSIGNMENT

EXHIBIT F

TRANSFEROR’S CERTIFICATION OF NON-FOREIGN STATUS

EXHIBIT G

ASSIGNMENT OF LEASES

EXHIBIT H

TENANT NOTICE LETTER

EXHIBIT I

DUE DILIGENCE ITEMS

EXHIBIT J

SELLER’S THREATENED OR PENDING LITIGATION

EXHIBIT K

NORTHWESTERN MUTUAL PAYOFF LETTER

EXHIBIT L-1

TENANT LEASES AND RENT ROLLS

EXHIBIT L-2

SECURITY DEPOSITS

EXHIBIT M

FORM OF PRESS RELEASE

EXHIBIT N

FORM OF ARTICLES OF TRANSFER

EXHIBIT O

FORM OF GROUND LEASE ESTOPPEL CERTIFICATE

EXHIBIT P

NEW SURVEY REQUIREMENTS

SCHEDULE 1

TITLE COMPANIES FOR CO-INSURANCE/RE-INSURANCE

SCHEDULE 1.27

LEASE AND RELATED COSTS

SCHEDULE 2

TARGET PROPERTIES REQUIRING NEW SURVEYS, INCLUDING LIST

OF TARGET PROPERTIES WITH EXISTING SURVEYS

SCHEDULE 3

DEBT ASSUMPTION EXPENSES

SCHEDULE 8.1

EXCEPTIONS TO SELLER REPRESENTATIONS

Annex C

ASSET ALIGNMENT AND LIMITED PARTNERSHIP

CONVERSION AGREEMENT

This Asset Alignment and Limited Partnership Conversion Agreement (the “Agreement”) is made as of November 2, 2012 by and among Mission West Properties, Inc., a Maryland corporation (the “Company”), Mission West Properties, L.P., a Delaware limited partnership (“MWP”), Mission West Properties, L.P. I, a Delaware limited partnership (“MWP I”), Mission West Properties, L.P. II, a Delaware limited partnership (“MWP II”), Mission West Properties, L.P. III, a Delaware limited partnership (“MWP III”), Mission West Properties, L.P. IV, a Delaware limited partnership (“MWP IV”), Mission West Properties, L.P. V, a Delaware limited partnership (“MWP V” and, together with MWP, MWP I, MWP II, MWP III and MWP IV, the “Operating Partnerships”), and each of the limited partners (the “Limited Partners”) of the Operating Partnerships.

RECITALS

A. The Company is the sole general partner of each of the Operating Partnerships. The Operating Partnerships are governed, as applicable, by those certain Amended and Restated Agreements of Limited Partnership, dated as of July 1, 1998, for each of MWP, MWP I, MWP II and MWP III, and by those certain Agreements of Limited Partnership, dated as of December 21, 2011, for each of MWP IV and MWP V (collectively, the “Partnership Agreements”). Unless otherwise defined in this Agreement, capitalized terms used in this Agreement have the meanings provided in the respective Partnership Agreements;

B. The Limited Partners shown on Exhibit A own all of the units of limited partnership interest of the Operating Partnerships (“L.P. Units”) outstanding as of the date of this Agreement;

C. The Company and the Limited Partners agree that their interests in owning, operating and managing real estate are divergent and desire to separate their interests in the Operating Partnerships pursuant to the terms and conditions of a Partnership Separation Agreement to be executed by and among the parties hereto (the “Partnership Separation Agreement”);

D. Pursuant to that certain Exchange Rights Agreement dated as of December 29, 1998, as amended (the “Exchange Rights Agreement”), each Limited Partner is entitled to tender their L.P. Units in exchange for (i) cash, (ii) shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), or (iii) a combination thereof;

E. Certain Limited Partners will elect to tender their L.P. Units (the “Departing Limited Partners”), and the remaining Limited Partners, as set forth on Exhibit B hereto, provided that Exhibit B will be updated upon final elections, (the “Surviving Limited Partners”), desire to continue to participate in the Operating Partnerships;

F. The Surviving Limited Partners have requested that the Company enter into certain inter-partnership transactions to facilitate the long term plans of the Operating Partnerships to continue to own and operate certain real estate assets currently owned by the Operating Partnerships;

G. The Company has agreed to accommodate the request of the Surviving Limited Partners in order to provide an equitable distribution of assets and liabilities pursuant to the Partnership Separation Agreement; and

H. The Limited Partners have entered into this Agreement in conjunction with the Company’s plans to liquidate its assets, except those assets to be retained by the Operating Partnerships.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Transfer of Assets. On the Closing, MWP IV shall sell its assets listed on Exhibit C hereto, at the agreed upon fair value of $133,950,490, to certain of the Operating Partnerships, and such Operating Partnerships shall purchase from MWP IV such assets at such agreed upon fair value, as follows: 80% to MWP ($133,950,490 X 80% = $107,160,392), 10% to MWP II ($133,950,490 X 10% = $13,395,049) and 10% to MWP III for $13,395,049, in a taxable transaction in exchange for approximately $15,000,000 in cash and $118,950,490 in promissory notes. Upon completion of the sale, MWP IV will no longer own any real property assets and will hold only the cash and notes receivable from MWP, MWP II and MWP III as set forth above.

2. Limited Partnership Unit Conversion.

2.1 Pursuant to the terms of the Exchange Rights Agreement, the Departing Limited Partners have elected to tender their respective L.P. Units to the Company in exchange for shares of Common Stock, cash or a combination thereof by delivering to the Company (a) a Letter of Transmittal and (b) a calculation, to the best of their knowledge and with the help of the Company, of the maximum number of shares of Common Stock that may be issued without causing either (x) a violation of the restrictions on ownership and transfer (the “REIT Requirements”) contained in the charter of the Company (the “Charter”) in any respect, or (y) any person or entity to beneficially own shares of Common Stock in excess of the applicable Ownership Limit (as defined in the Charter). The Company shall pay for the L.P. Units by delivering shares of Common Stock, cash, a promissory note or a combination thereof. Additionally, Carl Berg and Clyde Berg have agreed to convert their remaining L.P. Units totaling 1,379,280 in MWP IV to shares of Common Stock.

2.2 Notwithstanding Section 2.1 above, and in accordance with Section 2.2 of the Exchange Rights Agreement, no shares of Common Stock or cash shall be issued or paid in respect of any tender of L.P. Units if such tender of L.P. Units would result in a violation of the REIT Requirements or would result in any person or entity beneficially owning shares of Common Stock in excess of the applicable Ownership Limit. Accordingly, the Company will issue a note payable to any Departing Limited Partner who is prevented from converting any L.P. Units in partial redemption of their interests due to the applicable Ownership Limit. Exhibit F hereto shall be updated to list the notes to be issued to Departing Limited Partners.

3. Closing and Partnership Separation Agreement

3.1 Closing Date. The parties shall close the transactions contemplated by this Agreement (the “Closing”) on December 26, 2012, or such other date as is determined by the Company (the “Closing Date”).

3.2 Partnership Separation Agreement. Immediately following the asset alignment and conversion transactions identified in Sections 1 and 2 above, the Company and the Surviving Limited Partners shall consummate the transactions contemplated in the Partnership Separation Agreement.

4. General Provisions

4.1 Waiver and Modification. This Agreement may be amended or supplemented only by a written instrument signed by the Company and the party against whom the amendment or supplement is sought to be enforced.

4.2 Further Assurances. Each party agrees, at its own expense, to execute, acknowledge and deliver any further instruments reasonably requested by another party, and to take any other action consistent with the terms of this Agreement that may reasonably be requested by the other parties, for the purpose of carrying out the terms of this Agreement.

4.3 Governing Law and Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, except as to matters relating to the internal actions and affairs of the

Company (including the powers, rights, duties and obligations of the directors, officers and stockholders) to which Maryland law would apply, which shall be governed by and interpreted in accordance with the laws of the State of Maryland. Any legal proceeding between the parties hereto shall take place in Santa Clara County, California.

4.4 Binding Effect; Successors; Third Party Beneficiary. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective transferees, assigns and other successors in interest, and nothing herein is intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder.

4.5 Counterparts. This Agreement may be executed in counterparts.

4.6 References. Unless expressly indicated to the contrary, all references herein to Sections and Exhibits refer to the specified part of this Agreement. All terms such as “herein,” “hereby” or “hereunder” refer to this Agreement as a whole.

4.7 Headings. The headings used in this Agreement are provided for convenience only and this Agreement shall be interpreted as though they did not appear herein.

4.8 Termination. This Agreement may be terminated by the Company at any time prior to the Closing Date.

5. Board and Partnership Approvals

5.1 Board Approval. The Board of Directors of the Company, by resolutions duly adopted and by the requisite vote provided for in the Charter and Bylaws of the Company, upon the recommendation of its Independent Directors Committee, has duly authorized and approved this Agreement and the performance by the Company in its own capacity and in its capacity as general partner of each of the Operating Partnerships, of its obligations hereunder, and any other required transactions and agreements contemplated by the Company in connection herewith.

5.2 Partner Approval. By executing this Agreement the Company, in its capacity as general partner of each of the Operating Partnerships and the Limited Partners of each of the Operating Partnerships authorize and approve this Agreement and the performance by such Operating Partnership of its obligations hereunder, by all necessary limited partnership action. This Agreement shall be deemed duly authorized and approved by the execution of this Agreement by Limited Partners holding at least one half of the L.P. Units of each of the Operating Partnership (not including L.P. Units held by the Company) and Limited Partners holding at least one half of the total L.P. Units of all of the Operating Partnerships (not including L.P. Units held by the Company).

[Signature Page Follows]

The parties have duly executed and delivered this Asset Alignment and Limited Partnership Conversion Agreement as of the date set forth above.

OPERATING PARTNERSHIPS: MISSION WEST PROPERTIES, L.P., a Delaware limited partnership		COMPANY: MISSION WEST PROPERTIES, INC., a Maryland corporation

By: Mission West Properties, Inc., a Maryland corporation, Its General Partner		By:	/s/ R.V. Marino
		Name:	R.V. Marino
		Title:	President and COO
By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

MISSION WEST PROPERTIES, L.P. I, a Delaware limited partnership: By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

MISSION WEST PROPERTIES, L.P. II, a Delaware limited partnership: By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

SIGNATURE PAGE TO THE ASSET ALIGNMENT AGREEMENT AND

LIMITED PARTNERSHIP CONVERSION AGREEMENT

MISSION WEST PROPERTIES, L.P. III, a Delaware limited partnership: By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

MISSION WEST PROPERTIES, L.P. IV, a Delaware limited partnership: By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

MISSION WEST PROPERTIES, L.P. V, a Delaware limited partnership: By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

SIGNATURE PAGE TO THE ASSET ALIGNMENT AGREEMENT AND

LIMITED PARTNERSHIP CONVERSION AGREEMENT

LIMITED PARTNERS: CARL E. BERG
/s/ Carl E. Berg

1981 KARA ANN BERG TRUST
/s/ Clyde J. Berg

THELMER AALGAARD
/s/ Thelmer Aalgaard

CLYDE J. BERG
/s/ Clyde J. Berg

KARA A. BERG
/s/ Kara A. Berg

BERG & BERG ENTERPRISES, INC.
/s/ Carl E. Berg

BERG & BERG ENTERPRISES, LLC
/s/ Carl E. Berg

SIGNATURE PAGE TO THE ASSET ALIGNMENT AGREEMENT AND

LIMITED PARTNERSHIP CONVERSION AGREEMENT

WEST COAST VENTURE CAPITAL, INC.

/s/ Carl E. Berg

JTK TRUST

MICHAEL L. KNAPP
/s/ Michael L. Knapp

LEIGHTON FARGHER

MYRON CRAWFORD

STEVE ABERLE

BRIAN AALGAARD

SONYA BERG

SIGNATURE PAGE TO THE ASSET ALIGNMENT AGREEMENT AND

LIMITED PARTNERSHIP CONVERSION AGREEMENT

SHERRI ZORN

KNAPP INVESTMENTS
/s/ Michael Knapp

KARA ANN BERG 2011 CHARITABLE REMAINDER TRUST
/s/ Carl E. Berg

CLYDE J. BERG 2011 CHARITABLE REMAINDER TRUST
/s/ Clyde J. Berg

CARL AND MARY ANN BERG CHARITABLE REMAINDER TRUST
/s/ Carl E. Berg

SIGNATURE PAGE TO THE ASSET ALIGNMENT AGREEMENT AND

LIMITED PARTNERSHIP CONVERSION AGREEMENT

EXHIBIT A

LIMITED PARTNERS

Carl E. Berg and Mary Ann Berg

Clyde J. Berg

Kara Ann Berg

1981 Kara Ann Berg Trust

Thelmer and Patricia Aalgaard

Berg & Berg Enterprises, Inc.

Berg & Berg Enterprises, LLC

West Coast Venture Capital, Inc.

The JTK Trust

Michael L. Knapp

Leighton Fargher

Myron Crawford

Steve Aberle

Brian Aalgaard

Sonya Berg

Sherri Zorn

Knapp Investments

Kara Ann Berg 2011 Charitable Remainder Trust

Clyde J. Berg 2011 Charitable Remainder Trust

Carl and Mary Ann Berg Charitable Remainder Trust

EXHIBIT B

SURVIVING LIMITED PARTNERS

Carl E. Berg and Mary Ann Berg

Clyde J. Berg

Kara Ann Berg

1981 Kara Ann Berg Trust

Thelmer and Patricia Aalgaard

Berg & Berg Enterprises, Inc.

Berg & Berg Enterprises, LLC

West Coast Venture Capital, Inc.

EXHIBIT C

DE ANZA LEGAL DESCRIPTION

Real property in the City of Cupertino, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Parcel 1, as said Parcel is shown on the Parcel Map filed November 23, 1977 in Book 408 of Maps at Pages 14 and 15, Santa Clara County Records.

Excepting therefrom certain underground water rights as contained in that document recorded April 12, 1991 as Document No. 10863994 of Official Records.

PARCEL ONE-A:

An easement for ingress and egress over a portion of Parcel 2 as shown on the Parcel Map filed November 23, 1977 in Book 408 of Maps at Pages 14 and 15, Santa Clara County Records.

MARIANI LEGAL DESCRIPTION

Real property in the City of Cupertino, County of Santa Clara, State of California, described as follows:

PARCEL TWO:

Parcel 2, as said Parcel is shown on the Parcel Map filed November 23, 1977 in Book 408 of Maps at Pages 14 and 15, Santa Clara County Records.

Excepting therefrom certain underground water rights as contained in that document recorded April 12, 1991 as Document No. 10863994 of Official Records.

PARCEL TWO-A:

An easement for ingress and egress over a portion of Parcel 1 as shown on the Parcel Map filed November 23, 1977 in Book 408 of Maps at Pages 14 and 15, Santa Clara County Records.

EXHIBIT D

COMMON STOCK OR CASH TO BE PAID TO DEPARTING LIMITED PARTNERS

Limited Partner	L.P. Units	Cash	Stock	Note

Annex D

PARTNERSHIP SEPARATION AGREEMENT

This Partnership Separation Agreement (this “Agreement”) is entered into as of November 2, 2012, by and among Mission West Properties, Inc., a Maryland corporation (the “Company”), Mission West Properties, L.P., a Delaware limited partnership (“MWP”), Mission West Properties, L.P. I, a Delaware limited partnership (“MWP I”), Mission West Properties, L.P. II, a Delaware limited partnership (“MWP II”), Mission West Properties, L.P. III, a Delaware limited partnership (“MWP III”), Mission West Properties, L.P. IV, a Delaware limited partnership (“MWP IV”), Mission West Properties, L.P. V, a Delaware limited partnership (“MWP V” and, together with MWP, MWP I, MWP II, MWP III and MWP IV, the “Operating Partnerships”), and each of the limited partners (the “Limited Partners”) of the Operating Partnerships.

RECITALS

A. The Company is the sole general partner of each of the Operating Partnerships. The Operating Partnerships are governed, as applicable, by those certain Amended and Restated Agreements of Limited Partnership, dated as of July 1, 1998, for each of MWP, MWP I, MWP II and MWP III, and by those certain Agreements of Limited Partnership, dated as of December 21, 2011, for each of MWP IV and MWP V (collectively, the “Partnership Agreements”). Unless otherwise defined in this Agreement, capitalized terms used in this Agreement have the meanings provided in the respective Partnership Agreements.

B. The Limited Partners shown on Exhibit C and the Company own all of the units of limited partnership interest of the Operating Partnerships (“L.P. Units”) outstanding, after giving effect to the anticipated conversion (the “Conversion”) to shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), of certain L.P. Units as set forth in that certain Asset Alignment and Limited Partner Conversion Agreement of even date herewith (the “Alignment Agreement”), by and among the parties thereto provided, however, that Exhibit C will be updated upon final conversions as set forth in the Alignment Agreement;

C. The Company and the Limited Partners agree that their interests in owning, operating and managing real estate are divergent;

D. The Board of Directors of the Company (the “Board” or “Board of Directors”), upon the recommendation of the Independent Directors Committee thereof (the “Independent Directors Committee”), has determined it is in the Company’s best interests and in the best interests of the Company’s stockholders to separate the business operations of the Company from the Operating Partnerships and for the Company to withdraw as the sole general partner from each of the Operating Partnerships (the “Separation”);

E. The Separation is to be effected by the transfer of certain properties by the Operating Partnerships to the Company, the withdrawal of the Company as the sole general partner of each of the Operating Partnerships and with respect to any limited partnership interests it currently holds or acquires prior to the Closing Date, and the assumption of debt and other liabilities by the Company (the “Debt and Other Obligations”), as set forth herein on Exhibit B.

F. The Operating Partnerships desire to continue to manage the remaining property not transferred to the Company (the “Retained Property”).

G. Subject to and on the terms and conditions of this Agreement, on the Closing Date (as defined in Section 3.1) the respective Operating Partnerships shall transfer to the Company the real properties described in the attached Exhibit A (collectively, the “Target Properties”) and certain other assets, subject to the assumption of debt and other liabilities, as more particularly described on Exhibit B, in full redemption and cancellation of the Company’s general partnership interest in each of the Operating Partnerships and any limited partnership interests of the Company in the Operating Partnerships (collectively, the “G.P. Interests”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Transfer of Property

On the Closing Date, the Operating Partnerships shall convey the Target Properties and assign certain contracts to the Company and the Company agrees to accept such Target Properties and assume such contracts, debt and other obligations as follows:

1.1 Transferred Assets. Subject to the terms, covenants and conditions of this Agreement, in exchange for the G.P. Interests, as provided herein, the Operating Partnerships shall at the Closing transfer and deliver to the Company, and the Company shall accept from the Operating Partnerships:

1.2 Real Property. Fee simple interests in all of the Land comprising the Target Properties together with the Improvements thereon, including, without limitation, all rights, privileges, servitudes, and other appurtenances related thereto, including, without limitation, all rights, title and interests of the Operating Partnerships, if any, in and to any streets, alleys or rights of way which are adjacent to such land, and subsurface and other rights below such land and any air rights above such land, if any;

1.3 Intangible Property. All intangible property owned by the Operating Partnerships, including, without limitation, any Licenses and Permits, or other intangible rights related to the Land, if any;

1.4 Personal Property; Leases; Debt and Other Obligations. The Personal Property, appurtenances, if any, Leases and Debt and Other Obligations; and

1.5 Other Assets. Without duplication, all of the Operating Partnerships’ rights, title and interests in and to the Property and all security deposits, given by tenants to secure their performance under the Leases.

1.6 Service Contracts. All of the Operating Partnerships’ third party service contracts (other than the Leases) entered into by the Operating Partnerships relating to the management, maintenance, leasing or operation of any of the Target Properties, if any, which shall be terminated as of the Closing.

1.7 Excluded Assets. The Company shall not be entitled to receive any personal property of the Operating Partnerships used for operations of the headquarters of the Company located at 10050 Bandley Drive, Cupertino, California, or its offsite storage facilities located at 1690 Memorex Drive, Santa Clara, California, and the Operating Partnerships shall retain all other real properties held by the Operating Partnerships which are not Target Properties, and other assets as set forth on Exhibit D (the “Retained Properties”), the leases, licenses and other occupancy agreements with tenants relating to the use or occupancy of any portion of any of the Retained Properties, including any amendments to the foregoing (collectively, the “Retained Leases”) and all service contracts and any and all assets that relate solely to the Retained Properties and the Retained Leases.

1.8 Qualified Non-Recourse Debt and Other Obligations. The Company shall assume certain qualified non-recourse financing (the “Loans”) and the Debt and Other Obligations. The estimated Debt and Other Obligations assumed by the Company in connection with the Target Properties is as set forth on Exhibit B. On the Closing Date, the Company and the Operating Partnerships will update Exhibit B as of the Closing Date; provided, however, that the total amount of debt and other obligations will not be adjusted.

Section 2. Allocation of Obligations

2.1 Leases and Debt and Other Obligations.

a. On the Closing Date, the Company shall assume the Loans, the Leases and the Debt and Other Obligations.

b. In addition to the liabilities and other obligations set forth in Section 2.1.a above, the Company shall be allocated such cash and additional debt and obligations sufficient to ensure that the Company receives the fair value of its respective capital accounts of each Operating Partnership, as reflected by the asset values set forth on Exhibit A, while taking into consideration the liabilities and other obligations set forth in Section 2.1a. All partners, including, but not limited to, the Company, shall be entitled to their pro rata share of the fair value of their respective capital accounts based on their underlying ownership in each respective Operating Partnership. Each Operating Partnership shall be accounted for separately and each partner in their respective Operating Partnership shall be entitled to their pro rata share of their respective fair value capital account, based on their ownership interest in the underlying Operating Partnership. In the event of an over-distribution, any excess will be returned to the Operating Partnerships. Any required adjustments will be made in accordance with capital accounts in the Operating Partnerships. These final calculations will be certified by the Company President or Chief Financial Officer and a member of the Independent Directors Committee. All fees and expenses incurred by the Company and the Operating Partnerships in connection with the transactions contemplated hereby and the other transactions and agreements contemplated by the Company through Closing and estimated post-Closing shall be allocated among the Company and the Operating Partnerships on an enterprise level basis.

c. Notwithstanding Sections 2.1.a and 2.1.b, the minimum per share price payable to stockholders of the Company shall not be less than $9.20 per share of Common Stock (as adjusted, the “Minimum Stock Price”) less the amount of any dividends distributed with respect to such shares after the date of this Agreement and after giving effect to all conversions of L.P. Units to shares of Common Stock and/or notes as of the Closing Date as set forth in the Alignment Agreement. The Minimum Stock Price is (i) based upon the facts available to the Company as of October 31, 2012 and the pro forma projections set forth in Exhibits A, B, D and E attached hereto; and (ii) subject to change due to subsequent developments related to the projections that are unknown to the Company as of the date hereof. On the Closing Date, the Company and the Operating Partnerships will update Exhibits A, B, D and E as of the Closing Date. The fair value of the capital accounts for the Limited Partners on a per L.P. Unit basis, calculated pursuant to Section 2.1 b., and adjusted in a manner consistent with any adjustments to the “Minimum Stock Price” pursuant to this paragraph, shall not be greater than the per share price payable to stockholders of the Company.

d. To the extent that the Limited Partners elect to tender greater or less than 48,504,094 L.P. Units for the Conversion, Carl Berg or any other Limited Partner that remains in the Operating Partnerships agrees to elect to convert or withdraw his election to convert with respect to the number of L.P. Units necessary such that 57,245,906 L.P. Units remain after the Conversion.

2.2 Indemnification.

a. The Company shall indemnify and hold harmless each of the Operating Partnerships, its partners and its respective directors, officers, employees and agents (collectively, the “Partnership Indemnified Parties”) from and against any claim, loss, damage, liability or expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by the Partnership Indemnified Parties after the Closing Date with respect to the Target Properties and the Leases with any insurance carried by the Company, all of which will be based upon the levels of coverage and deductibles maintained by the Company as of the date of this Agreement. The Company is responsible for the payment of any deductibles.

b. The Operating Partnerships shall indemnify and hold harmless each of the Company, its stockholders, officers, directors and employees and agents, and their respective partners, directors, officers, employees and agents (collectively, the “Company Indemnified Parties”) from and against any claim, loss, damage, liability or expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by the Company Indemnified Parties after the Closing Date with respect to the Retained Properties, the Retained Leases, and any contracts relating to the Retained Properties with any insurance carried by the Operating Partnerships or Company, all of which will be based upon the levels of coverage and deductibles maintained by the Operating Partnerships or Company as of the date of this Agreement. The Operating Partnerships or Company, as applicable under the policy, is responsible for the payment of any deductibles.

2.3 Retained Properties. On the Closing Date, following the conveyance of the Target Properties, the Operating Partnerships shall retain the remaining property and any all rights and obligations appurtenant thereto. The complete list of the “Retained Assets and Liabilities” is attached hereto in Exhibit D. On the Closing Date, the Company and the Operating Partnerships will update Exhibit D.

2.4 Target Properties, Other Assets, and Liabilities. Effective immediately following the conveyances on the Closing Date, the complete list of assets and liabilities of the Company received from the Operating Partnerships will be as set forth on Exhibit E. On the Closing Date, the Company and the Operating Partnerships will update Exhibit E.

Section 3. Closing Date and Escrow

3.1 Closing Date. The parties shall close the transactions contemplated by this Agreement (the “Closing”) on December 26, 2012, or such other date as is determined by the Company (the “Closing Date”).

3.2 Escrow. This Section 3, together with such additional instructions as First American Title Insurance Company, San Jose, California, Attention: Liz Zankich (the “Escrow Holder”) shall reasonably request and the parties shall agree to, shall constitute the escrow instructions to Escrow Holder. Upon Escrow Holder’s written acceptance of this Agreement, Escrow Holder is authorized and directed to act in accordance with the terms of this Agreement. The Company and the Operating Partnerships shall execute Escrow Holder’s general escrow instructions upon request; provided, however, that if there is any conflict or inconsistency between such general escrow instructions and this Agreement, this Agreement shall control unless the intent to amend this Agreement is clearly stated in such additional instructions.

The escrow shall close on the Closing Date, provided that the conditions to the Closing set forth in Section 9.3 of this Agreement have been satisfied.

3.3 The Operating Partnerships’ Closing Deliverables. Each of the Operating Partnerships, as applicable, shall deliver to the Company at or before the Closing (or, in the case of the items referred to in Section 3.3a, deliver to the Escrow Holder prior to the Closing Date) the following:

a. Duly executed and acknowledged grant deeds (the “Deeds”) conveying each of the Target Properties owned by the Operating Partnership to the Company;

b. Two signed counterparts of an assignment and assumption agreement, in which each of the Operating Partnerships assigns to the Company its rights under the Leases, and the Company assumes each of the Operating Partnership’s obligations under the Leases (the “Lease Assignment and Assumption Agreement”);

c. The original Leases;

d. Cash equal to all costs of Closing and prorations to be paid by each of the respective Operating Partnerships pursuant to Sections 3.6 and 3.7;

e. Cash, Debt and Other Obligations assumed by the Company in connection with this Agreement;

f. Any agreement required by the lenders to any of the Operating Partnerships for the Operating Partnerships to assign the Debt and Other Obligations to the Company or any other person, as applicable;

g. All records and files relating to the management or operation of the Target Properties, including, without limitation, all tenant files (including correspondence), property tax bills and all calculations used to prepare statements of rental increases under the Leases and statements of common area charges, insurance, property taxes and other charges which are paid by tenants of the Target Properties;

h. Such additional documents, including written escrow instructions consistent with this Agreement, as may be necessary or desirable for conveyance of the Target Properties in accordance with this Agreement; and

i. Any letters of credit in lieu of security deposits.

The Operating Partnerships shall deliver possession of the Target Properties to the Company at the Closing free and clear of rights of any parties to possession, except for the existing Leases, the Debt and other Obligations being assumed by the Company.

3.4 The Company’s Closing Deliverables. The Company shall deliver to the Operating Partnerships at or before the Closing the following:

a. Two signed counterparts of the Lease Assignment and Assumption Agreement;

b. Cash equal to the prorations to be paid by the Company pursuant to Sections 3.6 and 3.7;

c. Such additional documents, including written escrow instructions consistent with this Agreement, as may be necessary or desirable for conveyance of all of its interests in the Operating Partnerships in accordance with this Agreement; and

d. A certificate acknowledging the Company elects West Coast Venture Capital, Inc. as general partner and resigns itself as general partner of each of the Operating Partnerships.

3.5 Closing. When Escrow Holder has received all documents and funds identified in Sections 3.3 and 3.4, and has received written notification from the Company and the Operating Partnerships that the conditions to Closing to be satisfied outside of escrow have been satisfied or waived, then, and only then, Escrow Holder shall:

a. Record the Deeds;

b. To the extent not otherwise delivered to the Company outside of escrow, deliver to the Company: (i) conformed copies (showing all recording information thereon) of the Deeds; (ii) fully executed originals of the Lease Assignment and Assumption Agreement, (iii) the original Leases, and (iv) fully executed originals of the any required assumption or other agreements in connection with the Company’s assumption of the Debt and Other Obligations; and

c. Deliver to the Operating Partnerships fully executed originals of the Lease Assignment and Assumption Agreement and any required assumption or other agreements in connection with the Company’s assumption of the Loans, the Debt and Other Obligations.

If applicable, Escrow Holder shall prepare and sign closing statements showing all receipts and disbursements and deliver copies to the Company and the Operating Partnerships and shall file with the Internal Revenue Service (with copies to the Company and the Operating Partnerships) the reporting statement required under Section 6045(e) of the Internal Revenue Code.

3.6 Prorations. Subject to the other provisions of this Section 3, all receipts and disbursements of the Target Properties will be prorated as of 12:01 a.m. on the Closing Date.

a. Rents under the Leases shall be apportioned as of the Closing Date. With respect to any rent arrearages collected under the Leases after Closing, the Company shall pay to the Operating Partnerships any rent actually collected which is applicable to the period prior to and including the Closing Date.

b. The Company shall be entitled to receive the total sum of all security deposits, paid to the Operating Partnerships by tenants under any Leases.

c. All real and personal property ad valorem taxes and special assessments, if any, whether payable in installments or not, including without limitation, all supplemental taxes attributable to the period prior to and including the Closing Date for the calendar year in which the Closing occurs, shall be prorated to the Closing Date, based on the latest available tax rate and assessed valuation. If the amount of any installment of real property taxes is not known as of the Closing Date, then a proration shall be made by the parties based on a reasonable estimate of the real property taxes applicable to the particular Transferred Property.

d. All utility charges and billings for property services, including items such as landscape maintenance and the like shall be prorated as of the Closing Date and the Company shall obtain a final billing therefor.

3.7 Closing Costs. The Operating Partnerships shall pay transfer taxes, if any. The Operating Partnerships shall pay escrow fees, recording charges and all other closing costs. All other costs, if any, shall be apportioned in the customary manner for real property transactions in the applicable county where a Target Property is located.

3.8 Possession. The Operating Partnerships shall deliver exclusive right of possession of the Target Properties to the Company on the Closing Date.

Section 4. Condition of Contributed Properties

4.1 As Is, Where Is Condition. THE COMPANY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN THE DEEDS, THE OPERATING PARTNERSHIPS (A) HAVE NOT MADE, (B) DO NOT MAKE, (C) SHALL NOT, BY THE EXECUTION AND DELIVERY OF ANY DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION WITH CLOSING, MAKE AND (D) SPECIFICALLY NEGATE AND DISCLAIM, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (I) THE VALUE OF THE TARGET PROPERTIES; (II) THE INCOME TO BE DERIVED FROM THE TARGET PROPERTIES; (III) THE SUITABILITY OF THE TARGET PROPERTIES FOR ANY AND ALL ACTIVITIES AND USES WHICH THE COMPANY MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE TARGET PROPERTIES; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE TARGET PROPERTIES; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE TARGET PROPERTIES; (VI) THE NATURE, QUALITY OR CONDITION OF THE TARGET PROPERTIES, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY THEREOF; (VII) THE COMPLIANCE OF OR BY THE TARGET PROPERTIES OR THEIR OPERATION CONSISTENT WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AGENCY OR BODY; (VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE TARGET PROPERTIES; (IX) THE TARGET PROPERTIES’ COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, CALIFORNIA HEALTH AND SAFETY CODE, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE TARGET PROPERTIES; (XI) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE TARGET PROPERTIES, INCLUDING, WITHOUT LIMITATION, ANY

PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO THE COMPANY; (XII) THE CONFORMITY OF THE TARGET PROPERTIES TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIII) ADEQUACY OR SUFFICIENCY OF ANY UNDERSHORING OF THE TARGET PROPERTIES; (XIV) ADEQUACY OR SUFFICIENCY OF ANY DRAINAGE OF THE TARGET PROPERTIES; (XV) THE FACT THAT ALL OR A PORTION OF THE TARGET PROPERTIES MAY OR MAY NOT BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE; (XVI) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE TARGET PROPERTIES; OR (XVII) WITH RESPECT TO ANY OTHER MATTER. THE COMPANY FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE TARGET PROPERTIES AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE TARGET PROPERTIES, EXCEPT FOR THE DEEDS, THE COMPANY IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE TARGET PROPERTIES AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY THE OPERATING PARTNERSHIPS. THE COMPANY FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO THE COMPANY OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF THE OPERATING PARTNERSHIPS WITH RESPECT TO THE TARGET PROPERTIES WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT THE OPERATING PARTNERSHIPS HAVE NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND THE OPERATING PARTNERSHIPS MAKE NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. THE OPERATING PARTNERSHIPS ARE NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE TARGET PROPERTIES, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, SERVANT OR OTHER PERSON. THE COMPANY FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE TARGET PROPERTIES AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS AND SUBJECT TO ALL DEFECTS, AND THAT THE OPERATING PARTNERSHIPS HAVE NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN. THE COMPANY REPRESENTS, WARRANTS AND COVENANTS TO THE OPERATING PARTNERSHIPS THAT, EXCEPT FOR THE DEEDS, THE COMPANY IS RELYING SOLELY UPON THE COMPANY’S OWN INVESTIGATION OF THE TARGET PROPERTIES.

Section 5. Redemption of Partnership Interests

5.1 Effective Time. Effective as of the Closing, the Operating Partnerships shall be deemed to have transferred the Target Properties to the Company subject to the assumption of the Debt and Other Obligations as more particularly described on Exhibit B, in full redemption and cancellation of the Company’s general partnership interest in each of the Operating Partnerships and any limited partnership interests of the Company in the Operating Partnerships. Thereafter the Company shall have no ownership interest in the Operating Partnerships.

5.2 Tax Matters. The Operating Partnerships shall use all reasonable efforts to furnish to the Company and the Partners, within 60 days of the close of the current taxable year, the tax information reasonably required by the Company for its federal and state income tax returns.

Section 6. Definitions

As used in this Agreement, the following terms shall have the following meanings:

“Closing” as defined in Section 3.1.

“Closing Date” as defined in Section 3.1.

“Governmental Agency” means any local, county, state and federal governmental agencies, authorities, regulatory bodies, courts or tribunals, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof.

“Improvements” means the buildings, improvements and structures located on the Land, but shall expressly exclude any fixtures owned by any tenant under any Lease.

“Land” means those certain parcels of land and appurtenances thereto more particularly described on Exhibit A-1 through A-59 attached hereto, including the Operating Partnerships’ right, title and interest, if any, in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent to such parcels of land.

“Leases” means all leases, licenses and other occupancy agreements for the use or occupancy of any portion of any of the Target Properties, together with any amendments or modifications thereto.

“Licenses and Permits” means, collectively, all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any Governmental Agency in connection with the Target Property and Improvements, together with all renewals and modifications thereof, in each case to the extent transferable.

“Personal Property” means, in respect of any Target Property, all of the right, title and interest of the Operating Partnerships in and to the tangible personal property which is located at and used solely in connection with the Target Property as of the Closing Date.

“Property” means the Target Property, together with the related Personal Property, the Leases (together with any guaranties thereof and letters of credit and/or other security posted as security for obligations thereunder) and to the extent transferable, all of Operating Partnerships’ right, title, and interest in and to all tangible and intangible assets of any nature relating solely to the Property, including without limitation, (a) all warranties upon the Improvements or the Personal Property, (b) rights to any plans, specifications, engineering studies, reports, drawings, and prints relating to the construction, reconstruction, modification and alteration of Improvements, (c) all works of art, graphic designs and other intellectual or intangible property used by Operating Partnerships in connection with the Property, including any trade name associated with the Improvements, (d) the Licenses and Permits, (e) the name “Mission West Properties” and any variants thereof and similar business or trade names, to the extent transferable, and (f) any websites or other intellectual property of Operating Partnerships, to the extent transferable.

“Title Company” means First American Title Insurance Company, San Jose, California.

Section 7. Obligations of Limited Partners. The Limited Partners consent to this Agreement and shall cooperate and, at the request of the other parties hereto, execute, deliver and/or file such other papers, instruments, notices, petitions, statements, registrations, submissions of information, applications and other documents as the other party or parties, the Title Company or Escrow Holder may reasonably request and do and perform such other acts and things (including all action reasonably necessary to seek and obtain any and all consents, waivers and approvals of any Governmental Agency or third party required or advisable in connection with the transactions contemplated hereby) as may be reasonably necessary or desirable for effecting completely, in the most expeditious manner reasonably practicable, the consummation of this Agreement and the transactions contemplated hereby.

Section 8. General Provisions

8.1 Other Agreements Superseded; Waiver and Modification. This Agreement supersedes all prior agreements or understandings, written or oral, between the parties relating to the Company’s interest in each of the Operating Partnerships, and incorporates the entire understanding of the parties with respect to the subject matter hereof. This Agreement may be amended or supplemented only by a written instrument signed by the Company and the party against whom the amendment or supplement is sought to be enforced. The party benefited by any condition or obligation may waive the same, but such waiver shall not be enforceable by another party unless made by written instrument signed by the waiving party.

8.2 Further Assurances. Each party agrees, at its own expense, to execute, acknowledge and deliver any further instruments reasonably requested by another party, and to take any other action consistent with the terms of this Agreement that may reasonably be requested by the other party, for the purpose of carrying out the terms of this Agreement.

8.3 Governing Law and Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, except as to matters relating to the internal actions and affairs of the Company (including the powers, rights, duties and obligations of the directors, officers and stockholders) to which Maryland law would apply, which shall be governed by and interpreted in accordance with the laws of the State of Maryland. Any legal proceeding between the parties hereto shall take place in Santa Clara County, California.

8.4 Binding Effect; Successors; Third Party Beneficiary. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective transferees, assigns and other successors in interest, and nothing herein is intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder.

8.5 Counterparts. This Agreement may be executed in counterparts.

8.6 References. Unless expressly indicated to the contrary, all references herein to Sections and Exhibits refer to the specified part of this Agreement. All terms such as “herein,” “hereby” or “hereunder” refer to this Agreement as a whole.

8.7 Headings; Date. The headings used in this Agreement are provided for convenience only and this Agreement shall be interpreted as though they did not appear herein.

8.8 Attorneys’ Fees. If any action or proceeding is commenced by either party to enforce their rights under this Agreement or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in addition to any other relief awarded by the court.

8.9 Time of the Essence. Time is of the essence for purposes of this Agreement.

8.10 Independent Counsel. The Company, the Operating Partnerships and the Limited Partners each acknowledge that: (i) Pillsbury Winthrop Shaw Pittman LLP is counsel to the Company and not the Operating Partners or the Limited Partners; (ii) all parties hereto have been advised to seek their own separate counsel; and (iii) this Agreement is the result of negotiations between the parties hereto.

8.11 Termination. This Agreement may be terminated by the Company at any time prior to the Closing Date.

Section 9. Board, Stockholder and Partner Approvals

9.1. Board Approval. The Board of Directors of the Company, by resolutions duly adopted by the requisite vote provided for in the charter and bylaws of the Company (the “Charter” and the “Bylaws”, respectively), at a meeting duly called and held and at which the quorum, and the individual directors, provided for in the Charter and Bylaws were present and acting throughout as, upon recommendation of the Independent Directors Committee: (a) determined that this Agreement and the transactions contemplated hereby, and in connection herewith, are fair to, and in the best interests of, the Company and its stockholders; (b) authorized and approved this Agreement and the performance by the Company, in its own capacity and in its capacity as the general partner of each of the Operating Partnerships, of its obligations hereunder, and any other required transactions and agreements contemplated by the Company in connection herewith, (c) declared the transactions contemplated by, and in connection with, this Agreement to be advisable and in the best interests of the Company and its stockholders; (d) directed that the transactions described in, substantially upon the terms set forth in, this Agreement and the other constituent agreements, be submitted for consideration by the stockholders of the Company at a special meeting of such stockholders called for such purpose in accordance with Section 3-105 and other applicable sections of the Maryland General Corporation Law (the “MGCL”); and (e) determined to recommend that the stockholders of the Company approve this Agreement, the transactions contemplated hereby.

9.2. Partner Approval. By executing this Agreement the Company, in its capacity as general partner of each of the Operating Partnerships, and the Limited Partners of each of the Operating Partnerships authorize and approve this Agreement and the performance by such Operating Partnership of its obligations hereunder, by all necessary limited partnership action. This Agreement shall be deemed duly authorized and approved by the execution of this Agreement by Limited Partners holding at least one-half of the L.P. Units of each of the Operating Partnership (not including L.P. Units held by the Company) and Limited Partners holding at least one-half of the total L.P. Units of all of the Operating Partnerships (not including L.P. Units held by the Company).

9.3. Stockholder Approval. The obligations of each party to consummate the transactions provided for herein are subject to and contingent upon: (a) approval by the stockholders of the Company of the transactions contemplated by this Agreement by the affirmative vote of the holders of shares of common stock of the Company entitled to cast a majority of all of the votes entitled to be cast on such matters at a stockholders meeting duly called and held for such purpose (the “Stockholder Meeting”), and (b) approval of the transactions contemplated by this Agreement by the affirmative vote of the holders of shares of common stock of the Company entitled to cast a majority of all of the votes entitled to be cast on the transactions at the Stockholder Meeting duly called and held for such purpose, disregarding (in the numerator and denominator) the following holders: (i) M West Holdings, L.P., a Delaware limited partnership; (ii) Carl E. Berg; or (iii) any person who is a member of the immediate family of Carl E. Berg or any entity which is controlled by Carl E. Berg.

[Signature Page Follows]

The parties have duly executed and delivered this Partnership Separation Agreement as of the date set forth above.

OPERATING PARTNERSHIPS:		COMPANY:

MISSION WEST PROPERTIES, L.P., a Delaware limited partnership		MISSION WEST PROPERTIES, INC., a Maryland corporation

By: Mission West Properties, Inc., a Maryland corporation, Its General Partner		By:	/s/ R.V. Marino
		Name:	R.V. Marino
		Title:	President and COO
By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

MISSION WEST PROPERTIES, L.P. I, a Delaware limited partnership:

By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

MISSION WEST PROPERTIES, L.P. II, a Delaware limited partnership:

By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

MISSION WEST PROPERTIES, L.P. III, a Delaware limited partnership:

By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

MISSION WEST PROPERTIES, L.P. IV, a Delaware limited partnership:

By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

MISSION WEST PROPERTIES, L.P. V, a Delaware limited partnership:

By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED TO: LIMITED PARTNERS: CARL E. BERG /s/ Carl E. Berg
1981 KARA ANN BERG TRUST /s/ Clyde J. Berg
THELMER AALGAARD /s/ Thelmer Aalgaard
CLYDE J. BERG /s/ Clyde J. Berg
KARA A. BERG /s/ Kara A. Berg
BERG & BERG ENTERPRISES, INC. /s/ Carl E. Berg
BERG & BERG ENTERPRISES, LLC /s/ Carl E. Berg

WEST COAST VENTURE CAPITAL, INC. /s/ Carl E. Berg
JTK TRUST
MICHAEL L. KNAPP /s/ Michael Knapp
LEIGHTON FARGHER
MYRON CRAWFORD
STEVE ABERLE
BRIAN AALGAARD
SONYA BERG

SHERRI ZORN
KNAPP INVESTMENTS /s/ Michael Knapp
KARA ANN BERG 2011 CHARITABLE REMAINDER TRUST /s/ Carl E. Berg
CLYDE J. BERG 2011 CHARITABLE REMAINDER TRUST /s/ Clyde J. Berg
CARL AND MARY ANN BERG CHARITABLE REMAINDER TRUST /s/ Carl E. Berg

EXHIBIT A

SCHEDULE OF TARGET PROPERTIES AND OTHER ASSETS

[See attached pdf]

EXHIBIT B

SCHEDULE OF DEBT AND OTHER OBLIGATIONS

[See attached pdf]

EXHIBIT C

SCHEDULE OF LIMITED PARTNERS

Carl E. Berg and Mary Ann Berg

Clyde J. Berg

Kara Ann Berg

1981 Kara Ann Berg Trust

Thelmer and Patricia Aalgaard

Berg & Berg Enterprises, Inc.

Berg & Berg Enterprises, LLC

West Coast Venture Capital, Inc.

Exhibit D

Schedule of Retained Assets and Liabilities

[See attached pdf]

Description of Retained Properties

20605-20705 Valley Green

LEGAL DESCRIPTION

PARCEL ONE:

All that certain real property situate in the City of Cupertino, County of Santa Clara, State of California, described as follows:

Parcel 3 as shown on that certain Parcel Map filed for record August 9, 1974 in Book 344 of Maps, page 10, Santa Clara County.

Excepting therefrom the underground rights, but without surface rights of entry, as granted to the City of Cupertino by Instrument recorded January 3, 1975 in Book B233 of Official Records, page 276.

PARCEL TWO:

An easement for ingress and egress and for the installation and maintenance of public utilities over the westerly 15 feet of Parcels 1 and 2 and the easterly 15 feet of Parcel 4, as said parcels are shown on that certain Parcel Map filed for record August 9, 1974 in Book 344 of Maps, page 10, Records of Santa Clara County.

20400 Mariani

LEGAL DESCRIPTION

Real property in the City of Cupertino, County of Santa Clara, State of California, described as follows:

PARCEL TWO:

Parcel 2, as said Parcel is shown on the Parcel Map filed November 23, 1977 in Book 408 of Maps at Pages 14 and 15, Santa Clara County Records.

Excepting therefrom certain underground water rights as contained in that document recorded April 12, 1991 as Document No. 10863994 of Official Records.

PARCEL TWO-A:

An easement for ingress and egress over a portion of Parcel 1 as shown on the Parcel Map filed November 23, 1977 in Book 408 of Maps at Pages 14 and 15, Santa Clara County Records.

10500 N De Anza

LEGAL DESCRIPTION

Real property in the City of Cupertino, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Parcel 1, as said Parcel is shown on the Parcel Map filed November 23, 1977 in Book 408 of Maps at Pages 14 and 15, Santa Clara County Records.

Excepting therefrom certain underground water rights as contained in that document recorded April 12, 1991 as Document No. 10863994 of Official Records.

PARCEL ONE-A:

An easement for ingress and egress over a portion of Parcel 2 as shown on the Parcel Map filed November 23, 1977 in Book 408 of Maps at Pages 14 and 15, Santa Clara County Records.

Exhibit E

Schedule of Company Assets and Liabilities

[See attached pdf]

Annex E

PLAN OF LIQUIDATION

OF

MISSION WEST PROPERTIES, INC.

This Plan of Liquidation and Dissolution (the “Plan of Liquidation”) of Mission West Properties, Inc., a Maryland corporation (the “Corporation”), is intended to constitute a plan of distribution and accomplish the complete liquidation, dissolution and winding up of the Corporation in accordance with Section 3-402 et seq. of the Maryland General Corporation Law (the “MGCL”).

1. This Plan of Liquidation shall be effective (the “Effective Date”) upon its approval by the Board of Directors (the “Board”) and the stockholders of the Corporation in accordance with applicable law and the charter and Bylaws of the Corporation.

2. The proper officers of the Corporation, or directors of the Corporation, shall, at least 20 days prior to filing the Articles of Dissolution contemplated in Section 3 hereof, mail notice to all known creditors of the Corporation at their respective addresses shown on the records of the Corporation as well as all employees of the Corporation either at their home addresses as shown on the records of the Corporation, or at their business address, that the dissolution of the Corporation has been approved.

3. At such time following the Effective Date as such person as may be authorized by the Board shall determine (the “Authorized Person”), the Corporation shall file Articles of Dissolution (the “Articles of Dissolution”) with the State Department of Assessments and Taxation of the State of Maryland as required by the MGCL (the “Date of Dissolution”).

4. On or after the Date of Dissolution, the Corporation shall be voluntarily liquidated and dissolved. The Corporation shall not engage in any business activities, except to the extent necessary for preserving the values of the Corporation’s assets, winding up its business and affairs, discharging and paying all Corporation liabilities and distributing the Corporation’s assets to its stockholders in accordance with the Plan of Liquidation.

5. The Authorized Person shall be authorized to sell or otherwise liquidate any or all of the properties of the Corporation which, in his or her judgment, should be sold or liquidated in order to facilitate the liquidation of the Corporation, and such Authorized Person, on behalf of the Corporation, shall pay or discharge or set aside funds reasonably likely to be sufficient to pay for, or otherwise provide for the payment or discharge of, all liabilities and obligations of the Corporation.

6. The Authorized Person or his or her designee is authorized, directed and empowered to distribute to the stockholders, in proportion to their respective stockholdings, the assets of the Corporation, in whatever form they may then be, not needed for the payment of the liabilities and obligations of the Corporation, as liquidating distributions of the Corporation.

7. Subject to Section 9 below, the distributions contemplated by Section 6 above shall be in complete liquidation of the Corporation and in cancellation of all issued and outstanding shares of stock, and all certificates representing such issued and outstanding shares of stock, if any, shall thereupon be cancelled. The Board of Directors may make such provisions as it deems appropriate regarding the cancellation, in connection with the making of distributions hereunder, of certificates representing the outstanding shares of stock of the Corporation.

8. The Corporation may transfer and assign, at such time as is determined by the Board of Directors, to a liquidating trust as designated by the Board of Directors (the “Liquidating Trust”) sufficient cash and property to pay, or adequately provide for, all such debts and liabilities and such other property as it shall have determined is appropriate. Upon any such transfer and assignment, certificates for shares of common stock will be deemed to represent certificates for identical interests in the Liquidating Trust. The Liquidating Trust shall be constituted pursuant to a liquidating trust agreement in such form as the Board of Directors may approve and its initial trustees shall be appointed by the Board of Directors, it being intended that the transfer and assignment to the Liquidating Trust pursuant hereto and the distribution to the stockholders of the beneficial interest therein shall constitute a part of the final liquidating distribution by the Corporation to the stockholders of their pro rata interest in the remaining amount of cash and other property held by or for the account of the Corporation. From and after the date of any transfer of cash and property by the Corporation to the Liquidating Trust, the Corporation shall have no interest of any character in and to any such cash and property and all of such cash and property shall thereafter by held by the Liquidating Trust solely for the benefit of an ultimate distribution to the stockholders, subject to any unsatisfied debts, liabilities and expenses of the Corporation or the Liquidating Trust. To the extent that the amount of the ultimate distribution to stockholders is determined to be impracticable to distribute, such amounts may be distributed in accordance with applicable law.

9. The directors and officers of the Corporation are authorized to make, execute and deliver such agreements, conveyances, assignments, transfers, articles, certificates or other documents and take such other action as the directors and officers of the Corporation deem necessary or desirable in order to carry out the provisions of the Plan of Liquidation and effect the complete liquidation and dissolution of the Corporation in accordance with the Internal Revenue Code of 1986, as amended, and the MGCL, including, without limitation, preparing and filing all tax returns required to be filed in connection with the dissolution of the Corporation.

10. The Board of Directors, or the trustees of the Liquidating Trust, and such officers of the Corporation as the Board of Directors may direct, are hereby authorized to interpret the provisions of the Plan of Liquidation and are hereby authorized and directed to take such further actions as they deem necessary or desirable in order to carry out the provisions of the Plan of Liquidation, including, without limitation, (a) to execute such agreements, conveyances, assignments, transfers, articles, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Corporation and complete the liquidation and dissolution thereof, (b) to execute any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Corporation, whether real or personal, tangible or intangible, (c) to prepare and file all tax returns required to be filed in connection with the dissolution of the Corporation, (d) to appoint other persons to carry out any aspect of the Plan of Liquidation, (e) to temporarily invest the funds of the Corporation or Liquidating Trust in such medium as the Board of Directors or the trustees of the Liquidating Trust may deem appropriate, and (f) to modify the Plan of Liquidation as may be necessary or appropriate to implement the liquidation and dissolution of the Corporation.

11. The expenses of carrying out the terms of this Plan of Liquidation shall be borne by the Corporation, whether or not the liquidation contemplated by this Plan of Liquidation is effected.

12. The Board of Directors may terminate this Plan of Liquidation for any reason. The power of termination shall be exercisable both before and after approval of the Plan of Liquidation by the stockholders of the Corporation, but such power shall not continue after Articles of Dissolution have been accepted for record by the State Department of Assessments and Taxation of Maryland. Notwithstanding approval of the Plan of Liquidation by the stockholders, the Board of Directors may modify or amend the Plan of Liquidation without further action by such stockholders to the extent permitted under then current law.

2

PROXY	PROXY

MISSION WEST PROPERTIES, INC.

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING — December 13, 2012

The undersigned hereby appoints Carl E. Berg and Raymond V. Marino, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of common stock of Mission West Properties, Inc. (the “Company”) held of record by the undersigned in favor of each proposal designated on this proxy card at the Special Meeting of Stockholders to be held December 13, 2012, and any postponement or adjournment of the Special Meeting.

This proxy when properly executed will be voted as directed. If no direction is given with respect to a particular proposal, this proxy will be voted “FOR” Proposals 1, 2, 3, 4 and 5. The Board of Directors unanimously recommends a vote “FOR” Proposals 1, 2, 3, 4 and 5.

Please mark, date, sign and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

The Board of Directors unanimously recommends a vote FOR the Proposals 1, 2, 3, 4 and 5.	Please mark you votes as indicated in this example	X

1.	To consider and vote on the approval of a recapitalization of our operating partnerships pursuant to the Asset Alignment and Limited Partnership Conversion Agreement and the Partnership Separation Agreement each dated November 2, 2012 by and among the Company, each of our operating partnerships and the limited partners of the operating partnership (OP Recapitalization).	FOR ☐	AGAINST ☐	ABSTAIN ☐	4.	To consider and vote on a non-binding advisory proposal to approve compensation to certain executive officers in connection with the OP Recapitalization, the Asset Sale and the Liquidation.	FOR ☐	AGAINST ☐	ABSTAIN ☐
					5.	To consider and vote on the approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve any of Proposals 1, 2 and 3.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To consider and vote on the approval of the sale of substantially all of our assets following the OP Recapitalization to M West Holdings, L.P., pursuant to the Agreement of Purchase and Sale and Escrow Instructions (Asset Sale).	FOR ☐	AGAINST ☐	ABSTAIN ☐	For address change/comments, mark here.				☐
					Please indicate if you plan to attend this meeting.			Yes ☐	No ☐

3.	To consider and vote on the approval of the liquidation and dissolution of our company, subject to and conditioned upon the approval and consummation of the OP Recapitalization and Asset Sale (Liquidation).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please sign exactly as name(s) appear on this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.

Signature(s)                                                                                                                                                                 Dated             , 2012